Filed pursuant to Rule 424(b)(3) File No. 333-254957

PROSPECTUS

BNY Mellon Alcentra Opportunistic Global Credit Income Fund

Class	Ticker Symbol
Institutional Shares	BAOIX
Class A-1 Shares	BAOAX

The Fund. BNY Mellon Alcentra Opportunistic Global Credit Income Fund, a Maryland statutory trust (the "Fund"), is a recently-organized, non-diversified, closed-end management investment company that continuously offers its common shares of beneficial interest, $0.001 par value per share ("Shares"), and is operated as an "interval fund." The Fund has no operating history.

Securities Offered. The Fund offers two classes of Shares designated as Institutional Shares and Class A-1 Shares, and may offer additional classes of Shares in the future. The Fund has received an exemptive order from the Securities and Exchange Commission (the "SEC") to issue multiple classes of Shares and to, among other things, impose asset-based distribution fees and early-withdrawal fees.

Investment Manager and Sub-Investment Adviser. BNY Mellon Investment Adviser, Inc. ("BNYM Investment Adviser") is the Fund's investment manager, and has engaged its affiliate, Alcentra NY, LLC ("Alcentra"), to serve as the Fund's sub-investment adviser. BNYM Investment Adviser and Alcentra are subsidiaries of The Bank of New York Mellon Corporation.

Investment Objective. The Fund's investment objective is to seek to provide total return consisting of high current income and capital appreciation. There is no assurance the Fund will achieve its investment objective.

Principal Investment Strategies and Investment Policies. Under normal market conditions, the Fund will invest at least 80% of its Managed Assets (as defined on page 3 of this prospectus) in credit instruments and other investments with similar economic characteristics. Such credit instruments include: first and second lien senior secured loans; senior unsecured, mezzanine and other collateralized and uncollateralized subordinated loans; unitranche loans; corporate debt obligations other than loans; and structured products, including collateralized bond, loan and other debt obligations, structured notes and credit-linked notes. The Fund may invest in credit instruments of any credit quality, maturity and/or duration. The Fund may invest without limit in credit instruments that, at the time of investment, are rated below investment grade (i.e., below BBB- or Baa3) by one or more of the nationally recognized statistical rating organizations that rate such instruments, or, if unrated, determined to be of comparable quality by Alcentra. These instruments are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal and are commonly referred to as "junk" or "high yield" instruments. See "Risks—Principal Investment Risks—Below Investment Grade Instruments Risk." The Fund may invest in distressed or defaulted credit instruments.

Interval Fund/Repurchase Offers. The Fund is an "interval fund," a type of fund that, to provide liquidity to holders of its Shares, conducts quarterly repurchase offers for between 5% and 25% of its then outstanding Shares at net asset value per Share. The Fund currently expects to conduct quarterly repurchase offers for 5% of its then outstanding Shares under ordinary circumstances. The Fund expects the first repurchase request deadline (i.e., the date by which the Fund's shareholders must tender their Shares in response to a repurchase offer) to occur in January 2022. See "Periodic Repurchase Offers" and "Risks—General Risks of Investing in the Fund—Repurchase Offers Risk."

This prospectus sets forth concisely information about the Fund that a prospective investor should know before investing, and should be retained for future reference. An investment in the Fund may be speculative and it involves a high degree of risk. The Fund may invest without limitation in credit instruments of below investment grade quality. These instruments are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal and are commonly referred to as "junk" or "high yield" instruments. An investment in the Fund is subject to investment risk, including the possible loss of the entire principal amount that you invest. See "Risks" beginning on page 51 of this prospectus. You should carefully consider these risks together with all of the other information contained in this prospectus before making a decision to purchase the Shares.

●	The Fund has no operating history. The Shares will not be listed for trading on any securities exchange. Accordingly, there is currently no secondary market for the Shares and the Fund does not expect any secondary market to develop for its Shares. Even though the Fund intends to make quarterly repurchase offers for its outstanding Shares (currently expected to be for 5% per quarter), investors should consider the Shares to be an illiquid investment.

●	The Shares are not redeemable at an investor's option nor are they exchangeable for shares of any other fund, although the Fund will periodically offer to repurchase Shares pursuant to its fundamental share repurchase policy described herein. Repurchase offers may be oversubscribed, with the result that investors may only be able to have a portion of their Shares repurchased in connection with any repurchase offer.

●	There is no assurance that the Fund will be able to maintain a certain level of, or at any particular time make any, distributions to investors.

●	Because the Shares will not be listed on a securities exchange, investors should not expect to be able to sell their Shares when and/or in the amount desired, regardless of how the Fund performs and, as a result, an investor may be unable to reduce its exposure during any market downturn.

●	The Fund is designed primarily for long-term investors who are prepared to hold Shares until the Fund accepts an investor's Shares in a repurchase offer conducted by the Fund. There is no guarantee that an investor will be able to sell all of the Shares desired in any particular repurchase offer, and Shares that are repurchased may be at a lower price than what the investor paid to purchase those Shares.

●	The Fund anticipates using leverage in the future. The Fund's anticipated use of leverage is a speculative investment technique and involves increased risk, including increased variability of the Fund's net income, distributions and net asset value in relation to market changes. The Fund's leverage strategy may not work as planned or achieve its goals.

	Public Offering Price(1)	Maximum Sales Load	Proceeds to the Fund(2)
Per Institutional Share	At net asset value	None	Amount invested at net asset value
Per Class A-1 Share	At net asset value, plus sales load of up to 3.00%, if applicable	3.00%	Amount invested at net asset value less sales load

(1)	Institutional Shares are offered daily at an offering price equal to the net asset value per Institutional Share. Class A-1 Shares are offered daily at an offering price equal to the net asset value per Class A-1 Share plus the applicable sales load, as described in this prospectus. See "Plan of Distribution."

(2)	The aggregate organizational and initial offering expenses, which BNYM Investment Adviser has agreed to pay, are estimated to be $616,184.10. See "Summary of Fund Expenses."

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 13, 2021.

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Principal Investment Strategies and Investment Policies (con't). Alcentra intends to construct the Fund's investment portfolio by allocating the Fund's assets to credit instruments and related investments in the following strategies: (i) Senior Secured Loans; (ii) Direct Lending and Subordinated Loans; (iii) Special Situations; (iv) Structured Credit; and (v) Corporate Debt (collectively, the "Credit Strategies"). Alcentra intends to allocate the Fund's Managed Assets to the Credit Strategies and among different types of credit instruments within the Credit Strategies based on absolute and relative value considerations and its analysis of the credit markets. As a global fund, unless otherwise prohibited by applicable law, the Fund may invest in issuers located anywhere in the world. Under normal market conditions, the Fund will invest at least 40% (unless market conditions are not deemed favorable, in which case the Fund would invest at least 30%) of its Managed Assets in securities of non-U.S. issuers. For more information on the Fund's investment strategies and principal investment policies, see "Investment Objective and Policies" and "Risks."

Derivatives. The Fund may use derivative instruments as a substitute for investing directly in an underlying asset, to increase returns, to manage credit or interest rate risk, to manage the effective maturity or duration of the Fund's portfolio, to manage foreign currency risk, or as part of a hedging strategy. For more information on the Fund's use of derivatives and the related risks, see "Investment Objective and Policies—Principal Portfolio Investments—Use of Derivatives" and "Risks—Principal Investment Risks—Principal Risks of the Use of Derivatives."

Leverage. The Fund may employ leverage to enhance its potential for achieving its investment objective. The Fund intends to primarily employ leverage through borrowings, including loans from certain financial institutions and/or the issuance of debt securities (collectively, "Borrowings"), and is permitted to borrow money in an amount up to 33-1/3% of its total assets. The Fund does not currently anticipate engaging in Borrowings during its fiscal year ending September 30, 2022 as it seeks to raise capital through this offering. However, if the Fund raises sufficient capital prior to September 30, 2022, it may employ leverage through Borrowings during its first fiscal year, with notice to shareholders. For more information on the Fund's use of Borrowings and leverage and the related risks, see "Risks—Principal Investment Risks—Leverage Risk" and "Use of Leverage." If the income and gains earned on the securities and investments purchased with leverage proceeds are greater than the cost of the leverage, the return on the Shares will be greater than if leverage had not been used. Conversely, if the income and gains from the securities and investments purchased with such proceeds do not cover the cost of leverage, the return on the Shares will be less than if leverage had not been used. See "Use of Leverage" and "Risks—Principal Investment Risks—Leverage Risk."

You should read this prospectus, which contains important information about the Fund, before deciding whether to invest in Shares, and retain it for future reference. A statement of additional information (the "SAI"), dated December 13, 2021, containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. You may request a free copy of the SAI, the table of contents of which is on page 103 of this prospectus, the Fund's annual and semi-annual reports to shareholders (when available), and other information about the Fund, and make shareholder inquiries by calling 1-800-373-9387, by writing to the Fund at 240 Greenwich Street, New York, New York 10286, or by visiting www.im.bnymellon.com. You also may obtain a copy of the SAI (and other information regarding the Fund) from the SEC's website (www.sec.gov).

The Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

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You should rely only on the information contained or incorporated by reference in this prospectus. The Fund has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. The Fund's prospects and, after it commences investment operations, its business, financial condition and results of operations, each may have changed since the date on the front of this prospectus.

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Prospectus Summary

This is only a summary. This summary does not contain all of the information that you should consider before investing in the Fund's Shares. You should review the more detailed information contained in this prospectus and in the statement of additional information ("SAI"), especially the information set forth under the heading "Risks."

The Fund	BNY Mellon Alcentra Opportunistic Global Credit Income Fund, a Maryland statutory trust (the "Fund"), is a recently-organized, non-diversified, closed-end management investment company that continuously offers its common shares of beneficial interest, $0.001 par value per share ("Shares"), and is operated as an "interval fund." The Fund has no operating history.

Investment Objective	The Fund's investment objective is to seek to provide total return consisting of high current income and capital appreciation. There is no assurance the Fund will achieve its investment objective. The Fund's investment objective is fundamental and may not be changed without prior approval of the Fund's shareholders ("Shareholders"). See "Investment Objective and Policies" and "Risks."

The Offering

The Fund offers two classes of Shares designated as Institutional Shares and Class A-1 Shares, and may offer additional classes of Shares in the future. The Fund has received an exemptive order from the Securities and Exchange Commission (the "SEC") to issue multiple classes of Shares and to, among other things, impose asset-based distribution fees and early-withdrawal fees. The net asset values of Institutional Shares and Class A-1 Shares will vary over time as a result of the differing fees and expenses applicable to each class of Shares and different inception dates.

Institutional Shares are offered daily at net asset value per Institutional Share. Class A-1 Shares are offered daily at net asset value per Class A-1 Share plus the applicable sales load, as described herein. The Fund and BNY Mellon Securities Corporation, the Fund's distributor (the "Distributor"), reserve the right to reject a purchase order for any reason.

As of the date of this prospectus, an affiliate (the "Affiliate") of BNY Mellon Investment Adviser, Inc. ("BNYM Investment Adviser"), the Fund's investment manager, owns 100% of the outstanding Shares. The Affiliate therefore may own a significant percentage of the Fund's outstanding Shares for the foreseeable future. This ownership will fluctuate as other investors subscribe for Shares and the Fund repurchases Shares in connection with quarterly repurchase offers. Depending on the size of this ownership at any given point in time, it is expected that the Affiliate will, for the foreseeable future, either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of Shareholders. In addition, the Affiliate may seek, over time, to have some or all of its Shares repurchased by the Fund in order to comply with regulatory restrictions applicable to U.S. banking entities, such as The Bank of New York Mellon Corporation ("BNY Mellon"), and their affiliates. Any repurchases, which may be subject to the Fund's ability to effect involuntary repurchases of its Shares, will be conducted in accordance with applicable law and the Fund's Declaration of Trust and By-Laws and subject to approval by the Fund's Board of Trustees (the "Board").

See "Periodic Repurchase Offers—Seed Capital Investments" and "—Involuntary Repurchases."

Minimum Investment	The minimum initial investment for Institutional Shares and Class A-1 Shares generally is $1 million and $25,000 per account, respectively. The minimum initial investment amount is waived or reduced for certain eligible investors as described under "Plan of Distribution—Minimum Investment." There is no minimum subsequent investment.

Periodic Repurchase Offers

The Fund is an "interval fund," a type of fund that, to provide liquidity to Shareholders, conducts periodic repurchase offers. The Fund has adopted a fundamental policy, which may only be changed with Shareholder approval, to provide liquidity to Shareholders by conducting quarterly repurchase offers for between 5% and 25% of its then outstanding Shares at net asset value per Share. The Fund currently expects to conduct quarterly repurchase offers for 5% of its then outstanding Shares under ordinary circumstances.

Quarterly repurchase offers generally are expected to occur in the months of January, April, July and October. Notification of each quarterly repurchase offer will be made available to Shareholders at least 21 calendar days, but not more than 42 calendar days, before the repurchase request deadline (i.e., the date by which Shareholders must tender their Shares in response to a repurchase offer) (the "Repurchase Request Deadline"). The net asset value per Share of repurchased Shares will be determined as of the close of regular trading on the New York Stock Exchange ("NYSE") on a day to be determined but no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each, a "Repurchase Pricing Date"). The Fund expects the first Repurchase Request Deadline to occur in January 2022.

If during any consecutive 24-month period, the Fund does not have at least one quarterly repurchase offer in which it fully satisfies 100% of all properly submitted repurchase requests, BNYM Investment Adviser and Alcentra NY, LLC ("Alcentra"), the Fund's sub-investment adviser, will discontinue making any new investments in illiquid assets (for these purposes, any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven (7) calendar days or less without the sale or disposition significantly changing the market value of the investment) and will only invest available Fund assets in cash, cash equivalents or liquid securities with the intent of selling such assets as necessary to meet future repurchase requests until such date on which all outstanding repurchase requests resulting from the most recent quarterly repurchase offer have been satisfied. Additionally, BNYM Investment Adviser and Alcentra will recommend to the Board that the Fund conduct a discretionary repurchase offer (a "Discretionary Repurchase Offer") for an amount of the Fund's then outstanding Shares that the Board, in its discretion and upon the recommendation of BNYM Investment Adviser and Alcentra, determines to be sufficient to provide liquidity to those Shareholders who previously were unable to sell their Shares in a quarterly repurchase offer in the amount they desired (the "Discretionary Repurchase Amount"). When recommending a Discretionary Repurchase Amount to the Board, BNYM Investment Adviser and Alcentra will consider, among other factors deemed relevant (including, but not limited to, market conditions at the time of any Discretionary Repurchase Offer), the average amount of repurchase requests properly submitted (as a percentage of the then outstanding Shares) in each quarterly repurchase offer during the relevant 24-month period. Any Discretionary Repurchase Offer will be in addition to the Fund's quarterly repurchase offers.

The Fund does not intend to list its Shares for trading on any securities exchange. There is currently no secondary market for its Shares and the Fund does not expect any secondary market to develop for its Shares. Thus, the Shares are appropriate only for long-term investors who can bear the risks associated with the limited liquidity of the Shares. In addition, the Fund's repurchase offers could subject the Fund and Shareholders to special risks. See "Risks—General Risks of Investing in the Fund—Repurchase Offers Risk."

The repurchase of Shares by the Fund will generally be a taxable event to tendering Shareholders and may be a taxable event to those Shareholders that do not participate in the repurchase. See "Certain Material U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders—Sale of Shares."

Principal Investment Strategies and Investment Policies

Under normal market conditions, the Fund will invest at least 80% of its Managed Assets (as defined below) in credit instruments and other investments with similar economic characteristics. Such credit instruments include: first and second lien senior secured loans; senior unsecured, mezzanine and other collateralized and uncollateralized subordinated loans; unitranche loans; corporate debt obligations other than loans; and structured products, including collateralized bond, loan and other debt obligations, structured notes and credit-linked notes. To the extent that the Fund invests in derivative instruments with economic characteristics similar to those credit instruments, the daily marked-to-market value of such investments will be included for purposes of the Fund's 80% investment policy.

"Managed Assets" of the Fund means the total assets of the Fund, including any assets attributable to leverage (i.e., any loans from certain financial institutions and/or the issuance of debt securities (collectively, "Borrowings"), preferred shares of beneficial interest or other similar preference securities ("Preferred Shares"), or the use of derivative instruments that have the economic effect of leverage), minus the Fund's accrued liabilities, other than any liabilities or obligations attributable to leverage obtained through (i) indebtedness of any type (including, without limitation, Borrowings), (ii) the issuance of Preferred Shares, and/or (iii) any other means, all as determined in accordance with generally accepted accounting principles.

The Fund may invest in credit instruments of any credit quality, maturity and/or duration. The Fund may invest, without limit, in credit instruments that, at the time of investment, are rated below investment grade (i.e., below BBB- or Baa3) by one or more of the nationally recognized statistical rating organizations ("NRSROs") that rate such instruments, or, if unrated, determined to be of comparable quality by

Alcentra. These instruments are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal and are commonly referred to as "junk" or "high yield" instruments. The Fund also may invest, without limit, in investment grade credit instruments. The Fund may invest in distressed or defaulted credit instruments. The Fund's investments in credit instruments may be illiquid, unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or subject to contractual restrictions on their resale ("restricted securities").

As a global fund, unless otherwise prohibited by applicable law, the Fund may invest in issuers located anywhere in the world. Under normal market conditions, the Fund will invest at least 40% (unless market conditions are not deemed favorable, in which case the Fund would invest at least 30%) of its Managed Assets in securities of non-U.S. issuers. The Fund considers a non-U.S. issuer to be a company organized or with its principal place of business in, or that has a majority of its assets or business in, or whose securities are primarily listed or traded on exchanges in, a country outside the United States.

The Fund expects to focus its foreign investments in countries in Western and Northern Europe. Under normal circumstances, the Fund will invest in at least three countries, which may include the United States. The Fund generally will not invest more than 25% of its Managed Assets in securities of non-U.S. issuers located in any single country; however, the Fund may invest more than 25% of its Managed Assets in collateralized loan obligations ("CLOs") and other similar vehicles organized in non-US jurisdictions for tax or other purposes unrelated to the vehicles' operations (i.e., the vehicles' operations are based in a country other than the country of its organization). Moreover, the Fund will not invest more than 25% of its Managed Assets in companies located in emerging markets. The Fund currently expects that it will invest at least 25% of its Managed Assets in U.S. issuers. The Fund expects that, under current market conditions, it will seek to hedge substantially all of its exposure to foreign currencies against the value of the U.S. dollar. The Fund will not invest more than 25% of its Managed Assets in issuers in any one particular industry.

The Fund may use derivative instruments as a substitute for investing directly in an underlying asset, to increase returns, to manage credit or interest rate risk, to manage the effective maturity or duration of the Fund's portfolio, to manage foreign currency risk, or as part of a hedging strategy. Although the Fund is not limited in the types of derivatives it can use, the Fund currently expects that its use of derivatives will consist principally of options, total return swaps, credit default swaps and foreign currency forward and futures contracts. The Fund's use of derivatives will be limited by the Investment Company Act of 1940, as amended (the "1940 Act"). See "Investment Objective and Policies—Principal Portfolio Investments—Use of Derivatives."

For a more complete discussion of the Fund's investment strategies and policies, see "Investment Objective and Policies—Principal Investment Strategies and Investment Policies" and "—Principal Portfolio Investments."

Credit Strategies

Alcentra intends to construct the Fund's investment portfolio by allocating the Fund's assets to credit instruments and related investments in the following strategies:  (i) Senior Secured Loans; (ii) Direct Lending and Subordinated Loans; (iii) Special Situations; (iv) Structured Credit; and (v) Corporate Debt (collectively, the "Credit Strategies").

● Senior Secured Loans Strategy: includes investments in first lien senior secured floating rate loans, which typically are syndicated.

● Direct Lending and Subordinated Loans Strategy: includes investments in directly originated senior secured loans and unitranche loans, investments in second lien, senior unsecured, mezzanine and other collateralized and uncollateralized subordinated loans, and investments in related equity instruments.

● Special Situations Strategy: includes investments in loans and other instruments related to companies engaged in extraordinary transactions, such as mergers and acquisitions, litigation, rights offerings, liquidations outside of bankruptcy, covenant defaults, refinancings, recapitalizations and other special situations.

● Structured Credit Strategy: includes investments in collateralized bond, loan and other debt obligations, structured notes and credit-linked notes that provide exposure to floating rate senior secured loans.

● Corporate Debt Strategy: includes investments in fixed rate unsecured corporate debt obligations, senior secured floating rate notes and subordinated corporate debt obligations.

Allocations among the Credit Strategies will vary over time, perhaps significantly, and the Fund may not be invested in all of the Credit Strategies at all times and may maintain zero exposure to a particular Credit Strategy or type of credit instrument. Alternatively, the Fund may concentrate its investments in one or more of the Credit Strategies, potentially investing up to 100% of its Managed Assets in a particular Credit Strategy. Alcentra has considerable latitude in allocating the Fund's Managed Assets and the composition of the Fund's investment portfolio will vary over time, based on the allocation to the Credit Strategies and the Fund's exposure to different types of credit instruments (and the countries or geographical regions in which the issuers of such credit instruments are located).

Alcentra's Global Asset Allocation Committee (the "Allocation Committee"), which is comprised of certain of Alcentra's portfolio managers and certain other personnel, will meet monthly to discuss and evaluate each Credit Strategy, including credit quality and sector exposure, and will recommend target allocations for Alcentra's various multi-sector offerings, including the Fund. The Fund's primary portfolio managers will make all determinations regarding allocations of the Fund's Managed Assets to each Credit Strategy and, taking into consideration the Allocation Committee's recommendations, may reallocate the Fund's Managed Assets as they deem necessary or appropriate in light of economic and market conditions, available investment opportunities and the relative returns and risks then represented by each type of security, consistent with the Fund's investment objective, strategies and policies. The percentage allocations among Credit Strategies may, from time to time, be out of balance with the target allocations recommended by the Allocation Committee due to various factors, such as varying investment performance among Credit Strategies, illiquidity of certain portfolio investments or changes to the allocations as determined by the Fund's primary portfolio managers.

Senior Secured Loans Strategy. The Senior Secured Loans Strategy seeks to generate attractive returns by investing in the secured debt of borrowers in the higher credit quality categories of the below investment grade corporate debt market. As part of this strategy, the Fund may invest in first lien senior secured floating rate loans ("Senior Secured Loans"), which typically are syndicated. Senior Secured Loans are loans secured by specific collateral of the borrower and are senior to most other securities of the borrower (e.g., common stock or debt instruments) in the event of bankruptcy.

Direct Lending and Subordinated Loans Strategy. The Direct Lending Strategy seeks to generate attractive returns by lending to "middle market" businesses with an enterprise value of up to $1 billion (or the foreign currency equivalent). As part of this strategy, the Fund may originate direct loans to companies where the Fund would benefit from a first lien senior priority ranking in the company's capital structure. The Fund also may engage in unitranche lending, in which a senior loan tranche and a mezzanine loan tranche of an issuer are blended into a single first ranking tranche of debt. These loans are typically arranged so that they pay a floating rate of interest made up of a base rate, such as the London-Interbank Offered Rate ("LIBOR"), the Secured Overnight Funding Rate ("SOFR") or, for certain loans to non-U.S. issuers, the Euro Interbank Offered Rate ("EURIBOR"), plus an additional margin to compensate for credit risk (such margin may be paid fully in cash or may incorporate a "payment-in-kind" or "PIK" component which is not paid in cash, but which accrues and is added to the outstanding principal amount to be paid on the contractual maturity date). As part of the Direct Lending Strategy, in certain circumstances, the Fund may take an equity position in a company it lends to.

The Fund also may invest in second lien, senior unsecured, mezzanine and other collateralized and uncollateralized subordinated loans ("Subordinated Loans"). Subordinated Loans sit below the senior secured debt in a company's capital structure, but have priority over the company's bonds and equity securities. The Fund, from time to time, also may seek to participate in the upside gain of a business through the exercise of warrants or other equity securities acquired in connection with its investment in a Subordinated Loan.

Special Situations Strategy. The Special Situations Strategy seeks to generate attractive total return driven by income and capital appreciation by investing in specialized credit opportunities in the below investment grade debt markets, on both a long-term and short-term basis. As part of this strategy, the Fund may invest in loans and other credit instruments related to companies engaged in extraordinary transactions, such as mergers and acquisitions, litigation, rights offerings, liquidations outside of bankruptcy, covenant defaults, refinancings, recapitalizations and other special situations (collectively, "Special Situations Investments"). Alcentra will focus the Fund's Special Situations Investments in companies that have experienced, or are currently experiencing, financial difficulties as a result of deteriorating operations, changes in macro-economic conditions, changes in governmental monetary or fiscal policies, adverse legal judgments, or other events which may adversely impact their credit standing. As part of this strategy, the Fund may acquire equity securities incidental to the purchase or ownership of Special Situations Investments.

Structured Credit Strategy. The Structured Credit Strategy seeks to generate income with the potential for capital appreciation by investing predominately in the mezzanine tranches (i.e., those rated below the senior tranches but above the most junior tranches) and most junior tranches of CLOs backed by Senior Secured Loans. In addition to investing in CLOs and other collateralized debt obligations ("CDOs") backed by Senior Secured Loans, the Fund also may invest in structured notes and credit-linked notes that provide exposure to Senior Secured Loans. These instruments collectively are referred to in this prospectus as "Structured Credit Investments."

Corporate Debt Strategy. The Corporate Debt Strategy seeks to generate high current income by capturing the higher yields offered by below investment grade corporate credit instruments while managing the Fund's exposure to interest rate movements. As part of this strategy, the Fund may invest in corporate debt obligations including corporate bonds, debentures, notes, commercial paper and other similar instruments, such as certain convertible securities ("Corporate Debt"). Although the Fund may invest in investment grade credit instruments, Alcentra expects that most of the Corporate Debt the Fund normally will invest in will be rated below investment grade (commonly referred to as "junk" or "high yield" instruments). The fixed rate Corporate Debt in which the Fund invests typically will be unsecured, while the floating rate Corporate Debt in which the Fund invests typically will be secured.

For a more detailed discussion of the Credit Strategies and Alcentra's investment process, see "Investment Objective and Policies—Principal Investment Strategies and Investment Policies—Credit Strategies" and "—Investment Process."

Principal Portfolio Investments	The following are the principal investments that will be used by Alcentra when investing the Fund's assets in the Credit Strategies described above.

Below Investment Grade Instruments. The Fund may invest without limit in credit instruments that, at the time of investment, are rated below investment grade by one or more of the NRSROs that rate such instruments, or, if unrated, determined to be of comparable quality by Alcentra. Moody's Investors Service, Inc. ("Moody's") considers securities rated Ba1 or lower to be below investment grade. Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Fitch Ratings, Inc. ("Fitch") consider securities rated BB+ or lower to be below investment grade. Instruments of below investment grade quality, commonly referred to as "junk" or "high yield" instruments, are regarded as having predominantly speculative characteristics with respect to an issuer's capacity to pay interest and repay principal.

The Fund may invest in high yield instruments rated in the lower rated categories by an NRSRO (i.e., Caa1 or lower by Moody's, or CCC+ or lower by S&P or Fitch) or, if unrated, determined to be of comparable quality by Alcentra. The Fund also may invest in issuers that are in default at the time of investment, including investments in debtor-in-possession or super senior financings, which are financings that take priority or are considered senior to all other debt, equity or other outstanding securities of an issuer. Such securities are subject to a very high credit risk. See "Investment Objective and Policies—Principal Portfolio Investments—Below Investment Grade Instruments."

Investment Grade Debt Instruments. The Fund may invest without limit in credit instruments that, at the time of investment, are rated investment grade (i.e., BBB- or Baa3 or higher) by at least one of the NRSROs that rate such securities, or, if unrated, determined to be of comparable quality by Alcentra. See "Investment Objective and Policies—Principal Portfolio Investments—Investment Grade Debt Instruments."

Senior Secured Loans. Senior Secured Loans are typically made to or issued by corporations, partnerships, limited liability companies and other business entities ("Borrowers") which operate in various industries and geographical regions. Borrowers may obtain Senior Secured Loans, among other reasons, to refinance existing debt, engage in acquisitions, pay dividends, recapitalize, complete leveraged buyouts and for general corporate purposes. Senior Secured Loans hold the most senior position in the capital structure of the Borrower, are secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by other secured creditors, unsecured creditors, subordinated debt holders and stockholders of the Borrower. Most Senior Secured Loans have interest rates that adjust or "float" periodically based on a specified interest rate or other reference. The rates of interest on Senior Secured Loans adjust periodically by reference to a base lending rate. Some Senior Secured Loans reset on set dates, typically every 30 to 90 days, but not to exceed one year. Other floating rate loans reset when the underlying rate resets. Many Senior Secured Loans have base rate floors, whereby the Borrower contractually agrees that the rate used for the base rate in calculating the yield on the loan will not be less than an agreed upon rate. Investments in Senior Secured Loans, as well as certain other credit instruments, effectively should enable the Fund to achieve a floating rate of income. See "Investment Objective and Policies—Principal Portfolio Investments—Senior Secured Loans."

Subordinated Loans. Subordinated Loans generally have the same characteristics as Senior Secured Loans, except that such loans are subordinated in payment and/or lower in lien priority to first lien holders (e.g., holders of Senior Secured Loans) in the event of the liquidation or bankruptcy of the issuer. Because Subordinated Loans are subordinated and thus lower in priority of payment and/or in priority of lien to Senior Secured Loans, they are subject to the additional risk that the cash flow of the Borrower and collateral securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the Borrower. Subordinated Loans also share the same risks as other below investment grade instruments. See "Investment Objective and Policies—Principal Portfolio Investments—Subordinated Loans."

Special Situations Investments. Alcentra will focus the Fund's Special Situations Investments in companies that have experienced, or are currently experiencing, financial difficulties as a result of deteriorating operations, changes in macro-economic conditions, changes in governmental monetary or fiscal policies, adverse legal judgments, or other events which may adversely impact their credit standing. Special Situations Investments generally will be considered to be "illiquid securities." In addition, the Fund may acquire equity securities incidental to the purchase or ownership of Special Situations Investments. See "Investment Objective and Policies—Principal Portfolio Investments—Special Situations Investments."

Structured Credit Investments. CDOs, which include collateralized bond obligations ("CBOs"), are securitized interests in pools of—generally non-mortgage—assets. Multiple tranches of securities are issued by the CDO, offering investors various maturity, yield and credit risk characteristics. Tranches are categorized as senior, mezzanine and subordinated/equity, according to their degree of credit risk. If there are defaults or the CDO's collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those of subordinated/equity tranches. Senior and mezzanine tranches are typically rated. The ratings reflect both the credit quality of underlying collateral as well as how much protection a given tranche is afforded by tranches that are subordinate to it. A CBO is ordinarily issued by a trust or other special purpose vehicle ("SPV") and is typically backed by a diversified pool of fixed income securities (which may include high risk, below investment grade securities) held by such issuer.

The Fund expects to focus its CDO investments in CLOs. Similar to a CBO, a CLO is a SPV typically collateralized substantially by a pool of loans, which may include, among others, Senior Secured Loans and Subordinated Loans that may be rated below investment grade or the unrated equivalent. The Fund intends to invest in both the more senior debt tranches of CLOs as well as the mezzanine and subordinated/equity tranches. The Fund's allocation of its investments in CLOs among their senior, mezzanine and subordinated/equity tranches will vary depending on market and economic conditions, although the Fund may invest without limit in such instruments.

"Structured" notes and other related instruments are privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset, market or interest rate (an "embedded index"), such as selected securities, an index of securities or specified interest rates, or the differential performance of two assets or markets, such as indices reflecting the performance of the bond market. Structured instruments may be issued by corporations, including banks, as well as by governmental agencies. In addition, the Fund may invest in credit-linked notes. A credit-linked note is a derivative instrument. It is a synthetic obligation between two or more parties where the payment of principal and/or interest is based on the performance of some obligation (i.e., a reference obligation).

See "Investment Objective and Policies—Principal Portfolio Investments—Structured Credit Investments."

Corporate Debt. Corporate Debt includes a wide variety of debt obligations of varying maturities issued by U.S. and foreign corporations and other business entities. Corporate Debt securities also may be acquired with warrants attached to purchase additional fixed income securities at the same coupon rate. Corporate Debt is generally used by corporations to borrow money from investors. An issuer of Corporate Debt typically pays the investor a fixed or floating rate of interest and normally must repay the amount borrowed on or before maturity. The investment return of Corporate Debt reflects interest on the security and changes in the market value of the security. The market value of fixed rate Corporate Debt generally may be expected to rise and fall inversely with interest rates. Certain Corporate Debt is perpetual in nature in that it has no maturity date; to the extent that perpetual Corporate Debt has a fixed interest rate, it may have heightened sensitivity to changes in interest rates. The Fund may invest in Corporate Debt issued by U.S. and foreign issuers, which may be U.S. dollar-denominated or non-U.S. dollar denominated. See "Investment Objective and Policies—Principal Portfolio Investments—Corporate Debt."

Zero Coupon, Pay-In-Kind and Step-Up Securities. Zero coupon securities are issued or sold at a discount from their face value and do not entitle the holder to any periodic payment of interest prior to maturity or a specified redemption date or cash payment date. Zero coupon securities also may take the form of notes and bonds that have been stripped of their unmatured interest coupons, the coupons themselves and receipts or certificates representing interests in such stripped debt obligations and coupons. Payment-in-kind or "PIK" securities generally pay interest through the issuance of additional securities. Step-up coupon bonds are debt securities that typically do not pay interest for a specified period of time and then pay interest at a series of different rates. The amount of any discount on these securities varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and perceived credit quality of the issuer. See "Investment Objective and Policies—Principal Portfolio Investments—Zero Coupon, Pay-In-Kind and Step-Up Securities."

Foreign Investments. Unless otherwise prohibited by applicable law, the Fund may invest in issuers located anywhere in the world. The Fund considers a non-U.S. issuer to be a company organized or with its principal place of business in, or that has a majority of its assets or business in, or whose securities are primarily listed or traded on exchanges in, a country outside the United States. The Fund expects to focus its foreign investments in countries in Western and Northern Europe.

Foreign investments also include securities issued or guaranteed by governments other than the U.S. Government or by foreign supranational entities. They also include securities of issuers whose principal trading market is in a country other than the United States (including those that are located in the United States or organized under U.S. law). In addition to being traded on foreign securities exchanges, securities of non-U.S. issuers may be traded in the foreign off-exchange or "OTC" markets. Securities of non-U.S. issuers also may be purchased in the form of depositary receipts and may not necessarily be denominated in the same currency as the securities into which they may be converted. See "Investment Objective and Policies—Principal Portfolio Investments—Foreign Investments."

Foreign Currency Transactions. Foreign securities in which the Fund may invest may be U.S. dollar-denominated or non-U.S. dollar-denominated. The Fund expects that, under normal conditions, it will seek to hedge substantially all of its exposure to foreign currencies against the value of the U.S. dollar. The Fund also may enter into foreign currency transactions to fix in U.S. dollars, between trade and settlement date, the value of a security the Fund has agreed to buy or sell. See "Investment Objective and Policies—Principal Portfolio Investments—Foreign Currency Transactions."

Derivatives. The Fund may use derivative instruments as a substitute for investing directly in an underlying asset, to increase returns, to manage credit or interest rate risk, to manage the effective maturity or duration of the Fund's portfolio, to manage foreign currency risk, or as part of a hedging strategy. Although the Fund is not limited in the types of derivatives it can use, the Fund currently expects that its use of derivatives will consist principally of options, total return swaps, credit default swaps and foreign currency forward and futures contracts, but the Fund may also invest in options on futures as well as certain other currency and interest rate instruments such as currency exchange transactions on a spot (i.e., cash) basis, put and call options on foreign currencies and interest rate swaps. To the extent that the Fund invests in derivative instruments with economic characteristics similar to the Fund's investments in credit instruments, the daily marked-to-market value of such investments will be included for purposes of the Fund's 80% investment policy.

A derivatives contract will obligate or entitle the Fund to deliver or receive an asset or cash payment based on the change in value of one or more underlying investments, indices or currencies. Currently, when the Fund enters into derivatives transactions, it may be required to segregate liquid assets or enter into offsetting positions or otherwise cover its obligations, in accordance with applicable SEC guidance or other applicable law, while the positions are open. If such segregated assets represent a large portion of the Fund's portfolio, portfolio management may be affected as covered positions may have to be reduced if it becomes necessary for the Fund to reduce the amount of segregated assets in order to repurchase Shares in a repurchase offer or meet other obligations.

In October 2020, the SEC adopted new Rule 18f-4 under the 1940 Act, which, once effective, will govern the use of derivative investments and certain financing transactions (e.g., reverse repurchase agreements) by registered investment companies, including the Fund. Unless the Fund qualifies as a "limited derivatives user" (as defined in Rule 18f-4), the new rule would, among other things, require the Fund to establish a comprehensive derivatives risk management program, to comply with certain value-at-risk based leveraged limits, to appoint a derivatives risk manager and to provide additional disclosure both publicly and to the SEC regarding its derivatives positions. Compliance with Rule 18f-4 will not be required until August 2022. As the Fund comes into compliance, the approach to asset segregation and coverage requirements described herein will be impacted. Compliance with the new rule by the Fund could, among other things, make derivatives more costly, limit their availability or utility, or otherwise adversely affect their performance. The new rule may limit the Fund's ability to use derivatives as part of its investment strategy.

In a total return swap, the Fund typically pays the counterparty a fixed or floating short-term interest rate and receives in exchange the total return of underlying assets. The Fund would typically have to post collateral to cover this potential obligation. An investment by the Fund in credit default swaps will allow the Fund to obtain economic exposure to certain credits without having a direct exposure to such credits. The Fund currently intends to only purchase credit default swaps. As described above, the Fund also may invest in other types of derivatives, but does not currently expect such other derivatives to be principal investments. Such other derivative investments are described in "Investments, Investment Techniques and Risks—Principal Portfolio Investments—Derivatives and Other Strategic Transactions" in the SAI.

Illiquid and Restricted Instruments. The Fund may invest without limit in instruments that, at the time of investment, are illiquid, which are investments that cannot be sold or disposed of in the ordinary course of business at approximately the prices at which they are valued. Illiquid securities include, but are not limited to, securities that may be resold pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), but that are deemed to be illiquid, and repurchase agreements with maturities in excess of seven days. The Fund also may invest, without limit, in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale ("restricted securities"). See "Investment Objective and Policies—Principal Portfolio Investments—Illiquid and Restricted Investments."

Unless otherwise stated herein or in the SAI, the Fund's investment policies are non-fundamental policies and may be changed by the Board without prior Shareholder approval.

For a more complete discussion of the Fund's principal and non-principal investment strategies and portfolio investments, see

"Investment Objective and Policies—Principal Investment Strategies and Investment Policies," "—Principal Portfolio Investments" and "—Other Portfolio Investments."

Use of Leverage

The Fund may employ leverage to enhance its potential for achieving its investment objective. The Fund intends to primarily employ leverage through Borrowings, and is permitted to borrow money in an amount up to 33-1/3% of its total assets. The Fund does not currently anticipate engaging in Borrowings during its fiscal year ending September 30, 2022 as it seeks to raise capital through this offering. However, if the Fund raises sufficient capital prior to September 30, 2022, it may employ leverage through Borrowings during its first fiscal year, with notice to Shareholders. Accordingly, prospective investors should consider carefully the risks related to leverage and Borrowings summarized below. See "Risks—Principal Investment Risks—Leverage Risk" and "Use of Leverage." Borrowings will have seniority over the Shares, and Shareholders will bear the costs associated with any Borrowings. Any Borrowings will leverage Shareholders' investments in Shares. The Board may authorize the use of leverage through Borrowings without the approval of Shareholders. All costs and expenses related to any form of leverage used by the Fund will be borne entirely by the Shareholders.

If the income and gains earned on the securities and investments purchased with leverage proceeds are greater than the cost of the leverage, the return on the Shares will be greater than if leverage had not been used. Conversely, if the income and gains from the securities and investments purchased with such proceeds do not cover the cost of leverage, the return on the Shares will be less than if leverage had not been used.

The Fund's use of leverage may increase or decrease from time to time in the Fund's discretion and the Fund may, in the future, determine not to use leverage. The use of leverage is speculative and involves increased risk, including increased variability of the Fund's net income, distributions and net asset value in relation to market changes. The Fund's leverage strategy may not work as planned or achieve its goals. There is no assurance that a leveraging strategy will be successful. In addition, derivative transactions can involve leverage or the potential for leverage because they enable the Fund to magnify the Fund's exposure beyond its investment. See "Risks—Principal Investment Risks—Leverage Risk" and "Use of Leverage."

The Fund pays an investment management fee to BNYM Investment Adviser based on a percentage of its Managed Assets. Managed Assets include the proceeds realized and managed from the Fund's use of leverage. BNYM Investment Adviser and Alcentra will base their decision regarding whether and how much leverage to use for the Fund based on its assessment of whether such use of leverage will advance the Fund's investment objective. However, the fact that a decision to increase the Fund's leverage will have the effect, all other things being equal, of increasing Managed Assets and therefore BNYM Investment Adviser's fee (and, indirectly, Alcentra's fee) means that BNYM Investment Adviser and Alcentra will have a conflict of interest in determining whether and when to increase the Fund's use of leverage.

BNYM Investment Adviser and Alcentra will seek to manage that conflict by increasing the Fund's use of leverage only when they determine that such increase is consistent with the Fund's investment objective, and by periodically reviewing the Fund's performance and use of leverage with the Board.

Dividends and Distributions

Commencing with the Fund's initial distribution, the Fund intends to distribute all of its net investment income on a monthly basis to Shareholders. The Fund intends to pay any capital gains distributions at least annually. Various factors will affect the level of the Fund's income, including the asset mix, the average maturity of the Fund's portfolio and the Fund's use of hedging. See "Dividends and Distributions."

Unless you elect to receive distributions in cash (i.e., opt out), all of your distributions, including any capital gains distributions on your Shares, will be automatically reinvested in additional Shares under the Fund's Dividend Reinvestment Plan. You may make an election at any time by contacting BNY Mellon Transfer, Inc., as agent for Shareholders in administering the Dividend Reinvestment Plan (the "Plan Agent") (or, alternatively, if your Shares are held through a bank, broker or other nominee name, by contacting such bank, broker or other nominee). See "Dividends and Distributions—Dividend Reinvestment Plan."

The Fund reserves the right to change its distribution policies and the basis for establishing the rate of its monthly distributions at any time and may do so without prior notice to holders of Shares. See "Dividends and Distributions."

Investment Manager and Sub-Investment Adviser

BNYM Investment Adviser serves as the Fund's investment manager, and has engaged its affiliate, Alcentra, to serve as the Fund's sub-investment adviser. Alcentra is responsible for the day-to-day management of the Fund's investments in accordance with the Fund's investment objective and policies. Alcentra Limited ("Alcentra UK"), an affiliate of BNYM Investment Adviser and Alcentra, and certain personnel of Alcentra UK will be treated as "associated persons" of Alcentra under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), for purposes of providing investment advice, and will provide research and portfolio management services (discretionary portfolio management and non-discretionary investment recommendations) with respect to the Fund's assets pursuant to a participating affiliate agreement between Alcentra and Alcentra UK and under the supervision of Alcentra.

Founded in 1947, BNYM Investment Adviser managed approximately $319 billion in approximately 119 mutual fund portfolios as of September 30, 2021. BNYM Investment Adviser is the primary mutual fund business of BNY Mellon, a global financial services company focused on helping clients manage and service their financial assets, operating in 35 countries and serving more than 100 markets. BNY Mellon is a leading investment management and investment services company, uniquely focused to help clients manage and move their financial assets in the rapidly changing global marketplace. As of September 30, 2021, BNY Mellon had $45.0 trillion in assets under custody and administration and $2.3 trillion in assets under management. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. BNY Mellon Investment Management is one of the world's leading investment management organizations, and one of the top U.S. wealth managers, encompassing BNY Mellon's affiliated investment management firms, wealth management services and global distribution companies.

The Fund has agreed to pay BNYM Investment Adviser a monthly investment management fee computed at the annual rate of 1.25% of the average daily value of the Fund's Managed Assets. See "Management of the Fund—Investment Manager."

Alcentra, a limited liability company that is organized under the laws of the State of Delaware (together with certain of its affiliated companies, the "Alcentra Group"), provides investment advisory services focusing on sub-investment grade debt. The Alcentra Group includes Alcentra UK, a limited company incorporated in England. BNY Mellon currently indirectly holds the majority, controlling interest of the Alcentra Group. As of September 30, 2021, the Alcentra Group's aggregate assets under management were approximately $41.0 billion. The Alcentra Group is one of the largest global institutional managers of below investment grade credit.

BNYM Investment Adviser has agreed to pay from its management fee paid by the Fund a monthly sub-advisory fee to Alcentra computed at the annual rate of 0.625% of the average daily value of the Fund's Managed Assets. See "Management of the Fund—Sub-Investment Adviser."

Expense Limitation Agreement	BNYM Investment Adviser has contractually agreed, until December 31, 2022, to waive receipt of its fees and/or assume the direct expenses of the Fund so that the direct expenses of none of the Fund's classes of Shares (excluding distribution fees, shareholder services fees, taxes, interest, brokerage commissions, commitment fees on borrowings, expenses related to litigation and potential litigation, investment expenses (such as fees and expenses of outside legal counsel or third-party consultants, due diligence-related fees, third party valuation firms and other costs, expenses and liabilities with respect to consummated and unconsummated investments) and extraordinary expenses) exceed 2.00% of the average daily value of the Fund's Managed Assets. On or after December 31, 2022, BNYM Investment Adviser may terminate this expense limitation agreement at any time. In addition, BNYM Investment Adviser has agreed to pay all of the Fund's organizational expenses and initial offering expenses.

Share Classes; Purchase of Shares

As discussed above, the Fund has received an exemptive order to issue multiple classes of Shares and to, among other things, impose asset-based distribution fees and early-withdrawal fees. The Fund currently offers Institutional Shares and Class A-1 Shares. The Fund may in the future offer additional classes of Shares.

Shares are offered on a daily basis through the Distributor at an offering price equal to the net asset value of the applicable class of Shares, plus, with respect to Class A-1 Shares, the applicable sales load. The maximum sales load for Class A-1 Shares is 3.00% of the investor's aggregate purchase. Class A-1 Shares purchased without an initial sales charge as part of an investment of at least $250,000 may be charged a contingent deferred sales charge ("CDSC") of 1.00% if repurchased within one year. All or a portion of the sales load or CDSC may be waived for certain classes of investors. See "Plan of Distribution."

Distribution Fee and Shareholder Services Fee

Class A-1 Shares are subject to an annual shareholder services fee of .25% of the average daily net assets attributable to Class A-1 Shares paid to the Distributor for the provision of personal services to Shareholders and/or the maintenance of Shareholder accounts (the "Shareholder Services Fee").

Class A-1 Shares are also subject to an annual distribution fee of .25% of the average daily net assets attributable to Class A-1 Shares paid to the Distributor for activities or expenses primarily intended to result in the sale of Class A-1 Shares (the "Distribution Fee").

Institutional Shares are not subject to a shareholder services fee or distribution fee.

Distributor; Selling Agents

BNY Mellon Securities Corporation, a wholly-owned subsidiary of BNYM Investment Adviser and an affiliate of Alcentra, acts as distributor for the Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. The principal business address of the Distributor is 240 Greenwich Street, New York, New York 10286. Shares are offered through other brokers, dealers and other financial intermediaries (referred to as "selling agents") that have entered into selling agreements with the Distributor.

Class A-1 Shares may be subject to a sales load. Selling agents typically receive the sales load with respect to Class A-1 Shares purchased by their clients. Institutional Shares are not subject to a sales load. In addition, investors could be required to pay transaction fees on purchases and repurchases of Institutional or Class A-1 Shares to their selling agents. Investors should consult with their selling agents about the sales load and any additional fees or charges their selling agents might impose. See "Plan of Distribution."

Custodian, Transfer Agent and Dividend Disbursing Agent	The Bank of New York Mellon serves as the Fund's custodian, and BNY Mellon Transfer, Inc. (the "Transfer Agent") serves as the Fund's transfer agent and dividend disbursing agent. See "Custodian, Transfer Agent and Dividend Disbursing Agent."

Unlisted Closed-End Fund	The Fund does not intend to list the Shares on any securities exchange. The Fund is designed for long-term investors and an investment in the Shares, unlike an investment in a traditional listed closed-end fund, should be considered illiquid. An investment in the Shares is not suitable for investors who need access to the money they invest. Unlike shares of open-end funds (commonly known as mutual funds), which generally are redeemable on a daily basis, the Shares will not be redeemable at a Shareholder's option, and unlike traditional listed closed-end funds the Shares will not be listed on any securities exchange. Notwithstanding that the Fund will conduct periodic repurchase offers, Shareholders should not expect to be able to sell their Shares when and/or in the amount desired regardless of how the Fund performs. See "Closed-End Fund Structure."

Principal Risk Considerations	An investment in the Fund's Shares involves various material risks. You should consider carefully the risks summarized below. It is not complete and, before purchasing Shares in this offering, you should read and consider carefully the additional information regarding each of the risks summarized below, as well as the non-principal risks of investing in the Fund, described below under "Risks." The Fund should not constitute a complete investment program. Due to the uncertainty in all investments, there can be no assurance that the Fund will achieve its investment objective.

General Risks of Investing in the Fund

No Operating History. The Fund is a closed-end management investment company with no operating history. As a result, prospective investors have no track record or history on which to base their investment decision to purchase Shares. The Fund may not attract sufficient assets to achieve investment and trading efficiencies. There can be no assurance that the Fund will grow to or maintain an economically viable size, in which case the Board may determine to liquidate the Fund. See "Risks—General Risks of Investing in the Fund—No Operating History."

Repurchase Offers Risk. As described under "Periodic Repurchase Offers," the Fund is an "interval fund" and, to provide liquidity to Shareholders, makes quarterly offers to repurchase between 5% and 25% of its then outstanding Shares at net asset value. Repurchase offers generally are funded from available cash (including, if necessary, offering proceeds) or sales of portfolio investments but may be funded with Borrowings. However, the repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund's expense ratio and portfolio turnover. Repurchase offers and the need to fund repurchase obligations may also affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund's investment performance. Moreover, diminution in the size of the Fund through repurchases, without offsetting new sales, may result in untimely sales of portfolio investments and a higher expense ratio, and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. If the Fund uses leverage, repurchases of Shares may compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows money to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing Fund expenses and reducing any net investment income.

If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. Shareholders will be subject to the risk of net asset value fluctuations during that period. Thus, there is also a risk that some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarterly period, thereby increasing the likelihood that proration will occur.

Certain Shareholders, including affiliates of BNYM Investment Adviser, may from time to time own or control a significant percentage of the Shares. Repurchase requests by these Shareholders of these Shares may cause repurchases to be oversubscribed, with the result that Shareholders may only be able to have a portion of their Shares repurchased in connection with any repurchase offer.

The net asset value of Shares tendered in a repurchase offer may fluctuate between the date a Shareholder submits a repurchase request and the Repurchase Request Deadline, and to the extent there is any delay between the Repurchase Request Deadline and the Repurchase Pricing Date. The net asset value of Shares on the Repurchase Request Deadline or the Repurchase Pricing Date may be higher or lower than on the date a Shareholder submits a repurchase request. See "Periodic Repurchase Offers."

The repurchase of Shares by the Fund will generally be a taxable event to tendering Shareholders and may be a taxable event to those Shareholders that do not participate in the repurchase. Repurchase offers, if funded from offering proceeds, may constitute a return of capital. Any capital returned to Shareholders through the repurchase of Shares will be distributed after payment of Fund fees and expenses. See "Certain Material U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders—Sale of Shares."

Illiquidity of Shares. The Fund is designed for long-term investors and not as a trading vehicle. An investment in the Shares, unlike an investment in a traditional listed closed-end fund, should be considered illiquid. The Shares are appropriate only for investors who are seeking an investment in less liquid portfolio investments within an illiquid fund. An investment in Shares is not suitable for investors who need access to the money they invest. Unlike open-end funds (commonly known as mutual funds), which generally permit redemptions on a daily basis, the Shares will not be redeemable at an investor's option. Unlike traditional listed closed-end funds, the Fund does not intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. See "Risks—General Risks of Investing in the Fund—Illiquidity of Shares."

Management and Allocation Risk. The Fund's primary portfolio managers will make all determinations regarding allocations of the Fund's Managed Assets to each Credit Strategy and, taking into consideration the Allocation Committee's recommendations, may reallocate the Fund's Managed Assets as they deem necessary or appropriate in light of economic and market conditions, available investment opportunities and the relative returns and risks then represented by each type of security, consistent with the Fund's investment objective, strategies and policies. The percentage allocations among Credit Strategies may, from time to time, be out of balance with the target allocations recommended by the Allocation Committee. Any rebalancing of the Fund's portfolio may have an adverse effect on the performance of the Fund and may be subject to certain additional limits and constraints. There can be no assurance that the decisions of the Fund's primary portfolio managers with respect to the allocation and reallocation of the Fund's Managed Assets among the Credit Strategies, or that an investment within a particular Credit Strategy, will be successful. See "Risks—General Risks of Investing in the Fund—Management and Allocation Risk."

Investment and Market Risk. An investment in the Fund is subject to investment risk, including the possible loss of the entire amount that you invest. Your investment in Shares represents an indirect investment in the credit instruments and other investments and assets owned by the Fund. The value of the Fund's portfolio investments may move up or down, sometimes rapidly and unpredictably. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to their investment objectives and personal situation and (ii) consider factors such as their personal net worth, income, age, risk tolerance and liquidity needs. The Fund may also use leverage, which would magnify the Fund's investment, market and certain other risks.

The value of the instruments in which the Fund invests may be affected by political, regulatory, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market. In addition, turbulence in financial markets and reduced liquidity in equity, credit and/or fixed income markets may negatively affect many issuers, which could adversely affect the Fund. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers world-wide. Recent examples include pandemic risks related to the novel coronavirus disease ("COVID-19") and aggressive measures taken world-wide in response by governments, including closing borders, restricting travel and imposing prolonged quarantines of large populations, and by businesses, including changes to operations and reducing staff. See "Risks—General Risks of Investing in the Fund—Investment and Market Risk."

Tax Risk. Certain of the Fund's investments will require the Fund to recognize taxable income in a taxable year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in loans and other debt obligations that will be treated as having "market discount" and/or original issue discount ("OID") for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the Annual Distribution Requirement (see "Certain Material U.S. Federal Income Tax Consequences") applicable to regulated investment companies ("RICs") and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, raise additional equity capital, make taxable distributions of its Shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. See "Risks—General Risks of Investing in the Fund—Tax Risk."

Best-Efforts Offering Risk. This offering is being made on a reasonable best efforts basis, whereby the Distributor and selected selling agents participating in this offering are only required to use their reasonable best efforts to sell the Shares and have no firm commitment or obligation to purchase any of the Shares. There is no minimum number of Shares required to be sold. There is no assurance that the Fund will raise sufficient proceeds in this offering to allow the Fund to purchase a portfolio of investments allocated in accordance with the Fund's investment strategy. As a result, the Fund may be unable to achieve its investment objective and an investor could lose some or all of the value of their investment in the Shares. See "Risks—General Risks of Investing in the Fund—Best-Efforts Offering Risk."

Non-Diversification Risk. The Fund is non-diversified, which means that a relatively high percentage of the Fund's assets may be invested in a limited number of issuers. Therefore, the Fund's performance may be more vulnerable to changes in the market value of a single issuer and more susceptible to risks associated with a single economic, political or regulatory occurrence than a diversified fund.

Principal Investment Risks

Below Investment Grade Instruments Risk. Below investment grade instruments are commonly referred to as "junk" or "high yield" instruments and are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. The Fund may invest in instruments rated Caa1 or lower by Moody's, CCC+ or lower by S&P or Fitch or, if unrated, determined to be of comparable quality by Alcentra. These instruments are considered to have extremely poor prospects of ever attaining any real investment standing, to have a current identifiable vulnerability to default, to be unlikely to have the capacity to pay interest and repay principal when due in the event of adverse business, financial or economic conditions and/or to be in default or not current in the payment of interest or principal. Ratings may not accurately reflect the actual credit risk associated with a corporate security.

Below investment grade instruments, though generally higher yielding, are characterized by higher risk. These instruments are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. The secondary market for below investment grade instruments may not be as liquid as the secondary market for more highly rated instruments, a factor which may have an adverse effect on the Fund's ability to dispose of a particular security. There are fewer dealers in the market for high yield instruments than for investment grade instruments. The prices quoted by different dealers may vary significantly, and the spread between the bid and asked price is generally much larger for high-yield securities than for higher quality instruments. Under adverse market or economic conditions, the secondary market for below investment grade instruments could contract, independent of any specific adverse changes in the condition of a particular issuer, and these instruments may become illiquid. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of below investment grade instruments, especially in a market characterized by a low volume of trading.

Default, or the market's perception that an issuer is likely to default, could reduce the value and liquidity of below investment grade instruments held by the Fund, thereby reducing the value of an investment in the Shares. In addition, default, or the market's perception that an issuer is likely to default, may cause the Fund to incur expenses, including legal expenses, in seeking recovery of principal or interest on its portfolio holdings, including litigation to enforce the Fund's rights. In any reorganization or liquidation proceeding relating to a portfolio company, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Among the risks inherent in investments in a troubled entity is the fact that it frequently may be difficult to obtain information as to the true financial condition of such issuer. Alcentra's judgment about the credit quality of an issuer and the relative value of its securities may prove to be wrong. In addition, not only may the Fund lose its entire investment on one or more instruments, Shareholders may also lose their entire investments in the Fund.

To the extent the Fund invests in securities of distressed or defaulted issuers, the risks associated with below investment grade instruments are more pronounced. Instruments rated in the lower rating categories are subject to higher credit risk with extremely poor prospects of ever attaining any real investment standing, to have a current identifiable vulnerability to default, to be unlikely to have the capacity to pay interest and repay principal when due in the event of adverse business, financial or economic conditions and/or to be in default or not current in the payment of interest or principal.

Investments in below investment grade instruments may present special tax issues for the Fund to the extent that the issuers of these securities default on their obligations pertaining thereto, and the U.S. federal income tax consequences to the Fund as a holder of such securities may not be clear. See "Risks—Principal Investment Risks—Below Investment Grade Instruments Risk."

Risks of Investing in Credit Instruments. Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in credit instruments and other investments with similar economic characteristics. Credit instruments are particularly susceptible to the following risks:

Issuer Risk. The market value of credit instruments may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods and services.

Credit Risk. Credit risk is the risk that one or more credit instruments in the Fund's portfolio will decline in price or fail to pay interest or principal when due because the issuer of the instrument experiences a decline in its financial status.

Interest Rate Risk. Prices of fixed rate credit instruments tend to move inversely with changes in interest rates. Typically, a rise in rates will adversely affect these instruments and, accordingly, will cause the Fund's net asset value to decline. During periods of very low interest rates, which occur from time to time due to market forces or actions of governments and/or their central banks, including the Board of Governors of the Federal Reserve System in the U.S., the Fund may be subject to a greater risk of principal decline from rising interest rates.

Prepayment Risk. During periods of declining interest rates, the issuer of a credit instrument may exercise its option to prepay principal earlier than scheduled, forcing the Fund to reinvest the proceeds from such prepayment in potentially lower yielding instruments, which may result in a decline in the Fund's income and distributions to Shareholders. This is known as prepayment or "call" risk.

Reinvestment Risk. Reinvestment risk is the risk that income from the Fund's portfolio will decline if and when the Fund invests the proceeds from matured, traded or called credit instruments at market interest rates that are below the portfolio's current earnings rate. A decline in income could affect the Fund's net asset value per Share or its overall return.

Spread Risk. Wider credit spreads and decreasing market values typically represent a deterioration of an instrument's credit soundness and a perceived greater likelihood or risk of default by the issuer. The difference (or "spread") between the yield of a security and the yield of a benchmark, such as a U.S. Treasury security with a comparable maturity, measures the additional interest paid for credit risk. As the spread on a security widens (or increases), the price (or value) of the security generally falls. The spread on a security may widen or narrow due to changes in spreads in the market.

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund's investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Shares and distributions on the Shares can decline. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund's portfolio.

See "Risks—Principal Investment Risks—Risks of Investing in Credit Instruments."

Senior Secured Loans Risk. The Senior Secured Loans in which the Fund will invest typically will be below investment grade quality. Although, in contrast to other below investment grade instruments,

Senior Secured Loans hold senior positions in the capital structure of a business entity, are secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by unsecured creditors, subordinated debt holders and stockholders of the Borrower, the risks associated with Senior Secured Loans are similar to the risks of below investment grade instruments. See "Risks—Principal Investment Risks—Below Investment Grade Instruments Risk." Senior Secured Loans are subject to a number of risks described elsewhere in this prospectus, including, but not limited to, credit risk and liquidity risk.

Although the Senior Secured Loans in which the Fund will invest will be secured by collateral, there can be no assurance that such collateral can be readily liquidated or that the liquidation of such collateral would satisfy the Borrower's obligation in the event of non-payment of scheduled interest or principal.

In the event of the bankruptcy or insolvency of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Senior Secured Loan. To the extent that a Senior Secured Loan is collateralized by stock in the Borrower or its subsidiaries, such stock may lose some or all of its value in the event of the bankruptcy or insolvency of the Borrower. Senior Secured Loans that are under-collateralized involve a greater risk of loss.

In general, the secondary trading market for Senior Secured Loans is not fully-developed. No active trading market may exist for certain Senior Secured Loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell certain Senior Secured Loans quickly or at a fair price. To the extent that a secondary market does exist for certain Senior Secured Loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

If legislation or state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make Senior Secured Loans, the availability or valuation of Senior Secured Loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.

See "Risks—Principal Investment Risks—Senior Secured Loans Risk."

Direct Lending and Middle Market Company Risk. Investing in middle market companies involves a number of significant risks, including but not limited to the following:

●  they may have limited financial resources and may be unable to meet their debt obligations, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund's realizing any guarantees the Fund may have obtained in connection with an investment;

●  they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors' actions and changing market conditions, as well as general economic downturns; and

●  they are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the issuer;

There also is generally little public information about privately-held middle market companies. These middle market companies and their financial information generally are not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other regulations that govern public companies, and the Fund may be unable to uncover all material information about these companies, which may prevent Alcentra from making a fully informed investment decision and cause the Fund to lose money on its investments. See "Risks—Principal Investment Risks—Direct Lending and Middle Market Company Risk."

In addition, the risks associated with investing in Senior Secured Loans will be heightened as part of the Direct Lending Strategy, as the Senior Secured Loans and unitranche loans held by the Fund will not be syndicated and will be more illiquid and harder to value. See "Risks—Principal Investment Risks—Valuation Risk."

Subordinated Loans Risk. Subordinated Loans generally are subject to similar risks as those associated with investments in Senior Secured Loans, except that such loans are subordinated in payment and/or lower in lien priority to first lien holders. In the event of default on a Subordinated Loan, the first priority lien holder has first claim to the underlying collateral of the loan. Subordinated Loans are subject to the additional risk that the cash flow of the Borrower and collateral securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior unsecured or senior secured obligations of the Borrower. Subordinated Loans generally have greater price volatility than Senior Secured Loans and may be less liquid. See "Risks—Principal Investment Risks—Subordinated Loans Risk."

Special Situations Investments Risk. Special Situations Investments are subject to many of the risks discussed elsewhere in this prospectus, including risks associated with investing in high yield instruments. From time to time, Alcentra may take control positions, sit on creditors' committees or otherwise take an active role in seeking to influence the management of the issuers of Special Situations Investments, in which case the Fund may be subject to increased litigation risk resulting from its actions and it may obtain inside information that may restrict its ability to dispose of Special Situations Investments. See "Risks—Principal Investment Risks—Special Situations Investments Risk."

Structured Credit Investments Risk. Holders of Structured Credit Investments bear risks associated with the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the issuers of the Structured Credit Investment, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. Although it is difficult to predict whether the prices of indices and securities underlying Structured Credit Investments will rise or fall, these prices (and, therefore, the prices of Structured Credit Investments) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. In addition, certain Structured Credit Investments may be thinly traded or have a limited trading market.

For both CBOs and CLOs, the cash flows from the SPV are split into two or more portions, called tranches, varying in risk and yield. The Fund may invest in any tranche, including the equity tranche. The riskiest portion is the "equity" tranche, which bears the first loss from defaults from the bonds or loans in the SPV and serves to protect the other, more senior tranches from default (though such protection is not complete). Since it is partially protected from defaults, a senior tranche from a CBO or CLO typically has higher ratings and lower yields than its underlying securities, and may be rated investment grade. Despite the protection from the equity tranche, other CBO or CLO tranches can experience substantial losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults as well as investor aversion to CBO or CLO securities as a class. Interest on certain tranches of a CDO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.

See "Risks—Principal Investment Risks—Structured Credit Investments Risk."

Corporate Debt Risk. The market value of fixed rate Corporate Debt generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer term fixed rate Corporate Debt is generally more sensitive to changes in interest rates than is the market value of shorter term Corporate Debt. The market value of Corporate Debt may be affected by factors directly related to the issuer, such as investors' perceptions of the creditworthiness of the issuer, the issuer's financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer's capital structure and use of financial leverage and demand for the issuer's goods and services. There is a risk that the issuers of Corporate Debt may not be able to meet their obligations on interest and/or principal payments at the time called for by an instrument. See "Risks—Principal Investment Risks—Corporate Debt Risk."

Zero Coupon, Pay-In-Kind and Step-Up Securities Risk. The amount of any discount on these securities varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and perceived credit quality of the issuer. The market prices of these securities generally are more volatile and are likely to respond to a greater degree to changes in interest rates than the market prices of securities that pay cash interest periodically having similar maturities and credit qualities. In addition, unlike bonds that pay cash interest throughout the period to maturity, the Fund will realize no cash until the cash payment date unless a portion of such securities are sold and, if the issuer defaults, the Fund may obtain no return at all on its investment. The interest payments deferred on a PIK security are subject to the risk that the borrower may default when the deferred payments are due in cash at the maturity of the instrument. In addition, the interest rates on PIK securities are higher to reflect the time value of money on deferred interest payments and the higher credit risk of borrowers who may need to defer interest payments. See "Risks—Principal Investment Risks—Zero Coupon, Pay-In-Kind and Step-Up Securities Risk."

LIBOR Risk. Many credit instruments, derivatives and other financial instruments, including those in which the Fund may invest, utilize LIBOR as the reference or benchmark rate for variable interest rate calculations. In July 2017, the Financial Conduct Authority ("FCA"), the United Kingdom financial regulatory body, announced plans to phase out the use of LIBOR by the end of 2021. It was subsequently announced that tenors of US Dollar LIBOR would continue to be published through June 30, 2023, other than one week and two month USD LIBOR settings which will cease publication on December 31, 2021.

Various financial industry groups around the world have begun planning the transition to the use of different benchmarks. In the United States, the Federal Reserve Board and the New York Fed convened the Alternative Reference Rates Committee, comprised of a group of private-market participants, which recommended SOFR as an alternative reference rate to USD LIBOR. Neither the effect of the transition process, in the United States or elsewhere, nor its ultimate success, can yet be known. While some instruments tied to LIBOR may include a replacement rate in the event LIBOR is discontinued, not all instruments have such fallback provisions and the effectiveness of such replacement rates remains uncertain. The cessation of LIBOR could affect the value and liquidity of investments tied to LIBOR, especially those that do not include fallback provisions, and may result in costs incurred in connection with closing out positions and entering into new trades. See "Risks—Principal Investment Risks—LIBOR Risk."

Foreign Investments Risk. The Fund intends to invest in securities of foreign issuers, including those companies located in Western and Northern Europe. Such investments involve certain risks not involved in U.S. investments. Securities markets in foreign countries often are not as developed, efficient or liquid as securities markets in the United States, and therefore, the prices of foreign securities can be more volatile. Certain foreign countries may impose restrictions on the ability of issuers within those countries to make payments of principal and interest to investors located outside the country. In addition, the Fund will be subject to risks associated with adverse political and economic developments in foreign countries.

Foreign government debt includes bonds that are issued or backed by foreign governments or their agencies, instrumentalities or political subdivisions or by foreign central banks. The governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and/or interest when due in accordance with terms of such debt, and the Fund may have limited legal recourse in the event of a default. The ability of a foreign sovereign issuer to make timely payments on its debt obligations also will be strongly influenced by the sovereign issuer's balance of payments, including export performance, its access to international credit facilities and investments, fluctuations of interest rates and the extent of its foreign reserves. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates.

The risks of investing in foreign securities may be heightened to the extent the Fund invests in emerging markets issuers. The securities of issuers located in emerging markets countries tend to be more volatile and less liquid than securities of issuers located in countries of more mature economies, and emerging markets generally have less diverse and less mature economic structures and less stable political systems than those of developed countries. The securities of issuers located or doing substantial business in emerging markets are often subject to rapid and large changes in price. See "Risks—Principal Investment Risks—Foreign Investments Risk."

European Investments Risk. A number of countries in Europe have experienced severe economic and financial difficulties. Many non-governmental issuers, and even certain governments, have defaulted on, or been forced to restructure, their debts; many other issuers have faced difficulties obtaining credit or refinancing existing obligations; financial institutions have in many cases required government or central bank support, have needed to raise capital, and/or have been impaired in their ability to extend credit; and financial markets in Europe and elsewhere have experienced extreme volatility and declines in asset values and liquidity. These difficulties may continue, worsen or spread within and without Europe.

Decreasing imports or exports, changes in governmental or European Union ("EU") regulations on trade, changes in the exchange rate of the euro, the default or threat of default by an EU member country on its sovereign debt, and/or an economic recession in an EU member country may have a significant adverse effect on the securities of EU issuers. The European financial markets have recently experienced volatility and adversity due to concerns about economic downturns, or rising government debt levels, in several European countries. These events have adversely affected the exchange rate of the euro and may continue to significantly affect every country in Europe.

The risk of investing in Europe may be heightened due to the withdrawal of the United Kingdom from membership in the EU (known as "Brexit"). Although the effects of Brexit are unknown at this time, Brexit may result in fluctuations of exchange rates, increased illiquidity, inflation, and changes in legal and regulatory regimes to which certain of the Fund's assets are subject. These and other geopolitical developments could have a negative impact on both the United Kingdom's economy and the economies of the other countries in Europe, as well as greater volatility in the global financial and currency markets. The effect on the economies of the United Kingdom and the EU likely will depend on the nature of trade relations between the United Kingdom and the EU and the other major economies. These events could negatively affect the value and liquidity of all of the Fund's investments, not only the Fund's investments in securities of issuers located in Europe. See "Risks—Principal Investment Risks—European Investments Risk."

Foreign Currency Transactions Risk. As the Fund intends to invest in securities that trade in, and expects to receive revenues in, foreign currencies, or in derivatives that provide exposure to foreign currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions intended to protect the Fund from decline in the value of non-U.S. currencies, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time. As a result, the Fund's investments in foreign currency denominated securities may reduce the returns of the Fund. While the Fund intends to hedge substantially all of its non-U.S. dollar-denominated securities into U.S. dollars, hedging may not alleviate all currency risks. Furthermore, the issuers in which the Fund invests may be subject to risks relating to changes in currency rates, as described above. If a company in which the Fund invests suffers such adverse consequences as a result of such changes, the Fund may also be adversely affected as a result. See "Risks—Principal Investment Risks—Foreign Currency Transactions Risk."

Principal Risks of the Use of Derivatives. The Fund will be subject to additional risks with respect to its use of derivatives. A small investment in derivatives could have a potentially large impact on the Fund's performance. The use of derivatives involves risks different from, or possibly greater than, the risks associated with investing directly in the underlying assets. Derivatives can be highly volatile, illiquid and difficult to value, and there is the risk that changes in the value of a derivative held by the Fund will not correlate with the underlying assets or the Fund's other investments in the manner intended. Derivative instruments, such as OTC swap agreements, forward contracts and other OTC transactions, also involve the risk that a loss may be sustained as a result of the failure of the counterparty to the derivative instruments to make required payments or otherwise comply with the derivative instruments' terms. Many of the regulatory protections afforded participants on organized exchanges for futures contracts and exchange-traded options, such as the performance guarantee of an exchange clearing house, are not available in connection with OTC derivative transactions. Certain types of derivatives, including swap agreements, forward contracts and other OTC transactions, involve greater risks than the underlying assets because, in addition to general market risks, they are subject to liquidity risk, counterparty risk, credit risk and pricing risk (i.e., the risk that the derivative cannot or will not be accurately valued), and may involve commissions or other costs.

Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives, such as written call options, have the potential for unlimited loss, regardless of the size of the initial investment. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately-negotiated derivatives, including swap agreements), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

Options prices can diverge from the prices of their underlying instruments and may be affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect the prices of the underlying instruments in the same way.

In addition, the use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. If Alcentra is incorrect in its forecasts of default risks, market spreads or other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these techniques were not used. Moreover, even if Alcentra is correct in its forecasts, there is a risk that a credit derivative position may correlate imperfectly with the price of the asset or liability being protected.

The Fund will be subject to counterparty risk (failure of the counterparty to the transaction to honor its obligation) with respect to its derivative transactions. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.

The federal income tax treatment of payments in respect of certain derivatives contracts is unclear. Shareholders may receive distributions that are attributable to derivatives contracts that are treated as ordinary income for federal income tax purposes.

For a more complete discussion of risks associated with the use of specific derivative instruments by the Fund, see "Risks—Principal Investment Risks—Principal Risks of the Use of Derivatives."

Valuation Risk. Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for loans or other credit instruments in which the Fund may invest. Some credit instruments trade in an OTC market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of credit instruments may carry more risk than that of common stock. Other market participants may value instruments differently than the Fund. As a result, the Fund may be subject to the risk that when a credit instrument is sold in the market, the amount received by the Fund is less than the value that such credit instrument is carried at on the Fund's books.

In addition, certain of the Fund's investments, primarily its investments in instruments in the Direct Lending Strategy, will need to be fair valued in accordance with valuation procedures approved by the Board. Those portfolio valuations will be based on unobservable inputs and certain assumptions about how market participants would price the instrument. The Fund expects that inputs into the determination of fair value of those investments will require significant management judgment or estimation. The factors that may be considered in fair value pricing of such investments include the nature and realizable value of any collateral, the company's ability to make payments and its earnings and cash flows, the markets in which the company does business, comparison to publicly traded companies and other relevant factors. Because valuations may fluctuate over short periods of time and may be based on estimates, fair value determinations may differ materially from the value received in an actual transaction. Additionally, valuations of private securities and private companies are inherently uncertain. The Fund's net asset value could be adversely affected if the Fund's determinations regarding the fair value of those investments were materially higher or lower than the values that it ultimately realizes upon the disposal of such investments. See "Risks—Principal Investment Risks—Valuation Risk."

Liquidity Risk. In addition to the various other risks associated with investing in credit instruments, to the extent those instruments are determined to be illiquid or restricted securities, they may be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. Investment of the Fund's assets in illiquid and restricted securities may restrict the Fund's ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and purchaser of the securities. In either case, the Fund would bear market risks during the restricted period. See "Risks—Principal Investment Risks—Liquidity Risk."

Leverage Risk. The Fund anticipates incurring leverage as part of its investment strategy. All costs and expenses related to any form of leverage used by the Fund will be borne entirely by the Shareholders. See "Use of Leverage."

The Fund's use of leverage could create special risks for Shareholders. If the income and gains earned on the securities and investments purchased with leverage proceeds are greater than the cost of the leverage, the return on the Shares will be greater than if leverage had not been used. Conversely, if the income and gains from the securities and investments purchased with such proceeds do not cover the cost of leverage, the return on the Shares will be less than if leverage had not been used. There is no assurance that a leveraging strategy will be successful.

Leverage involves risks and special considerations compared to a comparable portfolio without leverage including: (i) the likelihood of greater volatility of the Fund's net asset value; (ii) the risk that fluctuations in interest rates on Borrowings will reduce the return to the Shareholders or will result in fluctuations in the dividends paid on the Shares; (iii) the effect of leverage in a declining market, which is likely to cause a greater decline in the net asset value of the Shares than if the Fund were not leveraged; (iv) when the Fund uses leverage, the investment management fees payable to BNYM Investment Adviser (and, indirectly, Alcentra) will be higher than if the Fund did not use leverage, and may provide a financial incentive to BNYM Investment Adviser and Alcentra to increase the Fund's use of leverage and create an inherent conflict of interest; and (v) leverage may increase expenses, which may reduce total return.

The Fund may continue to use leverage if the benefits to Shareholders of maintaining the leveraged position are believed to outweigh any current reduced return, but expects to reduce, modify or cease its leverage if it is believed the costs of the leverage will exceed the return provided from the investments made with the proceeds of the leverage.

See "Use of Leverage—Leverage Risks" and "Risks—Principal Investment Risks—Leverage Risk."

Additional Risk Considerations. For a discussion of non-principal risks relating to investments in the Fund, including "Equity Securities Risk," "U.S. Government Securities Risk," "Other Investment Companies Risk," "Potential Conflicts of Interest Risk," "Recent Market Events Risk," "Regulation and Government Intervention Risk," "Market Disruption and Geopolitical Risk," "Portfolio Turnover Risk," "Lender Liability Risk," "Limitations on Transactions with Affiliates Risk" and "Possible Involuntary Repurchases of Shares," please see "Risks—Other Investment Risks" beginning on page 67 of this prospectus.

Summary of Fund Expenses

The purpose of the following table and the example below is to help you understand the fees and expenses that you, as a holder of Shares, would bear directly or indirectly. Because the Fund has no operating history, many of these expenses are estimates. The expenses shown below are based on estimated amounts for the Fund's first year of operations and assume that the Fund has net assets of $60 million of Institutional Shares and $10 million of Class A-1 Shares. If the Fund issues fewer Institutional Shares or Class A-1 Shares, all other things being equal, these expenses would increase as a percentage of net assets attributable to the respective class of Shares. The following table should not be considered a representation of the Fund's future expenses. Actual expenses may be greater or less than those shown. You may qualify for sales charge discounts if you invest, or agree to invest in the future, at least $100,000 in Class A-1 Shares of the Fund or shares of other funds in the BNY Mellon Family of Funds that are subject to a sales charge. More information about sales charges, including these and other discounts and waivers, is available from your financial intermediary and is described under "Plan of Distribution" below.

	Institutional Shares	Class A-1 Shares
Shareholder Transaction Expenses
Maximum sales load paid by you (as a percentage of offering price)(1)	None	3.00%
Maximum deferred sales charge (as a percentage of lower of purchase or repurchase price)	None	None (2)
Dividend reinvestment plan fees(3)	None	None
Repurchase fee(4)	None	None

Annual Expenses (as a percentage of net assets)(5)
Investment Management Fee	1.25%	1.25%
Shareholder Services Fee	None	.25%
Distribution Fee	None	.25%
Other Expenses(6)	.68%	.70%
Total Annual Fund Operating Expenses(7)	1.93%	2.45%

(1)	BNY Mellon Securities Corporation acts as distributor for the Fund's Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. Shares are offered through selling agents that have entered into selling agreements with the Distributor. Shares are offered for sale at net asset value, plus, with respect to Class A-1 Shares, a sales load of up to 3.00% of the investor's aggregate purchase. The table assumes the maximum sales load is charged. All or a portion of the sales load may be waived for certain classes of investors. Selling agents typically receive the sales load with respect to Class A-1 Shares purchased by their clients. Institutional Shares are not subject to a sales load. In addition, investors could be required to pay transaction fees on purchases and repurchases of Institutional or Class A-1 Shares to their selling agents. Investors should consult with their selling agents about the sales load and any additional fees or charges their selling agents might impose. See "Plan of Distribution."

(2)	Class A-1 Shares purchased without an initial sales charge as part of an investment of at least $250,000 may be charged a CDSC of 1.00% if repurchased within one year.

(3)	The fees of the Plan Agent for the handling of the reinvestment of dividends will be paid by the Fund. Any fees attributable to the Dividend Reinvestment Plan are included in "Other Expenses." See "Dividends and Distributions—Dividend Reinvestment Plan."

(4)	The Fund does not currently intend to impose a repurchase fee but is permitted to charge up to 2%. See "Periodic Repurchase Offers—Repurchase Fee."

(5)	The Fund intends to primarily employ leverage through Borrowings. The Fund does not currently anticipate engaging in Borrowings during its fiscal year ending September 30, 2022 as it seeks to raise capital through this offering. However, if the Fund raises sufficient capital prior to September 30, 2022, it may employ leverage through Borrowings during its first fiscal year, with notice to Shareholders. Accordingly, prospective investors should consider carefully the risks related to leverage and Borrowings summarized below. See "Risks—Principal Investment Risks—Leverage Risk" and "Use of Leverage." The fee table, therefore, assumes no use of leverage for the Fund's first fiscal year.

(6)	"Other Expenses" are based on estimated amounts (as noted above) and include, but are not limited to, all ongoing offering expenses of the Fund, administration and accounting, custody, filing, legal and auditing fees of the Fund.

(7)	BNYM Investment Adviser has contractually agreed, until December 31, 2022, to waive receipt of its fees and/or assume the direct expenses of the Fund so that the direct expenses of none of the Fund's classes of Shares (excluding distribution fees, shareholder services fees, taxes, interest, brokerage commissions, commitment fees on borrowings, expenses related to litigation and potential litigation, investment expenses (such as fees and expenses of outside legal counsel or third-party consultants, due diligence-related fees, third party valuation firms and other costs, expenses and liabilities with respect to consummated and unconsummated investments) and extraordinary expenses) exceed 2.00% of the average daily value of the Fund's Managed Assets. On or after December 31, 2022, BNYM Investment Adviser may terminate this expense limitation agreement at any time. Based on estimated expenses for the fiscal year ending September 30, 2022, there will not be any fee waiver/expense reimbursement during that period. In addition, BNYM Investment Adviser has agreed to pay all of the Fund's organizational expenses and initial offering expenses.

Examples

The following examples illustrate the expenses that you would pay on a $1,000 investment in Institutional Shares or Class A-1 Shares, assuming (i) the Fund has net assets of $60 million of Institutional Shares and $10 million of Class A-1 Shares, (ii) the maximum sales load is charged on Class A-1 Shares, (iii) total annual Fund operating expenses remain the same, (iv) a 5% annual return and (v) reinvestment of all dividends and distributions at net asset value:

Total Expenses Incurred	1 Year	3 Years	5 Years	10 Years
Institutional Shares	$20	$61	$104	$225
Class A-1 Shares	$54	$104	$157	$300

The examples above should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. The examples assume that the estimated "Other Expenses" set forth in the Annual Expenses table is accurate. Actual expenses may be greater or less than those assumed. Moreover, the Fund's actual rate of return may be greater or less than the hypothetical 5% return shown in the examples.

The Fund

The Fund is a recently-organized, non-diversified, closed-end management investment company registered under the 1940 Act. The Fund was organized in Maryland on March 29, 2021 and has no operating history. BNYM Investment Adviser, on behalf of the Fund, has claimed an exclusion from the term "commodity pool operator" pursuant to Regulation 4.5 under the Commodity Exchange Act. The Fund has no operating history. The Fund's principal office is located at 240 Greenwich Street, New York, New York 10286, and its telephone number is 1-800-373-9387.

Use of Proceeds

The Fund will invest the proceeds of the continuous offering of Shares on an ongoing basis in accordance with the Fund's investment objective and policies as stated below. The Fund anticipates that the investment of proceeds from the offering will be made in accordance with the Fund's investment objective and policies, as appropriate investment opportunities are identified, which is expected to be substantially completed within three months, subject to appropriate market conditions. Pending the investment of proceeds pursuant to the Fund's investment objective and policies, the Fund may invest up to 100% of the proceeds of the offering in money market instruments, including U.S. Government securities, repurchase agreements, bank obligations and commercial paper, as well as cash, cash equivalents, other investment companies (primarily exchange-traded funds ("ETFs")) or high quality short-term fixed income and other securities, which have returns substantially lower than those the Fund anticipates earning once it has fully invested the proceeds in accordance with its investment objective. In addition, the Fund may maintain a portion of the proceeds of the continuous offering in cash to meet operational needs (including managing settlement and funding obligations, paying Fund expenses and, if necessary, funding repurchase offers). The Fund may not achieve its investment objective during any time in which the Fund's assets are not substantially invested in accordance with its policies.

Investment Objective and Policies

Investment Objective

The Fund's investment objective is to seek to provide total return consisting of high current income and capital appreciation. There is no assurance the Fund will achieve its investment objective. The Fund is not intended as, and you should not construe it to be, a complete investment program. The Fund is not intended for investors who will need ready access to the amounts invested in the Fund. An investment in the Fund should be considered illiquid. Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund. The Fund's investment objective is fundamental and may not be changed without prior approval of the Shareholders.

Principal Investment Strategies and Investment Policies

Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in credit instruments and other investments with similar economic characteristics. Such credit instruments include: first and second lien senior secured loans; senior unsecured, mezzanine and other collateralized and uncollateralized subordinated loans; unitranche loans; corporate debt obligations other than loans; and structured products, including collateralized bond, loan and other debt obligations, structured notes and credit-linked notes. To the extent that the Fund invests in derivative instruments with economic characteristics similar to those credit instruments, the daily marked-to-market value of such investments will be included for purposes of the Fund's 80% investment policy. The Fund's 80% investment policy may be changed by the Board, upon 60 days' prior notice to Shareholders.

The Fund may invest in credit instruments of any credit quality, maturity and/or duration. The Fund may invest, without limit, in credit instruments that, at the time of investment, are rated below investment grade (i.e., below BBB- or Baa3) by one or more of the NRSROs that rate such instruments, or, if unrated, determined to be of comparable quality by Alcentra. These instruments are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal and are commonly referred to as "junk" or "high yield" instruments. The Fund also may invest, without limit, in investment grade credit instruments. The Fund may invest in distressed or defaulted credit instruments. The Fund's investments in credit instruments may be illiquid, unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or subject to contractual restrictions on their resale ("restricted securities").

As a global fund, unless otherwise prohibited by applicable law, the Fund may invest in issuers located anywhere in the world. Under normal market conditions, the Fund will invest at least 40% (unless market conditions are not deemed favorable, in which case the Fund would invest at least 30%) of its Managed Assets in securities of non-U.S. issuers. The Fund considers a non-U.S. issuer to be a company organized or with its principal place of business in, or that has a majority of its assets or business in, or whose securities are primarily listed or traded on exchanges in, a country outside the United States.

The Fund expects to focus its foreign investments in countries in Western and Northern Europe. Under normal circumstances, the Fund will invest in at least three countries, which may include the United States. The Fund generally will not invest more than 25% of its Managed Assets in securities of non-U.S. issuers located in any single country; however, the Fund may invest more than 25% of its Managed Assets in CLOs and other similar vehicles organized in non-US jurisdictions for tax or other purposes unrelated to the vehicles' operations (i.e., the vehicles' operations are based in a country other than the country of its organization). Moreover, the Fund will not invest more than 25% of its Managed Assets in companies located in emerging markets. The Fund has broad discretion to identify countries that it considers to qualify as emerging markets. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe, but may be in other regions as well. The Fund currently expects that it will invest at least 25% of its Managed Assets in U.S. issuers. The Fund will not invest more than 25% of its Managed Assets in issuers in any one particular industry.

The Fund's investments in European companies are generally anticipated to be in companies in Western and Northern European countries, including the United Kingdom, Ireland, France, Germany, Austria and Switzerland, as well as the Benelux countries (Belgium, the Netherlands and Luxembourg) and the Scandinavian countries (Sweden, Denmark, Norway and Finland). Other European countries in which the Fund may seek to invest include, but are not limited, to Spain, Italy, Greece and Portugal. The Fund expects that, under current market conditions, it will seek to hedge substantially all of its exposure to foreign currencies against the value of the U.S. dollar.

The Fund may use derivative instruments as a substitute for investing directly in an underlying asset, to increase returns, to manage credit or interest rate risk, to manage the effective maturity or duration of the Fund's portfolio, to manage foreign currency risk, or as part of a hedging strategy. Although the Fund is not limited in the types of derivatives it can use, the Fund currently expects that its use of derivatives will consist principally of options, total return swaps, credit default swaps and foreign currency forward and futures contracts. The Fund's use of derivatives will be limited by the 1940 Act. See "Investment Objective and Policies—Principal Portfolio Investments—Use of Derivatives."

The Fund may employ leverage to enhance its potential for achieving its investment objective. The Fund's use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage. The Fund is permitted to borrow money in an amount up to 33-1/3% of its total assets. The Fund intends to primarily employ leverage through Borrowings. The Fund does not currently anticipate engaging in Borrowings during its fiscal year ending September 30, 2022 as it seeks to raise capital through this offering. However, if the Fund raises sufficient capital prior to September 30, 2022, it may employ leverage through Borrowings during its first fiscal year, with notice to Shareholders. Accordingly, prospective investors should consider carefully the risks related to leverage and Borrowings summarized below. See "Risks—Principal Investment Risks—Leverage Risk" and "Use of Leverage."

Although not a principal investment strategy, the Fund may invest up to 20% of its Managed Assets in other securities and instruments including, without limitation: (i) equity securities, including equity securities of issuers that are related to the Fund's investments in credit instruments, such as common stock, preferred stock and convertible securities (including warrants or other rights to acquire common or preferred stock); (ii) U.S. and foreign government securities; and (iii) short-term fixed income securities and money market instruments.

Credit Strategies

Alcentra intends to construct the Fund's investment portfolio by allocating the Fund's assets to credit instruments and related investments in the following Credit Strategies: (i) Senior Secured Loans; (ii) Direct Lending and Subordinated Loans; (iii) Special Situations; (iv) Structured Credit; and (v) Corporate Debt.

Allocations among the Credit Strategies will vary over time, perhaps significantly, and the Fund may not be invested in all of the Credit Strategies at all times and may maintain zero exposure to a particular Credit Strategy or type of credit instrument. Alternatively, the Fund may concentrate its investments in one or more of the Credit Strategies, potentially investing up to 100% of its Managed Assets in a particular Credit Strategy. Alcentra has considerable latitude in allocating the Fund's Managed Assets and the composition of the Fund's investment portfolio will vary over time, based on the allocation to the Credit Strategies and the Fund's exposure to different types of credit instruments (and the countries or geographical regions in which the issuers of such credit instruments are located).

The Allocation Committee will meet monthly to discuss and evaluate each Credit Strategy, including credit quality and sector exposure, and will recommend target allocations for Alcentra's various multi-sector offerings, including the Fund. The Fund's primary portfolio managers will make all determinations regarding allocations of the Fund's Managed Assets to each Credit Strategy and, taking into consideration the Allocation Committee's recommendations, may reallocate the Fund's Managed Assets as they deem necessary or appropriate in light of economic and market conditions, available investment opportunities and the relative returns and risks then represented by each type of security, consistent with the Fund's investment objective, strategies and policies. The percentage allocations among Credit Strategies may, from time to time, be out of balance with the target allocations recommended by the Allocation Committee due to various factors, such as varying investment performance among Credit Strategies, illiquidity of certain portfolio investments or changes to the allocations as determined by the Fund's primary portfolio managers.

Senior Secured Loans Strategy. The Senior Secured Loans Strategy seeks to generate attractive returns by investing in the secured debt of borrowers in the higher credit quality categories of the below investment grade corporate debt market. As part of this strategy, the Fund may invest in Senior Secured Loans, which typically are syndicated. Senior Secured Loans are loans secured by specific collateral of the borrower and are senior to most other securities of the borrower (e.g., common stock or debt instruments) in the event of bankruptcy. The Fund also may purchase participations and assignments in, and commitments to purchase, Senior Secured Loans. The Fund also may invest in "covenant-lite" loans. Investments in Senior Secured Loans may provide more favorable exposure to the below investment grade corporate debt market due to their senior position in an issuer's capital structure, which promotes lower price volatility and higher recoveries in the event of default. Senior Secured Loans also may provide additional protection through financial covenants and access to private management accounting information from the borrower. There also is a more established market for syndicated Senior Secured Loans, which, under normal market conditions, may facilitate a more liquid trading environment.

Direct Lending and Subordinated Loans Strategy. The Direct Lending Strategy seeks to generate attractive returns by lending to "middle market" businesses with an enterprise value of up to $1 billion (or the foreign currency equivalent). As part of this strategy, the Fund may originate direct loans to companies where the Fund would benefit from a first lien senior priority ranking in the company's capital structure. The Fund also may engage in unitranche lending, in which a senior loan tranche and a mezzanine loan tranche of an issuer are blended into a single first ranking tranche of debt. These loans are typically arranged so that they pay a floating rate of interest made up of a base rate, such as LIBOR, SOFR or, for certain loans to non-U.S. issuers, EURIBOR, plus an additional margin to compensate for credit risk (such margin may be paid fully in cash or may incorporate a "payment-in-kind" or "PIK" component which is not paid in cash, but which accrues and is added to the outstanding principal amount to be paid on the contractual maturity date). As part of the Direct Lending Strategy, in certain circumstances, the Fund may take an equity position in a company it lends to.

The Fund also may invest in Subordinated Loans. Subordinated Loans sit below the senior secured debt in a company's capital structure, but have priority over the company's bonds and equity securities. The Fund, from time to time, also may seek to participate in the upside gain of a business through the exercise of warrants or other equity securities acquired in connection with its investment in a Subordinated Loan.

Special Situations Strategy. The Special Situations Strategy seeks to generate attractive total return driven by income and capital appreciation by investing in specialized credit opportunities in the below investment grade debt markets, on both a long-term and short-term basis. As part of this strategy, the Fund may invest in Special Situations Investments related to companies engaged in extraordinary transactions, such as mergers and acquisitions, litigation, rights offerings, liquidations outside of bankruptcy, covenant defaults, refinancings, recapitalizations and other special situations. Alcentra will focus the Fund's Special Situations Investments in companies that have experienced, or are currently experiencing, financial difficulties as a result of deteriorating operations, changes in macro-economic conditions, changes in governmental monetary or fiscal policies, adverse legal judgments, or other events which may adversely impact their credit standing. Alcentra expects to seek opportunistic investment opportunities where it believes that the return potential exceeds the downside risk. Consequently, the Fund's Special Situations Investments will focus on loans and other secured credit instruments over equity securities, as those credit instruments provide a claim on an issuer's assets. As part of this strategy, however, the Fund may acquire equity securities incidental to the purchase or ownership of Special Situations Investments.

Structured Credit Strategy. The Structured Credit Strategy seeks to generate income with the potential for capital appreciation by investing predominately in the mezzanine tranches (i.e., those rated below the senior tranches but above the most junior tranches) and most junior tranches of CLOs backed by Senior Secured Loans. When analyzing the value and suitability of CLO tranches, Alcentra assesses collateral composition, subordination levels and cash flow levels. The underlying portfolio is reviewed by Alcentra, which looks at, among other things: downgrade and default risk for individual credits; recovery rate expectations and the amount of second lien and mezzanine exposure in the portfolio; and the pricing on the underlying portfolio.

In addition to investing in CLOs and other CDOs backed by Senior Secured Loans, as part of the Structured Credit Strategy, the Fund also may invest in structured notes and credit-linked notes that provide exposure to Senior Secured Loans. Alcentra believes attractive returns in Structured Credit Investments can be achieved through a combination of current income and price appreciation due to the discounted valuations of many of these investments.

Corporate Debt Strategy. The Corporate Debt Strategy seeks to generate high current income by capturing the higher yields offered by below investment grade corporate credit instruments while managing the Fund's exposure to interest rate movements. As part of this strategy, the Fund may invest in Corporate Debt. Although the Fund may invest in investment grade credit instruments, Alcentra expects that most of the Corporate Debt the Fund normally will invest in will be rated below investment grade (commonly referred to as "junk" or "high yield" instruments). The fixed rate Corporate Debt in which the Fund invests typically will be unsecured, while the floating rate Corporate Debt in which the Fund invests typically will be secured.

Investment Process

Alcentra is one of the largest institutional investors in the leveraged loan market and maintains longstanding relationships with lead arranging banks, secondary trading houses and deal sponsors. Alcentra's investment philosophy is driven by credit fundamentals and its credit investment process is highly geared towards due diligence, all of which is performed internally. New investment opportunities (whether primary or secondary) are subjected to a disciplined investment and credit approval process. Each relationship is allocated to a specific member of Alcentra's credit team who is responsible for sourcing new investment opportunities. Through this process, Alcentra seeks to ensure that it has access to the widest possible universe of potential investment opportunities. Potential opportunities are subjected to a sophisticated combination of in-depth fundamental and technical analysis.

Alcentra will seek to achieve the Fund's investment objective through a disciplined approach to its credit investment selection and evaluation processes. Investments will be based on Alcentra's views on a particular asset's ability to provide total return, consisting of high current income and capital appreciation, and on the issuer's ability to meet its obligations. When identifying prospective investment opportunities in credit instruments, Alcentra intends to focus primarily on companies and instruments, depending on the Credit Strategy, possessing the following attributes:

Experienced management. Alcentra intends to concentrate on investments where the management team of the company is well experienced and has a proven track record of success over a number of years within the field in which the target company operates.

Companies with strong positive cash flow in stable sectors. Alcentra will focus on companies whose businesses generate strong positive cash flow and where such cash flow is not predominantly used to fund capital expenditures. Alcentra typically will seek to avoid investing in companies and sectors where there are high fixed costs and low profit margins, or where there is persistent volatility in the industry. Alcentra does not intend to invest in start-up companies or companies where repayment of any borrowings is primarily reliant on high levels of growth that may not materialize.

Strong sponsor support. Alcentra will seek to invest in companies with strong support from reputable and well-resourced sponsors known to Alcentra through its market experience and relationships and backed up by referencing and research. Alcentra will look for such sponsors whose interests are aligned with those of the Fund and the management teams in terms of their incentives and dividend pay-outs, so that such sponsors typically have significant capital at risk in the investment.

Alcentra will seek to mitigate the risks associated with investing in below investment grade instruments by careful selection of Borrowers and issuers across a broad range of industries and of Borrowers or issuers of varying characteristics and return profiles, as well as active management of such investments in light of current economic developments and trends. Additionally, Alcentra has established procedures for the regular and periodic monitoring of credit risk with a goal towards the early identification and sale of potential credit problems. This monitoring process includes, but is not limited to, the Borrower's or issuer's financial resources and operating history, comparison of current operating results with the initial investment thesis and Alcentra's initial expectations for the performance of the issuer and/or obligor for each investment held by the Fund, the Borrower's or issuer's sensitivity to economic conditions, the ability of the Borrower's or issuer's management, the Borrower's or issuer's debt maturities and borrowing requirements, the Borrower's or issuer's interest and asset coverage, and relative value based on anticipated cash flow. Alcentra's personnel are experienced in corporate reorganizations, work-outs and restructurings with the goal of maximizing recovery in the event of bankruptcy or serious financial failings or default of a credit investment held by the Fund.

Alcentra maintains a disciplined approach to investment performance monitoring from both a fundamental as well as a relative value perspective which may result in decisions to sell investments. From a fundamental perspective, an investment may be sold at a loss if the investment does not meet original performance expectations or if the investment thesis no longer applies because of changes in the underlying fundamentals of the business or industry. Investments also may be sold if a price target is achieved or if credit deterioration occurs. From a relative value perspective, Alcentra may decide to sell an investment if it believes there are better risk/reward opportunities available or there is a risk of default or loss of principal.

Principal Portfolio Investments

The Fund's portfolio will be composed principally of the following investments. A more detailed description of the Fund's investment policies and restrictions and more detailed information about its portfolio investments are contained in the SAI.

Below Investment Grade Instruments

The Fund may invest without limit in credit instruments that, at the time of investment, are rated below investment grade by one or more of the NRSROs that rate such instruments, or, if unrated, determined to be of comparable quality by Alcentra. Moody's considers securities rated Ba1 or lower to be below investment grade. S&P and Fitch consider securities rated BB+ or lower to be below investment grade. Instruments of below investment grade quality, commonly referred to as "junk" or "high yield" instruments, are regarded as having predominantly speculative characteristics with respect to an issuer's capacity to pay interest and repay principal. While such obligations may not necessarily always have near-term vulnerability to default, they face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. In addition, lower quality debt securities tend to be more sensitive to general economic conditions. The descriptions of the investment rating categories by Moody's, S&P and Fitch, including a description of speculative characteristics of below investment grade instruments, are set forth in Appendix A to the SAI.

The prices of fixed rate credit instruments generally are inversely related to interest rate changes; however, the price volatility caused by fluctuating interest rates of instruments also is inversely related to the coupon of such instruments. Accordingly, fixed rate below investment grade instruments may be relatively less sensitive to interest rate changes than higher quality instruments of comparable maturity, because of their higher coupon. This higher coupon is what the investor receives in return for bearing greater credit risk. The higher credit risk associated with below investment grade instruments potentially can have a greater effect on the value of such instruments than may be the case with higher quality issues of comparable maturity.

Although Alcentra considers credit ratings in selecting investments for the Fund, Alcentra bases its investment decision for a particular instrument primarily on its own credit analysis and not on the instrument's credit rating. Alcentra will consider, among other things, the issuer's financial resources and operating history, its sensitivity to economic conditions and trends, the ability of its management, its debt maturity schedules and borrowing requirements, and relative values based on anticipated cash flow, interest and asset coverage, and earnings prospects.

Because of the greater number of investment considerations involved in investing in high yield instruments, the ability of the Fund to meet its investment objective depends more on Alcentra's judgment and analytical abilities than would be the case if the Fund invested primarily in securities in the higher rating categories. While Alcentra will attempt to reduce the risks of investing in below investment grade instruments through active portfolio management, credit analysis and attention to current developments and trends in the economy and the financial markets, there can be no assurance that such a strategy would substantially lessen the risks of defaults brought about by an economic downturn or recession.

Stressed, Distressed and Defaulted Instruments. As part of its investments in credit instruments, primarily as part of the Special Situations Strategy, the Fund may invest in credit instruments of issuers that are in significant financial or business distress, including issuers involved in bankruptcy or other reorganization and liquidation proceedings. Such instruments, as well as those of defaulted issuers (discussed below), may be rated in the lower rating categories by an NRSRO (i.e., Caa1 or lower by Moody's, or CCC+ or lower by S&P or Fitch) or, if unrated, determined to be of comparable quality by Alcentra. Such instruments are subject to very high credit risk.

The Fund also may invest in issuers that are in default at the time of investment, including investments in debtor-in-possession or super senior financings, which are financings that take priority or are considered senior to all other debt, equity or other outstanding securities of an issuer, and also may end up holding such an instrument as a result of the default by an issuer of an existing credit instrument. The repayment of defaulted obligations is subject to significant uncertainties. Defaulted obligations might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. Investing in distressed or defaulted securities is speculative and involves substantial risks. See "Risks—Below Investment Grade Instruments Risk—Stressed, Distressed or Defaulted Issuers."

Investment Grade Debt Instruments

The Fund may invest without limit in credit instruments that, at the time of investment, are rated investment grade (i.e., BBB- or Baa3 or higher) by at least one of the NRSROs that rate such securities, or, if unrated, determined to be of comparable quality by Alcentra.

Senior Secured Loans

As part of the Senior Secured Loan Strategy, the Fund generally will purchase Senior Secured Loans in primary and secondary offerings. Senior Secured Loans hold the most senior position in the capital structure of the Borrower, are secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by other secured creditors, unsecured creditors, subordinated debt holders and stockholders of the Borrower. Most Senior Secured Loans have interest rates that adjust or "float" periodically based on a specified interest rate or other reference. The rates of interest on Senior Secured Loans adjust periodically by reference to a base lending rate. Some Senior Secured Loans reset on set dates, typically every 30 to 90 days, but not to exceed one year. As a result, as short-term interest rates increase, interest payable to the Fund from its investments in Senior Secured Loans should increase, and as short-term interest rates decrease, interest payable to the Fund from its investments in Senior Secured Loans should decrease. These base lending rates are primarily LIBOR and secondarily the prime rate offered by one or more major U.S. banks and the certificate of deposit rate or other base lending rates used by commercial lenders. LIBOR fluctuates and when LIBOR is at lower levels, total yield on a Senior Secured Loan usually will be lower, and when LIBOR is at higher levels, total yield on a Senior Secured Loan usually will be higher. However, many of the Senior Secured Loans that the Fund will invest in will have base rate floors, whereby the Borrower contractually agrees that the rate used for the base rate in calculating the yield on the Senior Secured Loan will not be less than an agreed upon rate. To the extent that the Fund purchases Senior Secured Loans that are paying interest based on a LIBOR floor, the Fund will not benefit from an increase in LIBOR unless LIBOR is increased above the floor and the value of such loans may decrease when interest rates, including LIBOR, increase as long as LIBOR remains at or below the floor after such increase. Investments with base rate floors are still considered floating rate investments. Investments in Senior Secured Loans, as well as certain other credit instruments, effectively should enable the Fund to achieve a floating rate of income.

In July 2017, the FCA announced its intent to cease the use and publication of LIBOR. It is not currently known what the effect of the FCA's announcement will be on credit instruments where the reference rate or floor is based on LIBOR, what other reference rate, such as SOFR, may be used for future loans or what impact the FCA's announcement may have on the credit markets generally. See "Risks—Principal Investment Risks—LIBOR Risk."

Senior Secured Loans are subject to the risk of non-payment of scheduled interest or principal. Such non-payment would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the net asset value of the Fund. There can be no assurance that the liquidation of any collateral securing a Senior Secured Loan would satisfy the Borrower's obligation in the event of non-payment of scheduled interest or principal payments, or that such collateral could be readily liquidated. In the event of bankruptcy or insolvency of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Senior Secured Loan. The collateral securing a Senior Secured Loan may lose all or substantially all of its value in the event of the bankruptcy or insolvency of a Borrower. Some Senior Secured Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate such Senior Secured

Loans to presently existing or future indebtedness of the borrower or take other action detrimental to the holders of Senior Secured Loans including, in certain circumstances, invalidating such Senior Secured Loans or causing interest previously paid to be refunded to the Borrower. If interest were required to be refunded, it could negatively affect the Fund's performance.

Senior Secured Loans may not be rated by an NRSRO. In evaluating the creditworthiness of Borrowers, Alcentra will consider, and may rely in part, on analyses performed by others. To the extent that they are rated by an NRSRO, all of the Senior Secured Loans in which the Fund may invest may be assigned below investment grade ratings by such NRSROs. In the event Senior Secured Loans are not rated, they are likely to be the equivalent of below investment grade quality. Alcentra does not view ratings as the determinative factor in its investment decisions and relies more upon its credit analysis abilities than upon ratings.

Senior Secured Loans are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable public information about most Senior Secured Loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act or registered under the Exchange Act. No active trading market may exist for some Senior Secured Loans, and some Senior Secured Loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to realize full value and thus cause a material decline in the Fund's net asset value.

The floating or variable rate feature of Senior Secured Loans is a significant difference from typical fixed income investments, which carry significant interest rate risk. To the extent the Fund invests a greater percentage of its Managed Assets in floating rate instruments, the Fund can be expected to have less interest rate-related fluctuations in its net asset value per Share than investment companies that invest a greater percentage of their assets in fixed rate instruments (other than money market funds and some short term bond funds). When interest rates decline, the value of a fixed income portfolio can normally be expected to rise. Conversely, when interest rates rise, the value of a fixed income portfolio can be expected normally to decline. Although the income available to the Fund will vary, Alcentra expects that fluctuations in net asset value of the Fund resulting from changes in market interest rates may be reduced to the extent the Fund acquires interests in floating rate Senior Secured Loans. However, because floating or variable rates on Senior Secured Loans only reset periodically, changes in prevailing interest rates can be expected to cause some fluctuations in the Fund's net asset value. Similarly, a sudden and significant increase in market interest rates may cause a decline in the Fund's net asset value. A material decline in the Fund's net asset value may impair the Fund's ability to maintain required levels of asset coverage. Other factors (including, but not limited to, rating downgrades, credit deterioration, a large downward movement in stock prices, a disparity in supply and demand of certain securities or market conditions that reduce liquidity) can reduce the value of Senior Secured Loans and other debt obligations, impairing the Fund's net asset value.

Directly Originated Loans. As part of the Direct Lending Strategy, the Fund will directly originate Senior Secured Loans instead of purchasing Senior Secured Loans through a syndicate. The Fund also may originate unitranche loans that also have a senior first ranking. The Fund's directly originated loans will be to middle market companies and will generally be considered to be high yield investments. The Fund will be responsible for the expenses associated with originating and servicing a directly originated loan (whether or not consummated). This may include significant legal and due diligence expenses, which will be indirectly borne by the Fund and Shareholders.

Direct Assignments. The Fund may purchase Senior Secured Loans on a direct assignment basis. If the Fund purchases a Senior Secured Loan on direct assignment, it typically succeeds to all the rights and obligations under the loan agreement of the assigning lender and becomes a lender under the loan agreement with the same rights and obligations as the assigning lender. Investments in Senior Secured Loans on a direct assignment basis may involve additional risks to the Fund. For example, if such Senior Secured Loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral.

Loan Participations. The Fund also may purchase participations in Senior Secured Loans. The participation by the Fund in a lender's portion of a Senior Secured Loan typically will result in the Fund having a contractual relationship only with such lender, not with the Borrower. As a result, the Fund may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of payments from the Borrower.

The Fund may use an independent pricing service or prices provided by dealers to value certain Senior Secured Loans and other credit instruments at their market value. Certain loans that are directly originated as part of the Direct Lending Strategy, will not have a market value. The Fund will use the fair value method to value those loans or other Senior Secured Loans and other credit instruments for which market quotations are not readily available or are deemed unreliable. An instrument that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures. See "Risks—Principal Investment Risks—Valuation Risk" and "Net Asset Value."

Covenant-Lite Loans. The Fund may invest in "covenant-lite" loans. Certain financial institutions may define "covenant-lite" loans differently. Covenant-lite loans may have tranches that contain fewer or no restrictive covenants. The tranche of the covenant-lite loan that has fewer restrictions typically does not include the legal clauses which allow an investor to proactively enforce financial tests or prevent or restrict undesired actions taken by the company or sponsor. Covenant-lite loans also generally give the borrower/issuer more flexibility if they have met certain loan terms and provide fewer investor protections if certain criteria are breached. The Fund may experience relatively greater realized or unrealized losses or delays in enforcing its rights on its holdings of certain covenant-lite loans than its holdings of loans with the usual covenants.

Subordinated Loans

The Fund may invest in Subordinated Loans, which generally have the same characteristics as Senior Secured Loans, except that such loans are subordinated in payment and/or lower in lien priority to first lien holders (e.g., holders of Senior Secured Loans) in the event of the liquidation or bankruptcy of the issuer. Because Subordinated Loans are subordinated and thus lower in priority of payment and/or in priority of lien to Senior Secured Loans, they are subject to the additional risk that the cash flow of the Borrower and collateral securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the Borrower. Accordingly, the risks associated with Subordinated Loans are higher than the risk of loans with first priority over the collateral. In the event of default on a Subordinated Loans, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no collateral value would remain for the second priority lien holder and therefore result in a loss of investment to the Fund. Issuer risk is more pronounced for any unsecured Subordinated Loans held by the Fund, since the Fund will not have recourse to recoup its investment against collateral securing the loan. Subordinated Loans, like Senior Secured Loans, typically have adjustable floating rate interest payments.

Special Situations Investments

The Fund may invest in Senior Secured Loans, Subordinated Loans and other credit instruments of companies that are engaged in extraordinary transactions, such as mergers and acquisitions, litigation, rights offerings, liquidations outside of bankruptcy, covenant defaults, refinancings, recapitalizations, and other special situations. Alcentra will focus the Fund's Special Situations Investments in companies that have experienced, or are currently experiencing, financial difficulties as a result of deteriorating operations, changes in macro-economic conditions, changes in governmental monetary or fiscal policies, adverse legal judgments, or other events which may adversely impact their credit standing. Special Situations Investments generally will be considered to be "illiquid securities." In addition, the Fund may acquire equity securities incidental to the purchase or ownership of Special Situations Investments.

The Fund may purchase and retain Senior Secured Loans where a Borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy court proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a Senior Secured Loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities or junior credit securities in exchange for all or a portion of a Senior Secured Loan.

Structured Credit Investments

The Fund's investments in Structured Credit Investments may include CDOs, which include CBOs, CLOs and other similarly structured products, structured notes and credit-linked notes.

Collateralized Debt Obligations. CDOs are securitized interests in pools of—generally non-mortgage—assets. Assets called collateral usually are comprised of loans or other credit instruments. A CDO may be called a CLO or CBO if it holds only loans or bonds, respectively. Multiple tranches of securities are issued by the CDO, offering investors various maturity, yield and credit risk characteristics. Tranches are categorized as senior, mezzanine and subordinated/equity, according to their degree of credit risk. If there are defaults or the CDO's collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those of subordinated/equity tranches. Senior and mezzanine tranches are typically rated, with the former receiving ratings of A to AAA/Aaa and the latter receiving ratings of B to BBB/Baa. The ratings reflect both the credit quality of underlying collateral as well as how much protection a given tranche is afforded by tranches that are subordinate to it.

Collateralized Loan Obligations. The Fund expects to focus its CDO investments in CLOs. While the assets underlying CLOs are often Senior Secured Loans, the assets may also include (i) Subordinated Loans; (ii) debt tranches of other CLOs; and (iii) equity securities incidental to investments in Senior Secured Loans. The loan collateral may be rated below investment grade or the unrated equivalent. Senior tranches typically have higher ratings and lower yields than the CLO's underlying securities and subordinated tranches, and may be rated investment grade. The Fund intends to invest in both the more senior debt tranches of CLOs as well as the mezzanine and subordinated/equity tranches. The Fund's allocation of its investments in CLOs among their senior, mezzanine and subordinated/equity tranches will vary depending on market and economic conditions, although the Fund may invest without limit in such instruments.

A key feature of the CLO structure is the prioritization of the cash flows from a pool of collateral among the several classes of the CLO. The SPV is a company founded for the purpose of securitizing payment claims arising out of this asset pool. On this basis, marketable securities are issued by the SPV which, due to a measure of diversification of the underlying risk, generally represent a lower level of risk than the original assets. The redemption of the securities issued by the SPV typically takes place at maturity out of the cash flow generated by the collected claims.

Collateralized Bond Obligations. Similar to a CLO, a CBO is ordinarily issued by an SPV and is typically backed by a diversified pool of fixed income securities (which may include high risk, below investment grade securities) held by such issuer.

Structured Notes and Credit-Linked Notes. The Fund also may invest in "structured" notes and other related instruments that provide exposure to Senior Secured Loans. These instruments are privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset, market or interest rate (an "embedded index"), such as selected securities, an index of securities or specified interest rates, or the differential performance of two assets or markets, such as indices reflecting the performance of the bond market. Structured instruments may be issued by corporations, including banks, as well as by governmental agencies.

In addition, the Fund may invest in credit-linked notes that provide exposure to Senior Secured Loans. A credit-linked note is a derivative instrument. It is a synthetic obligation between two or more parties where the payment of principal and/or interest is based on the performance of a reference obligation. Credit-linked notes are created by embedding a credit default swap in a funded asset to form an investment whose credit risk and cash flow characteristics resemble those of a bond or loan. These credit-linked notes pay an enhanced coupon to the investor for taking on the added credit risk of the underlying issuer of the reference obligation (i.e., the reference entity). In addition to the credit risk of the reference entity and interest rate risk, the buyer/seller of credit-linked notes is subject to counterparty risk.

Corporate Debt

The Fund may invest in a wide variety of Corporate Debt of varying maturities issued by U.S. and foreign corporations and other business entities. Alcentra expects that most of the Corporate Debt the Fund normally will invest in will be rated below investment grade. Corporate Debt generally is used by corporations to borrow money from investors. An issuer of Corporate Debt typically pays the investor a fixed or floating rate of interest and normally must repay the amount borrowed on or before maturity. Holders of Corporate Debt, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the issuer for the principal and interest due them and may have a prior claim over other creditors but are generally subordinate to any existing lenders in the issuer's capital structure.

Corporate Debt comes in many varieties and may differ in the way that interest is calculated, the amount and frequency of payments, the type of collateral, if any, and the presence of special features (e.g., conversion rights). The Fund's investments in Corporate Debt may include, but are not limited to, senior, junior, secured and unsecured bonds, notes and other debt securities. The investment return of Corporate Debt reflects interest on the security and changes in the market value of the security. The fixed rate Corporate Debt in which the Fund invests typically will be unsecured, while the floating rate Corporate Debt in which the Fund invests typically will be secured. The market value of fixed rate Corporate Debt generally may be expected to rise and fall inversely with interest rates. The value of intermediate- and longer-term fixed rate Corporate Debt normally fluctuates more in response to changes in interest rates than does the value of shorter-term fixed rate Corporate Debt. The market value of Corporate Debt may be affected by the credit rating of the corporation, the corporation's performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate Debt usually yields more than government or agency bonds due to the presence of credit risk.

Zero Coupon, Pay-In-Kind and Step-Up Securities

Zero coupon securities are issued or sold at a discount from their face value and do not entitle the holder to any periodic payment of interest prior to maturity or a specified redemption date or cash payment date. Zero coupon securities also may take the form of notes and bonds that have been stripped of their unmatured interest coupons, the coupons themselves and receipts or certificates representing interests in such stripped debt obligations and coupons. Zero coupon securities issued by corporations and financial institutions typically constitute a proportionate ownership of the issuer's pool of underlying Treasury securities. A zero coupon security pays no interest to its holders during its life and is sold at a discount to its face value at maturity. The amount of any discount varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and perceived credit quality of the issuer. Payment-in-kind or "PIK" securities generally pay interest through the issuance of additional securities. Step-up coupon bonds are debt securities that typically do not pay interest for a specified period of time and then pay interest at a series of different rates. The amount of any discount on these securities varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and perceived credit quality of the issuer.

Foreign Investments

As a global fund, unless otherwise prohibited by applicable law, the Fund may invest in issuers located anywhere in the world. The Fund expects to focus its foreign investments in countries in Western and Northern Europe. The Fund considers a non-U.S. issuer to be a company organized or with its principal place of business in, or that has a majority of its assets or business in, or whose securities are primarily listed or traded on exchanges in, a country outside the United States. Foreign investments also include securities issued or guaranteed by governments other than the U.S. Government or by foreign supranational entities. They also include securities of issuers whose principal trading market is in a country other than the United States (including those that are located in the United States or organized under U.S. law). In addition to being traded on foreign securities exchanges, securities of non-U.S. issuers may be traded in the foreign off-exchange or "OTC" markets. Securities of non-U.S. issuers also may be purchased in the form of depositary receipts and may not necessarily be denominated in the same currency as the securities into which they may be converted.

The Fund's investments in European companies are generally anticipated to be in companies in Western and Northern European countries, including the United Kingdom, Ireland, France, Germany, Austria and Switzerland, as well as the Benelux countries (Belgium, the Netherlands and Luxembourg) and the Scandinavian countries (Sweden, Denmark, Norway and Finland). Other European countries in which the Fund may seek to invest include, but are not limited, to Spain, Italy, Greece and Portugal. The Fund expects that, under current market conditions, it will seek to hedge substantially all of its exposure to foreign currencies against the value of the U.S. dollar.

Foreign Currency Transactions

Foreign securities in which the Fund may invest may be U.S. dollar-denominated or non-U.S. dollar-denominated. The Fund expects that, under normal conditions, it will seek to hedge substantially all of its exposure to foreign currencies against the value of the U.S. dollar. The Fund also may enter into foreign currency transactions to fix in U.S. dollars, between trade and settlement date, the value of a security the Fund has agreed to buy or sell. For example, the Fund may transact in foreign currencies, may enter into forward foreign currency exchange contracts, and may buy and sell foreign currency futures contracts and options on foreign currencies and foreign currency futures. Generally, the Fund's currency exchange transactions will be conducted on a spot (i.e., cash) basis at the spot rate prevailing in the currency exchange market. The cost of the Fund's currency exchange transactions will generally be the difference between the bid and offer spot rate of the currency being purchased or sold. In order to protect against uncertainty in the level of future currency exchange rates, the Fund is authorized to enter into various currency exchange transactions.

Use of Derivatives

The Fund may, but is not required to, use a variety of derivative instruments as a substitute for investing directly in an underlying asset, to increase returns, to manage credit or interest rate risk, to manage the effective maturity or duration of the Fund's portfolio, to manage foreign currency risk, or as part of a hedging strategy.

Generally, a derivative is a financial contract whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to individual debt instruments, interest rates, currencies or currency exchange rates and related indices. Although the Fund reserves the flexibility to use various derivative instruments as Alcentra deems advisable, it anticipates that its derivative instrument investments in its first year of operations will consist principally of options, total return swaps, credit default swaps and foreign currency forward and futures contracts. The Fund's use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investment directly in securities and other more traditional investments. See "Risks—Principal Investment Risks—Principal Risks of the Use of Derivatives." To the extent that the Fund invests in derivative instruments with economic characteristics similar to the Fund's investments in credit instruments, the daily marked-to-market value of such investments will be included for purposes of the Fund's 80% investment policy. Alcentra may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by the Fund will succeed.

Derivative instruments may be purchased on established exchanges or through privately negotiated transactions referred to as OTC derivatives. Exchange-traded derivative instruments generally are guaranteed by the clearing agency which is the issuer or counterparty to such derivatives. This guarantee usually is supported by a daily variation margin system operated by the clearing agency in order to reduce overall credit risk. As a result, unless the clearing agency defaults, there is relatively little counterparty credit risk associated with derivatives purchased on an exchange. By contrast, no clearing agency guarantees OTC derivatives. Therefore, each party to an OTC derivative instrument bears the risk that the counterparty will default. Accordingly, Alcentra will consider the creditworthiness of counterparties to OTC derivative instruments in the same manner as it would review the credit quality of a security to be purchased by the Fund. In addition, mandatory margin requirements have been imposed on OTC derivative instruments, which will add to the cost of such transactions.

Options. The Fund may enter into call and put options to the extent that the Fund may invest in such securities or instruments (or securities underlying an index, in the case of options on securities indices). Call and put options on specific instruments (or groups or "baskets" of specific instruments) convey the right to buy or sell, respectively, the underlying securities at prices which are expected to be lower or higher than the current market prices of the securities at the time the options are exercised. An option on an index is similar to an option in respect of specific securities, except that settlement does not occur by delivery of the securities comprising the index. Instead, the option holder receives an amount of cash if the closing level of the index upon which the option is based is greater in the case of a call, or less, in the case of a put, than the exercise price of the option. Thus, the effectiveness of purchasing or writing index options will depend upon price movements in the level of the index rather than the price of a particular security. Call and put options on foreign currency convey the right to buy or sell the underlying currency at a price which is expected to be lower or higher than the spot price of the currency at the time the option is exercised or expires.

Total Return Swaps. The Fund may enter into total return swaps. In a total return swap, the Fund typically pays the counterparty a fixed or floating short-term interest rate and receives in exchange the total return of underlying assets. If the other party to a total return swap defaults, the Fund's risk of loss consists of the net amount of total return payments that the Fund is contractually entitled to receive. The Fund typically would have to post collateral to cover this potential obligation. The Fund may use total return swaps for financing or investment purposes.

Credit Default Swaps. The Fund may enter into credit default swaps. A credit default swap is an agreement between two counterparties that allows one counterparty (the "seller") to sell protection under the swap and be "long" on a third party's credit risk and the other party (the "buyer") to purchase protection under the swap and be "short" on the credit risk. Typically, the buyer agrees to make regular fixed payments to the seller with the same frequency as the underlying reference instrument. In exchange, the buyer typically has the right upon a credit event on the underlying instrument to deliver the instrument to the seller in exchange for the instrument's par value plus interest. Credit default swaps can be used as a substitute for purchasing or selling a credit security and sometimes are preferable to actually purchasing the security. If the Fund is a seller of a credit default swap, it would allow the Fund to obtain economic exposure to certain credits without having a direct exposure to such credits, in effect obtaining leverage. The Fund currently intends to only purchase credit default swaps. As a protection "buyer" in a credit default swap, the Fund may be obligated to pay the protection "seller" an up-front payment or a periodic stream of payments over the term of the contract provided generally that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the "par value" (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the underlying issuer described in the swap (i.e., the reference entity), or the seller may be required to deliver the related net cash amount, if the swap is cash settled.

Foreign Currency Forwards and Futures Contracts. The Fund expects that, under normal conditions, it will seek to hedge substantially all of its exposure to foreign currencies against the value of the U.S. dollar. The Fund also may enter into foreign currency transactions to fix in U.S. dollars, between trade and settlement date, the value of a security the Fund has agreed to buy or sell.

A forward or futures foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a price and for an amount set at the time of the contract. Forward contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has a deposit requirement, and no commissions are charged at any stage for trades. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the spread) between the price at which they are buying and selling various currencies. However, forward and futures foreign currency exchange contracts may limit potential gains which could result from a positive change in such currency relationships. The Fund does not speculate in foreign currency.

At the consummation of a forward contract, the Fund may either make delivery of the foreign currency or terminate its contractual obligation to deliver the foreign currency by purchasing an offsetting contract obligating it to purchase, at the same maturity date, the same amount of such foreign currency. Futures contracts are traded on exchanges, so that, in most cases, either party can close out its position on the exchange for cash, without delivering the security or other asset. Although some futures contracts call for making or taking delivery of the underlying securities or other asset, generally these obligations are closed out before delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying asset, and delivery month). Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument with the same delivery date. If the Fund chooses to make delivery of the foreign currency, it may be required to obtain such currency through the sale of portfolio investments denominated in such currency or through conversion of other assets of the Fund into such currency. If the Fund engages in an offsetting transaction, the Fund will incur a gain or loss to the extent that there is a difference between the forward contract price and the offsetting forward contract price.

It should be realized that this method of protecting the value of the Fund's portfolio investments against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange which can be achieved at some future point in time. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain should the value of such currency increase.

A derivatives contract will obligate or entitle the Fund to deliver or receive an asset or cash payment based on the change in value of one or more underlying investments, indices or currencies. Currently, when the Fund enters into derivatives transactions, it may be required to segregate liquid assets or enter into offsetting positions or otherwise cover its obligations, in accordance with applicable SEC guidance or other applicable law, while the positions are open. If such segregated assets represent a large portion of the Fund's portfolio, portfolio management may be affected as covered positions may have to be reduced if it becomes necessary for the Fund to reduce the amount of segregated assets in order to repurchase Shares in a repurchase offer or meet other obligations.

In October 2020, the SEC adopted new Rule 18f-4 under the 1940 Act, which, once effective, will govern the use of derivative investments and certain financing transactions (e.g., reverse repurchase agreements) by registered investment companies, including the Fund. Unless the Fund qualifies as a "limited derivatives user" (as defined in Rule 18f-4), the new rule would, among other things, require the Fund to establish a comprehensive derivatives risk management program, to comply with certain value-at-risk based leveraged limits, to appoint a derivatives risk manager and to provide additional disclosure both publicly and to the SEC regarding its derivatives positions. If the Fund qualifies as a "limited derivatives user," Rule 18f-4 would require the Fund to have policies and procedures to manage its aggregate derivatives risk. Compliance with Rule 18f-4 will not be required until August 2022. As the Fund comes into compliance, the approach to asset segregation and coverage requirements described herein will be impacted. Compliance with the new rule by the Fund could, among other things, make derivatives more costly, limit their availability or utility, or otherwise adversely affect their performance. The new rule may limit the Fund's ability to use derivatives as part of its investment strategy.

For a description of other derivatives the Fund may invest in, including options on futures as well as certain other currency and interest rate instruments such as currency exchange transactions on a spot (i.e., cash) basis, put and call options on foreign currencies and interest rate swaps, see "Investments, Investment Techniques and Risks—Principal Portfolio Investments—Derivatives and Other Strategic Transactions" in the SAI.

Illiquid and Restricted Investments

The Fund may invest without limit in instruments that, at the time of investment, are illiquid, which are investments that cannot be sold or disposed of in the ordinary course of business at approximately the prices at which they are valued. Illiquid securities include, but are not limited to, restricted securities (described below), securities that may be resold pursuant to Rule 144A under the Securities Act, but that are deemed to be illiquid, and repurchase agreements with maturities in excess of seven days. The Board or its delegate has the ultimate authority to determine, to the extent permissible under the federal securities laws, which securities are liquid or illiquid. Valuing illiquid securities typically requires greater judgment than valuing securities for which there is an active trading market. The market price of illiquid securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of illiquid securities. Investment of the Fund's assets in illiquid securities may restrict the Fund's ability to take advantage of market opportunities because of the Fund's inability to sell such securities.

The Fund may invest without limit in restricted securities, which are securities that may not be sold to the public without an effective registration statement under the Securities Act. The restriction on public sale may make it more difficult to value such securities, limit the Fund's ability to dispose of them and lower the amount the Fund could realize upon their sale. Because they are not registered, restricted securities may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. In recognition of the increased size and liquidity of the institutional market for unregistered securities and the importance of institutional investors in the formation of capital, the SEC adopted Rule 144A under the Securities Act. Rule 144A is designed to facilitate efficient trading among institutional investors by permitting the sale of certain unregistered securities to qualified institutional buyers. To the extent privately placed securities held by the Fund qualify under Rule 144A and an institutional market develops for those securities, the Fund likely will be able to dispose of the securities without registering them under the Securities Act. To the extent that institutional buyers become, for a time, uninterested in purchasing these securities, investing in Rule 144A securities could increase the level of illiquidity in the Fund's portfolio.

Other Portfolio Investments

In addition to the principal investments described above, the Fund may invest in the following instruments, which are not anticipated to be principal investments of the Fund.

Equity Securities

The Fund may invest in equity securities. The Fund generally expects that it may invest in or hold equity securities incident to the purchase or ownership of a credit instrument or in connection with a reorganization of an issuer or as a result of a Special Situation Investment. These investments could arise when a Borrower or issuer defaults or enters reorganization proceedings and such Borrower or issuer offers and the Fund agrees to accept equity securities in lieu of cash repayment of the principal and any outstanding interest on the fixed income security. The Fund, from time to time, also may seek to participate in the upside gain of a business through the exercise of warrants or other equity securities acquired in connection with its investment in a Subordinated Loan.

Common Stock. Common stock represents shares of a corporation or other entity that entitle the holder to a share of the profits of the entity, if any, without preference over any other shareholder or class of shareholders, including holders of the entity's preferred stock and other senior equity. After other claims are satisfied, common stockholders and other common equity owners participate in the company's profits on a pro-rata basis; profits may be paid out in dividends or reinvested in the company to provide potential growth. Increases and decreases in earnings are usually reflected in a company's common equity securities, so common equity securities generally have the greatest appreciation and depreciation potential of all corporate securities. Common stock usually carries with it the right to vote and frequently an exclusive right to do so. Common stock may be received upon the conversion of convertible securities.

Preferred Stock. Preferred stock is a form of equity ownership in a corporation. Generally, preferred stock has a specified dividend and ranks after loans and other debt instruments and before common stocks in its claim on income for dividend payments and on assets should the corporation be liquidated or declare bankruptcy. The market value of preferred stock generally increases when interest rates decline and decreases when interest rates rise, but, as with debt instruments, also is affected by the issuer's ability or perceived ability to make payments on the preferred stock. While most preferred stocks pay a dividend, the Fund may purchase preferred stock where the issuer has omitted, or is in danger of omitting, payment of its dividend. Certain classes of preferred stock are convertible, meaning the preferred stock is convertible into shares of common stock of the issuer. Holding convertible preferred stock can provide a steady stream of dividends and the option to convert the preferred stock to common stock.

Convertible Securities. Convertible securities include preferred stocks or other securities (including debt obligations) that may be converted or exchanged (by the holder or by the issuer) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio or predetermined price (the conversion price). Convertible securities have characteristics similar to both equity and debt securities. Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

Generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security, like a debt security, tends to trade increasingly on a yield basis, and thus may not decline in price to the same extent as the underlying common stock.

Warrants and Rights. Warrants and other stock purchase rights give the holder the right to subscribe to equity securities at a specific price for a specified period of time. Rights are similar to warrants but typically have shorter durations and are offered to current shareholders of the issuer. Warrants and rights are subject to the same market risk as stocks, but may be more volatile in price. The Fund's investment in warrants and rights will not entitle it to receive dividends or exercise voting rights, provide no rights with respect to the assets of the issuer and will become worthless if not profitably exercised before the expiration date. Credit instruments with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock.

U.S. Government Securities

The Fund may invest in U.S. Government securities. U.S. Government securities are issued or guaranteed by the U.S. Government or its agencies or instrumentalities. U.S. Government securities include Treasury bills, Treasury notes and Treasury bonds, which differ in their interest rates, maturities and times of issuance. Treasury bills have initial maturities of one year or less; Treasury notes have initial maturities of one to ten years; and Treasury bonds generally have initial maturities of greater than ten years. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities are supported by the full faith and credit of the Treasury; others by the right of the issuer to borrow from the Treasury; others by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others only by the credit of the agency or instrumentality. These securities bear fixed, floating or variable rates of interest. While the U.S. Government currently provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law. A security backed by the Treasury or the full faith and credit of the United States is guaranteed only as to timely payment of interest and principal when held to maturity. The Fund's net asset value is not guaranteed.

Other Investment Companies

The Fund may invest in securities issued by other investment companies within the limits prescribed by the 1940 Act, the rules and regulations thereunder and any exemptive orders currently or in the future obtained by the Fund from the SEC. Although the Fund reserves the flexibility to invest in other investment companies as Alcentra deems advisable, the Fund currently anticipates that it would invest in other investment companies (primarily ETFs) during the period during which the proceeds of the continuous offering of Shares are being invested or for cash management purposes in connection with the Fund's operations. These securities include shares of other closed-end funds and open-end funds (including ETFs) that invest primarily in debt securities, or related instruments, of the types in which the Fund may invest directly. ETFs are registered investment companies that generally aim to track or replicate a desired index, such as a sector, market or global segment. Most ETFs are passively managed and their shares are traded on a national exchange. ETFs do not sell individual shares directly to investors and only issue their shares in large blocks known as "creation units."

Short-Term Fixed Income Securities and Money Market Instruments; Temporary Defensive Position

During temporary defensive periods or for cash management purposes in connection with the Fund's operations, including the period during which the proceeds of the continuous offering of Shares are being invested, the Fund may deviate from its investment objective and policies. During such periods, the Fund may invest up to 100% of its assets in money market instruments, including U.S. Government securities, repurchase agreements, bank obligations and commercial paper, as well as cash, cash equivalents or high quality short-term fixed income and other securities. Accordingly, during such periods, the Fund may not achieve its investment objective. The Fund also may purchase money market instruments when it has cash reserves or in anticipation of taking a market position.

Repurchase and Reverse Repurchase Agreements

The Fund may enter into repurchase agreements, in which the Fund purchases a security from a bank or broker-dealer and the bank or broker-dealer agrees to repurchase the security at the Fund's cost plus interest within a specified time. If the party agreeing to repurchase should default, the Fund will seek to sell the securities which it holds. This could involve transaction costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days are considered to be illiquid securities.

The Fund may utilize reverse repurchase agreements. Under a reverse repurchase agreement, the Fund would sell securities to a bank or broker-dealer and agree to repurchase the securities at a mutually agreed upon date and price. Generally, the effect of such a transaction is that the Fund can recover and reinvest all or most of the cash invested in the portfolio securities involved during the term of the reverse repurchase agreement and still be entitled to the returns associated with those portfolio securities. Such transactions are advantageous if the interest cost to the Fund of the reverse repurchase transaction is less than the returns it obtains on investments purchased with the cash. Currently, unless the Fund covers its positions in reverse repurchase agreements (by segregating liquid assets at least equal in amount to the forward purchase commitment), its obligations under the agreements will be subject to the Fund's limitation on the use of Borrowings. Under new Rule 18f-4, the Fund may determine to treat all of its reverse repurchase agreements (and similar financing transactions) as derivatives transactions subject to the conditions of the rule governing the Fund's exposure to derivatives, instead of treating them as Borrowings for purposes of complying with Section 18 of the 1940 Act. Reverse repurchase agreements involve leverage risk and also the risk that the market value of the securities that the Fund is obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

Portfolio Turnover

It is not the Fund's policy to engage in transactions with the objective of seeking profits from short-term trading. However, active and frequent trading may arise when Alcentra deems it in the Fund's best interest to redirect its investment focus from one type of credit instrument or Credit Strategy to another.

Use of Leverage

The Fund may employ leverage to enhance its potential for achieving its investment objective. The Fund intends to primarily employ leverage through Borrowings, and may borrow up to the limits imposed by the 1940 Act (i.e., for every dollar of indebtedness from Borrowings, the Fund is required to have at least three dollars of total assets, including the proceeds from Borrowings). The Fund does not currently anticipate engaging in Borrowings during its fiscal year ending September 30, 2022 as it seeks to raise capital through this offering. However, if the Fund raises sufficient capital prior to September 30, 2022, it may employ leverage through Borrowings during its first fiscal year, with notice to Shareholders. Accordingly, prospective investors should consider carefully the risks related to leverage and Borrowings summarized herein. See "Risks—Principal Investment Risks—Leverage Risk." Borrowings will have seniority over the Shares, and Shareholders will bear the costs associated with any Borrowings. Any Borrowings will leverage Shareholders' investments in Shares. The Board may authorize the use of leverage through Borrowings without the approval of Shareholders. All costs and expenses related to any form of leverage used by the Fund will be borne entirely by the Shareholders.

Under the 1940 Act, the Fund generally is not permitted to borrow unless immediately after the Borrowing the value of the Fund's assets less liabilities other than the Borrowings is at least 300% of the principal amount of such Borrowing (i.e., such principal amount may not exceed 33-1/3% of the Fund's total assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Shares unless, after giving effect to such declaration, the value of the Fund's total assets, less liabilities other than the Borrowings, would be at least 300% of such principal amount. If the Fund borrows, the Fund intends, to the extent possible, to prepay all or a portion of the principal amount of the Borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default and entitle the debt holders to elect a majority of the Board.

The rights of lenders to the Fund to receive interest on and repayment of principal of any Borrowings will be senior to those of the Shareholders, and the terms of any such Borrowings may contain provisions which limit certain activities of the Fund, including the payment of distributions to Shareholders in certain circumstances. Further, the 1940 Act does (in certain circumstances) grant to the lenders to the Fund certain voting rights in the event of default in the payment of interest on or repayment of principal. In the event that such provisions would impair the Fund's status as a RIC under the Internal Revenue Code of 1986, as amended (the "Code"), the Fund intends to repay the Borrowings.

The Fund intends to arrange a credit facility with one or more financial institutions (the "Credit Facility"). The Fund expects that the Credit Facility will contain customary covenants relating to asset coverage and portfolio composition requirements. Generally, covenants to which the Fund may be subject to under the Credit Facility include affirmative covenants, negative covenants, financial covenants and investment covenants. An example of an affirmative covenant would be one that requires the Fund to send its annual audited financial report to the lender. An example of a negative covenant would be one that prohibits the Fund from making any amendments to its fundamental investment policies. An example of a financial covenant is one that would require the Fund to maintain a 3:1 asset coverage ratio. An example of an investment covenant is one that would require the Fund to limit its investment in a particular asset class. The Fund may be required to pledge some or all of its assets and to maintain a portion of its assets in cash or higher-grade instruments as a reserve against interest or principal payments and expenses. The Fund's custodian will retain all assets that are pledged. There can be no assurance that the Fund will enter into an agreement for the Credit Facility on terms and conditions representative of the foregoing, or that additional material terms will not apply. In addition, if entered into, the Credit Facility may in the future be replaced or refinanced by one or more credit facilities having substantially different terms, including higher costs of borrowing. The Fund also may not be able to renew the Credit Facility or replace the Credit Facility with one or more other credit facilities and may elect to issue Preferred Shares or debt securities. In the event of such issuance, the Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for any debt securities or Preferred Shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. It is not anticipated that any of these covenants or guidelines will impede BNYM Investment Adviser or Alcentra from managing the Fund's portfolio in accordance with the Fund's investment objective and policies.

The Fund also may borrow money to finance the repurchase of Shares pursuant to repurchase offers or as a temporary measure for extraordinary or emergency purposes, to the extent permitted under the 1940 Act, including the payment of dividends and the settlement of securities transactions which otherwise might require detrimental dispositions of its portfolio investments.

In addition to the use of Borrowings, the Fund may use leverage through the issuance of Preferred Shares in an aggregate amount of up to 50% of the Fund's Managed Assets immediately after such issuance, although the Fund has no current intention to issue Preferred Shares. Under the 1940 Act, the Fund is not permitted to issue Preferred Shares unless immediately after the issuance the value of the Fund's assets is at least 200% of the liquidation value of the outstanding preferred shares (i.e., such liquidation preference may not exceed 50% of the Fund's assets less liabilities other than Borrowings). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Shares unless, after giving effect to such declaration, the value of the Fund's total assets less liabilities other than Borrowings would be at least 200% of such liquidation value. If the Fund issues Preferred Shares, the Fund intends, to the extent possible, to purchase or redeem Preferred Shares from time to time to the extent necessary in order to maintain coverage of any preferred shares of at least 200%. If the Fund has Preferred Shares outstanding, two of the Trustees will be elected by the holders of Preferred Shares, voting separately as a class. The remaining Trustees of the Fund will be elected by holders of Shares and Preferred Shares voting together as a single class. In the event the Fund failed to pay dividends on Preferred Shares for two years, holders of Preferred Shares would be entitled to elect a majority of the Trustees of the Fund. The failure to pay dividends or make distributions could result in the Fund ceasing to qualify as a RIC under the Code, which could have a material adverse effect on the value of the Shares. See "Description of Shares—Preferred Shares." The Fund does not currently intend to issue Preferred Shares. As noted above, however, in the event the Fund is not able to renew the Credit Facility or enter into one or more other credit facilities, on terms determined by BNYM Investment Adviser and Alcentra to be reasonable, the Fund may elect to issue Preferred Shares.

The use of leverage is speculative and involves increased risk, including increased variability of the Fund's net income, distributions and net asset value in relation to market changes. See "Risks—Principal Investment Risks—Leverage Risk." The Fund's leverage strategy may not work as planned or achieve its goals.

Leverage Risks

Utilization of leverage is a speculative investment technique and involves certain risks to Shareholders. These include the possibility of higher volatility of the net asset value of and distributions on the Shares. So long as the Fund is able to realize a higher net return on its investment portfolio than the then-current cost of any leverage together with other related expenses, the effect of such leverage will be to cause Shareholders to realize higher current net investment income than if the Fund were not so leveraged. On the other hand, to the extent that the then-current cost of any leverage, together with other related expenses, approaches the net return on the Fund's investment portfolio, the benefit of leverage to Shareholders will be reduced, and if the then-current cost of such leverage were to exceed the net return on the Fund's portfolio, the Fund's leveraged capital structure would result in a lower rate of return to Shareholders than if the Fund were not so leveraged.

Any decline in the net asset value of the Fund's investments will be borne entirely by Shareholders. Therefore, if the market value of the Fund's portfolio declines, the leverage will result in a greater decrease in net asset value to Shareholders than if the Fund were not leveraged. To the extent that the Fund is required or elects to prepay any Borrowings (or redeem Preferred Shares, if any) the Fund may need to liquidate investments to fund such prepayments (or redemptions). Liquidation at times of adverse economic conditions may result in capital loss and reduce returns to Shareholders. In addition, when the Fund uses leverage, the investment management fees payable to BNYM Investment Adviser (and, indirectly, Alcentra) will be higher than if the Fund did not use leverage, and may provide a financial incentive to BNYM Investment Adviser and Alcentra to increase the Fund's use of leverage and create an inherent conflict of interest. See "Risks—Principal Investment Risks—Leverage Risk."

Risks

An investment in the Fund involves special risk considerations, which are described below. The Fund is designed as a long-term investment and not as a vehicle for short-term trading purposes. An investment in Shares may be speculative and it involves a high degree of risk. The Fund should not constitute a complete investment program. Due to the uncertainty in all investments, there can be no assurance that the Fund will achieve its investment objective. Your Shares at any point in time may be worth less than your original investment, even after taking into account the reinvestment of Fund dividends and distributions.

General Risks of Investing in the Fund

No Operating History

The Fund is a recently-organized, closed-end management investment company with no operating history. As a result, prospective investors have no track record or history on which to base their investment decision to purchase Shares. The Fund may not attract sufficient assets to achieve investment and trading efficiencies. There can be no assurance that the Fund will grow to or maintain an economically viable size, in which case the Board may determine to liquidate the Fund, which can be initiated without Shareholder approval if the Board determines it is in the best interest of Shareholders. As a result, the timing of the Fund's liquidation may not be favorable to certain individual Shareholders.

Repurchase Offers Risk

As described under "Periodic Repurchase Offers" below, the Fund is an "interval fund" and, to provide liquidity to Shareholders, makes quarterly offers to repurchase between 5% and 25% of its then outstanding Shares at net asset value. Repurchase offers generally are funded from available cash (including, if necessary, offering proceeds) or sales of portfolio investments, but may be funded with Borrowings.

The repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund's expense ratio and portfolio turnover. Repurchase offers and the need to fund repurchase obligations may also affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund's investment performance. Payment for tendered Shares may require the liquidation of the Fund's investments earlier than the Fund would otherwise liquidate those holdings, potentially resulting in losses, and may increase the Fund's portfolio turnover. Such liquidations also may cause the Fund to sell its more liquid investments, which may reduce the size of future repurchase offerings and may result in the Fund selling investments at inopportune times or at times prior to when the Fund believes it may be able to realize the best return on such investments. Additionally, because such liquidations may cause the Fund to sell its more liquid investments, Shareholders who choose not to tender into a repurchase offer will hold investments in a Fund whose portfolio may become increasingly illiquid. To the extent the Fund's portfolio becomes more illiquid, the Fund's portfolio may become harder to value, and it may become harder for the Fund to dispose of its investments at prices it believes reflect their fair value, or at all, resulting in losses to the Fund and its Shareholders.

Diminution in the size of the Fund through repurchases, without offsetting new sales, may result in untimely sales of portfolio investments and a higher expense ratio, and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective.

Subject to the Fund's investment restriction with respect to leverage, the Fund may utilize Borrowings to finance the repurchase of Shares. However, there can be no assurance that the Fund will be able to obtain such financing. Moreover, if the Fund uses Borrowings to finance its repurchase offers, repurchases of Shares may compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows money to finance repurchases, interest on those Borrowings will negatively affect Shareholders who do not tender their Shares by increasing Fund expenses borne by Shareholders of (in addition to the increase in pro rata expenses that will result from having a smaller base of assets after any such repurchase offers over which to spread fixed expenses) and reducing any net investment income.

If a repurchase offer is oversubscribed, the Board may determine to increase the amount repurchased by up to 2% of the outstanding Shares as of the date of the Repurchase Request Deadline. In the event that the Board determines not to repurchase more than the repurchase offer amount, or if Shareholders tender more than the repurchase offer amount plus 2% of the outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, Shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Shareholders will be subject to the risk of net asset value fluctuations during that period. Thus, there is also a risk that some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarterly period, thereby increasing the likelihood that proration will occur. Certain Shareholders, including affiliates of BNYM Investment Adviser, may from time to time own or control a significant percentage of the Shares. Repurchase requests by these Shareholders of these Shares may cause repurchases to be oversubscribed, with the result that Shareholders may only be able to have a portion of their Shares repurchased in connection with any repurchase offer.

A Shareholder may be subject to market and other risks, and the net asset value of Shares tendered in a repurchase offer may fluctuate between the date a Shareholder submits a repurchase request and the Repurchase Request Deadline, and to the extent there is any delay between the Repurchase Request Deadline and the Repurchase Pricing Date. The net asset value of Shares on the Repurchase Request Deadline or the Repurchase Pricing Date may be higher or lower than on the date a Shareholder submits a repurchase request. See "Periodic Repurchase Offers."

In addition, the repurchase of Shares by the Fund will generally be a taxable event to tendering Shareholders and may be a taxable event to those Shareholders that do not participate in the repurchase. Repurchase offers, if funded from offering proceeds, may constitute a return of capital. Any capital returned to Shareholders through the repurchase of Shares will be distributed after payment of Fund fees and expenses. See "Certain Material U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders—Sale of Shares."

Illiquidity of Shares

The Fund is designed for long-term investors and not as a trading vehicle. An investment in the Shares, unlike an investment in a traditional listed closed-end fund, should be considered illiquid. The Shares are appropriate only for investors who are seeking an investment in less liquid portfolio investments within an illiquid fund. An investment in Shares is not suitable for investors who need access to the money they invest. Unlike open-end funds (commonly known as mutual funds), which generally permit redemptions on a daily basis, the Shares will not be redeemable at an investor's option. Unlike traditional listed closed-end funds, the Fund does not intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. The net asset value of the Shares may be volatile and the Fund's use of leverage will increase this volatility.

Management and Allocation Risk

The Fund's primary portfolio managers will make all determinations regarding allocations of the Fund's Managed Assets to each Credit Strategy and, taking into consideration the Allocation Committee's recommendations, may reallocate the Fund's Managed Assets as they deem necessary or appropriate in light of economic and market conditions, available investment opportunities and the relative returns and risks then represented by each type of security, consistent with the Fund's investment objective, strategies and policies. The percentage allocations among Credit Strategies may, from time to time, be out of balance with the target allocations recommended by the Allocation Committee due to various factors, such as varying investment performance among Credit Strategies, illiquidity of certain portfolio investments or changes to the allocations as determined by the Fund's primary portfolio managers. Any rebalancing of the Fund's portfolio, whether pursuant to a fixed percentage allocation or otherwise, may have an adverse effect on the performance of the Fund and may be subject to certain additional limits and constraints. There can be no assurance that the decisions of the Fund's primary portfolio managers with respect to the allocation and reallocation of the Fund's Managed Assets among the Credit Strategies, or that an investment within a particular Credit Strategy, will be successful.

Investment and Market Risk

An investment in the Fund is subject to investment risk, including the possible loss of the entire amount that you invest. Your investment in Shares represents an indirect investment in the credit instruments and other investments and assets owned by the Fund. The value of the Fund's portfolio investments may move up or down, sometimes rapidly and unpredictably. At any point in time, your Shares may be worth less than your original investment, even after taking into account the reinvestment of Fund dividends and distributions. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to their investment objectives and personal situation and (ii) consider factors such as their personal net worth, income, age, risk tolerance and liquidity needs. The Fund may also use leverage, which would magnify the Fund's investment, market and certain other risks. See "Risks—Principal Investment Risks—Leverage Risk."

The value of the instruments in which the Fund invests may be affected by political, regulatory, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market. In addition, turbulence in financial markets and reduced liquidity in equity, credit and/or fixed income markets may negatively affect many issuers, which could adversely affect the Fund. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. These risks may be magnified if certain events or developments adversely interrupt the global supply chain; in these and other circumstances, such risks might affect companies world-wide. Recent examples include pandemic risks related to COVID-19 and aggressive measures taken world-wide in response by governments, including closing borders, restricting international and domestic travel and imposing prolonged quarantines of large populations, and by businesses, including changes to operations and reducing staff. The effects of COVID-19 have contributed to increased volatility in global markets and will likely affect certain countries, companies, industries and market sectors more dramatically than others. The COVID-19 pandemic has had, and any other outbreak of an infectious disease or other serious public health concern could have, a significant negative impact on economic and market conditions and could trigger a prolonged period of global economic slowdown. To the extent the Fund has significant investments in certain countries, regions, companies, industries or market sectors, such positions will increase the risk of loss from adverse developments affecting those countries, regions, companies, industries or sectors.

Tax Risk

Certain of the Fund's investments will require the Fund to recognize taxable income in a taxable year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in loans and other debt obligations that will be treated as having "market discount" and/or OID for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, borrow, distribute offering proceeds, raise additional equity capital, make taxable distributions of its shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize gain or loss on such liquidations; in the event the Fund realizes net capital gains from such liquidation transactions, its Shareholders may receive larger capital gain distributions than they would in the absence of such transactions.

Best-Efforts Offering Risk

This offering is being made on a reasonable best efforts basis, whereby the Distributor and selected selling agents participating in this offering are only required to use their reasonable best efforts to sell the Shares and have no firm commitment or obligation to purchase any of the Shares. There is no minimum number of Shares (by all Shareholders in the aggregate) required to be sold. There is no assurance that the Fund will raise sufficient proceeds in this offering to allow the Fund to purchase a portfolio of investments allocated in accordance with the Fund's investment strategy. As a result, the Fund may be unable to achieve its investment objective and an investor could lose some or all of the value of their investment in the Shares.

Non-Diversification Risk

The Fund is non-diversified, which means that a relatively high percentage of the Fund's assets may be invested in a limited number of issuers. Therefore, the Fund's performance may be more vulnerable to changes in the market value of a single issuer and more susceptible to risks associated with a single economic, political or regulatory occurrence than a diversified fund.

Principal Investment Risks

Risks of Investing in Credit Instruments

Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in credit instruments and other investments with similar economic characteristics. Credit instruments are particularly susceptible to the following risks:

Issuer Risk

The market value of credit instruments may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods and services. The market value of a credit instrument also may be affected by investors' perceptions of the creditworthiness of the issuer, the issuer's performance and perceptions of the issuer in the market place.

Credit Risk

Credit risk is the risk that one or more credit instruments in the Fund's portfolio will decline in price or fail to pay interest or principal when due because the issuer of the instrument experiences a decline in its financial status. Losses may occur because the market value of a credit instrument is affected by the creditworthiness or perceived creditworthiness of the issuer and by general economic and specific industry conditions and the Fund's investments will often be subordinate to other debt in the issuer's capital structure. Because the Fund generally expects to invest a significant portion of its Managed Assets in below investment grade instruments, it will be exposed to a greater amount of credit risk than a fund which invests in investment grade securities. The prices of below investment grade instruments are more sensitive to negative developments, such as a decline in the issuer's revenues or a general economic downturn, than are the prices of investment grade instruments, which may reduce the Fund's net asset value.

Interest Rate Risk

Prices of fixed rate credit instruments tend to move inversely with changes in interest rates. Typically, a rise in rates will adversely affect these instruments and, accordingly, will cause the Fund's net asset value to decline. During periods of very low interest rates, which occur from time to time due to market forces or actions of governments and/or their central banks, including the Board of Governors of the Federal Reserve System in the United States, the

Fund may be subject to a greater risk of principal decline from rising interest rates. The magnitude of these fluctuations in the market price of fixed rate credit instruments is generally greater for instruments with longer effective maturities and durations because such instruments do not mature, reset interest rates or become callable for longer periods of time.

The change in the value of a fixed rate fixed income security or portfolio can be approximated by multiplying its duration by a change in interest rates. For example, the market price of a fixed income security with a duration of three years would be expected to decline 3% if interest rates rose 1%. Conversely, the market price of the same security would be expected to increase 3% if interest rates fell 1%. In the event that the Fund were to have a negative average effective duration, the net asset value of the Fund could decline in a declining interest rate environment.

Unlike investment grade instruments, however, the prices of high yield ("junk") instruments may fluctuate unpredictably and not necessarily inversely with changes in interest rates. In addition, the rates on floating rate instruments adjust periodically with changes in market interest rates. Although these instruments are generally less sensitive to interest rate changes than fixed rate instruments, the value of floating rate loans and other floating rate instruments may decline if their interest rates do not rise as quickly, or as much, as general interest rates. Substantial increases in interest rates could cause an increase in loan defaults as borrowers might lack resources to meet higher debt service requirements.

Prepayment Risk

During periods of declining interest rates, the issuer of a credit instrument may exercise its option to prepay principal earlier than scheduled, forcing the Fund to reinvest the proceeds from such prepayment in potentially lower yielding instruments, which may result in a decline in the Fund's income and distributions to Shareholders. This is known as prepayment or "call" risk. Credit instruments frequently have call features that allow the issuer to redeem the instrument at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met ("call protection"). An issuer may choose to redeem a fixed rate credit instrument if, for example, the issuer can refinance the instrument at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be enhanced.

Reinvestment Risk

Reinvestment risk is the risk that income from the Fund's portfolio will decline if and when the Fund invests the proceeds from matured, traded or called credit instruments at market interest rates that are below the portfolio's current earnings rate. A decline in income could affect the Fund's net asset value per Share or its overall return.

Spread Risk

Wider credit spreads and decreasing market values typically represent a deterioration of an instrument's credit soundness and a perceived greater likelihood or risk of default by the issuer. Fixed income instruments generally compensate for greater credit risk by paying interest at a higher rate. The difference (or "spread") between the yield of a security and the yield of a benchmark, such as a U.S. Treasury security with a comparable maturity, measures the additional interest paid for credit risk. As the spread on a security widens (or increases), the price (or value) of the security generally falls. Spread widening may occur, among other reasons, as a result of market concerns over the stability of the market, excess supply, general credit concerns in other markets, security- or market-specific credit concerns or general reductions in risk tolerance.

Inflation/Deflation Risk

Inflation risk is the risk that the value of certain assets or income from the Fund's investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Shares and distributions on the Shares can decline. In addition, during any periods of rising inflation, the costs associated with the Fund's use of leverage through Borrowings would likely increase, which would tend to further reduce returns to Shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund's portfolio.

Below Investment Grade Instruments Risk

Below investment grade instruments are commonly referred to as "junk" or "high yield" instruments and are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. Below investment grade instruments, though generally higher yielding, are characterized by higher risk. These instruments are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. The secondary market for below investment grade instruments may not be as liquid as the secondary market for more highly rated instruments, a factor which may have an adverse effect on the Fund's ability to dispose of a particular security. There are fewer dealers in the market for high yield instruments than for investment grade instruments. The prices quoted by different dealers may vary significantly, and the spread between the bid and asked price is generally much larger for high-yield securities than for higher quality instruments. Under adverse market or economic conditions, the secondary market for below investment grade instruments could contract, independent of any specific adverse changes in the condition of a particular issuer, and these instruments may become illiquid. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of below investment grade instruments, especially in a market characterized by a low volume of trading.

Default, or the market's perception that an issuer is likely to default, could reduce the value and liquidity of below investment grade instruments held by the Fund, thereby reducing the value of an investment in the Shares. In addition, default, or the market's perception that an issuer is likely to default, may cause the Fund to incur expenses, including legal expenses, in seeking recovery of principal or interest on its portfolio holdings, including litigation to enforce the Fund's rights. In any reorganization or liquidation proceeding relating to a portfolio company, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Among the risks inherent in investments in a troubled entity is the fact that it frequently may be difficult to obtain information as to the true financial condition of such issuer. Alcentra's judgment about the credit quality of an issuer and the relative value of its securities may prove to be wrong. In addition, not only may the Fund lose its entire investment on one or more instruments, Shareholders may also lose their entire investments in the Fund. Investments in below investment grade instruments may present special tax issues for the Fund to the extent that the issuers of these securities default on their obligations pertaining thereto, and the U.S. federal income tax consequences to the Fund as a holder of such securities may not be clear.

Because of the greater number of investment considerations involved in investing in below investment grade instruments, the ability of the Fund to meet its investment objective depends more on Alcentra's judgment and analytical abilities than would be the case if the portfolio invested primarily in securities in the higher rating categories. While Alcentra will attempt to reduce the risks of investing in below investment grade instruments through active portfolio management, diversification, credit analysis and attention to current developments and trends in the economy and the financial markets, there can be no assurance that a broadly diversified portfolio of such instruments would substantially lessen the risks of defaults brought about by an economic downturn or recession.

Stressed, Distressed or Defaulted Issuers. The Fund may invest in credit instruments of distressed or defaulted issuers. Such instruments may be rated in the lower rating categories by an NRSRO (i.e., Caa1 or lower by Moody's, or CCC+ or lower by S&P or Fitch) or, if unrated, determined to be of comparable quality by Alcentra. For these securities, the risks associated with below investment grade instruments are more pronounced. Instruments rated in the lower rating categories are subject to higher credit risk with extremely poor prospects of ever attaining any real investment standing, to have a current identifiable vulnerability to default, to be unlikely to have the capacity to pay interest and repay principal when due in the event of adverse business, financial or economic conditions and/or to be in default or not current in the payment of interest or principal. Ratings may not accurately reflect the actual credit risk associated with a corporate security.

Investing in distressed or defaulted securities is speculative and involves substantial risks. The Fund may make such investments when, among other circumstances, Alcentra believes it is reasonably likely that the issuer of the distressed or defaulted securities will make an exchange offer or will be the subject of a plan of reorganization pursuant to which the Fund will receive new securities in return for the distressed or defaulted securities. There can be no assurance, however, that such an exchange offer will be made or that such a plan of reorganization will be adopted. In addition, a significant period of time may pass between the time at which the Fund makes its investment in distressed or defaulted securities and the time that any such exchange offer or plan of reorganization is completed, if at all. During this period, it is unlikely that the Fund would receive any interest payments on the distressed or defaulted securities, the Fund would be subject to significant uncertainty whether the exchange offer or plan of reorganization will be completed and the Fund may be required to bear certain extraordinary expenses to protect and recover its investment. The Fund also will be subject to significant uncertainty as to when, in what manner and for what value the obligations evidenced by the distressed or defaulted securities will eventually be satisfied (e.g., through a liquidation of the issuer's assets, an exchange offer or plan of reorganization involving the distressed or defaulted securities or a payment of some amount in satisfaction of the obligation). Even if an exchange offer is made or plan of reorganization is adopted with respect to distressed or defaulted securities held by the Fund, there can be no assurance that the securities or other assets received by the Fund in connection with the exchange offer or plan of reorganization will not have a lower value or income potential than may have been anticipated when the investment was made, or no value.

Senior Secured Loans Risk

The Senior Secured Loans in which the Fund will invest typically will be below investment grade quality. Although, in contrast to other below investment grade instruments, Senior Secured Loans hold senior positions in the capital structure of a business entity, are secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by unsecured creditors, subordinated debt holders and stockholders of the Borrower, the risks associated with Senior Secured Loans are similar to the risks of below investment grade instruments. See "Risks—Principal Investment Risks—Below Investment Grade Instruments Risk" above. Additionally, if a Borrower under a Senior Secured Loan defaults, becomes insolvent or goes into bankruptcy, the Fund may recover only a fraction of what is owed on the Senior Secured Loan or nothing at all. Senior Secured Loans are subject to a number of risks described elsewhere in this prospectus, including, but not limited to, credit risk and liquidity risk.

Although the Senior Secured Loans in which the Fund will invest will be secured by collateral, there can be no assurance that such collateral can be readily liquidated or that the liquidation of such collateral would satisfy the Borrower's obligation in the event of non-payment of scheduled interest or principal.

In the event of the bankruptcy or insolvency of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Senior Secured Loan. In the event of a decline in the value of the already pledged collateral, if the terms of a Senior Secured Loan do not require the Borrower to pledge additional collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the Borrower's obligations under the Senior Secured Loan. To the extent that a Senior Secured Loan is collateralized by stock in the Borrower or its subsidiaries, such stock may lose some or all of its value in the event of the bankruptcy or insolvency of the Borrower. Senior Secured Loans that are under-collateralized involve a greater risk of loss.

In general, the secondary trading market for Senior Secured Loans is not fully-developed. No active trading market may exist for certain Senior Secured Loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell certain Senior Secured Loans quickly or at a fair price. To the extent that a secondary market does exist for certain Senior Secured Loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. Furthermore, Senior Secured Loans may not be considered securities, and purchasers, such as the Fund, may not be entitled to rely on the anti-fraud protections of the federal securities laws, including those with respect to the use of material non-public information.

Some Senior Secured Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate a Senior Secured Loan to presently existing or future indebtedness of the Borrower or take other action detrimental to lenders, including the Fund. Such court action could, under certain circumstances, include invalidation of a Senior Secured Loan.

If legislation or state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make Senior Secured Loans, the availability or valuation of Senior Secured Loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.

If legislation or federal or state regulations require financial institutions to increase their capital requirements this may cause financial institutions to dispose of Senior Secured Loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of BNYM Investment Adviser or Alcentra, do not represent fair value. If the Fund attempts to sell a Senior Secured Loan at a time when a financial institution is engaging in such a sale, the price the Fund could obtain for the Senior Secured Loan may be adversely affected.

Loan Valuation Risk. Because there may be a lack of centralized information and trading for certain loans in which the Fund may invest, reliable market value quotations may not be readily available for such loans and their valuation may require more research than for securities with a more developed secondary market. Moreover, the valuation of such loans may be affected by uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes. Trades can be infrequent and the market for floating rate loans may experience substantial volatility. As a result, the Fund is subject to the risk that when a loan is sold in the market, the amount received by the Fund may be less than the value that such instrument is carried at on the Fund's books immediately prior to the sale.

Participations and Assignments Risk. A participation interest gives the Fund an undivided interest in a loan in the proportion that the Fund's participation interest bears to the total principal amount of the loan, but does not establish any direct relationship between the Fund and the Borrower. If a Senior Secured Loan is acquired through a participation, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Fund may not directly benefit from the collateral supporting the loan obligation in which it has purchased the participation. As a result of holding a participation interest, it may be necessary to assert through an intermediate participant such rights as may exist against the Borrower, in the event the Borrower fails to pay principal and interest when due. The Fund may be subject to delays, expenses and risks that are greater than those that would be involved if the Fund would enforce its rights directly against the Borrower. Moreover, under the terms of a participation interest the Fund may be regarded as a creditor of another lender or co-participant (rather than of the Borrower), so that the Fund may also be subject to the risk that such party may become insolvent. Similar risks may arise with respect to the agent for a Senior Secured Loan if, for example, assets held by the agent for the benefit of the Fund were determined by the appropriate regulatory authority or court to be subject to the claims of the agent's creditors. In such case, the Fund might incur certain costs and delays in realizing payment in connection with the participation interest or suffer a loss of principal and/or interest. Further, in the event of the bankruptcy or insolvency of the Borrower, the obligation of the Borrower to repay the loan may be subject to certain defenses that can be asserted by such Borrower as a result of improper conduct by the agent or intermediate participant.

The Fund also may have difficulty disposing of participation interests and assignments because to do so it will have to sell such securities to a third party. Because there is no established secondary market for such securities, it is anticipated that such securities could be sold only to a limited number of institutional investors. The lack of an established secondary market may have an adverse impact on the value of such securities and the Fund's ability to dispose of particular participation interests or assignments when necessary to meet the Fund's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the Borrower. The lack of an established secondary market for participation interests and assignments also may make it more difficult for the Fund to assign a value to these securities for purposes of valuing the Fund's portfolio.

Covenant-Lite Loan Risk. The Fund may invest in "covenant-lite" loans. Certain financial institutions may define "covenant-lite" loans differently. Covenant-lite loans may have tranches that contain fewer or no restrictive covenants. The tranche of the covenant-lite loan that has fewer restrictions typically does not include the legal clauses which allow an investor to proactively enforce financial tests or prevent or restrict undesired actions taken by the company or sponsor. Covenant-lite loans also generally give the borrower/issuer more flexibility if they have met certain loan terms and provide fewer investor protections if certain criteria are breached. The Fund may experience relatively greater realized or unrealized losses or delays in enforcing its rights on its holdings of certain covenant-lite loans than its holdings of loans with the usual covenants.

In the event of a breach of a covenant in non-covenant-lite loans, lenders may have the ability to intervene and either prevent or restrict actions that may potentially compromise the borrower's ability to pay or lenders may be in a position to obtain concessions from the borrower in exchange for a waiver or amendment of the specific covenant(s). In contrast, covenant-lite loans do not always or necessarily offer the same ability to intervene or obtain additional concessions from borrowers. This risk is offset to varying degrees by the fact that the same financial and performance information may be available with or without covenants to lenders and the public alike and can be used to detect such early warning signs as deterioration of a borrower's financial condition or results. With such information, Alcentra is normally able to take appropriate actions without the help of covenants in the loans. Covenant-lite corporate loans, however, may foster a capital structure designed to avoid defaults by giving borrowers or issuers increased financial flexibility when they need it the most.

Direct Lending and Middle Market Company Risk

The Direct Lending Strategy seeks to generate attractive returns by lending to "middle market" businesses. Investing in middle market companies involves a number of significant risks, including but not limited to the following:

●	they may have limited financial resources and may be unable to meet their debt obligations, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund's realizing any guarantees the Fund may have obtained in connection with an investment;

●	they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors' actions and changing market conditions, as well as general economic downturns;

●	they are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the issuer;

●	they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

●	changes in laws and regulations, as well as their interpretations, may adversely affect the business, financial structure or prospects of middle market companies; and

●	they may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

There also is generally little public information about privately-held middle market companies. These middle market companies and their financial information generally are not subject to the reporting requirements of the Exchange Act, and other regulations that govern public companies, and the Fund may be unable to uncover all material information about these companies, which may prevent Alcentra from making a fully informed investment decision and cause the Fund to lose money on its investments.

In addition, the risks associated with investing in Senior Secured Loans will be heightened as part of the Direct Lending Strategy, as the Senior Secured Loans and unitranche loans held by the Fund will not be syndicated and will be more illiquid and harder to value. See "—Valuation Risk."

Subordinated Loans Risk

Subordinated Loans generally are subject to similar risks as those associated with investments in Senior Secured Loans, except that such loans are subordinated in payment and/or lower in lien priority to first lien holders (e.g., holders of Senior Secured Loans) in the event of the liquidation or bankruptcy of the issuer. In the event of default on a Subordinated Loan, the first priority lien holder has first claim to the underlying collateral of the loan. Subordinated Loans are subject to the additional risk that the cash flow of the Borrower and collateral securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior unsecured or senior secured obligations of the Borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. There also is a possibility that originators will not be able to sell participations in Subordinated Loans, which would create greater credit risk exposure for the holders of such loans. Subordinated Loans generally have greater price volatility than Senior Secured Loans and may be less liquid.

Special Situations Investments Risk

Alcentra intends to focus the Fund's Special Situations Investments in companies that have experienced, or are currently experiencing, financial difficulties as a result of deteriorating operations, changes in macro-economic conditions, changes in governmental monetary or fiscal policies, adverse legal judgments, or other events which may adversely impact their credit standing. These investments are subject to many of the risks discussed elsewhere in this prospectus, including risks associated with investing in high yield fixed income securities. Special Situations Investments generally will be treated as illiquid securities by the Fund.

From time to time, Alcentra may take control positions, sit on creditors' committees or otherwise take an active role in seeking to influence the management of the issuers of Special Situations Investments, in which case the Fund may be subject to increased litigation risk resulting from its actions and it may obtain inside information that may restrict its ability to dispose of Special Situations Investments.

Structured Credit Investments Risk

Holders of Structured Credit Investments bear risks associated with the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the issuers of the Structured Credit Investment, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain Structured Credit Investments enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in Structured Credit Investments generally pay their share of the investment's administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying Structured Credit Investments will rise or fall, these prices (and, therefore, the prices of Structured Credit Investments) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a Structured Credit Investment uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining such financing, which may adversely affect the value of the Structured Credit Investments owned by the Fund.

CDOs may be thinly traded or have a limited trading market. CDOs, such as CLOs, are typically privately offered and sold, and thus are not registered under the securities laws. As a result, investments in CLOs and other types of CDOs may be characterized by the Fund as illiquid securities, especially investments in mezzanine and subordinated/equity tranches of CLOs; however, an active dealer market may exist for certain investments and more senior CLO tranches, which would allow such securities to be considered liquid in some circumstances. In addition to the general risks associated with credit instruments discussed herein, CLOs and other types of CDOs carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the class of CLO or CDO held by the Fund is subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Certain credit-linked notes also may be thinly traded or have a limited trading market. Credit-linked notes are typically privately offered and sold. As a result, investments in credit-linked notes may be characterized by the Fund as illiquid securities. Holders of credit-linked notes bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. Credit-linked notes are used to transfer credit risk. The performance of the notes is linked to the performance of an underlying reference entity. The notes are usually issued by an SPV that sells credit protection through a credit default swap transaction in return for a premium and an obligation to pay the transaction sponsor should a reference entity experience a certain credit event or events, such as bankruptcy. The SPV invests the proceeds from the notes to cover its contingent payment obligation. Revenue from the investments and the money received as premium are used to pay interest to note holders. The main risk of credit-linked notes is the risk of the reference entity experiencing a credit event that triggers the contingent payment obligation. Should such an event occur, the SPV would have to pay the transaction sponsor and payments to the note holders would be subordinated.

The Fund may have the right to receive payments only from the SPV and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain credit-linked notes enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in credit-linked notes generally pay their share of the SPV's administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying credit-linked notes will rise or fall, these prices (and, therefore, the prices of credit-linked notes) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the SPV of a credit-linked note uses shorter term financing to purchase longer term securities, the SPV may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the credit-linked notes owned by the Fund.

Corporate Debt Risk

The market value of fixed rate Corporate Debt generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer term fixed rate Corporate Debt is generally more sensitive to changes in interest rates than is the market value of shorter term Corporate Debt. The market value of Corporate Debt also may be affected by factors directly related to the issuer, such as investors' perceptions of the creditworthiness of the issuer, the issuer's financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer's capital structure and use of financial leverage and demand for the issuer's goods and services. There is a risk that the issuers of Corporate Debt may not be able to meet their obligations on interest and/or principal payments at the time called for by an instrument. Corporate Debt rated below investment grade quality is often high risk and has speculative characteristics and may be particularly susceptible to adverse issuer-specific developments. Corporate Debt of below investment grade quality is subject to the risks described herein under "—Below Investment Grade Instruments Risk."

Zero Coupon, Pay-In-Kind and Step-Up Securities Risk

The amount of any discount on these securities varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and perceived credit quality of the issuer. The market prices of these securities generally are more volatile and are likely to respond to a greater degree to changes in interest rates than the market prices of securities that pay cash interest periodically having similar maturities and credit qualities. In addition, unlike bonds that pay cash interest throughout the period to maturity, the Fund will realize no cash until the cash payment date unless a portion of such securities are sold and, if the issuer defaults, the Fund may obtain no return at all on its investment. The interest payments deferred on a PIK security are subject to the risk that the borrower may default when the deferred payments are due in cash at the maturity of the instrument. In addition, the interest rates on PIK securities are higher to reflect the time value of money on deferred interest payments and the higher credit risk of borrowers who may need to defer interest payments. The deferral of interest on a PIK loan increases its loan to value ratio, which is a measure of the riskiness of a loan. An election to defer PIK interest payments by adding them to principal increases the Fund's Managed Assets and, thus, increases future investment management fees to BNYM Investment Adviser (and, indirectly, Alcentra). PIK securities also may have unreliable valuations because the accruals require judgments by Alcentra about ultimate collectability of the deferred payments and the value of the associated collateral. Federal income tax law requires the holder of a zero coupon security or of certain pay-in-kind or step-up bonds to accrue income with respect to these securities prior to the receipt of cash payments.

LIBOR Risk

Many credit instruments, derivatives and other financial instruments, including those in which the Fund may invest, utilize LIBOR as the reference or benchmark rate for variable interest rate calculations. However, the use of

LIBOR started to come under pressure following manipulation allegations in 2012. Despite increased regulation and other corrective actions since that time, concerns have arisen regarding its viability as a benchmark, due largely to reduced activity in the financial markets that it measures.

In July 2017, the FCA announced plans to phase out the use of LIBOR by the end of 2021. It was subsequently announced that tenors of US Dollar LIBOR would continue to be published through June 30, 2023, other than one week and two month USD LIBOR settings which will cease publication on December 31, 2021.

Various financial industry groups around the world have begun planning the transition to the use of different benchmarks. In the United States, the Federal Reserve Board and the New York Fed convened the Alternative Reference Rates Committee, comprised of a group of private-market participants, which recommended SOFR as an alternative reference rate to USD LIBOR. Neither the effect of the transition process, in the United States or elsewhere, nor its ultimate success, can yet be known. While some instruments tied to LIBOR may include a replacement rate in the event LIBOR is discontinued, not all instruments have such fallback provisions and the effectiveness of such replacement rates remains uncertain. The transition process might lead to increased volatility and illiquidity in markets that currently rely on the LIBOR to determine interest rates. The cessation of LIBOR could affect the value and liquidity of investments tied to LIBOR, especially those that do not include fallback provisions, and may result in costs incurred in connection with closing out positions and entering into new trades.

Foreign Investments Risk

Investing in foreign instruments involve certain risks not involved in domestic investments. Foreign securities markets generally are not as developed or efficient as those in the United States. There may be a lack of comprehensive information regarding foreign issuers, and their securities are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States. The risks of investing in foreign securities also include restrictions that may make it difficult for the Fund to obtain or enforce judgments in foreign courts. These risks also include certain national policies that may restrict the Fund's investment opportunities, including restrictions on investments in issuers or industries deemed sensitive to national interests and/or limitations on the total amount or type of position in any single issuer.

Because evidences of ownership of foreign securities usually are held outside the United States, additional risks of investing in foreign securities include possible adverse political, social and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions that might adversely affect or restrict the payment of principal and interest on the foreign securities to investors located outside the country of the issuer, whether from currency blockage, exchange control regulations or otherwise. Foreign securities held by the Fund may trade on days when the Fund does not calculate its net asset value.

Certain foreign countries may impose restrictions on the ability of issuers within those countries to make payments of principal and interest to investors located outside the country. In addition, the Fund will be subject to risks associated with adverse political and economic developments in foreign countries, which could cause the Fund to lose money on its investments in non-U.S. instruments. The ability of a foreign sovereign issuer to make timely payments on its debt obligations also will be strongly influenced by the sovereign issuer's balance of payments, including export performance, its access to international credit facilities and investments, fluctuations of interest rates and the extent of its foreign reserves. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates.

Foreign government debt includes bonds that are issued or backed by foreign governments or their agencies, instrumentalities or political subdivisions or by foreign central banks. The governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and/or interest when due in accordance with terms of such debt, and the Fund may have limited legal recourse in the event of a default. In addition, since 2010, the risks of investing in certain foreign government debt have increased dramatically as a result of the ongoing European debt crisis which began in Greece and spread throughout various other European countries. These debt crises and the ongoing efforts of governments around the world to address these debt crises have also resulted in increased volatility and uncertainty in the global securities markets and it is impossible to predict the effects of these or similar events in the future on the Fund, though it is possible that these or similar events could have a significant adverse impact on the value and risk profile of the Fund.

The risks of investing in foreign securities may be heightened to the extent the Fund invests in emerging markets issuers. These heightened risks include: (i) greater risks of expropriation, confiscatory taxation and nationalization, and less social, political and economic stability; (ii) the small size of the markets for securities of emerging market issuers and a low or nonexistent volume of trading, resulting in lack of liquidity and in price volatility; (iii) certain national policies which may restrict the investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and (iv) the absence of developed legal structures governing private or foreign investment and private property. The purchase and sale of portfolio investments in certain emerging market countries may be constrained by limitations as to daily changes in the prices of listed securities, periodic trading or settlement volume and/or limitations on aggregate holdings of foreign investors. In certain cases, such limitations may be computed based upon the aggregate trading by or holdings of the Fund, BNYM Investment Adviser, Alcentra and their affiliates and their respective clients and other service providers. The Fund may not be able to sell securities in circumstances where price, trading or settlement volume limitations have been reached.

European Investments Risk

A number of countries in Europe have experienced severe economic and financial difficulties. Many non-governmental issuers, and even certain governments, have defaulted on, or been forced to restructure, their debts. Many other issuers have faced difficulties obtaining credit or refinancing existing obligations. Financial institutions have in many cases required government or central bank support, have needed to raise capital, and/or have been impaired in their ability to extend credit, and financial markets in Europe and elsewhere have experienced extreme volatility and declines in asset values and liquidity. These difficulties may continue, worsen or spread within and without Europe. Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not be effective, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of outstanding debt could have additional adverse effects on economies, financial markets and asset valuations around the world.

Decreasing imports or exports, changes in governmental or EU regulations on trade, changes in the exchange rate of the euro, the default or threat of default by an EU member country on its sovereign debt, and/or an economic recession in an EU member country may have a significant adverse effect on the securities of EU issuers. The European financial markets have recently experienced volatility and adversity due to concerns about economic downturns, or rising government debt levels, in several European countries. These events have adversely affected the exchange rate of the euro and may continue to significantly affect every country in Europe.

The risk of investing in Europe may be heightened due to the withdrawal of the United Kingdom from membership in the EU (known as "Brexit"). Although the effects of Brexit are unknown at this time, Brexit may result in fluctuations of exchange rates, increased illiquidity, inflation, and changes in legal and regulatory regimes to which certain of the Fund's assets are subject. These and other geopolitical developments could have a negative impact on both the United Kingdom's economy and the economies of the other countries in Europe, as well as greater volatility in the global financial and currency markets. The effect on the economies of the United Kingdom and the EU likely will depend on the nature of trade relations between the United Kingdom and the EU and the other major economies. These events could negatively affect the value and liquidity of all of the Fund's investments, not only the Fund's investments in securities of issuers located in Europe.

Foreign Currency Transactions Risk

As the Fund intends to invests in securities that trade in, and expects to receive revenues in, foreign currencies, or in derivatives that provide exposure to foreign currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions intended to protect the Fund from decline in the value of non-U.S. currencies, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. As a result, the Fund's investments in foreign currency denominated securities may reduce the returns of the Fund. While the Fund intends to hedge substantially all of its non-U.S. dollar-denominated securities into U.S. dollars, hedging may not alleviate all currency risks. Furthermore, the issuers in which the Fund invests may be subject to risks relating to changes in currency rates, as described above. If a company in which the Fund invests suffers such adverse consequences as a result of such changes, the Fund may also be adversely affected as a result.

Continuing uncertainty as to the status of the euro and the EU has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EU could have significant adverse effects on currency and financial markets, and on the values of the Fund's portfolio investments. If one or more EU countries were to stop using the euro as its primary currency, the Fund's investments in such countries, if any, may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, instruments or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in euros.

Principal Risks of the Use of Derivatives

The Fund will be subject to additional risks with respect to the use of derivatives. Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative and the portfolio as a whole. Derivatives permit the Fund to increase or decrease the level of risk, or change the character of the risk, to which its portfolio is exposed in much the same way as the Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities. However, derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on the Fund's performance. If the Fund invests in derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Fund's return or result in a loss. The Fund also could experience losses if its derivatives were poorly correlated with the underlying instruments or the Fund's other investments, or if the Fund were unable to liquidate its position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives. If a derivative transaction is particularly large or if the relevant market is illiquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price. Additionally, some derivatives the Fund may use may involve economic leverage, which may increase the volatility of these instruments as they may increase or decrease in value more quickly than the underlying security, index, currency, futures contract, or other economic variable.

Derivatives may be purchased on established exchanges or through privately negotiated transactions referred to as OTC derivatives. Exchange-traded derivatives generally are guaranteed by the clearing agency that is the issuer or counterparty to such derivatives. This guarantee usually is supported by a daily variation margin system operated by the clearing agency in order to reduce overall credit risk. As a result, unless the clearing agency defaults, there is relatively little counterparty credit risk associated with derivatives purchased on an exchange. In contrast, no clearing agency guarantees OTC derivatives. Therefore, many of the regulatory protections afforded participants on organized exchanges for futures contracts and exchange-traded options, such as the performance guarantee of an exchange clearing house, are not available in connection with OTC derivative transactions. As a result, each party to an OTC derivative bears the risk that the counterparty will default. Accordingly, Alcentra will consider the creditworthiness of counterparties to OTC derivatives in the same manner as it would review the credit quality of a security to be purchased by the Fund. OTC derivatives are less liquid than exchange-traded derivatives since the other party to the transaction may be the only investor with sufficient understanding of the derivative to be interested in bidding for it.

Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives, such as written call options, have the potential for unlimited loss, regardless of the size of the initial investment. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately-negotiated derivatives, including swap agreements), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

Options. Options prices can diverge from the prices of their underlying instruments and may be affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect the prices of the underlying instruments in the same way. Imperfect correlation also may result from differing levels of demand in the options markets and the securities markets, from structural differences in how options and securities are traded, or from imposition of daily price fluctuation limits or trading halts.

Credit Derivatives. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. If Alcentra is incorrect in its forecasts of default risks, market spreads or other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these techniques were not used. Moreover, even if Alcentra is correct in its forecasts, there is a risk that a credit derivative position may correlate imperfectly with the price of the asset or liability being protected. The Fund's risk of loss in a credit derivative transaction varies with the form of the transaction. For example, if the Fund purchases a default option on a security, and if no default occurs with respect to the security, the Fund's loss is limited to the premium it paid for the default option. In contrast, if there is a default by the grantor of a default option, the Fund's loss will include both the premium it paid for the option and the decline in value of the underlying security that the default option hedged.

Swap Agreements. The Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Fund will enter into swap agreements only with counterparties that meet certain standards of creditworthiness (generally, such counterparties would have to be eligible counterparties under the terms of the Fund's repurchase agreement guidelines). In addition, it is possible that developments in the swaps market, including potential government regulation, could adversely affect the Fund's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

The Fund may enter into swap transactions, including credit default and total return swap agreements. Such transactions are subject to market risk, risk of default by the other party to the transaction and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs. Swaps generally do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Fund is contractually obligated to make, or in the case of the other party to a swap defaulting, the net amount of payments that the Fund is contractually entitled to receive. If the Fund is a buyer of a credit default swap and no credit event occurs, the Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased.

Counterparty Risk. The Fund will be subject to counterparty risk (failure of the counterparty to the transaction to honor its obligation) with respect to its derivative transactions. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.

The federal income tax treatment of payments in respect of certain derivatives contracts is unclear. Shareholders may receive distributions that are attributable to derivatives contracts that are treated as ordinary income for federal income tax purposes.

Valuation Risk

Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for loans or other credit instruments in which the Fund may invest. Some credit instruments trade in an OTC market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of credit instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value instruments differently than the Fund. As a result, the Fund may be subject to the risk that when a credit instrument is sold in the market, the amount received by the Fund is less than the value that such credit instrument is carried at on the Fund's books.

In addition, certain of the Fund's investments, primarily its investments in instruments in the Direct Lending Strategy and other instruments classified as Level 3 under the Financial Accounting Standards Board, Accounting Standards Codification, Topic 820, Fair Value Measurements and Disclosures ("Level 3 Investments"), will need to be fair valued in accordance with valuation procedures approved by the Board. Those portfolio valuations will be based on unobservable inputs and certain assumptions about how market participants would price the instrument. As a result, there will be uncertainty as to the value of certain of the Fund's Level 3 Investments. The Fund expects that inputs into the determination of fair value of those investments will require significant management judgment or estimation. The net asset value of the Fund, as determined based, in part, on the fair value of those investments, may vary from the amount the Fund would realize upon the sale of such investments.

The factors that may be considered in fair value pricing of such investments include the nature and realizable value of any collateral, the company's ability to make payments and its earnings and cash flows, the markets in which the company does business, comparison to publicly traded companies and other relevant factors. Because valuations may fluctuate over short periods of time and may be based on estimates, fair value determinations may differ materially from the value received in an actual transaction. Additionally, valuations of private securities and private companies are inherently uncertain. The Fund's net asset value could be adversely affected if the Fund's determinations regarding the fair value of those investments were materially higher or lower than the values that it ultimately realizes upon the disposal of such investments. See "Net Asset Value."

Liquidity Risk

In addition to the various other risks associated with investing in credit instruments, to the extent those instruments are determined to be illiquid or restricted securities, they may be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. Alcentra's judgment may play a greater role in the valuation process. Investment of the Fund's assets in illiquid and restricted securities may restrict the Fund's ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and purchaser of the securities. In either case, the Fund would bear market risks during the restricted period.

Leverage Risk

The Fund's use of leverage could create the opportunity for a higher return for Shareholders, but would also result in special risks for Shareholders and can magnify the effect of any losses. If the income and gains earned on the securities and investments purchased with leverage proceeds are greater than the cost of the leverage, the return on the Shares will be greater than if leverage had not been used. Conversely, if the income and gains from the securities and investments purchased with such proceeds do not cover the cost of leverage, the return on the Shares will be less than if leverage had not been used. There is no assurance that a leveraging strategy will be successful. In addition, derivative transactions can involve leverage or the potential for leverage because they enable the Fund to magnify the Fund's exposure beyond its investment.

Leverage involves risks and special considerations compared to a comparable portfolio without leverage including: (i) the likelihood of greater volatility of the Fund's net asset value; (ii) the risk that fluctuations in interest rates on Borrowings will reduce the return to the Shareholders or will result in fluctuations in the dividends paid on the Shares; (iii) the effect of leverage in a declining market, which is likely to cause a greater decline in the net asset value of the Shares than if the Fund were not leveraged; (iv) when the Fund uses leverage, the investment management fees payable to BNYM Investment Adviser (and, indirectly, Alcentra) will be higher than if the Fund did not use leverage, and may provide a financial incentive to BNYM Investment Adviser and Alcentra to increase the Fund's use of leverage and create an inherent conflict of interest; and (v) leverage may increase expenses, which may reduce total return.

A decline in the Fund's net asset value could affect the ability of the Fund to make dividend payments to Shareholders. The failure to pay dividends or make distributions could result in the Fund ceasing to qualify as a RIC under the Code, which could have a material adverse effect on the value of the Shares. If the asset coverage for Preferred Shares or Borrowings declines to less than 200% or 300%, respectively (as a result of market fluctuations or otherwise), the Fund may be required to sell a portion of its investments when it may be disadvantageous to do so.

The Fund may continue to use leverage if the benefits to the Shareholders of maintaining the leveraged position are believed to outweigh any current reduced return, but expects to reduce, modify or cease its leverage if it is believed the costs of the leverage will exceed the return provided from the investments made with the proceeds of the leverage. All costs and expenses related to any form of leverage used by the Fund will be borne entirely by the Shareholders.

Other Investment Risks

In addition to the principal risks described above, the Fund is subject to the following additional risks that are not anticipated to be principal risks of investing in the Fund.

Equity Securities Risk

To the extent the Fund acquires equity securities, including equity securities or warrants incidental to its investments in credit instruments, it will be subject to the risks associated with those types of investments.

Common Stock Risk. Stocks generally fluctuate more in value than bonds and may decline significantly over short time periods. There is the chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising prices and falling prices. The market value of a stock may decline due to general market conditions that are not related to the particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. A security's market value also may decline because of factors that affect a particular industry, such as labor shortages or increased production costs and competitive conditions within an industry, or factors that affect a particular company, such as management performance, financial leverage and reduced demand for the company's products or services.

Preferred Stock Risk. There are special risks associated with investing in preferred stocks, including:

●	Deferral and Omission. Preferred stocks may include provisions that permit the issuer, at its discretion, to defer or omit distributions for a stated period without any adverse consequences to the issuer. If the Fund owns a preferred stock that is deferring its distributions, the Fund may be required to report income for tax purposes although it has not yet received such income.

●	Subordination. Preferred stocks generally are subordinated to loans and other debt instruments in a company's capital structure in terms of having priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than loans and other debt instruments.

●	Limited Voting Rights. Generally, preferred stockholders (such as the Fund) have no voting rights with respect to the issuing company unless, among other things, preferred dividends have been in arrears for a specified number of periods, at which time the preferred stockholders may elect a number of directors to the issuer's board. Generally, once all the arrearages have been paid, the preferred stockholders no longer have voting rights. In the case of trust preferred securities, holders generally have no voting rights, except if (i) the issuer fails to pay dividends for a specified period of time or (ii) a declaration of default occurs and is continuing.

●	Special Redemption Rights. In certain varying circumstances, an issuer of preferred stock may redeem the securities prior to a specified date. For instance, for certain types of preferred stocks, a redemption may be triggered by certain changes in U.S. federal income tax or securities laws. As with call provisions, a special redemption by the issuer may negatively impact the return of the security held by the Fund.

Convertible Securities Risk. Convertible securities may be converted at either a stated price or stated rate into underlying shares of common stock or another security. Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer. Although to a lesser extent than with fixed rate debt securities, the market value of convertible securities tends to decline as interest rates increase. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock or other security. Although convertible securities provide for a stable stream of income, they are subject to the risk that their issuers may default on their obligations. Convertible securities also offer the potential for capital appreciation through the conversion feature, although there can be no assurance of capital appreciation because securities prices fluctuate. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation.

Warrants and Rights Risk. If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Fund loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock. An investment in warrants would not entitle the Fund to receive dividends or exercise voting rights.

U.S. Government Debt Securities Risk

U.S. government debt securities generally do not involve the credit risks associated with investments in other types of debt securities, although, as a result, the yields available from U.S. government debt securities are generally lower than the yields available from other securities. However, in 2011 S&P downgraded its rating of U.S. government debt, suggesting an increased credit risk. Further downgrades could have an adverse impact on the price and volatility of U.S. government debt instruments. Like other debt securities, the values of U.S. government securities change as interest rates fluctuate. Fluctuations in the value of portfolio investments will not affect interest income on existing portfolio investments but will be reflected in the Fund's net asset value. Since the magnitude of these fluctuations will generally be greater at times when the Fund's average maturity is longer, under certain market conditions the Fund may, for temporary defensive purposes, accept lower current income from short-term investments rather than investing in higher yielding long-term securities.

Other Investment Companies Risk

Subject to applicable regulatory limitations, the Fund may acquire shares in other investment companies (including ETFs). ETFs are listed on an exchange, and shares are generally purchased and sold in the secondary market at market price. At times, the market price may be at a premium or discount to the ETF's net asset value. Because shares of ETFs trade on an exchange, they may be subject to trading halts on the exchange. As an investor in an investment company, the Fund would bear its ratable share of that entity's expenses, including its investment advisory and administration fees, while continuing to pay its own management fees and other expenses. As a result, Shareholders will be absorbing duplicative levels of fees with respect to the Fund's investments in other investment companies.

Potential Conflicts of Interest Risk

BNYM Investment Adviser, Alcentra and their affiliates may participate in the primary and secondary market for loan obligations. Because of limitations imposed by applicable law, the presence of BNYM Investment Adviser, Alcentra and their affiliates in the loan obligations market may restrict the Fund's ability to acquire some loan obligations or affect the timing or price of such acquisitions. BNYM Investment Adviser, Alcentra and their affiliates engage in a broad spectrum of financial services and asset management activities in which their interests or the interests of their clients may conflict with those of the Fund. In addition, because of the financial services and asset management activities of BNYM Investment Adviser, Alcentra and their affiliates, BNYM Investment Adviser and Alcentra may be prevented from having access to material non-public information regarding the borrower to which other lenders have access.

BNYM Investment Adviser, Alcentra and their affiliates may provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Fund and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund. BNYM Investment Adviser, Alcentra and their affiliates have adopted policies and procedures designed to address potential conflicts of interests and to allocate investments among the accounts managed by them and their affiliates in a fair and equitable manner. The results of the Fund's investment activities, however, may differ from those of other accounts managed by BNYM Investment Adviser, Alcentra and their affiliates, and it is possible that the Fund could sustain losses during periods in which one or more of the other accounts managed by BNYM Investment Adviser, Alcentra or their affiliates achieve profits.

Recent Market Events Risk

In the recent past, the debt and equity capital markets in the United States were negatively impacted by significant write-offs in the financial services sector relating to sub-prime mortgages and the repricing of credit risk in the broadly syndicated market, among other things. These events, along with the downgrade to the United States credit rating, deterioration of the housing market, the failure of major financial institutions and the resulting United States federal government actions led in the recent past, and may lead in the future, to worsening general economic conditions, which did, and could, materially and adversely impact the broader financial and credit markets and reduce the availability of debt and equity capital for the market as a whole and financial firms in particular. These events may increase the volatility of the value of securities owned by the Fund and/or result in sudden and significant valuation increases or decreases in its portfolio. These events also may make it more difficult for the Fund to accurately value its securities or to sell its securities on a timely basis.

While the extreme volatility and disruption that U.S. and global markets experienced for an extended period of time beginning in 2007 and 2008 has generally subsided, uncertainty and periods of volatility remain, and risks to a robust resumption of growth persist. Federal Reserve policy, including with respect to certain interest rates and the decision to terminate its quantitative easing policy, may adversely affect the value, volatility and liquidity of dividend and interest paying securities. Market volatility, rising interest rates and/or a return to unfavorable economic conditions could impair the Fund's ability to achieve its investment objective.

General market uncertainty and consequent repricing of risk have led to market imbalances of sellers and buyers, which in turn have resulted in significant valuation uncertainties in a variety of securities and significant and rapid value decline in certain instances. Additionally, periods of market volatility remain, and may continue to occur in the future, in response to various political, social and economic events both within and outside of the United States. Such market conditions may make valuation of some of the Fund's securities uncertain and/or result in sudden and significant valuation increases or declines in its holdings. If there is a significant decline in the value of the Fund's portfolio, this may impact the asset coverage levels for any outstanding leverage the Fund may have.

Regulation and Government Intervention Risk

The recent global financial crisis has led the U.S. government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. In addition, the European Central Bank and other foreign government and supranational finance authorities have taken unprecedented actions to regulate or manipulate international financial markets. These governments, agencies and/or organizations may take additional actions that affect the regulation of the securities or derivatives in which the Fund invests, or the issuers of such securities or derivatives. Issuers of credit instruments held by the Fund may seek protection under the bankruptcy laws. Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund's ability to achieve its investment objective. Alcentra will monitor developments and seek to manage the Fund's portfolio in a manner consistent with achieving the Fund's investment objective, but there can be no assurance that it will be successful in doing so.

Market Disruption and Geopolitical Risk

The aftermath of the war in Iraq, instability in Afghanistan, Pakistan, Egypt, Libya, Syria, Russia, Ukraine and the Middle East, terrorist attacks in the United States, Europe and other regions, tensions with North Korea, growing social and political discord in the United States, the European debt crisis, the response of the international community—through economic sanctions and otherwise—to Russia's annexation of the Crimea region of Ukraine and posture vis-a-vis Ukraine, further downgrade of U.S. Government securities and other similar events, may have long-term effects on the U.S. and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide.

The Fund does not know how long the securities markets may be affected by these events and cannot predict the effects of these and similar events in the future on the U.S. economy and securities markets. The Fund may be adversely affected by abrogation of international agreements and national laws which have created the market instruments in which the Fund may invest, failure of the designated national and international authorities to enforce compliance with the same laws and agreements, failure of local, national and international organization to carry out their duties prescribed to them under the relevant agreements, revisions of these laws and agreements which dilute their effectiveness or conflicting interpretation of provisions of the same laws and agreements. The Fund may be adversely affected by uncertainties such as terrorism, domestic and international political developments, and changes in government policies, taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of the countries in which it is invested.

Portfolio Turnover Risk

The Fund does not have any limitations regarding portfolio turnover, and investments may be sold without regard to length of time held when, in Alcentra's opinion, investment considerations warrant such action. A higher portfolio turnover rate would result in certain transactional expenses that will be borne by the Fund. Although these expenses are not reflected in the Fund's "Total Annual Fund Operating Expenses" shown in the "Summary of Fund Expenses" section of this prospectus, they will be reflected in the Fund's total return. In addition, high portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to Shareholders, will be taxable as ordinary income. See "Certain Material U.S. Federal Income Tax Consequences."

Lender Liability Risk

A number of U.S. judicial decisions have upheld judgments obtained by Borrowers against lending institutions on the basis of various evolving legal theories, collectively termed "lender liability." Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the Borrower or has assumed an excessive degree of control over the Borrower resulting in the creation of a fiduciary duty owed to the Borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a Borrower to the detriment of other creditors of such Borrower; (ii) engages in inequitable conduct to the detriment of the other creditors; (iii) engages in fraud with respect to, or makes misrepresentations to, the other creditors; or (iv) uses its influence as a stockholder to dominate or control a Borrower to the detriment of other creditors of the Borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called "equitable subordination." Because affiliates of, or persons related to, BNYM Investment Adviser or Alcentra may hold equity or other interests in an issuer of instruments held by the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

Limitations on Transactions with Affiliates

The 1940 Act limits the Fund's ability to enter into certain transactions with certain of its affiliates. As a result of these restrictions, the Fund may be prohibited from buying or selling any security directly from or to any portfolio company of a registered investment company or private equity fund or investment company managed by BNYM Investment Adviser or any of its affiliates, including Alcentra. However, the Fund may, under certain circumstances, purchase any such portfolio company's securities in the secondary market, which could create a conflict for BNYM Investment Adviser and Alcentra between the interests of the Fund and the portfolio company, in that the ability of BNYM Investment Adviser or Alcentra to recommend actions in the best interest of the Fund might be impaired. The 1940 Act also prohibits certain "joint" transactions with certain of the Fund's affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund.

Certain broker-dealers may be considered to be affiliated persons of the Fund or of BNYM Investment Adviser and Alcentra due to their possible affiliations with BNY Mellon. Absent an exemption from the SEC or other regulatory relief, the Fund is generally precluded from effecting certain principal transactions with affiliated brokers, and its ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker, or to utilize affiliated brokers for agency transactions, is subject to restrictions. This could limit the Fund's ability to engage in securities transactions and to take advantage of market opportunities.

Possible Involuntary Repurchases of Shares

The Fund may, in connection with its quarterly repurchase offers, repurchase Shares held by a Shareholder or by any person who acquired Shares from or through a Shareholder, including without the consent or other action by the Shareholder or other person, if the Fund determines that:  (a) such Shares have been purchased or transferred in violation of the Fund's Declaration of Trust or By-Laws; (b) such Shares have vested in any person by operation of law as the result of the death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of a Shareholder; (c) ownership of such Shares is likely to cause the Fund to be in violation of, or require registration of the Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any other relevant jurisdiction; (d) continued ownership of such Shares may be harmful or injurious to the business or reputation of the Fund, the Board, BNYM Investment Adviser, Alcentra or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences; (e) any of the representations and warranties made by a Shareholder or other person in connection with the purchase or other acquisition of Shares were not true when made or have ceased to be true, or if any letter of intent goal is not met pursuant to the terms of such letter of intent; (f) with respect to a Shareholder subject to special laws or compliance requirements, such as those imposed by the Employee Retirement Income Security Act of 1974, as amended, the Bank Holding Company Act of 1956, as amended, or certain Federal Communication Commission regulations (collectively, "Special Laws or Regulations"), the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold such Shares, which may have a negative impact on the ability of the Fund to operate in accordance with its investment objective and principal investment strategies; or (g) it would be in the best interests of the Fund, as determined by the Board, for the Fund to repurchase such Shares. Any such repurchases would be effected at net asset value and would be made in accordance with the Fund's Declaration of Trust and By-Laws and Section 23 of the 1940 Act and Rule 23c-3 thereunder.

These provisions may, in effect, deprive a Shareholder of an opportunity for a return that might be received by other Shareholders.

Management of the Fund

The business and affairs of the Fund are managed under the direction of the Board, a majority of whom are not "interested persons" (as defined in the 1940 Act) of the Fund. The Trustees approve all significant agreements between the Fund and persons or companies furnishing services to it, including the Fund's arrangements with BNYM Investment Adviser and Alcentra, as well as the Fund's custodian, transfer agent and dividend disbursing agent. The management of the Fund's day-to-day operations is delegated to its officers and BNYM Investment Adviser, subject always to the investment objective and policies of the Fund and to the general supervision and oversight of the

Trustees. The names and business addresses of the Trustees and officers of the Fund and their principal occupations and other affiliations during at least the past five years are set forth under "Management of the Fund" in the SAI.

Investment Manager

The Fund's investment manager is BNY Mellon Investment Adviser, Inc., 240 Greenwich Street, New York, New York 10286. Founded in 1947, BNYM Investment Adviser managed approximately $319 billion in approximately 119 mutual fund portfolios as of September 30, 2021. BNYM Investment Adviser is the primary mutual fund business of BNY Mellon, a global financial services company focused on helping clients manage and service their financial assets, operating in 35 countries and serving more than 100 markets. BNY Mellon is a leading investment management and investment services company, uniquely focused to help clients manage and move their financial assets in the rapidly changing global marketplace. As of September 30, 2021, BNY Mellon had $45.0 trillion in assets under custody and administration and $2.3 trillion in assets under management. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. BNY Mellon Investment Management is one of the world's leading investment management organizations, and one of the top U.S. wealth managers, encompassing BNY Mellon's affiliated investment management firms, wealth management services and global distribution companies.

Under its Investment Management Agreement with the Fund (the "Management Agreement"), BNYM Investment Adviser furnishes a continuous investment program for the Fund's portfolio and generally manages the Fund's investments in accordance with the stated policies of the Fund, subject to the general supervision of the Board. BNYM Investment Adviser is responsible for the overall management of the Fund's portfolio and for the supervision and ongoing monitoring of Alcentra. BNYM Investment Adviser also maintains office facilities on behalf of the Fund, and furnishes statistical and research data, clerical help, accounting, data processing, bookkeeping and internal auditing and certain other required services to the Fund. BNYM Investment Adviser also performs certain other administrative services for the Fund and provides persons satisfactory to the Board to serve as officers of the Fund. Such officers, as well as certain other employees and Trustees of the Fund, may be directors, officers or employees of BNYM Investment Adviser.

For its services under the Management Agreement, the Fund has agreed to pay BNYM Investment Adviser a monthly investment management fee computed at the annual rate of 1.25% of the average daily value of the Fund's Managed Assets. "Managed Assets" of the Fund means the total assets of the Fund, including any assets attributable to leverage (i.e., Borrowings, Preferred Shares or the use of derivative instruments that have the economic effect of leverage), minus the Fund's accrued liabilities, other than any liabilities or obligations attributable to leverage obtained through (i) indebtedness of any type (including, without limitation, Borrowings), (ii) the issuance of Preferred Shares, and/or (iii) any other means, all as determined in accordance with generally accepted accounting principles. The daily marked-to-market value of derivatives held by the Fund, which will not necessarily equal the notional value of such derivatives, will be included in the calculation of Managed Assets.

In addition to the management fee, pursuant to the Management Agreement, the Fund is responsible for all other expenses incurred in the operation of the Fund, including, without limitation the following: (i) organizational and offering expenses; (ii) taxes and interest; (iii) brokerage fees and commissions, if any, and other costs in connection with the purchase or sale of securities and other investment instruments (including, without limitation, security settlement costs); (iv) loan commitment fees; (v) interest and distributions paid on securities sold short; (vi) fees of Trustees who are not officers, directors or employees of BNYM Investment Adviser or Alcentra, or who are otherwise holders of 5% or more of the outstanding voting securities of BNYM Investment Adviser, Alcentra or any of their affiliates; (vii) fees and expenses related to the registration and qualification of the Fund and the Shares for distribution under state and federal securities laws; (viii) fees and expenses related to the registration and listing the Shares on any securities exchange, if any; (ix) expenses related to the Fund's use of leverage, if any; (x) rating agency fees; (xi) advisory fees; (xii) charges of custodians; (xiii) charges of transfer, dividend disbursing and dividend reinvestment plan agents, if any; (xiv) certain insurance premiums; (xv) industry association fees; (xvi) outside auditing and legal expenses; (xvii) costs of independent pricing services; (xviii) costs of maintaining the Fund's existence; (xix) costs attributable to investor services (including, without limitation, telephone and personnel expenses); (xx) expenses of repurchasing Shares; (xxi) the Fund's allocable portion of the costs of the Fund's chief compliance officer and staff; (xxii) costs of preparing and printing prospectuses and statements of additional information (and supplements thereto) for regulatory purposes and for distribution to existing Shareholders; (xxiii)

costs of preparing, printing and distributing Shareholders reports, notices, press releases, proxy statements, and reports to governmental agencies; (xxiv) costs of Shareholders' meetings; and (xxv) any extraordinary expenses.

BNYM Investment Adviser has agreed to pay all of the Fund's organizational expenses and initial offering expenses. In addition, BNYM Investment Adviser has contractually agreed, until December 31, 2022, to waive receipt of its fees and/or assume the direct expenses of the Fund so that the direct expenses of none of the Fund's classes of Shares (excluding distribution fees, shareholder services fees, taxes, interest, brokerage commissions, commitment fees on borrowings, expenses related to litigation and potential litigation, investment expenses (such as fees and expenses of outside legal counsel or third-party consultants, due diligence-related fees, third party valuation firms and other costs, expenses and liabilities with respect to consummated and unconsummated investments) and extraordinary expenses) exceed 2.00% of the average daily value of the Fund's Managed Assets. On or after December 31, 2022, BNYM Investment Adviser may terminate this expense limitation agreement at any time.

To the extent the Fund utilizes leverage, the fees paid to BNYM Investment Adviser (and, indirectly, Alcentra) for investment management services will be higher than if the Fund did not utilize leverage because the management fees paid will be calculated based on the Fund's Managed Assets. BNYM Investment Adviser and Alcentra will base their decision regarding whether and how much leverage to use for the Fund based on its assessment of whether such use of leverage will advance the Fund's investment objective. However, the fact that a decision to increase the Fund's leverage will have the effect, all other things being equal, of increasing Managed Assets and therefore the management and sub-advisory fees means that BNYM Investment Adviser and Alcentra, respectively, will have a conflict of interest in determining whether and when to increase the Fund's use of leverage. BNYM Investment Adviser and Alcentra will seek to manage that conflict by increasing the Fund's use of leverage only when they determine that such increase is consistent with the Fund's investment objective, and any use of leverage will be approved by the Board.

The basis for the Board's initial approval of the Management Agreement will be provided in the Fund's initial report to Shareholders for the period ending March 31, 2022. The basis for subsequent continuations of this agreement will be provided in annual or semi-annual reports to Shareholders for the periods during which such continuations occur.

Although BNYM Investment Adviser has been registered as a "commodity trading advisor" with the National Futures Association since December 19, 2012, BNYM Investment Adviser relies on the exemption in Regulation 4.14(a)(8) to provide commodity interest trading advice to the Fund.

Sub-Investment Adviser

BNYM Investment Adviser has engaged its affiliate, Alcentra, to serve as the Fund's sub-investment adviser. Alcentra UK, an affiliate of BNYM Investment Adviser and Alcentra, and certain personnel of Alcentra UK will be treated as "associated persons" of Alcentra under the Advisers Act for purposes of providing investment advice, and will provide research and portfolio management services (discretionary portfolio management and non-discretionary investment recommendations) with respect to the Fund's assets pursuant to a participating affiliate agreement between Alcentra and Alcentra UK and under the supervision of Alcentra. Alcentra UK also will provide certain trading and execution services with respect to the Fund's investments, subject to the oversight of Alcentra.

Alcentra provides investment advisory services focusing on sub-investment grade debt. The Alcentra Group includes Alcentra UK, a limited company incorporated in England. BNY Mellon currently indirectly holds the majority, controlling interest of the Alcentra Group. As of September 30, 2021, the Alcentra Group's aggregate assets under management were approximately $41.0 billion. The Alcentra Group is one of the largest global institutional managers of below investment grade credit.

Pursuant to the Sub-Investment Advisory Agreement between BNYM Investment Adviser and Alcentra, Alcentra is responsible for the day-to-day management of the Fund's investments in accordance with the Fund's investment objective and policies. For services provided under the Sub-Investment Advisory Agreement, BNYM Investment Adviser has agreed to pay from its management fee paid by the Fund a monthly sub-advisory fee to Alcentra computed at the annual rate of 0.625% of the average daily value of the Fund's Managed Assets.

The basis for the Board's initial approval of the Sub-Investment Advisory Agreement will be provided in the Fund's initial report to Shareholders for the period ending March 31, 2022. The basis for subsequent continuations of this agreement will be provided in annual or semi-annual reports to Shareholders for the periods during which such continuations occur.

Portfolio Managers

The Fund's primary portfolio managers are Chris Barris, Kevin Cronk, CFA and Ross Curran. The Allocation Committee will meet monthly to discuss and evaluate each Credit Strategy, including credit quality and sector exposure, and will recommend target allocations for Alcentra's various multi-sector offerings, including the Fund.

Mr. Barris joined Alcentra in January 2013 as part of the combination of Alcentra with Standish Mellon Asset Management Company LLC's ("Standish") high yield business, and is the Acting Chief Investment Officer of Liquid Credit. He is responsible for managing all U.S. and global high yield portfolios, and has extensive experience managing a broad range of high yield bond strategies for both institutional and retail funds. Mr. Barris also is responsible for managing Alcentra's multi-asset credit portfolios, including U.S. and European bonds and loans. He has considerable experience in credit analysis with over 25 years of investment experience. Mr. Barris joined Standish, an affiliate of BNYM Investment Adviser and Alcentra, in 2005 as a Senior Credit Analyst, and elevated to Director and Senior Portfolio Manager for U.S. and global high yield investments. Mr. Barris joined Standish from State Street Research & Management where he was as a high yield research analyst. Prior to that, he worked for Credit Suisse First Boston (Donaldson, Lufkin & Jenrette) in the leveraged finance group. Mr. Barris has an M.B.A. from Columbia Business School, a B.A. from Hamilton College.

Mr. Cronk joined Alcentra in January 2013 as part of the combination of Alcentra with Standish's high yield business, and is a Portfolio Manager and a member of the U.S. Liquid Credit Investment Committee. Mr. Cronk joined Standish in 2011 from Columbia Management, where he worked for 11 years as a high yield analyst and portfolio manager. Prior to that, he worked as a high yield investment associate at Putnam Investments. Mr. Cronk has a B.S. in Business Administration from Creighton University, holds the Chartered Financial Analyst (CFA®) designation, and is a member of the Boston Security Analysts Society.

Mr. Curran joined Alcentra in February 2007, and is a Portfolio Manager for Liquid Credit. Before joining the credit team, he was a vice president in the transaction management team. Prior to joining Alcentra, Mr. Curran spent a year working for SEI Investments where he worked as a fund accountant, calculating net asset values on a variety of complex structures and, prior thereto, worked for Deutsche Bank in Ireland. Mr. Curran holds a Bachelor of Business Studies in Economics and International Finance from Waterford Institute of Technology (Ireland), and qualified as a CFA® in 2011.

Each of the Fund's primary portfolio managers has managed the Fund's assets since inception. See "Management Arrangements—Portfolio Management" in the SAI for further information about the Fund's portfolio managers' compensation, other accounts managed by the portfolio managers and the portfolio managers' ownership of securities in the Fund.

Plan of Distribution

The Fund offers two classes of Shares designated as Institutional Shares and Class A-1 Shares, and may offer additional classes of Shares in the future. The Fund has received an exemptive order from the SEC to issue multiple classes of Shares and to, among other things, impose asset-based distribution fees and early-withdrawal fees.

As of the date of this prospectus, the Affiliate owns 100% of the outstanding Shares. The Affiliate therefore may own a significant percentage of the Fund's outstanding Shares for the foreseeable future. This ownership will fluctuate as other investors subscribe for Shares and the Fund repurchases Shares in connection with quarterly repurchase offers. Depending on the size of this ownership at any given point in time, it is expected that the Affiliate will, for the foreseeable future, either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of Shareholders. In addition, the Affiliate may seek, over time, to have some or all of its Shares repurchased by the Fund in order to comply with regulatory restrictions applicable to U.S. banking entities and their affiliates. Any repurchases, which may be subject to the Fund's ability to effect involuntary repurchases of its Shares, will be conducted in accordance with applicable law and the Fund's Declaration of Trust and By-Laws and subject to approval by the Board. See "Periodic Repurchase Offers—Seed Capital Investments."

Minimum Investment

The minimum initial investment for Institutional Shares and Class A-1 Shares generally is $1 million and $25,000 per account, respectively. There is no minimum subsequent investment.

For Institutional Shares, there is no minimum initial investment for:

●	Retirement Plans (as defined below) and state sponsored 529 college savings plans, collective trust funds, investment companies or other pooled investment vehicles, unaffiliated thrifts and unaffiliated banks and trust companies.

●	Clients of selling agents or other financial intermediaries that: (i) charge such clients a fee for advisory, investment consulting, or similar services or (ii) have entered into an agreement with the Distributor to offer Institutional Shares through a no-load program or investment platform.

The minimum initial investment for purchasing Institutional Shares is reduced to $25,000 for:

●	Clients investing through selling agents or other financial intermediaries that offer Institutional Shares on a platform that charges a transaction based sales commission outside of the Fund.

●	Tax-qualified accounts for insurance agents that are registered representatives of an insurance company's broker-dealer that has entered into an agreement with the Distributor to offer Institutional Shares, and the family members of such persons.

●	U.S.-based employees of BNY Mellon, board members of BNYM Investment Adviser and board members of funds in the BNY Mellon Family of Funds, and the spouse, domestic partner or minor child of any of the foregoing.

Retirement Plans include qualified or non-qualified employee benefit plans, such as 401(k), 403(b)(7), Keogh, pension, profit-sharing and other deferred compensation plans, whether established by corporations, partnerships, sole proprietorships, non-profit entities, trade or labor unions, or state and local governments, but do not include individual retirement accounts ("IRAs") (including, without limitation, traditional IRAs, Roth IRAs, Coverdell Education Savings Accounts, IRA "Rollover Accounts" or IRAs set up under Simplified Employee Pension Plans ("SEP-IRAs"), Salary Reduction Simplified Employee Pension Plans (SARSEPs) or Savings Incentive Match Plans for Employees (SIMPLE IRAs)).

Distributor

The Fund has entered into a distribution agreement (the "Distribution Agreement") with BNY Mellon Securities Corporation, a wholly-owned subsidiary of BNYM Investment Adviser and an affiliate of Alcentra, to serve as the principal underwriter and distributor of the Fund's Shares. The Distributor, located at 240 Greenwich Street, New York, New York 10286, is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority ("FINRA"). Additional selling agents may be appointed by the Distributor.

Shares are offered on a continuous basis at net asset value per Share, plus, with respect to Class A-1 Shares, the applicable sales load. The Distributor acts as the distributor of the Shares of the Fund on a reasonable best efforts basis, subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Shares of the Fund. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities, including certain liabilities arising under the Securities Act. Shares may be offered through selling agents that have entered into selling agreements with the Distributor.

Share Class Considerations

The Fund offers two classes of Shares: Institutional Shares and Class A-1 Shares. When selecting a class of Shares, you should consider which classes of Shares are available to you and total costs and expenses associated with a particular class of Shares.

Each investor's financial considerations are different. You should speak with your financial intermediary to help you decide which class of Shares is best for you. Not all selling agents offer all classes of Shares. In addition, selling agents may vary the actual sales load charged, if applicable, as well as impose additional fees and charges on each class of Shares. If your selling agent offers more than one class of Shares, you should carefully consider which class of Shares to purchase.

Conversion Feature

Shares of one class of the Fund may be converted into Shares of another class of the Fund, provided a Shareholder meets the eligibility requirements for investing in the new class of Shares.  Except as otherwise disclosed in this prospectus, Shares subject to a CDSC at the time of the requested conversion are not eligible for conversion.  The Fund reserves the right to refuse any conversion request.

Institutional Shares

Institutional Shares are sold at the net asset value of Institutional Shares and are not subject to a shareholder services fee or distribution fee. In addition, Institutional Shares are not subject to a sales load; however, investors could be required to pay transaction fees on purchases and repurchases of Institutional Shares to their selling agents. Investors should consult with their selling agents about the sales load and any additional fees or charges their selling agents might impose on Institutional Shares.

Because the Institutional Shares are sold at the prevailing net asset value of the Institutional Shares without an upfront sales load, the entire amount of an investor's purchase is invested immediately (subject to any transaction fee charged by a selling agent or other financial intermediary).

Institutional Shares may be purchased by:

●	bank trust departments, trust companies and insurance companies that have entered into agreements with the Distributor to offer Institutional Shares to their clients;

●	institutional investors acting in a fiduciary, advisory, agency, custodial or similar capacity for Retirement Plans and SEP-IRAs that have entered into agreements with the Distributor to offer Institutional Shares to such plans;

●	law firms or attorneys acting as trustees or executors/administrators;

●	foundations and endowments;

●	sponsors of college savings plans that qualify for tax-exempt treatment under Section 529 of the Code, that maintain an omnibus account with the Fund and do not require Shareholder tax reporting or 529 account support responsibilities from the Distributor;

●	advisory fee-based accounts offered through financial intermediaries who, depending on the structure of the selected advisory platform, make Institutional Shares available;

●	certain institutional clients of a BNY Mellon investment advisory subsidiary, provided that such clients are approved by BNYM Investment Adviser;

●	U.S.-based employees of BNY Mellon, board members of BNYM Investment Adviser and board members of funds in the BNY Mellon Family of Funds, and the spouse, domestic partner or minor child of any of the foregoing;

●	unaffiliated investment companies approved by the Distributor; and

●	clients of financial intermediaries that effect transactions in Institutional Shares through their brokerage platforms solely as a broker in an agency capacity for their clients and that have entered into an agreement with the Distributor.

An investor purchasing Institutional Shares through the brokerage platform of a financial intermediary will be required to pay a commission and/or other forms of compensation to the financial intermediary. Institutions purchasing Shares on behalf of their clients determine whether Institutional Shares will be available for their clients. Accordingly, the availability of Institutional Shares will depend on the policies, procedures and trading platforms of the institutional investor.

Class A-1 Shares

Investors purchasing Class A-1 Shares pay the prevailing net asset value per Share, plus the initial sales charge that may apply to the purchase. The amount of the initial sales charge is based on the size of the investment, as the following table shows. Selling agents typically receive the sales load with respect to Class A-1 Shares purchased by their clients. Investors may reduce or eliminate the initial sales charge as described below (see "—Sales Charge Reductions and Waivers"). Class A-1 Shares are subject to the Shareholder Services Fee of .25% of the average daily net assets attributable to Class A-1 Shares paid to the Distributor for the provision of personal services to Shareholders and/or the maintenance of Shareholder accounts, and the Distribution Fee of .25% of the average daily net assets attributable to Class A-1 Shares paid to the Distributor for activities or expenses primarily intended to result in the sale of Class A-1 Shares.

Since some of your investment goes to pay an up-front sales charge when you purchase Class A-1 Shares, you purchase fewer Shares than you would with the same investment in Institutional Shares.

	Total Sales Load
Amount of Transaction	As a % of offering price per Share	As a % of net asset value per Share	Dealer's concession as a % of offering price
Less than $100,000	3.00	3.09	3.00
$100,000 to less than $250,000	2.00	2.04	2.00
$250,000 or more*	-0-	-0-	1.00

*	No front-end sales load applies on investments of at least $250,000, but a CDSC of 1.00% may be imposed on certain repurchases of such Shares within one year of the date of purchase. See "—Additional Information About CDSCs" below.

In addition, investors could be required to pay transaction fees on purchases and repurchases of Class A-1 Shares to their selling agents. Investors should consult with their selling agents about the sales load and any additional fees or charges their selling agents might impose on Class A-1 Shares

Sales Charge Reductions and Waivers

To receive a reduction or waiver of an initial sales charge or CDSC, investors must let their financial intermediary or the Fund, as applicable, know at the time they purchase Shares that they qualify for such a reduction or waiver. If an investor does not let their financial intermediary or the Fund, as applicable, know that they are eligible for a reduction or waiver, they may not receive the reduction or waiver to which they are otherwise entitled. In order to receive a reduction or waiver, investors may be required to provide their financial intermediary or the Fund, as applicable, with evidence of their qualification for the reduction or waiver. Investors should consult a representative of their financial intermediary. Certain sales charge reductions and waivers are available only if an investor purchases their Shares directly from the Fund for accounts maintained with the Fund; these sales charge reductions and waivers are described below.

If an investor purchases Class A-1 Shares directly from the Fund or through a financial intermediary, they can reduce their initial sales charge in the following ways:

●	Rights of accumulation. To the extent that an investor's financial intermediary is able to do so, an investor can count toward the amount of its investment its total account value in all Class A-1 Shares of the Fund and other funds in the BNY Mellon Family of Funds that are subject to a sales charge. For example, if an investor has $250,000 invested in shares that are subject to a sales charge of other funds in the BNY Mellon Family of Funds, it can invest in Class A-1 Shares of the Fund without an initial sales charge. For purposes of determining an investor's "total account value", shares held will be valued at their current market value. The Fund may terminate or change this privilege at any time on written notice.

●	Letter of intent. An investor can sign a letter of intent, in which it agrees to invest a certain amount (a goal) over a 13-month period in Class A-1 Shares of the Fund and other funds in the BNY Mellon Family of Funds that are subject to a sales charge, and its initial sales charge will be based on the goal. A 90-day back-dated period can also be used to count previous purchases toward the goal. The goal must be at least $100,000, and the initial investment must be at least $5,000. Each purchase will be made at the public offering price applicable to a single transaction of the dollar amount specified in the letter of intent. The sales charge will be adjusted if the investor does not meet its goal. By signing a letter of intent, the investor authorizes the Fund's transfer agent to hold in escrow 5% of the amount indicated in the letter of intent and repurchase Class A-1 Shares in the investor's account to pay the additional sales charge if the letter of intent goal is not met prior to the expiration of the 13-month period.

Class A-1 Shares may be purchased at net asset value without payment of a sales charge by the following individuals and entities, if such Shares are purchased directly from the Fund or through a financial intermediary:

●	Full-time or part-time employees, and their spouses or domestic partners and minor children, of BNYM Investment Adviser or any of its affiliates.

●	Board members of BNYM Investment Adviser and Board members of the BNY Mellon Family of Funds, and their spouses or domestic partners and minor children.

●	Full-time employees, and their spouses and minor children, of financial intermediaries.

●	"Wrap" accounts for the benefit of clients of financial intermediaries.

●	Investors who participate in a self-directed investment brokerage account program offered by a financial intermediary that may or may not charge their customers a transaction fee.

●	Retirement Plans, provided that, if such Class A-1 Shares are purchased through a financial intermediary, the financial intermediary performs recordkeeping or other administrative services for the Retirement Plan. Investors should contact their financial intermediary for more information about whether their Retirement Plan is eligible for a sales charge waiver.

●	Shareholders in IRA rollover accounts sponsored by BNYM Investment Adviser or its affiliates funded with the distribution proceeds from Retirement Plans. Upon establishing the IRA rollover account sponsored by BNYM Investment Adviser or its affiliates in the Fund, the shareholder shall become eligible to make subsequent purchases of Class A-1 Shares of the Fund at net asset value in such account.

Class A-1 Shares may be purchased at net asset value without payment of a sales charge by the following individuals and entities, if such Shares are purchased directly from the Fund for accounts maintained with the Fund:

●	Investors who either (i) have, or whose spouse or minor children have, beneficially owned shares and continuously maintained an open account directly with a BNYM Investment Adviser-managed fund since on or before February 28, 2006, or (ii) such purchase is for a self-directed investment account that may or may not be subject to a transaction fee.

●	Qualified separate accounts maintained by an insurance company; any state, county or city or instrumentality thereof; and charitable organizations investing $50,000 or more in Fund Shares and charitable remainder trusts.

Additional Information About CDSCs

The Fund's CDSC is based on the lesser of the net asset value of the Shares at the time of repurchase or the original offering price (which is the original net asset value). In addition:

●	No CDSC is charged on Fund Shares you acquired by reinvesting your Fund dividends or capital gains distributions.

●	No CDSC is charged on the per Share appreciation of your Fund account over the initial purchase price of the Shares.

●	To keep your CDSC as low as possible, each time you place a request to repurchase Shares, the Fund will first repurchase any Shares in your account that do not carry a CDSC and then the Shares in your account that have been held the longest.

The Fund's CDSC on Class A-1 Shares may be waived for Shares purchased directly from the Fund or through a financial intermediary, in the following cases:

●	Repurchases made within one year of death or disability of the Shareholder.

●	Repurchases made as part of a required minimum distribution for IRA and retirement accounts pursuant to the Code.

●	Repurchases by Retirement Plans, provided that, if such Shares were purchased through a financial intermediary, the financial intermediary performs recordkeeping or other administrative services for the Retirement Plan.

Reinvestment Privilege

If the Fund repurchases your Class A-1 Shares, you can reinvest in the same account up to the number of Class A-1 Shares repurchased at the current Share price without paying a sales charge. If you paid a CDSC, it will be credited back to your account. This privilege may be used only once and your reinvestment request must be received in writing by the Fund within 45 days of the repurchase.

Distribution Fee and Shareholder Services Fee

Class A-1 Shares are subject to an annual shareholder services fee of .25% of the average daily net assets attributable to Class A-1 Shares paid to the Distributor for the provision of personal services to Shareholders and/or the maintenance of Shareholder accounts. The Distributor is permitted to pay certain financial institutions, securities dealers and other industry professionals ("service agents") in respect of these services. The Distributor shall determine the amounts to be paid to service agents and the basis on which such payments will be made.

Class A-1 Shares are also subject to an annual distribution fee of .25% of the average daily net assets attributable to Class A-1 Shares for activities or expenses primarily intended to result in the sale of Class A-1 Shares. The Distributor is permitted to pay selling agents (as defined below) in respect of these services. The Distributor shall determine the amounts to be paid to selling agents and the basis on which such payments will be made. Because the distribution fee is paid out of the Fund's assets attributable to Class A-1 Shares on an ongoing basis, over time these fees will increase the cost of an investor's investment and may cost more than paying other types of sales charges.

Institutional Shares are not subject to a shareholder services fee or distribution fee.

Under the terms of its exemptive order, the Fund must comply with Rule 12b-1 under the 1940 Act as if it were an open-end management investment company. The Fund has adopted a distribution plan (the "Distribution Plan") and pays the Distribution Fee under such plan. The Distribution Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares.

For purchases of Class A-1 Shares without an initial sales charge and for which the Distributor pays distribution-related compensation, the Shareholder Services Fee and Distribution Fee payments shall commence 13 months after purchase.

How to Purchase Shares

The following section provides basic information about how to purchase Shares of the Fund. Shares will be continuously offered through the Distributor. As discussed below, the Fund may authorize one or more selling agents to receive orders on its behalf.

The Fund will have the sole right to accept orders to purchase Shares and reserves the right to reject any order in whole or in part. The offering may be terminated by the Fund or the Distributor at any time.

No market currently exists for the Shares. The Shares are not listed for trading on any securities exchange. There is currently no secondary market for the Shares and the Fund does not anticipate that a secondary market will develop for its Shares. None of BNYM Investment Adviser, the Distributor or the selling agents intend to make a market in the Shares.

Generally, the Distributor does not sell Shares directly to investors. Purchases of Shares may be made through a selling agent that has a sales agreement with the Distributor specific to the Fund. U.S.-based employees of BNY Mellon, board members of BNYM Investment Adviser and board members of funds in the BNY Mellon Family of Funds, and the spouse, domestic partner or minor child of any of the foregoing, may purchase Shares directly from the Distributor. For more information on purchasing Shares directly from the Distributor, please call 1-800-896-8172.

The Fund and the Transfer Agent are authorized to act on telephone or online instructions from any person representing himself or herself to be you and reasonably believed by the Fund or the Transfer Agent to be genuine. A Shareholder may be responsible for any fraudulent telephone or online order as long as the Fund or the Transfer Agent (as applicable) takes reasonable measures to confirm that the instructions are genuine.

Acceptance and Timing of Purchase Orders

The Fund will accept initial and additional purchases of Shares on a daily basis. The Fund is "open for business" on each day the NYSE is open for trading, which, as of the date of this prospectus, excludes the following holidays: New Year's Day, Martin Luther King, Jr. Day, Washington's Birthday, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Fund reserves the right to treat such day as a business day and accept purchase orders in accordance with applicable law. The Fund reserves the right to close if the primary trading markets of the Fund's portfolio instruments are closed and the Fund's management believes that there is not an adequate market to meet purchase requests. On any business day when the Securities Industry and Financial Markets Association recommends that the securities markets close trading early, the Fund may close trading early. Purchase orders will be accepted only on days which the Fund is open for business.

Orders to purchase Shares will be processed through the facilities of the National Securities Clearing Corporation. The applicable offering price for purchase orders is based on the net asset value of the Fund next determined after receipt of the purchase order by a selling agent that has been authorized by the Distributor by contract to accept such orders plus, with respect to Class A-1 Shares, the applicable sales load. As to purchase orders received by the selling agent prior to the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m. Eastern time), on the day the order is placed, including orders received after the close of business on the previous day, the applicable offering price is based on the net asset value determined as of the close of business on the NYSE on that day. If the purchase orders are not received by the selling agent before the close of business on the NYSE, such orders are deemed received on the next business day. It is the responsibility of selling agents to transmit purchase orders and payment on a timely basis. Generally, if payment is not received within the period described in the Prospectus, the order will be canceled, notice thereof will be given, and the selling agent and its customers will be responsible for any loss to the Fund or its Shareholders.

For Shares purchased through the Distributor, order instructions must be received in good order prior to the close of regular trading on the NYSE (ordinarily 4:00 p.m., Eastern time) in order to receive the current day's net asset value. Instructions must include the name and signature of an appropriate person designated on the applicable account application, account name, account number, name of the Fund and dollar amount. Payments received without order instructions could result in a processing delay or a return of wire. Failure to send the accompanying payment on the same day may result in the cancellation of the order. For more information on purchasing Shares through the Distributor, please call 1-800-896-8172.

Investors may buy Shares through selling agents that have made arrangements with the Fund and are authorized to buy Shares ("Authorized Entities"). Authorized Entities are authorized to designate other intermediaries to receive purchase orders on behalf of the Fund. If a selling agent is an Authorized Entity or an Authorized Entity's designee, the Fund will be deemed to have received a purchase order when such selling agent or its designee received the order, and the order will be priced at the Fund's NAV next calculated after the order is received and accepted by the selling agent or its designee. Orders submitted through a selling agent that is not an Authorized Entity are priced at the Fund's NAV next calculated after the Fund receives the order in proper form from the selling agent and accepts it, which may not occur on the day the order is submitted to the selling agent.

A selling agent may hold Shares in an omnibus account in the selling agent's name or the selling agent may maintain individual ownership records. Selling agents may charge fees for the services they provide in connection with processing an investor's transaction order or maintaining an investor's account with them. Investors should check with their selling agent to determine if it is subject to these arrangements. Selling agents and their designees are responsible for placing orders correctly and promptly with the Fund and forwarding payment promptly.

The Fund reserves the right, in its sole discretion, to accept or reject any order for purchase of Shares. The sale of Shares may be suspended during any period in which the NYSE is closed other than weekends or holidays, or if permitted by the rules of the SEC, when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to determine fairly the value of its net assets, or during any other period as permitted by the SEC for the protection of investors. In a situation where the Fund suspends the sale of Shares, the Fund may also determine to suspend or postpone a pending or scheduled repurchase offer.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means: When an investor opens an account, they will be asked to provide their name, address, date of birth, social security number and other information that will allow them to be identified. Investors that open accounts directly with the Fund have 90 days from the time an account is opened to provide proper verification; if an investor opens an account through a financial intermediary, such financial intermediary may have a different policy. If an investor's identification is not able to be verified, the Fund reserves the right to restrict additional transactions and/or liquidate the investor's account in an involuntary repurchase (less any applicable sales/account charges and/or tax penalties) or take any other action required or permitted by law. The Fund has implemented an anti-money laundering compliance program, which includes designation of an anti-money laundering compliance officer.

Services for Shareholders

The following services are available for U.S.-based employees of BNY Mellon, board members of BNYM Investment Adviser and board members of funds in the BNY Mellon Family of Funds, and the spouse, domestic partner or minor child of any of the foregoing, who purchase Shares directly from the Distributor. All Shareholder services and privileges offered to Shareholders may be modified or terminated at any time.

Automatic Services

Buying or selling shares automatically is easy with the services described below. With each service, investors can select a schedule and amount, subject to certain restrictions. For information, call 1-800-896-8172 (inside the U.S. only).

Automatic Asset Builder permits investors to purchase Shares (minimum of $100 and maximum of $150,000 per transaction) at regular intervals selected by the investor. Shares are purchased by transferring funds from the bank account designated by the investor.

Payroll Savings Plan permits an investor to purchase Shares (minimum of $100 per transaction) automatically through a payroll deduction.

TeleTransfer Privilege

To purchase additional shares in a Fund account with a phone call or online, use the TeleTransfer Privilege. Investors can set up the TeleTransfer Privilege on their account by providing bank account information and following the instructions on the application.

Express Voice-Activated Account Access System

Investors can check account balances, get Share price and performance information, order documents and much more, by calling 1-800-373-9387 (inside the U.S. only) and using the Express voice-activated account access system.

Lost Shareholders, Inactive Accounts and Unclaimed Property

It is important that the Fund maintains a correct address for each investor. An incorrect address may cause an investor's account statements and other mailings to be returned to the Fund. Based upon statutory requirements for returned mail, the Fund will attempt to locate the investor or rightful owner of the account. If the Fund is unable to locate the investor, then the Fund will determine whether the investor's account can legally be considered abandoned. Mutual fund accounts may be transferred to the state government of an investor's state of residence if no activity occurs within the account during the "inactivity period" specified in the applicable state's abandoned property laws, which varies by state. The Fund is legally obligated to escheat (or transfer) abandoned property to the appropriate state's unclaimed property administrator in accordance with statutory requirements. The investor's last known address of record determines which state has jurisdiction.

Signature Guarantees

The Transfer Agent has adopted standards and procedures pursuant to which Medallion Signature Guarantees in proper form generally will be accepted from domestic banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations participating in the New York Stock Exchange Medallion Signature Program (MSP), the Securities Transfer Agents Medallion Program (STAMP) and the Stock Exchanges Medallion Program (SEMP). Notarization by a Notary Public is not an acceptable guarantee.

A signature guarantee is required in the following situations:

●	repurchase proceeds are being sent to a bank account currently not on file;

●	repurchase proceeds are being sent to an address of record that has been changed within the last 30 days or an address change is being requested at the time of a repurchase request.

The Fund may waive any of the above requirements in certain instances. In addition to the situations described above, the Fund and/or the Transfer Agent reserve the right to require a signature guarantee in other instances based on the circumstances relative to the particular situation.

Non-financial transactions, including establishing or modifying certain services on an account, may require a signature guarantee, signature verification from a Signature Validation Program member, or other acceptable form of authentication from a financial institution source.

Payments to Financial Intermediaries

The Fund may pay service fees to selling agents for sub-administration, sub-transfer agency and other shareholder services associated with Shareholders whose Shares are held of record in omnibus accounts, other group accounts or accounts traded through registered securities clearing agents.

BNYM Investment Adviser, out of its own resources and without additional cost to the Fund or its Shareholders, may provide additional cash payments to selling agents, including affiliates of BNYM Investment Adviser, for the sale of Shares and related services. These payments and compensation are in addition to service fees paid by the Fund, if any. Payments are generally made to selling agents that provide shareholder servicing, marketing and related sales support or access to sales meetings, sales representatives and management representatives of the intermediary. Payments may also be paid to selling agents for inclusion of the Fund on a sales list, including a preferred or select sales list or in other sales programs. Compensation may be paid as an expense reimbursement in cases in which the selling agent provides shareholder services to the Fund. BNYM Investment Adviser may also pay cash compensation in the form of finder's fees that vary depending on the dollar amount of the Shares sold. The level of such payments may be substantial and may be different for different selling agents. These payments may create incentives on the part of a selling agent to view the Fund favorably compared with investment funds that do not make these payments, or that make smaller payments.

Distribution in Foreign Jurisdictions

The distribution of this prospectus and the offer and sale of the Shares in certain jurisdictions may be restricted by law. It is the responsibility of any persons wishing to purchase Shares to inform themselves of and to observe all applicable laws and regulations of any relevant jurisdictions. Prospective investors should inform themselves as to the legal requirements and tax consequences within the countries of their citizenship, residence, domicile and place of business with respect to the acquisition, holding or disposal of Shares, and any foreign exchange restrictions that may be relevant thereto.

Periodic Repurchase Offers

Repurchase Offers

The Fund is an "interval fund," a type of fund that, to provide liquidity to Shareholders, conducts periodic repurchase offers. The Fund has adopted a fundamental policy, which may only be changed with Shareholder approval, to provide liquidity to Shareholders by conducting quarterly repurchase offers for between 5% and 25% of its then outstanding Shares at net asset value per Share. The Fund currently expects to conduct quarterly repurchase offers for 5% of its then outstanding Shares under ordinary circumstances. The Fund expects the first Repurchase Request Deadline to occur in January 2022.

Quarterly repurchase offers generally are expected to occur in the months of January, April, July and October. Notification of each quarterly repurchase offer will be made available to Shareholders at least 21 calendar days, but not more than 42 calendar days, before the Repurchase Request Deadline (i.e., the date by which Shareholders must tender their Shares in response to a repurchase offer). The notice will set forth (i) the percentage of Shares the Fund will repurchase; (ii) the Repurchase Request Deadline and other terms of the offer to repurchase; and (iii) the procedures for Shareholders to follow to request a repurchase or withdraw or modify a repurchase request prior to the Repurchase Request Deadline.

Shareholders and financial intermediaries must submit repurchase requests in good order by the Repurchase Request Deadline. "Good order" means the repurchase request includes: (i) the name of the Fund; (ii) the number of Shares or dollar amount to be repurchased; (iii) the account number; and (iv) signatures by all of the Shareholders whose names appear on the account registration. The Repurchase Request Deadline will be strictly observed. Shareholders and financial intermediaries failing to submit repurchase requests in good order by such deadline will be unable to liquidate Shares until a subsequent repurchase offer.

The net asset value per Share of repurchased Shares will be determined as of the Repurchase Pricing Date (i.e., the close of regular trading on the NYSE on a day to be determined but no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day). Payment for all Shares repurchased pursuant to repurchase offers will be made not later than seven (7) calendar days after the Repurchase Pricing Date ("Repurchase Payment Deadline"). If the tendered Shares have been purchased immediately prior to the submission of a repurchase request, the Fund will not release repurchase proceeds until payment for the tendered Shares has settled. Shareholders can avoid this delay by utilizing the wire purchase option. During the period the offer to repurchase is open, Shareholders may obtain the current net asset value by calling toll-free 1-800-373-9387 or by visiting www.im.bnymellon.com.

If a repurchase offer is oversubscribed, the Board has authority to increase the amount repurchased by up to 2% of the Fund's outstanding Shares as of the date of the Repurchase Request Deadline. In the event that the Board determines not to repurchase more than the repurchase offer amount, or if Shareholders tender more than the repurchase offer amount plus 2% of the Fund's outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. However, the Fund may determine to alter the pro rata allocation and the Fund may accept all Shares tendered by persons who own, in the aggregate, fewer than 100 Shares and who tender all of their Shares, before prorating Shares tendered by others.

Because of the foregoing, Shareholders may be unable to liquidate all, or a given percentage, of their Shares and some Shareholders may tender more Shares than they wish to have repurchased in order to ensure repurchase of at least a specific number of Shares. Shareholders may withdraw or modify a repurchase request with a proper instruction submitted in good form at any time prior to the Repurchase Request Deadline.

Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund's portfolio to be fully invested, which may reduce returns. Moreover, diminution in the size of the Fund through repurchases, without offsetting new sales, may result in untimely sales of portfolio investments and a higher expense ratio, and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. Repurchases resulting in portfolio turnover will result in additional expenses being borne by the Fund. The Fund may also sell portfolio investments to meet repurchase obligations, which, in certain circumstances, may adversely affect the market for loans and reduce the Fund's value.

The repurchase of Shares by the Fund will generally be a taxable event to tendering Shareholders and may be a taxable event to those Shareholders that do not participate in the repurchase. See "Certain Material U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders—Sale of Shares." Investors should rely on their own tax adviser for advice about the particular federal, state and local tax consequences of investing in the Fund and participating in the Fund's repurchase offer program.

Discretionary Repurchase Offers

If during any consecutive 24-month period, the Fund does not have at least one quarterly repurchase offer in which it fully satisfies 100% of all properly submitted repurchase requests, BNYM Investment Adviser and Alcentra, the Fund's sub-investment adviser, will discontinue making any new investments in illiquid assets (for these purposes, any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven (7) calendar days or less without the sale or disposition significantly changing the market value of the investment) and will only invest available Fund assets in cash, cash equivalents or liquid securities with the intent of selling such assets as necessary to meet future repurchase requests until such date on which all outstanding repurchase requests resulting from the most recent quarterly repurchase offer have been satisfied. Additionally, BNYM Investment Adviser and Alcentra will recommend to the Board that the Fund conduct a Discretionary Repurchase Offer for an amount of the Fund's then outstanding Shares that the Board, in its discretion and upon the recommendation of BNYM Investment Adviser and Alcentra, determines to be sufficient to provide liquidity to those Shareholders who previously were unable to sell their Shares in a quarterly repurchase offer in the amount they desired. When recommending a Discretionary Repurchase Amount to the Board, BNYM Investment Adviser and Alcentra will consider, among other factors deemed relevant (including, but not limited to, market conditions at the time of any Discretionary Repurchase Offer), the average amount of repurchase requests properly submitted (as a percentage of the then outstanding Shares) in each quarterly repurchase offer during the relevant 24-month period.

The Fund is permitted to conduct a Discretionary Repurchase Offer, in accordance with Rule 23c-3 under the 1940 Act, outside of the conditions set forth above, if recommended by BNYM Investment Adviser and Alcentra and approved by the Board. The Shares repurchased in any Discretionary Repurchase Offer will be repurchased at net asset value per Share. Any Discretionary Repurchase Offer will be in addition to the Fund's quarterly repurchase offers conducted in accordance with its fundamental policy. BNYM Investment Adviser and Alcentra also will consider whether there are additional ways to improve Shareholder liquidity through the Fund's continued quarterly repurchase offers (including by increasing the amount of any such repurchase offer) or otherwise, and will recommend any such course of action to the Board.

Suspension or Postponement of a Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (i) if making or effecting the repurchase offer would cause the Fund to lose its status as a RIC under the Code; (ii) for any period during which the NYSE or any market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (iii) for any period during which an emergency exists as a result of which disposal by the Fund of investments owned by it is not reasonably practicable or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (iv) for such other periods as the SEC may by order permit for the protection of Shareholders of the Fund. The Fund will provide notice to Shareholders of any suspension or postponement of a repurchase offer.

Liquidity Requirements

From the time that the notification is sent to Shareholders until the Repurchase Payment Deadline, the Fund will ensure that a percentage of its net assets equal to at least 100% of the repurchase offer amount consists of assets: (i) that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline; or (ii) that mature by the Repurchase Payment Deadline.

The Board has adopted procedures that are reasonably designed to ensure that the Fund's assets are sufficiently liquid so that the Fund can comply with the repurchase policy and the liquidity requirements described in the previous paragraph.

The Fund intends to finance repurchase offers with cash on hand, cash raised through Borrowings or the liquidation of portfolio investments. There is some risk that the need to sell loans to fund repurchase offers may affect the market for those loans. In turn, this could diminish the Fund's net asset value.

Redemption of Senior Securities

As an "interval fund," the Fund's Borrowings or Preferred Shares, if any, must provide for sufficient maturity, redemption, call or repayment by the next Repurchase Request Deadline, in whole or in part, without penalty or premium, as necessary to permit the Fund to repurchase its Shares in such amount as approved by the Board. Although the Fund ordinarily does not expect to pay down or otherwise redeem any senior security, including any Borrowings or Preferred Shares, it may be required to do so if, for example, the Fund does not meet an asset coverage ratio required by law or correct a failure to meet a rating agency guideline in a timely manner.

Involuntary Repurchases

The Fund may, in connection with its quarterly repurchase offers, repurchase Shares held by a Shareholder or by any person who acquired Shares from or through a Shareholder, including without the consent or other action by the Shareholder or other person, if the Fund determines that:  (a) such Shares have been purchased or transferred in violation of the Fund's Declaration of Trust or By-Laws; (b) such Shares have vested in any person by operation of law as the result of the death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of a Shareholder; (c) ownership of such Shares is likely to cause the Fund to be in violation of, or require registration of the Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any other relevant jurisdiction; (d) continued ownership of such Shares may be harmful or injurious to the business or reputation of the Fund, the Board, BNYM Investment Adviser, Alcentra or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences; (e) any of the representations and warranties made by a Shareholder or other person in connection with the purchase or other acquisition of Shares were not true when made or have ceased to be true, or if any letter of intent goal is not met pursuant to the terms of such letter of intent; (f) with respect to a Shareholder subject to Special Laws or Regulations, the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold such Shares, which may have a negative impact on the ability of the Fund to operate in accordance with its investment objective and principal investment strategies; or (g) it would be in the best interests of the Fund, as determined by the Board, for the Fund to repurchase such Shares. Any such repurchases would be effected at net asset value and would be made in accordance with the Fund's Declaration of Trust and By-Laws and Section 23 of the 1940 Act and Rule 23c-3 thereunder.

Seed Capital Investments

In connection with the formation and commencement of the Fund's continuous offering, an affiliate of the Adviser invested seed capital ("Seed Capital") and purchased Institutional Shares of the Fund. This investment may raise potential conflicts of interest because the Affiliate, as an investor in the Fund, may possess material information about the Fund that may not be available to other investors. This informational advantage could be perceived as enabling the Affiliate to purchase additional Shares or to seek to have its Seed Capital redeemed in a manner that conflicts with the interests of other investors and/or benefits BNY Mellon or its affiliates, including BNYM Investment Adviser or Alcentra. In order to mitigate such conflicts, BNY Mellon has implemented a policy (the "Seed Capital Investment and Redemption Policy") that governs the Affiliate's investment and redemption of Seed Capital in the Fund. The Seed Capital Investment and Redemption Policy includes specific parameters that govern the timing and extent of the investment and redemption of Seed Capital, which may be set according to one or more objective factors expressed in terms of timing, asset level, investment performance goals or other criteria approved by BNY Mellon.

In extraordinary circumstances and subject to certain conditions, BNY Mellon will have the authority to modify the application of the Seed Capital Investment and Redemption Policy to the investment of Seed Capital by the Affiliate in the Fund. In addition, the Affiliate may seek, over time, to have some or all of its Shares repurchased by the Fund in order to comply with Special Laws or Regulations applicable to U.S. banking entities and their affiliates, such as BNY Mellon, BNYM Investment Adviser or Alcentra. Any repurchases, which may be subject to the Fund's ability to effect involuntary repurchases of its Shares, will be conducted in accordance with applicable law and the Fund's Declaration of Trust and By-Laws and subject to approval by the Board. See "—Involuntary Repurchases."

Repurchase Fee

The Fund does not currently intend to impose a repurchase fee to help defray the costs associated with its repurchase offers. It is possible that a repurchase fee of up to 2%, as permitted by Rule 23c-3(b)(1) under the 1940 Act, may be added in the future to the Shares, although no such addition is presently contemplated, and that subsequent classes of Shares may also include such a repurchase fee. A repurchase fee would be payable to the Fund in order to compensate long-term Shareholders for expenses related to short-term investors, in light of the Fund's generally longer-term investment horizons and investment operations. The Fund may also determine that any such repurchase fee will only be imposed on a Shareholder's repurchase proceeds if the interval between the date of the purchase of Shares and the valuation date with respect to the repurchase of such Shares is less than a specified period (for example, one year).

Net Asset Value

The net asset value per Share is determined as of the scheduled close of trading on the floor of the NYSE (normally 4:00 p.m., Eastern time) on each day the NYSE is open for regular business. For purposes of determining net asset value, certain options and futures contracts may be valued 15 minutes after the close of trading on the floor of the NYSE. To calculate net asset value, the Fund's assets are valued and totaled, liabilities and the aggregate liquidation value of the outstanding Preferred Shares, if any, are subtracted, and the balance is divided by the total number of Shares then outstanding. The net asset values of Institutional Shares and Class A-1 Shares will vary over time as a result of the differing fees and expenses applicable to each class of Shares and different inception dates.

The Board has approved procedures pursuant to which the Fund will value its investments. In accordance with these procedures, the Fund's investments for which market quotations are readily available are valued at market value. Market values for various types of securities and other instruments are determined on the basis of closing prices or last sales prices on an exchange or other market, or based on quotes or other market information obtained from quotation reporting systems, established market makers, brokers, data delivery vendors or independent pricing services as described below under "—Valuation of Fund Investments Generally."

When market quotations are not readily available or are deemed to be inaccurate or unreliable, the Fund values its investments at fair value as determined in good faith pursuant to policies and procedures approved by the Board.

Valuation of Fund Investments Generally

Credit Instruments. A majority of the Fund's credit instruments, including syndicated loans and other debt securities, generally will be valued, to the extent possible, by one or more independent pricing services (each, a "Service") approved by the Board. When, in the judgment of the Service, quoted bid prices for investments are readily available and are representative of the bid side of the market, these investments are valued at the mean between the quoted bid prices (as obtained by a Service from dealers in such securities) and asked prices (as calculated by the Service based upon its evaluation of the market for such securities). The value of other credit instruments is determined by a Service based on methods which include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. The Services are engaged under the general supervision of the Board.

Overnight and certain other short-term debt securities and instruments (excluding Treasury bills) will be valued by the amortized cost method, which approximates value, unless a Service provides a valuation for such security or, in the opinion of the Board or a committee or other persons designated by the Board, the amortized cost method would not represent fair value.

Foreign Securities and Foreign Currencies. Market quotations of foreign securities in foreign currencies and any Fund assets or liabilities initially expressed in terms of foreign currency are translated into U.S. dollars at the spot rate, and foreign currency forward contracts are valued using the forward rate obtained from a Service approved by the Board. If the Fund has to obtain prices as of the close of trading on various exchanges throughout the world, the calculation of the Fund's net asset value may not take place contemporaneously with the determination of prices of certain of the Fund's portfolio investments. Fair value of foreign equity securities may be determined with the assistance of a Service using correlations between the movement of prices of foreign securities and indices of domestic securities and other appropriate indicators, such as closing market prices of relevant depositary receipts and futures contracts. The valuation of a security based on this fair value process may differ from the security's most recent closing price and from the prices used by other registered investment companies to calculate their net asset values. Foreign securities held by the Fund may trade on days that the Fund is not open for business.

Options, Futures, Swaps and Other Derivatives. Generally, OTC options and total return and credit default swap agreements, and options thereon, will be valued by a Service. Equity-linked instruments generally will be valued by the Service based on the value of the underlying reference asset(s). Futures contracts will be valued at the most recent settlement price.

Fair Valuation of Investments

Restricted securities, as well as securities or other assets for which recent market quotations or official closing prices are not readily available or are determined by BNYM Investment Adviser or Alcentra not to reflect accurately fair value (such as when the value of a security has been materially affected by events occurring after the close of the exchange or market on which the security is principally traded (for example, a foreign exchange or market) but before the Fund calculates its net asset value), or which are not valued by a Service, are valued at fair value as determined in good faith based on procedures approved by the Board. Fair value of investments may be determined by the Board or its pricing committee or the Fund's valuation committee using such information as it deems appropriate. The factors that may be considered when fair valuing a security include fundamental analytical data, the nature and duration of restrictions on disposition, an evaluation of the forces that influence the market in which the securities are purchased and sold, and public trading in similar securities of the issuer or comparable issuers. The valuation of a security based on fair value procedures may differ from the prices used by other registered investment companies to calculate their net asset values.

With respect to certain of the Fund's fair valued investments, the valuation approach may vary by instrument but may include available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company's ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, the principal market and enterprise values, among other factors. In addition, the information available in the marketplace for these portfolio companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. The most relevant information may often be that information which is provided by the portfolio company. Given limitations around the nature, timeliness and amount of information provided by the portfolio company, fair valuations may become more difficult and uncertain if such information is unavailable, becomes outdated or is determined to be unreliable. Because valuations may fluctuate over short periods of time and may be based on estimates, fair value determinations may differ materially from the value received in an actual transaction.

Fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Fund's net asset value. As a result, the Fund's issuance (including through dividend or distribution reinvestment) or repurchase of Shares through repurchase offers at net asset value at a time when it owns investments that are valued at fair value may have the effect of diluting or increasing the economic interest of existing Shareholders. Fair values assigned to the Fund's investments also will affect the amount of the management fee and sub-advisory fee paid to BNYM Investment Adviser and Alcentra, respectively.

The Board, with the assistance of BNYM Investment Adviser and Alcentra, will periodically assess the valuation methodologies of any Service used to value the Fund's investments.

Dividends and Distributions

Commencing with the Fund's initial distribution, the Fund intends to distribute all of its net investment income on a monthly basis to Shareholders. The Fund intends to pay any capital gains distributions at least annually. Various factors will affect the level of the Fund's income, including the asset mix, the average maturity of the Fund's portfolio and the Fund's use of hedging.

Any portion of a distribution that exceeds the Fund's current and accumulated earnings and profits, which are calculated under U.S. federal income tax principles, will constitute a non-taxable return of capital. A return of capital generally is a return of an investor's investment, rather than a return of earnings or gains derived from the Fund's investment activities, and generally results in a reduction of the tax basis in the Shares. As a result of such reduction in tax basis, Shareholders may be subject to higher taxes in connection with the sale of Shares at a gain relative to the Shareholder's original investment, and may be subject to taxes when such Shares are sold at a loss relative to the Shareholder's original investment. If distributions in any tax year are less than the Fund's current earnings and profits but are in excess of net investment income and net realized capital gains, such excess is not treated as a non-taxable return of capital but rather may be taxable to Shareholders at ordinary income rates even though it may economically represent a return of capital. To the extent distributions in any tax year are substantially less than the Fund's current earnings and profits but are substantially in excess of net investment income and net realized capital gains, such taxable excess distributions could be significant.

The Fund's distributions will fluctuate over time based upon a number of factors, including the current level of the Fund's earnings. Various factors will affect the level of the Fund's income, including the asset mix, the average maturity of the Fund's portfolio and the Fund's use of hedging. To the extent the Fund distributes less than the entire amount of income earned in a particular period, the undistributed income will add to the Fund's net asset value and, correspondingly, distributions from undistributed income will deduct from the Fund's net asset value.

If an investor's Shares are accepted for repurchase in a repurchase offer, upon acceptance, such tendered Shares will no longer be considered outstanding and therefore will no longer be entitled to receive distributions from the Fund.

The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions at any time and may do so without prior notice to Shareholders.

Dividend Reinvestment Plan

The Fund's Dividend Reinvestment Plan (the "Plan") is commonly referred to as an "opt-out" plan. Unless a Shareholder elects to receive cash by contacting the Plan Agent, all distributions of dividends and capital gains automatically will be reinvested by the Plan Agent in additional Shares. Shareholders who elect not to participate in the Plan will receive all distributions in cash paid directly to the Shareholder of record (or, if the Shares are held though a bank, broker or other nominee name, then to such bank, broker or other nominee) by the Plan Agent, as dividend disbursing agent. Shareholders may elect not to participate in the Plan and to receive all distributions in cash by contacting the Plan Agent at the address set forth below (or, if the Shares are held though a bank, broker or other nominee name, by contacting such bank, broker or other nominee).

The Plan Agent will update the dividend options on an account for each Shareholder in which such Shareholder's Shares are registered. Whenever the Fund declares a dividend or makes a capital gain distribution, non-participants in the Plan will receive cash and participants in the Plan will receive the equivalent in Shares. The number of newly issued Shares to be credited to each participant's account will be determined by dividing the dollar amount of the dividend by the Fund's net asset value determined as of the payment date; there is no sales or other charge for reinvestment.

Participation in the Plan is completely voluntary and participants may withdraw from the Plan or resume participation in the Plan at any time without penalty upon notice to the Plan Agent at the address noted below (or, if the Shares are held though a bank, broker or other nominee name, then to such bank, broker or other nominee). Such notice will be effective immediately if received and processed by the Plan Agent prior to the distribution record date, otherwise, it will be effective for all subsequent distributions. Additionally, the Plan Agent seeks to process notices received after the distribution record date but prior to the payable date, and such notices often will become effective by the payable date. Where late notices are not processed by the applicable payable date, such withdrawal or resumption will be effective with respect to any subsequent distributions. When a participant withdraws from the Plan or the Plan is terminated, such participant will receive a cash payment for any future dividend payments.

In the case of Shareholders, such as banks, brokers or other nominees, which hold Shares for others who are the beneficial owners, the Plan Agent will administer the Plan on the basis of the number of Shares certified from time to time by the record Shareholder as representing the total amount registered in such Shareholder's name and held for the account of beneficial owners who are participants in the Plan. Shareholders whose Shares are held in the name of a bank, broker or other nominee should contact the bank, broker or other nominee for details. Such Shareholders may not be able to transfer their Shares to another bank, broker or other nominee and continue to participate in the Plan.

The Plan Agent's fees for the handling of reinvestment of dividends and other distributions will be paid by the Fund. There are no other charges to participants for reinvesting dividends or capital gain distributions; however, the Fund reserves the right to amend the Plan to include a service charge payable by the participants. The automatic reinvestment of dividends and other distributions will not relieve participants of any income tax that may be payable or required to be withheld on such dividends or distributions. See "Certain Material U.S. Federal Income Tax Consequences."

The Fund reserves the right to amend or terminate the Plan. Notice of amendments to the Plan, or its termination, will be sent to participants.

All correspondence concerning the Plan should be directed to the Plan Agent in writing to: BNY Mellon Institutional Department, P.O. Box 9882, Providence, RI 02940-8082. Overnight correspondence should be directed to the Plan Agent at: BNY Mellon Institutional Department, 4400 Computer Drive, Westborough, MA 01581.

Description of Shares

Shares

The Fund is authorized to issue an unlimited number of Shares, which currently consists of two classes of common shares of beneficial interest, $0.001 par value per Share: Institutional Shares and Class A-1 Shares. The Shares have no preemptive, conversion, exchange, redemption or appraisal rights. Each Share has equal voting, dividend, distribution and liquidation rights, subject to the description of additional classes below. The Shares outstanding are, and those offered hereby when issued will be, fully paid and nonassessable. Shareholders are entitled to one vote per Share on each matter submitted to a vote of Shareholders. Trustees are elected by a plurality of the votes cast at a meeting at which Trustees are being elected and at which a quorum is present. All voting rights for the election of Trustees are noncumulative, which means that the holders of more than 50% of the Shares can elect 100% of the Trustees then nominated for election (assuming the Fund has not issued any Preferred Shares) if they choose to do so and, in such event, the holders of the remaining Shares will not be able to elect any Trustees. Whenever Preferred Shares and Borrowings are outstanding, Shareholders will not be entitled to receive any distributions from the Fund unless all accrued dividends on the Preferred Shares and interest and principal payments on Borrowings have been paid, and unless the applicable asset coverage requirements under the 1940 Act would be satisfied after giving effect to the distribution. See "—Preferred Shares" below.

The foregoing description and the description below under "Certain Provisions of the Declaration of Trust and By-Laws" are subject to the provisions contained in the Fund's Declaration of Trust and By-Laws.

Additional Classes of Shares

The Fund may offer multiple classes of Shares, which may be subject to differing fees and expenses. Distributions may vary among the classes as a result of the different fee structure of the classes. The Fund's Declaration of Trust provides that, in the event that the Board determines that any matter affects only one or more classes of Shares, only the holders of Shares of the affected classes will be entitled to vote on the matter.

Shares Outstanding

The following table shows the amounts of Shares that have been authorized and outstanding as of December 1, 2021:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding Exclusive of Amount Held by the Fund or for its Account
Institutional Shares	Unlimited	None	$100,000
Class A-1 Shares	Unlimited	None	$0

Preferred Shares

The Fund's Declaration of Trust authorizes the Board, without approval of Shareholders, to classify any unissued Shares into one or more classes or series, including Preferred Shares, with rights as determined by the Board. The Fund has no current intention to issue Preferred Shares. If the Board determines to authorize such an offering, the terms of the Preferred Shares may be the same as, or different from, the terms described below, subject to applicable law and the Fund's Declaration of Trust, as amended or supplemented by the Trustees to classify and designate the Preferred Shares.

Limited Issuance of Preferred Shares and Borrowings.

Under the 1940 Act, the Fund could issue Preferred Shares with an aggregate liquidation preference of up to one-half of the value of the Fund's Managed Assets less liabilities other than Borrowings, measured immediately after issuance of the Preferred Shares. "Liquidation preference" means the original purchase price of the shares being liquidated plus any accrued and unpaid dividends. In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Shares unless the liquidation preference of the Preferred Shares is less than one-half of the value of the Fund's assets less liabilities other than Borrowings (determined after deducting the amount of such dividend or distribution) immediately after the distribution. Under the requirements of the 1940 Act, the Fund, immediately after any Borrowings, must have an asset coverage of at least 300%. With respect to such Borrowings, asset coverage means the ratio which the value of the assets of the Fund, less liabilities other than Borrowings, bears to the aggregate amount of such Borrowings represented by senior securities issued by the Fund. Certain types of Borrowings may result in the Fund being subject to covenants in credit agreements relating to asset coverage or portfolio composition or otherwise. The Fund may purchase or redeem any Preferred Shares and/or reduce outstanding Borrowings if necessary to maintain required asset coverage.

In addition, the Fund may be subject to certain restrictions imposed by guidelines of one or more NRSROs which may issue ratings for Preferred Shares, if any, or commercial paper or notes issued by the Fund. Such restrictions may be more stringent than those imposed by the 1940 Act.

Distribution Preference. Any Preferred Shares would have complete priority over the Shares.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Fund, holders of Preferred Shares would be entitled to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus accumulated and unpaid dividends thereon, whether or not earned or declared) before any distribution of assets is made to Shareholders.

Voting Rights. Preferred Shares are required to be voting shares and to have equal voting rights with Shares. Except as otherwise indicated in this prospectus or the SAI and except as otherwise required by applicable law, holders of Preferred Shares would vote together with Shareholders as a single class.

Holders of Preferred Shares, voting as a separate class, would be entitled to elect two of the Trustees. The remaining Trustees would be elected by Shareholders and holders of Preferred Shares, voting together as a single class. In the unlikely event that two full years of accrued dividends are unpaid on the Preferred Shares, the holders of all outstanding Preferred Shares, voting as a separate class, would be entitled to elect a majority of the Trustees until all dividends in arrears have been paid or declared and set apart for payment. In order for the Fund to take certain actions or enter into certain transactions, a separate class vote of holders of Preferred Shares would be required, in addition to the combined single class vote of the holders of Preferred Shares and Shares.

Redemption, Purchase and Sale of Preferred Shares. The terms of the Preferred Shares may provide that they are redeemable at certain times, in whole or in part, at the original purchase price per share plus accumulated dividends. The terms may also state that the Fund may tender for or purchase Preferred Shares and resell any shares so tendered.

Certain Provisions of the Declaration of Trust and By-Laws

The Fund is not required to hold an annual meeting of Shareholders each year, and the Trustees are elected to serve indefinite terms. The Fund's By-Laws provide that with respect to any annual or special meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the business must be specified in the notice of meeting, brought by or at the direction of the Board or brought by a Shareholder of record on the record date for the meeting, at the time of giving notice and at the time of the annual meeting, and who is entitled to vote at the meeting on each individual nominated for election to the Board or on such other business and who complied with the advance notice procedures of the By-Laws, and it must be a proper subject under applicable law and the Declaration of Trust for Shareholder action. To be properly brought before a special meeting, the business must be specified in the notice of meeting, and it must be a proper matter for action by the Shareholders under applicable law and the Declaration of Trust.

Except as set forth below, the Board, without any action by the Shareholders, may cause the Fund to (i) merge with or into another entity, (ii) consolidate with one or more other entities into a new entity, (iii) sell all or substantially all of the Fund's assets, (iv) convert into another legal entity or (v) liquidate and dissolve. The affirmative vote of at least a majority of the entire Board is required to authorize any such action. Shareholders are not entitled to vote on any such action except to the extent it requires the approval of a majority of the Fund's outstanding voting securities under the 1940 Act.

A Trustee may be removed from office: (i) by Shareholders only for cause (as defined in the Fund's Declaration of Trust) and then only by a vote of the holders of at least two-thirds of the outstanding Shares of the Fund entitled to vote on the matter; or (ii) by the Board, with or without cause, by the vote or consent of two-thirds of the remaining Trustees.

Derivative actions, suits or other proceedings on behalf of the Fund may be brought only by a Trustee or Shareholder. Shareholders seeking to bring such derivative actions must make a pre-suit demand on the Board in accordance with the Declaration of Trust and applicable law. The Board must be given a reasonable amount of time to consider the Shareholder's request and to investigate the basis for such claim. In connection with considering the merits of a pre-suit demand, the Board, or a committee of the Board, may retain counsel or other advisors and, except with respect to claims brought solely under the federal securities laws, may require an undertaking by the Shareholders bringing the action to reimburse the Fund for the expense of any such counsel or advisors if the Board were to determine not to bring the action.

Unless the Fund consents in writing to the selection of an alternative forum: (i) the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Fund, (b) any action asserting a claim of breach of any duty owed by any Trustee, officer or other employee of the Fund to the Fund or Shareholders, (c) any action asserting a claim against the Fund or any Trustee, officer or other employee of the Fund arising pursuant to any provision of the Maryland Statutory Trust Act, as amended from time to time, the Declaration of Trust or By-Laws or (d) any other action asserting a claim against the Fund or any Trustee, officer or other employee of the Fund that is governed by the internal affairs doctrine; and (ii) notwithstanding the foregoing, claims under the federal securities laws may be brought solely in either the Circuit Court for Baltimore City, Maryland or the United States District Court for the District of Maryland, Northern Division. This forum selection provision may limit a Shareholder's ability to bring a claim in a judicial forum that it finds favorable, and may increase the costs for a Shareholder to pursue such claim.

The Trust reserves the right to make any amendment or supplement to the Declaration of Trust. Shareholders are entitled to vote only on amendments that would: (i) affect their voting rights, as set forth in the Declaration of Trust; (ii) change any rights by reducing the amount payable thereon upon the Fund's liquidation and dissolution (except that the Board may authorize, and cause the Fund to issue, other securities as provided in the Declaration of Trust); and (iii) amend the provision that grants Shareholders the right to vote on the aforementioned matters. Except as otherwise specifically set forth in the terms of any class or series of Shares, a majority of the Board may otherwise amend, amend and restate or supplement the Declaration of Trust in any respect from time to time, without any action by the Shareholders. In addition, the Board has the exclusive power to make, alter and repeal the By-Laws, subject to any requirements under the 1940 Act.

Reference is made to the Declaration of Trust and By-Laws of the Fund, on file with the SEC, for the full text of these provisions.

Closed-End Fund Structure

The Fund is a non-diversified, closed-end management investment company (commonly referred to as a closed-end fund) with no operating history. Closed-end funds differ from open-end funds (which are generally referred to as mutual funds) in that closed-end funds do not redeem their shares at the request of the Shareholder. In a mutual fund, if a shareholder wishes to sell shares of the fund, the mutual fund will redeem or buy back the shares at net asset value. Also, mutual funds generally offer new shares on a continuous basis to new investors and closed-end funds generally do not. The continuous inflows and outflows of assets in a mutual fund can make it difficult to manage the fund's investments. By comparison, closed-end funds are generally able to stay more fully invested in securities that are consistent with their investment objectives and also have greater flexibility to make certain types of investments and to use certain investment strategies, such as financial leverage and investments in illiquid securities.

Unlike traditional listed closed-end funds which list their common shares for trading on a securities exchange, the Fund does not intend to list the Shares on any securities exchange. Notwithstanding that the Fund will conduct periodic repurchase offers, Shareholders should not expect to be able to sell their Shares when and/or in the amount desired, regardless of how the Fund performs. The Fund is designed for long-term investors and an investment in the Shares, unlike an investment in a traditional listed closed-end fund, should be considered illiquid. Investors should consider that they may not have access to the money they invest. An investment in the Shares is not suitable for investors who need access to the money they invest.

Certain Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to the Fund and the Shareholders, including the Fund's qualification and taxation as a RIC for U.S. federal income tax purposes under Subchapter M of the Code and to the acquisition, ownership, and disposition of Shares.

This discussion does not purport to be a complete description of all of the tax considerations relating thereto. In particular, the Fund has not described certain considerations that may be relevant to certain types of Shareholders subject to special treatment under U.S. federal income tax laws, including Shareholders subject to the alternative minimum tax, insurance companies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, pension plans and trusts, real estate investment trusts, RICs, tax exempt organizations, financial institutions, persons who hold Shares as part of a straddle or a hedging or conversion transaction, Shareholders that are treated as partnerships for U.S. federal income tax purposes, and U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar. This discussion assumes that Shareholders hold Shares as capital assets (within the meaning of the Code) and does not address owners of a Shareholder. This discussion is based upon the Code, its legislative history, U.S. Treasury regulations (including temporary and proposed regulations), published rulings and court decisions, each as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect, which could affect the continuing accuracy of this discussion. The Fund has not sought and will not seek any ruling from the Internal Revenue Service (the "IRS") regarding the offering of its Shares pursuant to this prospectus or the SAI. Accordingly, there can be no assurance that the IRS would not assert, and that a court would not sustain, a position contrary to any of the tax consequences discussed herein. This discussion does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax nor does it discuss the special treatment under U.S. federal income laws that could result if the Fund invests in tax-exempt securities or certain other investment assets.

A "U.S. Shareholder" is a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	a trust, if a court within the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A "non-U.S. Shareholder" is a beneficial owner of Shares that is neither a U.S. Shareholder nor an entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Prospective beneficial owners of Shares that are partnerships or partners in such partnerships should consult their own tax advisers with respect to the purchase, ownership and disposition of Shares.

Tax matters are very complicated and the tax consequences to Shareholders will depend on the facts of their particular situation. Shareholders are encouraged to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Taxation of the Fund

RIC Qualification Requirements

The Fund will elect to be treated as, and intends to continue to qualify in each taxable year as, a RIC under Subchapter M of the Code, and the remainder of this discussion so assumes. If the Fund qualifies as a RIC and satisfies certain annual distribution requirements, described below, then the Fund generally will not be subject to U.S. federal income tax on the portion of its investment company taxable income and net capital gain (generally, net long-term capital gain in excess of net short-term capital loss) that it timely distributes (or is deemed to distribute) to Shareholders. The Fund will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to Shareholders.

The Fund will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless it distributes in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for each calendar year, (2) 98.2% of its net capital gain income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in preceding years (to the extent that income tax was not imposed on such amounts) less certain over-distributions in prior years (collectively, the "Excise Tax Requirement"). Any ordinary income or net capital gain income retained by the Fund that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid).

To qualify as a RIC for U.S. federal income tax purposes, the Fund generally must, among other things, meet the following tests:

"90% Income Test"

●	derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, gains from the sale of stock, foreign currencies, other securities or other income (including certain deemed inclusions) derived with respect to its business of investing in such stock, securities or currencies, or (b) net income derived from an interest in a "qualified publicly traded partnership," or "QPTP"; and

"Diversification Tests"

●	diversify its holdings so that at the end of each quarter of the taxable year:

●	at least 50% of the value of its assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs and other securities that, with respect to any issuer, do not represent more than 5% of the value of its assets or more than 10% of the outstanding voting securities of that issuer; and

●	no more than 25% of the value of its assets is invested in the securities, other than U.S. Government securities or securities of other RICs, of (i) one issuer, (ii) two or more issuers that are controlled, as determined under applicable tax rules, by the Fund and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more QPTPs

"Annual Distribution Requirement"

●	distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (determined without regard to the dividends paid deduction) and net tax exempt interest income, if any, for such year.

In general, for purposes of the 90% Income Test described above, items of income derived from an investment in an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes generally will be treated as qualifying income only to the extent they are attributable to items of the partnership that would be qualifying income if realized by a RIC. However, as noted above, 100% of the net income derived from an interest in a QPTP (generally a publicly traded partnership that is eligible to be treated as a partnership under the Code, other than a publicly traded partnership that derives 90% of its income from the sources described in clause (a) of the 90% Income Test) is qualifying income for purposes of the 90% Income Test. Although income from a QPTP is qualifying income for purposes of the 90% Income Test, investment in QPTPs cannot exceed 25% of a fund's assets.

The Fund has an "opt-out" Plan. The tax consequences to Shareholders of participating in the Plan are discussed below. See "—Taxation of U.S. Shareholders" and "—Taxation of Non-U.S. Shareholders."

The Fund may be required to recognize taxable income in circumstances in which it does not receive cash, such as income from hedging arrangements, certain foreign currency transactions, or debt instruments subject to the OID rules. For example, if the Fund holds debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, that have increasing interest rates or that are issued with warrants), the Fund must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Fund in the same taxable year. Because any OID or other amounts accrued will be included in the Fund's investment company taxable income for the year of accrual, the Fund may be required to make a distribution to Shareholders in order to satisfy the Annual Distribution Requirement and/or the Excise Tax Requirement, even though it will not have received any corresponding cash in respect of the underlying investment.

The Fund's functional currency is the U.S. dollar for U.S. federal income tax purposes. Gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income, expenses or other liabilities denominated in a currency other than the U.S. dollar and the time the Fund actually collects such income or pays such expenses or liabilities may be treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency and other financial transactions denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, may also be treated as ordinary income or loss.

If the Fund fails to satisfy the 90% Income Test or the Diversification Tests in any taxable year, the Fund may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the Diversification Tests where the Fund corrects the failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of the Fund's income would be subject to corporate-level income tax. The Fund cannot provide assurance that it would qualify for any such relief should it fail the 90% Income Test or the Diversification Tests.

If the Fund fails to satisfy the Annual Distribution Requirement or otherwise fails to qualify as a RIC in any taxable year, and is not eligible for relief as described above, the Fund will be subject to tax in that year on all of its taxable income, regardless of whether the Fund makes any distributions to Shareholders. In that case, all of the Fund's income will be subject to corporate-level income tax, reducing the amount available to be distributed to Shareholders, and Shareholders would no longer be eligible for the benefits related to the Fund's treatment as a RIC, for example the benefits of the interest related dividends rules. See the section titled "Taxation of U.S. Shareholders."

Capital Loss Carryforwards

A RIC may not use any net capital losses (i.e., realized capital losses in excess of realized capitals gains) to offset its investment company taxable income, but is permitted to carry forward a net capital loss to offset capital gain indefinitely. The excess of the Fund's net short-term capital loss over its net long-term capital gain is treated as a short-term capital loss arising on the first day of its next taxable year and the excess of the Fund's net long-term capital loss over its net short-term capital gain is treated as a long-term capital loss arising on the first day of the Fund's next taxable year. If future capital gain is offset by carried-forward capital losses, such future capital gain is not subject to Fund-level U.S. federal income tax, regardless of whether distributed to Shareholders. A RIC cannot carry back or carry forward any net operating losses. Further, a RIC's deduction of net business interest expense is limited to its "business interest income," plus 30% of its "adjusted taxable income," plus its "floor plan financing interest expense." Due to these limits on the deductibility of expenses, net capital losses and business interest expenses, there may be circumstances in which the Fund may, for U.S. federal income tax purposes, have aggregate taxable income that the Fund is required to distribute and that is taxable to Shareholders even if this income is greater than the aggregate net income the Fund actually earned during those years.

Although in general the passive loss rules of the Code do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a QPTP. The Fund's investments in partnerships, including in QPTPs, may result in the Fund being subject to state, local or foreign income, franchise or withholding tax liabilities.

Taxation of U.S. Shareholders

This section is applicable to Shareholders that are U.S. Shareholders. If you are a non-U.S. Shareholder, this section does not apply to you; please see the section titled "Taxation of Non-U.S. Shareholders."

Fund Distributions

Distributions by the Fund generally are taxable to U.S. Shareholders as ordinary income or long-term capital gain. Distributions of the Fund's investment company taxable income (which is, generally, its U.S. federal taxable income excluding net capital gain subject to certain statutory adjustments) will be taxable as ordinary income to U.S. Shareholders to the extent of the Fund's current and accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. Distributions of the Fund's net capital gain (which generally is the excess of the Fund's net long-term capital gain over its net short-term capital loss) properly reported by the Fund as "capital gain dividends" will be taxable to U.S. Shareholders as long-term capital gains (which, under current law, are taxed at preferential rates in the case of individuals, trusts or estates). This is true regardless of U.S. Shareholders' holding periods for their Shares and regardless of whether the dividend is paid in cash or reinvested in additional Shares. Distributions in excess of the Fund's earnings and profits first will reduce a U.S. Shareholder's adjusted tax basis in such Shareholder's Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gain to such U.S. Shareholder.

Although the Fund currently intends to distribute any of its net capital gain for each taxable year on a timely basis, the Fund may in the future decide to retain some or all of its net capital gain, and may designate the retained amount as a "deemed distribution." In that case, among other consequences, the Fund will pay tax on the retained amount, each U.S. Shareholder will be required to include such Shareholder's share of the deemed distribution in income as if it had been actually distributed to the U.S. Shareholder, and the U.S. Shareholder will be entitled to claim a credit equal to such Shareholder's allocable share of the tax paid thereon by the Fund. The amount of the deemed distribution net of such tax will be added to the U.S. Shareholder's adjusted tax basis for such Shareholder's Shares or Preferred Shares, if any.

In general, dividends (other than capital gain dividends) paid by the Fund to U.S. individual Shareholders may be eligible for preferential tax rates applicable to long-term capital gain to the extent that the Fund's income consists of dividends paid by U.S. corporations and certain "qualified foreign corporations" on shares that have been held by the Fund for at least 61 days during the 121-day period commencing 60 days before the shares become ex-dividend. Dividends paid on shares held by the Fund will not be taken into account in determining the applicability of the preferential maximum tax rate to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Dividends paid by REITs are not generally eligible for the preferential maximum tax rate. Distributions out of current or accumulated earnings and profits also generally will not be eligible for the 20% pass through deduction under Section 199A of the Code. Further, a "qualified foreign corporation" does not include any foreign corporation, which for its taxable year in which its dividend was paid, or the preceding taxable year, is a passive foreign investment company ("PFIC," discussed below). In order to be eligible for the preferential rate, the U.S. Shareholder must have held their Shares for at least 61 days during the 121-day period commencing 60 days before the Fund Shares become ex-dividend. Additional restrictions on a U.S. Shareholder's qualification for the preferential rate may apply.

In general, dividends (other than capital gain dividends) paid by the Fund to U.S. Shareholders that are taxable as corporations for U.S. federal income tax purposes may be eligible for the dividends received deduction to the extent that the Fund's income consists of dividends paid by U.S. corporations (other than REITs) on shares that have been held by the Fund for at least 46 days during the 91-day period commencing 45 days before the shares become ex-dividend. Dividends paid on shares held by the Fund generally will not be taken into account for this purpose to the extent the stock on which the dividend is paid is considered to be "debt-financed" (generally, acquired with borrowed funds), or to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividend received deduction may be disallowed or reduced if the corporate U.S. Shareholder fails to satisfy the foregoing holding period and other requirements with respect to its Shares of the Fund or by application of the Code.

U.S. Shareholders who have not "opted-out" of the Plan will have their cash dividends and distributions automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the Plan will nevertheless remain taxable to U.S. Shareholders. A U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the Plan equal to the dollar amount that would have been received if the U.S. Shareholder had received the dividend or distribution in cash. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. Shareholder's account.

An additional 3.8% surtax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from a RIC and net gains from redemptions or other taxable dispositions of RIC shares) of U.S. individuals, estates and certain trusts. The tax applies to the lesser of (i) such net investment income (or, in the case of an estate or trust, its undistributed net investment income), and (ii) the excess, if any, of such person's "modified adjusted gross income" (or, in the case of an estate or trust, its "adjusted gross income") over a threshold amount. For these purposes, "net investment income" generally includes interest and taxable distributions and deemed distributions paid with respect to shares of common stock, and net gain attributable to the disposition of common stock (in each case, unless the shares of common stock are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to these distributions or this net gain.

Sale of Shares

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of such Shareholder's Shares. The amount of gain or loss will be measured by the difference between such U.S. Shareholder's adjusted tax basis in the Shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held such Shares for more than one year. Otherwise, such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if substantially identical stock or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

The repurchase of Shares by the Fund generally will be a taxable transaction for U.S. federal income tax purposes, either as a sale or exchange or, under certain circumstances, as a dividend. A repurchase of Shares generally will be treated as a sale or exchange if the receipt of cash by a U.S. Shareholder (in one payment or a series of payments pursuant to a fixed plan) results in a redemption of all of the U.S. Shareholder's interest in the Fund or is "substantially disproportionate" or "not essentially equivalent to a dividend" with respect to the Shareholder. A repurchase payment is "substantially disproportionate" if (i) at least some voting stock is redeemed, (ii) after the redemption the Shareholder owns less than 50% of the total outstanding voting securities of the Fund and (iii) the ratio of the Shareholder's ownership of voting stock to total outstanding voting stock after the redemption is less than 80% of the pre-redemption ratio. A repurchase payment is "not essentially equivalent to a dividend" if, based on all facts and circumstances, the payment results in a meaningful reduction of the Shareholder's proportionate interest in the Fund. In determining whether any of these tests have been met, Shares actually owned and Shares considered to be owned by the U.S. Shareholder by reason of certain constructive ownership rules generally must be taken into account. If any of the tests for sale or exchange treatment is met, a U.S. Shareholder generally will recognize capital gain or loss (which will be treated in the same manner as described above) equal to the difference between the amount of cash received by the U.S. Shareholder and the adjusted tax basis of the Shares repurchased.

If none of the tests for sale or exchange treatment is met, the amount received by a U.S. Shareholder on a repurchase of Shares by the Fund will be taxable to the U.S. Shareholder as a dividend to the extent of such U.S. Shareholder's allocable share of the Fund's current and accumulated earnings and profits. The excess of such amount received over the portion that is taxable as a dividend would constitute a non-taxable return of capital (to the extent of the U.S. Shareholder's adjusted tax basis in the Shares sold), and any amount in excess of the U.S. Shareholder's adjusted tax basis would constitute taxable capital gain. Any remaining tax basis in the Shares repurchased by the Fund will be transferred to any remaining Shares held by such U.S. Shareholder. In addition, if a repurchase of Shares is treated as a dividend to the tendering U.S. Shareholder, a constructive dividend may result to a non-tendering U.S. Shareholder whose proportionate interest in the earnings and assets of the Fund has been increased by such repurchase.

Tax Shelter Reporting Regulations

Under U.S. Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to Shares of the Fund in excess of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year, such Shareholder must file with the IRS a disclosure statement on Form 8886. Direct investors of "portfolio securities" in many cases are excepted from this reporting requirement, but under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirements. States may also have a similar reporting requirement. U.S. Shareholders should consult their tax advisor to determine the applicability of these regulations in light of their individual circumstances.

Taxation of Non-U.S. Shareholders

This section applies to non-U.S. Shareholders. If you are not a non-U.S. Shareholder it does not apply to you.

Distributions of the Fund's investment company taxable income to non-U.S. Shareholders generally will be subject to U.S. withholding tax (unless lowered or eliminated by an applicable income tax treaty) to the extent payable from the Fund's current and accumulated earnings and profits unless an exception applies. A RIC that traces the source of interest related dividends may, in certain circumstances, pay such dividends without withholding. However, the Fund may not be able to obtain the information necessary to employ tracing and, therefore, non-U.S. Shareholders may not be able to avoid withholding in this circumstance.

If a non-U.S. Shareholder receives distributions and such distributions are effectively connected with a U.S. trade or business of the non-U.S. Shareholder and, if an income tax treaty applies, attributable to a permanent establishment in the United States of such non-U.S. Shareholder, such distributions generally will be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, the Fund will not be required to withhold U.S. federal income tax if the non-U.S. Shareholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a non-U.S. Shareholder that is a foreign trust and such entities are urged to consult their own tax advisors.

Actual or deemed distributions of the Fund's net capital gain (which generally is the excess of the Fund's net long-term capital gain over the Fund's net short-term capital loss) to a non-U.S. Shareholder, and gains recognized by a non-U.S. Shareholder upon the sale of Shares, will not be subject to withholding of U.S. federal income tax and generally will not be subject to U.S. federal income tax unless (a) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. Shareholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. Shareholder in the United States (as discussed above) or (b) the non-U.S. Shareholder is an individual, has been present in the United States for 183 days or more during the taxable year, and certain other conditions are satisfied. For a corporate non-U.S. Shareholder, distributions (both actual and deemed), and gains recognized upon the sale of the Shares that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional "branch profits tax" (unless lowered or eliminated by an applicable income tax treaty). Non-U.S. Shareholders are encouraged to consult their own advisors as to the applicability of an income tax treaty in their individual circumstances.

If the Fund distributes its net capital gain in the form of deemed rather than actual distributions (which the Fund may do in the future), a non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. Shareholder's allocable share of the tax the Fund pays on the capital gain deemed to have been distributed. In order to obtain the refund, the non-U.S. Shareholder must obtain a U.S. taxpayer identification number (if one has not been previously obtained) and timely file a U.S. federal income tax return even if the non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

Non-U.S. Shareholders who have not "opted-out" of the Plan will have their cash dividends and distributions automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the Plan will nevertheless remain taxable to non-U.S. Shareholders to the same extent as if such dividends were received in cash. As a result, the Fund's non-U.S. Shareholders will be taxed on 100% of the fair market value of the dividend paid entirely or partially in the Fund's common stock on the date the dividend is received in the same manner (and to the extent such non-U.S. Shareholders is subject to U.S. federal income taxation) as a cash dividend (including the application of withholding tax rules described above), even if most or all of the dividend is paid in common stock. In such a circumstance, the Fund may be required to withhold all or substantially all of the cash the Fund would otherwise distribute to a non-U.S. Shareholders.

A non-U.S. Shareholder who is otherwise subject to withholding of U.S. federal income tax may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the non-U.S. Shareholder provides the Fund or the dividend paying agent with an IRS Form W-8BEN or W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. Shareholder or otherwise establishes an exemption from backup withholding.

Pursuant to Sections 1471 to 1474 of the Code and the U.S. Treasury regulations thereunder, the relevant withholding agent generally will be required to withhold 30% of any dividends paid on the Shares to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. If payment of this withholding tax is made, non-U.S. Shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such dividends or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Certain jurisdictions have entered into agreements with the United States that may supplement or modify these rules.

PFICs

The Fund may purchase shares in a "passive foreign investment company" (a "PFIC") and, as such, may be subject to U.S. federal income tax on a portion of any "excess distribution" or gain from the disposition of such shares, even if such income is distributed as a taxable dividend by the Fund to Shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If the Fund invests in a PFIC and elects to treat the PFIC as a "qualified electing fund" under the Code (a "QEF"), in lieu of the foregoing requirements, the Fund will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to the Fund. Any inclusions in the Fund's gross income resulting from the QEF election will be considered qualifying income for purposes of the 90% Income Test. The Fund's ability to make this election will depend on factors beyond its control. Alternatively, the Fund may elect to mark-to-market at the end of each taxable year its shares in such PFIC; in this case, the Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. The benefit of these elections may be limited. Under either election, the Fund may be required to recognize in any year income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether the Fund satisfies the Excise Tax Requirement.

Taxation of Certain Fund Investments

Investments in debt obligations that are at risk of or are in default present special tax issues for the Fund. Tax rules are not entirely clear on the treatment of such debt obligations, including as to whether and to what extent the Fund should recognize market discount on such a debt obligation, when the Fund may cease to accrue interest, OID or market discount, when and to what extent the Fund may take deductions for bad debts or worthless securities and how the Fund shall allocate payments received on obligations in default between principal and interest.

The Fund may invest in options, futures contracts, forward contracts, swaps and derivatives, as well as other hedging or similar transactions, which may be subject to one or more special tax rules (including notional principal contract, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to the Fund (including, potentially, without a corresponding receipt of cash with which to make required distributions), defer Fund losses, cause adjustments in the holding periods of Fund securities, convert capital gains into ordinary income, convert long-term capital gains into short-term capital gains and convert short-term capital losses into long-term capital losses. These investments likely will not be exempt from regular U.S. federal income tax and these rules could therefore affect the amount, timing and character of distributions to Shareholders of the Fund. In addition, because the tax rules applicable to derivative financial instruments are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Fund has made sufficient distributions, and otherwise satisfied the applicable requirements, to maintain its qualification as a RIC and avoid fund-level taxation. In certain circumstances, the Fund may be required to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.

Some of the options and other strategies employed by the Fund may be deemed to reduce risk to the Fund by substantially diminishing its risk of loss in offsetting positions in substantially similar or related property, thereby giving rise to "straddles" under the U.S. Federal income tax rules. Interest and carrying charges allocable to positions in straddles are required to be capitalized, rather than deducted as accrued. The straddle rules require the Fund to defer certain losses on positions within a straddle and to terminate the holding period for shares that become part of a straddle before the long-term capital gains period has been reached. In other words, the Fund will not be respected as having owned the shares for any time before the options lapse or are otherwise terminated. Some of the covered call options that are considered to offset substantially similar or related property will constitute "qualified covered call options" that are generally excepted from the straddle rules. As such, they generally will not trigger the loss deferral provisions of the straddle rules and the holding period for the substantially similar property will not be terminated. However, the holding period may be suspended in certain circumstances while the call options are outstanding. Further, an option on an index is not eligible for qualified covered call treatment. Because of the straddle rules and qualified covered call rules, at this time it is unclear the extent to which the gains from the sale of Fund portfolio investments underlying (or substantially similar to) call options will be treated as short-term capital gains and thus, insofar as not offset by short-term losses, taxable as ordinary income when distributed.

The tax treatment of the Fund's options activity will vary based on the nature and the subject of the options. In general, option premiums are not immediately included in the income of the Fund when received. Instead, in the case of certain options (including options on single stocks, options on certain narrow-based indices and options not listed on certain exchanges), the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option. If an option written by the Fund with respect to individual stocks is exercised and the Fund sells or delivers the underlying stock, the Fund generally will recognize capital gain or loss equal to (a) the sum of the exercise price and the option premium received by the Fund minus (b) the Fund's basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. The gain or loss with respect to any termination of the Fund's obligation under such an option other than through the exercise of the option and related sale or delivery of the underlying stock will be short-term gain or loss. Thus, if an option written by the Fund expires unexercised, the Fund generally will recognize short-term gain equal to the premium received.

Certain options that are listed on a qualified board of exchange ("listed options") written or purchased by the Fund (including options on futures contracts, broad-based equity indices and debt securities) as well as certain futures contracts will be governed by section 1256 of the Code ("section 1256 contracts"). Section 1256 contracts held by the Fund at the end of each taxable year (and, for purposes of the 4% excise tax (discussed below), on certain other dates as prescribed under the Code) are "marked-to-market" with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss generally is treated as 60% long-term and 40% short-term capital gains (or losses). Almost no options listed on non-U.S. exchanges will meet the requirements for section 1256 treatment.

Backup Withholding

The Fund generally is required to withhold and remit to the Treasury a percentage of the taxable distributions paid to certain Shareholders who fail to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, who fails to certify to the Fund that he or she is not subject to such withholding, or with respect to whom the IRS notifies the Fund that a Shareholder is subject to backup withholding. Corporate Shareholders, certain foreign persons and other Shareholders specified in the Code and applicable regulations are generally exempt from backup withholding, but may need to provide documentation to the Fund to establish such exemption.

Backup withholding is not an additional tax. Any amounts withheld may be credited against the Shareholder's U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

Custodian, Transfer Agent and Dividend Disbursing Agent

The Fund's securities and cash are held under a custody agreement with The Bank of New York Mellon. The transfer agent and dividend disbursing agent for the Shares is BNY Mellon Transfer, Inc.

Reports to Shareholders

The Fund will send unaudited semi-annual and audited annual reports to its Shareholders, including a list of investments held.

Legal Opinions and Independent Registered Public Accounting Firm

Certain legal matters will be passed on for the Fund by Proskauer Rose LLP, New York, New York.

KPMG LLP, an independent registered public accounting firm, provides auditing services to the Fund.

BNY Mellon Alcentra Opportunistic Global Credit Income Fund

Institutional Shares

Class A-1 Shares

PROSPECTUS

December 13, 2021

All dealers that buy, sell or trade Shares, whether or not participating in this offer, may be required to deliver a prospectus when acting on behalf of the Distributor.

BNY Mellon Alcentra Opportunistic Global Credit Income Fund

STATEMENT OF ADDITIONAL INFORMATION
December 13, 2021

BNY Mellon Alcentra Opportunistic Global Credit Income Fund, a Maryland statutory trust (the "Fund"), is a recently-organized, non-diversified, closed-end management investment company that continuously offers its common shares of beneficial interest ("Shares") and is operated as an "interval fund."  The Fund has no operating history.

This Statement of Additional Information ("SAI"), which is not a prospectus, supplements and should be read in conjunction with the Fund's prospectus dated December 13, 2021 (the "Prospectus").  This SAI does not include all of the information that a prospective investor should consider before purchasing Shares.  Investors should obtain and read the Prospectus prior to purchasing Shares.  A copy of the Prospectus, annual and semi-annual reports to Shareholders, when available, and other information about the Fund, may be obtained without charge by calling 1-800-373-9387, by writing to the Fund at 240 Greenwich Street, New York, New York 10286, or by visiting www.im.bnymellon.com.  The information contained in, or that can be accessed through, the website is not part of the Prospectus or this SAI.  You may also obtain a copy of the Prospectus on the SEC's website (http://www.sec.gov).  Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

Class	Ticker Symbol
Institutional Shares	BAOIX
Class A-1 Shares	BAOAX

Description of the Fund

The Fund is a recently-organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), that continuously offers its Shares and is operated as an "interval fund." It was organized as a Maryland statutory trust on March 29, 2021 and has no operating history.

The Fund's investment manager is BNY Mellon Investment Adviser, Inc. ("BNYM Investment Adviser"). BNYM Investment Adviser has engaged its affiliate, Alcentra NY, LLC ("Alcentra"), to serve as the Fund's sub-investment adviser and to provide day-to-day management of the Fund's investments, subject to the supervision of BNYM Investment Adviser. Certain personnel of Alcentra Limited, an affiliate of BNYM Investment Adviser and Alcentra, will be treated as "associated persons" of Alcentra under the Advisers Act, for purposes of providing investment advice, and will provide research and non-discretionary investment recommendations to Alcentra with respect to the Fund's assets pursuant to a participating affiliate agreement between Alcentra and Alcentra Limited. Alcentra Limited also will provide certain trading and execution services with respect to the Fund's investments, subject to the oversight of Alcentra.

The following information supplements and should be read in conjunction with the Fund's Prospectus. No investment in the Fund's Shares should be made without first reading the Prospectus.

Investment Objective and Policies

The Fund's investment objective is to seek to provide total return consisting of high current income and capital appreciation. The Fund is not intended as a complete investment program. There is no assurance the Fund will achieve its investment objective. The Fund's investment objective is fundamental and may not be changed without prior approval of the Shareholders.

Under normal market conditions, the Fund will invest at least 80% of its Managed Assets (as defined below) in credit instruments and other investments with similar economic characteristics. Such credit instruments include: first and second lien senior secured loans; senior unsecured, mezzanine and other collateralized and uncollateralized subordinated loans; unitranche loans; corporate debt obligations other than loans; and structured products, including collateralized bond, loan and other debt obligations, structured notes and credit-linked notes. To the extent that the Fund invests in derivative instruments with economic characteristics similar to those credit instruments, the daily marked-to-market value of such investments will be included for purposes of the Fund's 80% investment policy.

The Fund may invest in credit instruments of any credit quality maturity and/or duration. The Fund may invest, without limit, in credit instruments that, at the time of investment, are rated below investment grade (i.e., below BBB- or Baa3) by one or more of the nationally recognized statistical rating organizations ("NRSROs") that rate such instruments, or, if unrated, determined to be of comparable quality by Alcentra. These instruments are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal and are commonly referred to as "junk" or "high yield" instruments. The Fund also may invest, without limit, in investment grade credit instruments. The Fund may invest in distressed or defaulted credit instruments. The Fund's investments in credit instruments may be illiquid, unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or subject to contractual restrictions on their resale ("restricted securities").

As a global fund, unless otherwise prohibited by applicable law, the Fund may invest in issuers located anywhere in the world. Under normal market conditions, the Fund will invest at least 40% (unless market conditions are not deemed favorable, in which case the Fund would invest at least 30%) of its Managed Assets in securities of non-U.S. issuers. The Fund considers a non-U.S. issuer to be a company organized or with its principal place of business in, or that has a majority of its assets or business in, or whose securities are primarily listed or traded on exchanges in, a country outside the United States.

The Fund expects to focus its foreign investments in countries in Western and Northern Europe. Under normal circumstances, the Fund will invest in at least three countries, which may include the United States. The Fund generally will not invest more than 25% of its Managed Assets in securities of non-U.S. issuers located in any single country; however, the Fund may invest more than 25% of its Managed Assets in collateralized loan obligations ("CLOs") and other similar vehicles organized in non-US jurisdictions for tax or other purposes unrelated to the vehicles' operations. Moreover, the Fund will not invest more than 25% of its Managed Assets in companies located in emerging markets. The Fund has broad discretion to identify countries that it considers to qualify as emerging markets. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe, but may be in other regions as well. The Fund currently expects that it will invest at least 25% of its Managed Assets in U.S. issuers. The Fund will not invest more than 25% of its Managed Assets in issuers in any one particular industry.

The Fund's investments in European companies are generally anticipated to be in companies in Western and Northern European countries, including the United Kingdom, Ireland, France, Germany, Austria and Switzerland, as well as the Benelux countries (Belgium, the Netherlands and Luxembourg) and the Scandinavian countries (Sweden, Denmark, Norway and Finland). Other European countries in which the Fund may seek to invest include, but are not limited, to Spain, Italy, Greece and Portugal. The Fund expects that, under current market conditions, it will seek to hedge substantially all of its exposure to foreign currencies against the value of the U.S. dollar.

Although not a principal investment strategy, the Fund may invest up to 20% of its Managed Assets in other securities and instruments including, without limitation: (i) equity securities, including equity securities of issuers that are related to the Fund's investments in credit instruments, such as common stock, preferred stock and convertible securities (including warrants or other rights to acquire common or preferred stock); (ii) U.S. and foreign government securities; and (iii) short-term fixed income securities and money market instruments.

The Fund may use derivative instruments as a substitute for investing directly in an underlying asset, to increase returns, to manage credit or interest rate risk, to manage the effective maturity or duration of the Fund's portfolio, to manage foreign currency risk, or as part of a hedging strategy. Although the Fund is not limited in the types of derivatives it can use, the Fund currently expects that its use of derivatives will consist principally of options, total return swaps, credit default swaps and foreign currency forward and futures contracts. The Fund's use of derivatives will be limited by the 1940 Act. See "Investments, Investment Techniques and Risks—Principal Portfolio Investments—Derivatives and Other Strategic Transactions" in this SAI.

The Fund may employ leverage to enhance its potential for achieving its investment objective. The Fund's use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage. The Fund is permitted to borrow money in an amount up to 33-1/3% of its total assets. The Fund intends to primarily employ leverage through borrowings, including loans from certain financial institutions and/or the issuance of debt securities (collectively, "Borrowings"). The Fund does not currently anticipate engaging in Borrowings during its fiscal year ending September 30, 2022 as it seeks to raise capital through this offering. However, if the Fund raises sufficient capital prior to September 30, 2022, it may employ leverage through Borrowings during its first fiscal year, with notice to Shareholders.

During temporary defensive periods or for cash management purposes in connection with the Fund's operations, including the period during which the proceeds of the continuous offering of Shares are being invested, the Fund may deviate from its investment objective and policies. During such periods, the Fund may invest up to 100% of its assets in money market instruments, including U.S. government securities, repurchase agreements, bank obligations and commercial paper, as well as cash, cash equivalents or high quality short-term fixed income and other securities. Accordingly, during such periods, the Fund may not achieve its investment objective. The Fund also may purchase money market instruments in anticipation of taking a market position.

Investments, Investment Techniques and Risks

The following descriptions supplement the descriptions of the Fund's investment strategies and policies, including its principal investments, investment techniques and risks, as set forth in the Prospectus. Except as otherwise provided, the Fund's investment policies are not fundamental and may be changed by the Board of Trustees of the Fund without the approval of the Shareholders.

Principal Portfolio Investments

Credit Investments Generally

Credit investments include interest-bearing securities, such as corporate debt obligations and loans. Interest-bearing securities are investments which promise a stable stream of income, although the prices of fixed rate credit investments are inversely affected by changes in interest rates and, therefore, are subject to interest rate risk, as well as the risk of unrelated market price fluctuations. Credit investments may have various interest rate payment and reset terms, including fixed rate, floating or adjustable rate, zero coupon, contingent, deferred, payment in kind and auction rate features. Floating rate instruments, the rates of which adjust periodically by reference to another measure, such as the market interest rate, are generally less sensitive to interest rate changes than fixed rate instruments, although the value of floating rate loans and other floating rate securities may decline if their interest rates do not rise as quickly, or as much, as general interest rates or as expected. Certain securities, such as those with interest rates that fluctuate directly or indirectly based on multiples of a stated index, are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to extreme reductions of yield and possibly loss of principal. Certain credit investments may be issued at a discount from their face value or purchased at a price less than their stated face amount or at a price less than their issue price plus the portion of "original issue discount" previously accrued thereon (i.e., purchased at a "market discount"). The amount of original issue discount and/or market discount on certain obligations may be significant, and accretion of market discount, together with original issue discount, will cause the Fund to realize income prior to the receipt of cash payments with respect to these securities. To maintain its qualification as a RIC and avoid liability for federal income taxes, the Fund may be required to distribute such income accrued with respect to these securities and may have to dispose of portfolio securities under disadvantageous circumstances in order to generate cash to satisfy these distribution requirements.

Failure of an issuer to make timely interest or principal payments, or a decline or perception of a decline in the credit quality of a credit investment (known as credit risk), can cause the investment's price to fall, potentially causing the Fund's net asset value to decline. The values of credit investments also may be affected by changes in the credit rating of the issuer. Once the rating of a portfolio security has been changed, the Fund will consider all circumstances deemed relevant in determining whether to continue to hold the security.

As a measure of a credit investment's cash flow, duration is an alternative to the concept of "term to maturity" in assessing the price volatility associated with changes in interest rates (known as interest rate risk). Generally, the longer the duration, the more volatility an investor should expect. For example, the market price of an instrument with a duration of three years would be expected to decline 3% if interest rates rose 1%. Conversely, the market price of the same instrument would be expected to increase 3% if interest rates fell 1%. The market price of an instrument with a duration of six years would be expected to increase or decline twice as much as the market price of an instrument with a three-year duration. The maturity of an instrument measures only the time until final payment is due; it does not take account of the pattern of a security's cash flows over time, which would include how cash flow is affected by prepayments and by changes in interest rates. Average weighted maturity is the length of time, in days or years, until the instruments held by the Fund, on average, will mature or be redeemed by their issuers. The average maturity is weighted according to the dollar amounts invested in the various instruments by the Fund. In general, the longer the Fund's average weighted maturity, the more its net asset value will fluctuate in response to changing interest rates.

When interest rates fall, the principal on certain credit investments, including mortgage-backed and certain asset-backed securities (discussed below), may be prepaid. The loss of higher yielding underlying mortgages and the reinvestment of proceeds at lower interest rates can reduce the Fund's potential price gain in response to falling interest rates, reduce the Fund's yield, or cause the Fund's net asset value to decline. This is known as prepayment risk. Conversely, when interest rates rise, the effective duration of the Fund's fixed rate mortgage-related and other asset-backed securities may lengthen due to a drop in prepayments of the underlying mortgages or other assets. This is known as extension risk and would increase the Fund's sensitivity to rising interest rates and its potential for price declines.

Variable and Floating Rate Instruments. Variable and floating rate instruments provide for adjustment in the interest rate paid on the obligations. The terms of such obligations typically provide that interest rates are adjusted based upon an interest or market rate adjustment as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event-based, such as based on a change in the prime rate. Variable rate obligations typically provide for a specified periodic adjustment in the interest rate, while floating rate obligations typically have an interest rate which changes whenever there is a change in the external interest or market rate. Because of the interest rate adjustment feature, variable and floating rate instruments provide the Fund with a certain degree of protection against rises in interest rates, although the Fund will participate in any declines in interest rates as well. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate instruments than on the market value of comparable fixed rate instruments. Thus, investing in variable and floating rate instruments generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed rate instruments.

Variable Rate Demand Notes. Variable rate demand notes include master demand notes, which are obligations that permit the Fund to invest fluctuating amounts, at varying rates of interest, pursuant to direct arrangements between the Fund, as lender, and the Borrower (as defined below). These obligations permit daily changes in the amounts borrowed. Because these obligations are direct lending arrangements between the lender and Borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable on demand at face value plus accrued interest. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Fund's right to redeem is dependent on the ability of the Borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies. Changes in the credit quality of banks or other financial institutions providing any credit support or liquidity enhancements could cause losses to the Fund.

Floating and Inverse Floating Rate Debt Instruments. The interest rate on a floating rate debt instrument ("floater") is a variable rate which is tied to another interest rate, such as a prime rate or Treasury bill rate. The interest rate on an inverse floating rate debt instrument moves or resets in the opposite direction from the market rate of interest to which the inverse floater is indexed or inversely to a multiple of the applicable index. An inverse floating rate debt instrument may exhibit greater price volatility than a fixed rate obligation of similar credit quality, and investing in these instruments involves leveraging which may magnify gains or losses.

Below Investment Grade Instruments

Credit instruments and other instruments rated below investment grade (i.e., below BBB- or Baa3 by one or more NRSROs that rate such instruments, or, if unrated, determined to be of comparable quality by Alcentra) (commonly known as "high yield" or "junk" securities) though higher yielding, are characterized by higher risk. These securities generally are considered by NRSROs to be, on balance, predominantly speculative with respect to the issuer's ability to make principal and interest payments in accordance with the terms of the obligation and generally will involve more credit risk than securities in the higher rating categories. The ratings of NRSROs represent their opinions as to the quality of the obligations which they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality and, although ratings may be useful in evaluating the safety or interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, Alcentra also will evaluate these securities and the ability of the issuers of such securities to pay interest and principal based upon financial and other available information. The success of the Fund's investments in lower-rated securities may be more dependent on Alcentra's credit analysis than might be the case for investments in higher-rated securities. A general description of the ratings of certain NRSROs of high yield instruments is set forth in Appendix A to this SAI.

The prices of credit instruments generally are inversely related to interest rate changes. However, the price volatility caused by fluctuating interest rates of instruments also is inversely related to the coupon of such instruments. Accordingly, below investment grade instruments may be relatively less sensitive to interest rate changes than higher quality instruments of comparable maturity, because of their higher coupon. This higher coupon is what the investor receives in return for bearing greater credit risk. The higher credit risk associated with below investment grade credit instruments potentially can have a greater effect on the value of such instruments than may be the case with higher quality issues of comparable maturity, and may be a substantial factor in the volatility of the Fund's net asset value.

The prices of credit instruments can fall dramatically in response to negative news about the issuer or its industry. The market values of many of these instruments also tend to be more sensitive to general economic conditions than higher-rated instruments and will fluctuate over time. Companies that issue certain of these instruments often are highly leveraged and may not have available to them more traditional methods of financing.

Therefore, the risk associated with acquiring the instruments of such issuers generally is greater than is the case with the higher-rated instruments. Credit instruments may be particularly susceptible to economic downturns. For example, during an economic downturn or a sustained period of rising interest rates, highly leveraged issuers of these instruments may not have sufficient revenues to meet their interest payment obligations. The issuer's ability to service its debt obligations also may be affected adversely by specific corporate developments, forecasts or the unavailability of additional financing. The risk of loss because of default by the issuer is significantly greater for the holders of these instruments because such instruments generally are unsecured and often are subordinated to other creditors of the issuer. It is likely that an economic recession also would disrupt severely the market for such instruments and have an adverse impact on their value.

Because there is no established retail secondary market for many of these instruments, it may be anticipated that below investment grade credit instruments could be sold only to a limited number of dealers or institutional investors. To the extent a secondary trading market for these securities does exist, it generally is not as liquid as the secondary market for higher-rated securities. The lack of a liquid secondary market may have an adverse impact on market price and yield. The lack of a liquid secondary market for certain instruments also may make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing the Fund's portfolio and calculating its net asset value. Adverse conditions could result in lower prices than those used in calculating the Fund's net asset value. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of these instruments. In such cases, Alcentra's judgment may play a greater role in valuation because less reliable, objective data may be available.

High yield, lower-rated credit instruments acquired during an initial offering may involve special risks because they are new issues. The Fund will not have any arrangement with any person concerning the acquisition of such securities.

Stressed, Distressed and Defaulted Instruments. Investing in credit instruments that are the subject of bankruptcy proceedings or at risk of being in default as to the repayment of principal and/or interest at the time of acquisition by the Fund ("Distressed Securities") is speculative and involves significant risks. The Fund may make such investments when, among other circumstances, Alcentra believes it is reasonably likely that the issuer of the Distressed Securities will make an exchange offer or will be the subject of a plan of reorganization pursuant to which the Fund will receive new securities in return for the Distressed Securities. As a result, it is expected that Distressed Securities will cease or will have ceased to meet their interest payment obligations, and accordingly, would trade in much the same manner as an equity security. Consequently, the Fund intends to make such investments on the basis of potential appreciation in the price of these securities, rather than any expectation of realizing income.

There can be no assurance, however, that such an exchange offer will be made or that such a plan of reorganization will be adopted. In addition, a significant period of time may pass between the time at which the Fund makes its investment in Distressed Securities and the time that any such exchange offer or plan of reorganization is completed, if at all. During this period, it is unlikely that the Fund would receive any interest payments on the Distressed Securities, the Fund would be subject to significant uncertainty whether the exchange offer or plan of reorganization will be completed and the Fund may be required to bear certain extraordinary expenses to protect and recover its investment. The Fund also will be subject to significant uncertainty as to when, in what manner and for what value the obligations evidenced by the Distressed Securities will eventually be satisfied (e.g., through a liquidation of the issuer's assets, an exchange offer or plan of reorganization involving the Distressed Securities or a payment of some amount in satisfaction of the obligation). Even if an exchange offer is made or plan of reorganization is adopted with respect to Distressed Securities held by the Fund, there can be no assurance that the securities or other assets received by the Fund in connection with the exchange offer or plan of reorganization will not have a lower value or income potential than may have been anticipated when the investment was made, or no value. Moreover, any securities received by the Fund upon completion of an exchange offer or plan of reorganization may be restricted as to resale. Similarly, if the Fund participates in negotiations with respect to any exchange offer or plan of reorganization with respect to an issuer of Distressed Securities, the Fund may be restricted from disposing of such securities for a period of time. To the extent that the Fund becomes involved in such proceedings, the Fund may have a more active participation in the affairs of the issuer than that assumed generally by an investor.

Loans Generally

Loans in which the Fund may invest are typically made to U.S. and foreign corporations, partnerships and other business entities that operate in various industries and geographical regions (a "Borrower"). Borrowers may obtain loans to, among other reasons, refinance existing debt and for acquisitions, dividends, leveraged buyouts and general corporate purposes. Loans in which the Fund intends to invest typically will be, at the time of investment, rated below investment grade or the unrated equivalent as determined by Alcentra. As a result, the risks associated with investing in loans are similar to the risks of investing in credit instruments rated below investment grade. Loans are subject to a number of risks, including non-payment of principal and interest, liquidity risk and the risk of investing in credit instruments rated below investment grade.

A Borrower must comply with various restrictive covenants contained in a loan agreement or note purchase agreement between the Borrower and the holders of a loan (the "Loan Agreement"). In a typical loan, an agent (the "Agent Bank") administers the terms of the Loan Agreement. In such cases, the Agent Bank is normally responsible for the collection of principal and interest payments from the Borrower and the apportionment of these payments to the credit of all institutions that are parties to the Loan Agreement. The Fund generally will rely upon the Agent Bank or an intermediate participant to receive and forward to the Fund its portion of the principal and interest payments on the loan. Additionally, the Fund normally will rely on the Agent Bank and the other loan investors to use appropriate credit remedies against the Borrower. The Agent Bank is typically responsible for monitoring compliance with covenants contained in the Loan Agreement based upon reports prepared by the Borrower. The Agent Bank is compensated by the Borrower for providing these services under a Loan Agreement, and such compensation may include special fees paid upon structuring and funding a loan and other fees paid on a continuing basis. With respect to loans for which the Agent Bank does not perform such administrative and enforcement functions, BNYM Investment Adviser may perform such tasks on the Fund's behalf, although a collateral bank will typically hold any collateral on behalf of the Fund and the other loan investors pursuant to the applicable Loan Agreement.

In the process of buying, selling and holding loans, the Fund may receive and/or pay certain fees. These fees are in addition to interest payments received and may include facility fees, commitment fees, amendment fees, commissions and prepayment penalty fees. When the Fund buys a loan it may receive a facility fee and when it sells a loan it may pay a facility fee. On an ongoing basis, the Fund may receive a commitment fee based on the undrawn portion of the underlying line of credit portion of a loan. In certain circumstances, the Fund may receive a prepayment penalty fee upon the prepayment of a loan by a Borrower. Other fees received by the Fund may include covenant waiver fees, covenant modification fees or other amendment fees.

The Fund may purchase and retain in its portfolio loans where the Borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy court proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities or junior credit securities in exchange for all or a portion of a loan. The Fund may, from time to time, participate on ad-hoc committees formed by creditors to negotiate with the management of financially troubled Borrowers and may incur legal fees as a result of such participation. In addition, such participation may restrict the Fund's ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by the Fund also may expose the Fund to potential liabilities under bankruptcy or other laws governing the rights of creditors and debtors.

Offerings of loans in which the Fund may invest generally are not registered with the SEC or any state securities commission, and are not listed on any national securities exchange. Because there is less readily available or reliable information about most loans than is the case for many other types of securities, Alcentra will rely primarily on its own evaluation of a Borrower's credit quality rather than on any available independent sources. Therefore, the Fund will be particularly dependent on the analytical abilities of Alcentra. No active trading market may exist for some loans, which may make it difficult to value them. Loans may not be considered securities, and purchasers, such as the Fund, may not be entitled to rely on the anti-fraud protections of the federal securities laws, including those with respect to the use of material non-public information. Some loans may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Any secondary market for loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability of a seller to realize full value and thus cause a material decline in the Fund's net asset value. In addition, the Fund may not be able to readily dispose of its loans at prices that approximate those at which the Fund could sell such loans if they were more widely-traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. To the extent that the Fund's investments are focused on loans, a limited supply or relative illiquidity of loans may adversely affect the Fund's yield.

The Fund may invest in "covenant-lite" loans. Certain financial institutions may define "covenant-lite" loans differently. Covenant-lite loans may have tranches that contain fewer or no restrictive covenants. The tranche of the covenant-lite loan that has fewer restrictions typically does not include the legal clauses which allow an investor to proactively enforce financial tests or prevent or restrict undesired actions taken by the company or sponsor. Covenant-lite loans also generally give the borrower/issuer more flexibility if they have met certain loan terms and provide fewer investor protections if certain criteria are breached. The Fund may experience relatively greater realized or unrealized losses or delays in enforcing its rights on its holdings of certain covenant-lite loans than its holdings of loans with the usual covenants.

In the event of a breach of a covenant in non-covenant-lite loans, lenders may have the ability to intervene and either prevent or restrict actions that may potentially compromise the company's ability to pay or lenders may be in a position to obtain concessions from the borrowers in exchange for a waiver or amendment of the specific covenant(s). In contrast, covenant-lite loans do not always or necessarily offer the same ability to intervene or obtain additional concessions from borrowers. This risk is offset to varying degrees by the fact that the same financial and performance information may be available with or without covenants to lenders and the public alike and can be used to detect such early warning signs as deterioration of a borrower's financial condition or results. With such information, Alcentra is normally able to take appropriate actions without the help of covenants in the loans. Covenant-lite corporate loans, however, may foster a capital structure designed to avoid defaults by giving borrowers or issuers increased financial flexibility when they need it the most.

Participations and Assignments. Loans may be originated, negotiated and structured by a syndicate of lenders ("Co-Lenders"), consisting of commercial banks, thrift institutions, insurance companies, financial companies or other financial institutions one or more of which acts as Agent Bank. Co-Lenders may sell such securities to third parties called "Participants." The Fund may participate as a Co-Lender at origination or acquire an interest in a security (a "participation interest") from a Co-Lender or a Participant. Co-Lenders and Participants interposed between the Fund and the Borrower, together with the Agent Bank(s), are referred herein as "Intermediate Participants." A participation interest gives the Fund an undivided interest in the security in the proportion that the Fund's participation interest bears to the total principal amount of the security. These instruments may have fixed, floating or variable rates of interest.

The Fund may purchase a participation interest in a portion of the rights of an Intermediate Participant, which would not establish any direct relationship between the Fund and the Borrower. The Fund would be required to rely on the Intermediate Participant that sold the participation interest not only for the enforcement of the Fund's rights against the Borrower but also for the receipt and processing of payments due to the Fund under the security. The Fund would have the right to receive payments of principal, interest and any fees to which it is entitled only from the Intermediate Participant and only upon receipt of the payments from the Borrower. The Fund generally will have no right to enforce compliance by the Borrower with the terms of the Loan Agreement nor any rights of set-off against the Borrower, and the Fund may not directly benefit from any collateral supporting the obligation in which it has purchased the participation interest. Because it may be necessary to assert through an Intermediate Participant such rights as may exist against the Borrower, in the event the Borrower fails to pay principal and interest when due, the Fund may be subject to delays, expenses and risks that are greater than those that would be involved if the Fund would enforce its rights directly against the Borrower. Moreover, under the terms of a participation interest, the Fund may be regarded as a creditor of the Intermediate Participant (rather than of the Borrower), so that the Fund may also be subject to the risk that the Intermediate Participant may become insolvent. In the event of the insolvency of the Intermediate Participant, the Fund may be treated as a general creditor of the Intermediate Participant and may not benefit from any set-off between the Intermediate Participant and the Borrower. Certain participation interests may be structured in a manner designed to avoid purchasers being subject to the credit risk of the Intermediate Participant, but even under such a structure, in the event of the Intermediate Participant's insolvency, the Intermediate Participant's servicing of the participation interests may be delayed and the assignability of the participation interest impaired. Similar risks may arise with respect to the Agent Bank if, for example, assets held by the Agent Bank for the benefit of the Fund were determined by the appropriate regulatory authority or court to be subject to the claims of the Agent Bank's creditors. In such case, the Fund might incur certain costs and delays in realizing payment in connection with the participation interest or suffer a loss of principal and/or interest. Further, in the event of the bankruptcy or insolvency of the Borrower, the obligation of the Borrower to repay the loan may be subject to certain defenses that can be asserted by such Borrower as a result of improper conduct by the Agent Bank or Intermediate Participant.

The Fund also may invest in the underlying loan to the Borrower through an assignment of all or a portion of such loan ("Assignments") from a third party. When the Fund purchases Assignments from Co-Lenders, it typically succeeds to all the rights and obligations under the Loan Agreement of the assigning lender and becomes a lender under the Loan Agreement with the same rights and obligations as the assigning lender. Because Assignments are arranged through private negotiations between potential assignees and potential assignors, however, the rights and obligations acquired by the Fund as the purchaser of an Assignment may differ from, and be more limited than, those held by the assigning Co-Lender. Investments in loans through Assignments may involve additional risks to the Fund. For example, if such loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral.

The Fund may have difficulty disposing of participation interests and Assignments because to do so it will have to sell such securities to a third party. Because there is no established secondary market for such securities, it is anticipated that such securities could be sold only to a limited number of institutional investors. The lack of an established secondary market may have an adverse impact on the value of such securities and the Fund's ability to dispose of particular participation interests or Assignments when necessary in response to a specific economic event such as a deterioration in the creditworthiness of the Borrower. The lack of an established secondary market for participation interests and Assignments also may make it more difficult for the Fund to assign a value to these securities for purposes of valuing the Fund's portfolio and calculating its net asset value.

Investing in loans is subject to legislative risk. If legislation or state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of Senior Secured Loans (as defined below) and other types of loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain issuers. This would increase the risk of default. If legislation or federal or state regulations require financial institutions to increase their capital requirements, this may cause financial institutions to dispose of loans that are considered highly leveraged transactions. If the Fund attempts to sell a loan at a time when a financial institution is engaging in such a sale, the price the Fund could receive for the loan may be adversely affected.

BNYM Investment Adviser, Alcentra and/or their affiliates may participate in the primary and secondary market for loans. Because of limitations imposed by applicable law, the presence of BNYM Investment Adviser, Alcentra and/or their affiliates in the loan market may restrict the Fund's ability to acquire certain loans, or affect the timing or price of such acquisitions. Also, because BNYM Investment Adviser and Alcentra, in the course of investing the Fund's assets in loans, may have access to material non-public information regarding a Borrower, the ability of the Fund to purchase or sell publicly-traded securities of such Borrowers may be restricted. Conversely, because of the financial services and asset management activities of BNYM Investment Adviser, Alcentra and/or their affiliates, BNYM Investment Adviser and Alcentra may not have access to material non-public information regarding the Borrower to which other lenders have access, which could put the Fund at a disadvantage compared to such other investors.

Senior Secured Loans. Senior secured loans ("Senior Secured Loans") typically hold a first lien priority and, like other types of loans, pay interest at rates that are determined daily, monthly, quarterly or semi-annually on the basis of a floating base lending rate plus a premium or credit spread. As short-term interest rates increase, interest payable to the Fund from its investments in loans is likely to increase, and as short-term interest rates decrease, interest payable to the Fund from its investments in loans is likely to decrease. To the extent the Fund invests in loans with a base lending rate floor, the Fund's potential for decreased income in a flat or falling rate environment may be mitigated, but the Fund may not receive the benefit of increased coupon payments if the relevant interest rate increases but remains below the base lending rate floor. However, many of the Senior Secured Loans that the Fund will invest in will have base rate floors, whereby the Borrower contractually agrees that the rate used for the base rate in calculating the yield on the Senior Secured Loan will not be less than an agreed upon rate. Investments with base rate floors are still considered floating rate investments.

Senior Secured Loans hold the most senior position in the capital structure of a Borrower, are secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by unsecured creditors, subordinated debt holders and stockholders of the Borrower. Typically, in order to borrow money pursuant to a Senior Secured Loan, a Borrower will, for the term of the Senior Secured Loan, pledge collateral, including, but not limited to: (i) working capital assets, such as accounts receivable and inventory, (ii) tangible fixed assets, such as real property, buildings and equipment, (iii) intangible assets, such as trademarks and patent rights (but excluding goodwill), and (iv) security interests in shares of stock of subsidiaries or affiliates. In the case of Senior Secured Loans made to non-public companies, the company's shareholders or owners may provide collateral in the form of secured guarantees and/or security interests in assets that they own. In many instances, a Senior Secured Loan may be secured only by stock in the Borrower or its subsidiaries. Collateral may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of such assets would satisfy fully a Borrower's obligations under a Senior Secured Loan.

The settlements of secondary market purchases of Senior Secured Loans in the ordinary course, on a settlement date beyond the period expected by loan market participants (i.e., T+7 for par loans and T+20 for distressed loans, in other words more than seven or twenty business days beyond the trade date, respectively), are subject to the delayed compensation mechanics prescribed by the Loan Syndications and Trading Association (''LSTA''). For par loans, for example, income accrues to the buyer of the loan (the ''Buyer'') during the period beginning on the last date by which the loan purchase should have settled (T+7) and through (including) the actual settlement date. Should settlement of a par loan purchased in the secondary market be delayed beyond the T+7 period prescribed by the LSTA, the Buyer is typically compensated for such delay through a payment from the seller of the loan (this payment may be netted from the wire released on the settlement date for the purchase price of the loan paid by the Buyer). In brief, the adjustment is typically calculated by multiplying the notional amount of the trade by the applicable margin in the Loan Agreement pro-rated for the number of business days (calculated using a year of 360 days) beyond the settlement period prescribed by the LSTA, plus any amendment or consent fees that the Buyer should have received. Furthermore, the purchase of a Senior Secured Loan in the secondary market is typically negotiated and finalized pursuant to a binding trade confirmation, and, therefore, the risk of non-delivery of the security to the Fund is reduced or eliminated.

Subordinated Loans. Subordinated loans generally are subject to similar risks as those associated with investments in Senior Secured Loans, except that such loans are subordinated in payment and/or lower in lien priority to first lien holders (e.g., holders of Senior Secured Loans) in the event of the liquidation or bankruptcy of the issuer, or may be unsecured. In the event of default on a subordinated loan, the first priority lien holder has first claim to the underlying collateral of the loan. These loans are subject to the additional risk that the cash flow of the Borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior unsecured or senior secured obligations of the Borrower. This risk is generally higher for subordinated unsecured loans or debt that is not backed by a security interest in any specific collateral. Subordinated loans generally have greater price volatility than Senior Secured Loans and may be less liquid.

Structured Credit Investments

Collateralized Debt Obligations. Collateralized debt obligations ("CDOs") are securitized interests in pools of—generally non-mortgage—assets. Assets called collateral usually are comprised of loans or other debt instruments. A CDO may be called a CLO or collateralized bond obligation (CBO) if it holds only loans or bonds, respectively. Investors bear the credit risk of the collateral. Multiple tranches of securities are issued by the CDO, offering investors various maturity and credit risk characteristics. Tranches are categorized as senior, mezzanine and subordinated/equity, according to their degree of credit risk. If there are defaults or the CDO's collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Senior and mezzanine tranches are typically rated, with the former receiving ratings of A to AAA/Aaa and the latter receiving ratings of B to BBB/Baa. The ratings reflect both the credit quality of underlying collateral as well as how much protection a given tranche is afforded by tranches that are subordinate to it.

Collateralized Loan Obligations. A CLO typically takes the form of a SPV created to reapportion the risk and return characteristics of a pool of assets. While the assets underlying CLOs are often Senior Secured Loans, the assets may also include (i) subordinated loans; (ii) debt tranches of other CLOs; and (iii) equity securities incidental

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to investments in Senior Secured Loans. The loan collateral may be rated below investment grade or the unrated equivalent. Senior tranches typically have higher ratings and lower yields than the CLO's underlying securities and subordinated tranches, and may be rated investment grade. The Fund intends to invest in both the more senior debt tranches of CLOs as well as the mezzanine and subordinated/equity tranches. The Fund's allocation of its investments in CLOs among their senior, mezzanine and subordinated/equity tranches will vary depending on market and economic conditions; although the Fund may invest without limit in such instruments.

A key feature of the CLO structure is the prioritization of the cash flows from a pool of debt securities among the several classes of the CLO. The SPV is a company founded for the purpose of securitizing payment claims arising out of this asset pool. On this basis, marketable securities are issued by the SPV which, due to a measure of diversification of the underlying risk, generally represent a lower level of risk than the original assets. The redemption of the securities issued by the SPV typically takes place at maturity out of the cash flow generated by the collected claims.

Structured Securities and Hybrid Instruments.

Structured Securities. Structured securities are securities whose cash flow characteristics depend upon one or more indices or that have embedded forwards or options or securities where the Fund's investment return and the issuer's payment obligations are contingent on, or highly sensitive to, changes in the value of underlying assets, indices, interest rates or cash flows ("embedded index"). When the Fund purchases a structured security, it will make a payment of principal to the counterparty. Some structured securities have a guaranteed repayment of principal while others place a portion (or all) of the principal at risk. Guarantees are subject to the risk of default by the counterparty or its credit provider. The terms of such structured securities normally provide that their principal and/or interest payments are to be adjusted upwards or downwards (but not ordinarily below zero) to reflect changes in the embedded index while the structured securities are outstanding. As a result, the interest and/or principal payments that may be made on a structured security may vary widely, depending upon a variety of factors, including the volatility of the embedded index and the effect of changes in the embedded index on principal and/or interest payments. The rate of return on structured securities may be determined by applying a multiplier to the performance or differential performance of the embedded index. Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss. Structured securities may be issued in subordinated and unsubordinated classes, with subordinated classes typically having higher yields and greater risks than an unsubordinated class. Structured securities may not have an active trading market, which may have an adverse impact on the Fund's ability to dispose of such securities when necessary to meet the Fund's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer. The lack of an active trading market also may make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing its portfolio and calculating its net asset value.

Hybrid Instruments. A hybrid instrument can combine the characteristics of securities, futures and options. For example, the principal amount or interest rate of a hybrid instrument could be tied (positively or negatively) to the price of a benchmark, e.g., currency, securities index or another interest rate. The interest rate or the principal amount payable at maturity of a hybrid security may be increased or decreased, depending on changes in the value of the benchmark. Hybrids can be used as an efficient means of pursuing a variety of investment strategies, including currency hedging, duration management and increased total return. Hybrids may not bear interest or pay dividends. The value of a hybrid or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid could be zero. Thus, an investment in a hybrid may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest.

Exchange-Linked Notes. Exchange-linked notes ("ELNs") are debt instruments that differ from a more typical fixed income security in that the final payout is based on the return of the underlying equity, which can be a single stock, basket of stocks, or an equity index. Usually, the final payout is the amount invested times the gain in the underlying stock(s) or index times a note-specific participation rate, which can be more or less than 100%. Most ELNs are not actively traded on the secondary market and are designed to be kept to maturity. However, the issuer

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or arranger of the notes may offer to buy back the ELNs, although the buy-back price before maturity may be below the original amount invested. As a result, ELNs generally are considered illiquid.

ELNs are generally subject to the same risks as the securities to which they are linked. If the linked securities decline in value, the ELN may return a lower amount at maturity. ELNs involve further risks associated with purchases and sales of notes, including any applicable exchange rate fluctuations and a decline in the credit quality of the note's issuer. ELNs are frequently secured by collateral. If an issuer defaults, the Fund would look to any underlying collateral to recover its losses. Ratings of issuers of ELNs refer only to the issuers' creditworthiness and the related collateral. They provide no indication of the potential risks of the linked securities.

Participation Notes. Participation notes are issued by banks or broker-dealers and are designed to replicate the performance of certain equity or debt securities or markets. Participation notes are a type of derivative which generally is traded off-exchange ("over-the-counter" or "OTC"). The performance results of participation notes will not replicate exactly the performance of the securities or markets that the notes seek to replicate due to transaction costs and other expenses. Risks of investing in participation notes include the same risks associated with a direct investment in the underlying security or market the notes seek to replicate. Participation notes constitute general unsecured contractual obligations of the banks or broker-dealers that issue them, and the Fund is relying on the creditworthiness of such banks or broker-dealers and has no rights under a participation note against the issuers of the assets underlying such participation notes, including any collateral supporting a loan participation note. The types of participation notes which the Fund may use include low exercise price options ("LEPOs") and low exercise price warrants ("LEPWs"). LEPOs, LEPWs, and other participation notes are offshore derivative instruments issued to foreign institutional investors and their sub-accounts against underlying securities traded in emerging or frontier markets. These securities may be listed on an exchange or traded over-the-counter, and are similar to depositary receipts. As a result, the risks of investing in LEPOs, LEPWs and other participation notes are similar to depositary receipts risk and foreign securities risk in general. Specifically these securities entail both counterparty risk—the risk that the issuer of the LEPO, LEPW, or participation note may not be able to fulfill its obligations or that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms—and liquidity risk—the risk that a liquid market may not exist for such securities.

Credit-Linked Notes. A credit-linked note is a form of funded credit derivative instrument. It is a synthetic obligation between two or more parties where the payment of principal and/or interest is based on the performance of a reference entity. Credit-linked notes are created by embedding a credit default swap in a funded asset to form an investment whose credit risk and cash flow characteristics resemble those of a bond or loan. These credit-linked notes pay an enhanced coupon to the investor for taking on the added credit risk of the reference issuer. In addition to the credit risk of the reference entity and interest rate risk, the buyer/seller of credit-linked notes is subject to counterparty risk.

Credit-linked notes are frequently issued by SPVs that would hold some form of collateral securities financed through the issuance of notes or certificates to the Fund. The Fund receives a coupon and par redemption, provided there has been no credit event of the reference entity. The vehicle enters into a swap with a third party in which it sells default protection in return for a premium that subsidizes the coupon to compensate the Fund for the reference entity default risk. The Fund will enter into credit derivative transactions only with counterparties that meet certain standards of creditworthiness (generally, such counterparties would have to be eligible counterparties under the terms of BNYM Investment Adviser's repurchase agreement guidelines).

Mortgage-Related Securities. Mortgage-related securities are a form of derivative collateralized by pools of residential or commercial mortgages. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. These securities may include complex instruments such as collateralized mortgage obligations ("CMOs") and stripped mortgage-backed securities, mortgage pass-through securities, interests in real estate mortgage investment conduits, adjustable rate mortgage loans, or other kinds of mortgage-backed securities, including those with fixed, floating and variable interest rates; interest rates based on multiples of changes in a specified index of interest rates; interest rates that change inversely to changes in interest rates; and those that do not bear interest.

Mortgage-related securities are subject to credit, prepayment and interest rate risk, and may be more volatile and less liquid, and more difficult to price accurately, than more traditional debt securities. Although certain

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mortgage-related securities are guaranteed by a third party (such as a U.S. government agency with respect to Government National Mortgage Association ("GNMA") mortgage-backed securities), the market value of the security may fluctuate. Mortgage-backed securities issued by private issuers, whether or not such securities are subject to guarantees or another form of credit enhancement, may entail greater risk than securities directly or indirectly guaranteed by the U.S. government. The market value of mortgage-related securities depends on, among other things, the level of interest rates, the securities' coupon rates and the payment history of the mortgagors of the underlying mortgages.

Mortgage-related securities generally are subject to credit risks associated with the performance of the underlying mortgage properties and to prepayment risk. In certain instances, the credit risk associated with mortgage-related securities can be reduced by third party guarantees or other forms of credit support. Improved credit risk does not reduce prepayment risk, which is unrelated to the rating assigned to the mortgage-related security. Prepayment risk may lead to pronounced fluctuations in value of the mortgage-related security. If a mortgage-related security is purchased at a premium, all or part of the premium may be lost if there is a decline in the market value of the security, whether resulting solely from changes in interest rates or from prepayments on the underlying mortgage collateral (the rates of which are highly dependent upon changes in interest rates, as discussed below). Mortgage loans are generally partially or completely prepaid prior to their final maturities as a result of events such as sale of the mortgaged premises, default, condemnation or casualty loss. Because these securities may be subject to extraordinary mandatory redemption in whole or in part from such prepayments of mortgage loans, a substantial portion of such securities may be redeemed prior to their scheduled maturities or even prior to ordinary call dates. Extraordinary mandatory redemption without premium could also result from the failure of the originating financial institutions to make mortgage loans in sufficient amounts within a specified time period. The ability of issuers of mortgage-backed securities to make payments depends on such factors as rental income, occupancy levels, operating expenses, mortgage default rates, taxes, government regulations and appropriation of subsidies.

Certain mortgage-related securities, such as inverse floating rate CMOs, have coupons that move inversely to a multiple of a specific index, which may result in a form of leverage. As with other interest-bearing securities, the prices of certain mortgage-related securities are inversely affected by changes in interest rates. However, although the value of a mortgage-related security may decline when interest rates rise, the converse is not necessarily true, since in periods of declining interest rates the mortgages underlying the security are more likely to be prepaid. For this and other reasons, a mortgage-related security's stated maturity may be shortened by unscheduled prepayments on the underlying mortgages, and, therefore, it is not possible to predict accurately the security's return to the Fund. Moreover, with respect to certain stripped mortgage-backed securities, if the underlying mortgage securities experience greater than anticipated prepayments of principal, the Fund may fail to fully recoup its initial investment even if the securities are rated in the highest rating category by an NSRSO. During periods of rapidly rising interest rates, prepayments of mortgage-related securities may occur at slower than expected rates. Slower prepayments effectively may lengthen a mortgage-related security's expected maturity, which generally would cause the value of such security to fluctuate more widely in response to changes in interest rates. Were the prepayments on the Fund's mortgage-related securities to decrease broadly, the Fund's effective duration, and thus sensitivity to interest rate fluctuations, would increase. Commercial real property loans, however, often contain provisions that reduce the likelihood that such securities will be prepaid. The provisions generally impose significant prepayment penalties on loans and in some cases there may be prohibitions on principal prepayments for several years following origination.

Residential Mortgage-Related Securities. Residential mortgage-related securities representing participation interests in pools of one- to four-family residential mortgage loans issued or guaranteed by governmental agencies or government-sponsored entities, such as GNMA, the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"), or issued by private entities, have been issued using a variety of structures, including multi-class structures featuring senior and subordinated classes. Some mortgage-related securities have structures that make their reactions to interest rate changes and other factors difficult to predict, making their value highly volatile.

Mortgage-related securities issued by GNMA include GNMA Mortgage Pass-Through Certificates ("Ginnie Maes") which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantee is backed by the full faith and credit of the U.S. government. Ginnie Maes are created by an "issuer," which is a Federal Housing Administration ("FHA") approved mortgagee that also meets criteria imposed by GNMA. The issuer assembles a pool of FHA or Department of Veterans' Affairs insured or guaranteed mortgages which are homogeneous

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as to interest rate, maturity and type of dwelling. Upon application by the issuer, and after approval by GNMA of the pool, GNMA provides its commitment to guarantee timely payment of principal and interest on the Ginnie Maes backed by the mortgages included in the pool. The Ginnie Maes, endorsed by GNMA, then are sold by the issuer through securities dealers. Ginnie Maes bear a stated "coupon rate" which represents the effective underlying mortgage rate at the time of issuance, less GNMA's and the issuer's fees. GNMA is authorized under the National Housing Act to guarantee timely payment of principal and interest on Ginnie Maes. This guarantee is backed by the full faith and credit of the U.S. government. GNMA may borrow Treasury funds to the extent needed to make payments under its guarantee. When mortgages in the pool underlying a Ginnie Mae are prepaid by mortgagors or by result of foreclosure, such principal payments are passed through to the certificate holders. Accordingly, the life of the Ginnie Mae is likely to be substantially shorter than the stated maturity of the mortgages in the underlying pool. Because of such variation in prepayment rates, it is not possible to predict the life of a particular Ginnie Mae. Payments to holders of Ginnie Maes consist of the monthly distributions of interest and principal less GNMA's and the issuer's fees. The actual yield to be earned by a holder of a Ginnie Mae is calculated by dividing interest payments by the purchase price paid for the Ginnie Mae (which may be at a premium or a discount from the face value of the certificate). Monthly distributions of interest, as contrasted to semi-annual distributions which are common for other fixed interest investments, have the effect of compounding and thereby raising the effective annual yield earned on Ginnie Maes.

Mortgage-related securities issued by FNMA, including FNMA Guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes"), are solely the obligations of FNMA and are not backed by or entitled to the full faith and credit of the U.S. government. Fannie Maes are guaranteed as to timely payment of principal and interest by FNMA. Mortgage-related securities issued by FHLMC include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "PCs"). Freddie Macs are not guaranteed by the U.S. government or by any Federal Home Loan Bank and do not constitute a debt or obligation of the U.S. government or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

In 2019, FHFA (as defined below) began mandating that FNMA and FHLMC cease issuing their own mortgage-backed securities and begin issuing "Uniform Mortgage-Backed Securities" or "UMBS." Each UMBS has a 55-day remittance cycle and can be used as collateral in either a FNMA or a FHLMC CMO or held for investment. Investors may be approached to convert existing mortgage-backed securities into UMBS, possibly with an inducement fee being offered to holders of FHLMC PCs.

FNMA and FHLMC Conservatorship and Treasury Support. FNMA and FHLMC (together, the "Enterprises") continue to operate under conservatorship of the Federal Housing Finance Agency ("FHFA"), as they have since 2008. Treasury provides the Enterprises with financial support through the Senior Preferred Stock Purchase Agreements ("SPSPAs"), which were executed on September 7, 2008, one day after the Enterprises entered conservatorships. The SPSPAs were designed to ensure that the Enterprises:  (i) provide stability to the financial markets; (ii) prevent disruptions in the availability of mortgage finance; and (iii) protect the taxpayer. In exchange for Treasury's financial support, the SPSPAs required the Enterprises to, among other things, make quarterly dividend payments to Treasury, provide Treasury with a liquidation preference, and, beginning in 2010, pay Treasury a periodic commitment fee that reflects the market value of the outstanding Treasury commitment, as well as stock warrants for the purchase of common stock representing 79.9% of the common stock of each Enterprise on a diluted basis.

On May 6, 2009, Treasury and the Enterprises amended the SPSPAs to increase Treasury's commitment of financial support from $100,000,000,000 to $200,000,000,000 to each Enterprise. On December 24, 2009, Treasury and the Enterprises again amended the SPSPAs to replace Treasury's $200,000,000,000 commitments with new formulaic commitments. On August 17, 2012, Treasury and the Enterprises amended the SPSPAs (the "2012 Amendments") to recalibrate calculation of the quarterly dividends the Enterprises pay to Treasury. Rather than use 10% (or in some cases 12%) of the liquidation preference to calculate the dividend amounts—a practice which was contributing to the Enterprises' need to draw on Treasury's commitment of financial support—the 2012 Amendments based the dividend amounts on net worth. This helped ensure financial stability, fully captured financial benefits for taxpayers, and eliminated the need for the Enterprises circularly to borrow from Treasury only then to pay dividends back to Treasury. The 2012 Amendments also suspended the periodic commitment fee for so long as the dividend

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amounts were based on net worth. The 2012 Amendments also eliminated the requirement that the Enterprises obtain Treasury consent for asset dispositions with a fair market value (individually or in the aggregate) of less than $250 million, but required the Enterprises to submit annual risk management plans to Treasury.

On December 21, 2017, letter agreements between Treasury and each Enterprise permitted each Enterprise to retain a $3 billion capital reserve, quarterly. Under the 2017 letter agreements, each Enterprise paid a dividend to Treasury equal to the amount its net worth at the end of each quarter exceeded $3 billion. On September 30, 2019, letter agreements between Treasury and each Enterprise permitted each Enterprise to retain earnings beyond the $3 billion capital reserves previously allowed under the letter agreements of 2017. Under the 2019 letter agreements, FNMA may accumulate $25 billion in capital reserves and FHLMC may accumulate $20 billion in capital reserves. These letter agreements effectively permitted the Enterprises to cease their dividend payments to Treasury until they reached the respective capital reserve limit. On January 14, 2021, Treasury and FHFA announced amendments to the SPSPAs that allow the Enterprises to continue to retain earnings until they have reached the requirements set by FHFA's new capital rule issued in late 2020. Under that rule, the Enterprises would have been required to hold $283 billion in unadjusted total capital as of June 30, 2020, based on their assets at the time.

Treasury has agreed that the Enterprises can raise private capital and exit conservatorship once certain conditions are met. To facilitate Enterprise equity offerings, Treasury has committed to work to restructure its investment in each Enterprise.

Commercial Mortgage-Related Securities. Commercial mortgage-related securities generally are multi-class debt or pass-through certificates secured by mortgage loans on commercial properties. These mortgage-related securities generally are constructed to provide protection to holders of the senior classes against potential losses on the underlying mortgage loans. This protection generally is provided by having the holders of subordinated classes of securities ("Subordinated Securities") take the first loss if there are defaults on the underlying commercial mortgage loans. Other protection, which may benefit all of the classes or particular classes, may include issuer guarantees, reserve funds, additional Subordinated Securities, cross-collateralization and over-collateralization. Commercial lending, however, generally is viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial lending, for example, typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. In addition, the repayment of loans secured by income-producing properties typically is dependent upon the successful operation of the related real estate project and the cash flow generated therefrom. Consequently, adverse changes in economic conditions and circumstances are more likely to have an adverse impact on mortgage-related securities secured by loans on certain types of commercial properties than those secured by loans on residential properties. The risks that recovery or repossessed collateral might be unavailable or inadequate to support payments on commercial mortgage-related securities may be greater than is the case for non-multifamily residential mortgage-related securities.

Subordinated Securities. Subordinated Securities, including those issued or sponsored by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers, have no governmental guarantee, and are subordinated in some manner as to the payment of principal and/or interest to the holders of more senior mortgage-related securities arising out of the same pool of mortgages. The holders of Subordinated Securities typically are compensated with a higher stated yield than are the holders of more senior mortgage-related securities. On the other hand, Subordinated Securities typically subject the holder to greater risk than senior mortgage-related securities and tend to be rated in a lower rating category, and frequently a substantially lower rating category, than the senior mortgage-related securities issued in respect of the same pool of mortgages. Subordinated Securities generally are likely to be more sensitive to changes in prepayment and interest rates and the market for such securities may be less liquid than is the case for traditional fixed income securities and senior mortgage-related securities.

CMOs and Multi-Class Pass-Through-Securities. CMOs are multiclass bonds backed by pools of mortgage pass-through certificates or mortgage loans. CMOs may be collateralized by: (1) GNMA, FNMA or FHLMC pass-through certificates; (2) unsecuritized mortgage loans insured by the FHA or guaranteed by the VA; (3) unsecuritized conventional mortgages; (4) other mortgage-related securities; or (5) any combination thereof.

Each class of CMOs, often referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying a CMO may cause it to be retired

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substantially earlier than the stated maturities or final distribution dates. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in many ways. One or more tranches of a CMO may have coupon rates which reset periodically at a specified increment over an index or market rate, or sometimes more than one index. These floating rate CMOs typically are issued with lifetime caps on the coupon rate thereon. Inverse floating rate CMOs constitute a tranche of a CMO with a coupon rate that moves in the reverse direction to an applicable index or market rate. Accordingly, the coupon rate thereon will increase as interest rates decrease. Inverse floating rate CMOs are typically more volatile than fixed or floating rate tranches of CMOs.

Many inverse floating rate CMOs have coupons that move inversely to a multiple of the applicable indices. The effect of the coupon varying inversely to a multiple of an applicable index creates a leverage factor. Inverse floating rate CMOs based on multiples of a stated index are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to extreme reductions of yield and loss of principal. The markets for inverse floating rate CMOs with highly leveraged characteristics at times may be very thin. The ability of the Fund to dispose of positions in such securities will depend on the degree of liquidity in the markets for such securities. It is impossible to predict the amount of trading interest that may exist in such securities, and therefore the future degree of liquidity. It should be noted that inverse floaters based on multiples of a stated index are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to extreme reductions of yield and loss of principal.

As CMOs have evolved, some classes of CMO bonds have become more prevalent. The planned amortization class ("PAC") and targeted amortization class ("TAC"), for example, were designed to reduce prepayment risk by establishing a sinking-fund structure. PAC and TAC bonds assure to varying degrees that investors will receive payments over a predetermined period under varying prepayment scenarios. Although PAC and TAC bonds are similar, PAC bonds are better able to provide stable cash flows under various prepayment scenarios than TAC bonds because of the order in which these tranches are paid.

Stripped Mortgage-Backed Securities. Stripped mortgage-backed securities are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities, each with a specified percentage of the underlying security's principal or interest payments. Mortgage securities may be partially stripped so that each investor class receives some interest and some principal. When securities are completely stripped, however, all of the interest is distributed to holders of one type of security, known as an interest-only security ("IO") and all of the principal is distributed to holders of another type of security known as a principal-only security ("PO"). IOs and POs can be created in a pass-through structure or as tranches of a CMO. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in IOs. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially and adversely affected.

Adjustable-Rate Mortgage Loans ("ARMs"). ARMs eligible for inclusion in a mortgage pool will generally provide for a fixed initial mortgage interest rate for a specified period of time, generally for either the first three, six, twelve, thirteen, thirty-six, or sixty scheduled monthly payments. Thereafter, the interest rates are subject to periodic adjustment based on changes in an index. ARMs typically have minimum and maximum rates beyond which the mortgage interest rate may not vary over the lifetime of the loans. Certain ARMs provide for additional limitations on the maximum amount by which the mortgage interest rate may adjust for any single adjustment period. Negatively amortizing ARMs may provide limitations on changes in the required monthly payment. Limitations on monthly payments can result in monthly payments that are greater or less than the amount necessary to amortize a negatively amortizing ARM by its maturity at the interest rate in effect during any particular month.

Private Entity Securities. Mortgage-related securities may be issued by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers. Timely payment of principal and interest on mortgage-related securities backed by pools created by non-governmental issuers often is supported partially by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. The insurance and guarantees are issued by government entities, private insurers and the mortgage poolers. There can be no assurance that the private insurers or mortgage poolers can meet their obligations under the policies, so that if the issuers default on their obligations the holders of the security could sustain a loss. No insurance or guarantee covers the Fund or the value of the Fund's net assets. Mortgage-related securities issued by non-

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governmental issuers generally offer a higher rate of interest than government-agency and government-related securities because there are no direct or indirect government guarantees of payment.

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including a CMO tranche which collects any cash flow from collateral remaining after obligations to the other tranches have been met. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

Asset Backed Securities. Asset-backed securities are a form of derivative instrument. Non-mortgage asset-backed securities are securities issued by special purpose entities whose primary assets consist of a pool of loans, receivables or other assets. Payment of principal and interest may depend largely on the cash flows generated by the assets backing the securities and, in certain cases, supported by letters of credit, surety bonds or other forms of credit or liquidity enhancements. The value of these asset-backed securities also may be affected by the creditworthiness of the servicing agent for the pool of assets, the originator of the loans or receivables or the financial institution providing the credit support.

The securitization techniques used for asset-backed securities are similar to those used for mortgage-related securities, including the issuance of securities in senior and subordinated classes (see "Principal Portfolio Investments—Structured Credit Investments—Mortgage-Related Securities—Subordinated Securities" above). These securities include debt securities and securities with debt-like characteristics. The collateral for these securities may include home equity loans, automobile and credit card receivables, boat loans, computer leases, airplane leases, mobile home loans, recreational vehicle loans and hospital account receivables. Other types of asset-backed securities may be developed in the future. The purchase of non-mortgage asset-backed securities raises considerations particular to the financing of the instruments underlying such securities.

Asset-backed securities present certain risks of mortgage-backed securities, such as prepayment risk, as well as risks that are not presented by mortgage-backed securities. Primarily, these securities may provide a less effective security interest in the related collateral than do mortgage-backed securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities.

LIBOR Rate Risk. Many debt securities, derivatives and other financial instruments, including some of the Fund's investments, utilize the London Interbank Offered Rate ("LIBOR") as the reference or benchmark rate for variable interest rate calculations. However, the use of LIBOR started to come under pressure following manipulation allegations in 2012. Despite increased regulation and other corrective actions since that time, concerns have arisen regarding its viability as a benchmark, due largely to reduced activity in the financial markets that it measures.

In July 2017, the Financial Conduct Authority (the "FCA"), the United Kingdom ("UK") financial regulatory body, announced plans to phase out the use of LIBOR by the end of 2021. Various financial industry groups began planning the transition to the use of different benchmarks. In the United States, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Federal Reserve Bank of New York (the "New York Federal Reserve") convened the Alternative Reference Rates Committee (the "ARRC"), comprised of a group of private-market participants, to help ensure a successful transition from U.S. dollar LIBOR to a replacement reference rate. The ARRC recommended a new Secured Overnight Funding Rate (the "SOFR"), which is intended to be a broad measure of secured overnight Treasury repo rates, as an appropriate replacement for LIBOR. The New York Federal Reserve began publishing the SOFR in 2018, with the expectation that it could be used on a voluntary basis in new instruments and transactions.

On November 30, 2020, the Ice Benchmark Administration and the FCA announced that most tenors of U.S. dollar LIBOR would continue to be published through June 30, 2023. This new deadline constitutes a considerable extension beyond the previously-announced date of December 2021.

However, the ARRC, including its ex officio members from the Federal Reserve Board and New York Federal Reserve, has subsequently emphasized that the extension to June 2023 does not alter the regulatory perspective

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on new loan issuances: that market participants should already be using language that provides for an automatic switch from LIBOR to a replacement in new loan agreements (or should start immediately) and that June 30, 2021 should be the target for the cessation of new loans based on LIBOR.

Neither the effect of the transition process, in the United States or elsewhere, nor its ultimate success, can yet be known. The transition process might lead to increased volatility and illiquidity in markets that currently rely on LIBOR to determine interest rates. It could also lead to a reduction in the value of some LIBOR-based investments and reduce the effectiveness of new hedges placed against existing LIBOR-based instruments. While some instruments tied to LIBOR in which the Fund may invest include a replacement rate in the event LIBOR is discontinued, not all instruments have such fallback provisions and the effectiveness of such replacement rates remains uncertain. The cessation of LIBOR could affect the value and liquidity of investments tied to LIBOR, especially those that do not include fallback provisions, and may result in costs incurred in connection with closing out positions and entering new trades. Due to the uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate, the potential effect of a transition away from LIBOR on the Fund or the financial instruments in which the Fund invests cannot yet be determined. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to June 2023.

Corporate Debt

Corporate debt obligations include corporate bonds, debentures, notes, commercial paper and other similar instruments, including certain convertible securities, of corporations to pay interest and repay principal. Debt securities may be acquired with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit the Fund to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value. Corporate income-producing securities also may include forms of preferred or preference stock, which may be considered equity securities. The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate such as interest rates or other financial indicators.

The Fund may invest in corporate debt obligations issued by U.S. and foreign issuers that issue securities which may be U.S. dollar-denominated or denominated in the local foreign currency. In addition to obligations of corporations, corporate debt obligations include securities issued by banks and other financial institutions and supranational entities (i.e., the World Bank, the International Monetary Fund, etc.). The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.

Investment Grade Debt Instruments

The Fund may invest without limit in fixed rate and floating rate loans, corporate debt obligations and other debt securities and instruments that, at the time of purchase, are rated investment grade (i.e., BBB- or Baa3 or higher) by at least one of the NRSROs that rate such securities, or, if unrated, determined to be of comparable quality by Alcentra.

Zero Coupon, Payment-In-Kind and Step-Up Securities

Zero coupon securities are issued or sold at a discount from their face value and do not entitle the holder to any periodic payment of interest prior to maturity or a specified redemption date or cash payment date. Zero coupon securities also may take the form of notes and bonds that have been stripped of their unmatured interest coupons, the coupons themselves and receipts or certificates representing interests in such stripped debt obligations and coupons. Zero coupon securities issued by corporations and financial institutions typically constitute a proportionate ownership of the issuer's pool of underlying Treasury securities. A zero coupon security pays no interest to its holders during its life and is sold at a discount to its face value at maturity. The amount of any discount varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and perceived credit quality of the issuer. Payment-in-kind or "PIK" securities generally pay interest through the issuance of additional securities. Step-up coupon bonds are debt securities that typically do not pay interest for a specified period of time and then pay interest at a series of different rates. The amount of any discount on these securities varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and

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perceived credit quality of the issuer. The market prices of these securities generally are more volatile and are likely to respond to a greater degree to changes in interest rates than the market prices of securities that pay cash interest periodically having similar maturities and credit qualities. In addition, unlike bonds that pay cash interest throughout the period to maturity, the Fund will realize no cash until the cash payment date unless a portion of such securities are sold and, if the issuer defaults, the Fund may obtain no return at all on its investment.

The interest payments deferred on a PIK security are subject to the risk that the borrower may default when the deferred payments are due in cash at the maturity of the instrument. In addition, the interest rates on PIK securities are higher to reflect the time value of money on deferred interest payments and the higher credit risk of borrowers who may need to defer interest payments. The deferral of interest on a PIK loan increases its loan to value ratio, which is a measure of the riskiness of a loan. PIK securities also may have unreliable valuations because the accruals require judgments by the Adviser about ultimate collectability of the deferred payments and the value of the associated collateral.

Federal income tax law requires the holder of a zero coupon security or of certain pay-in-kind or step-up bonds to accrue income with respect to these securities prior to the receipt of cash payments. To maintain its qualification as a RIC and avoid liability for federal income taxes, the Fund may be required to distribute such income accrued with respect to these securities and may have to dispose of portfolio securities under disadvantageous circumstances in order to generate cash to satisfy these distribution requirements.

The credit factors pertaining to below investment grade instruments also apply to lower-rated zero coupon, pay-in-kind and step-up securities. In addition to risks associated with the credit rating of the issuers, the market prices of these securities may be very volatile during the period in which no interest is paid.

Market Risk; Market Developments

The market values of securities or other assets will fluctuate, sometimes sharply and unpredictably, due to changes in general market conditions, overall economic trends or events, governmental actions or intervention, political developments, actions taken by the Federal Reserve or other central banks, market disruptions caused by trade disputes or other events or circumstances, natural disasters, a pandemic or other public health crisis, investor sentiment and other factors that may or may not be related to the issuer of the security or other asset. Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events; trading and tariff arrangements; armed conflicts or terrorist activities; natural disasters; public health crises; and other events or circumstances in one country or region could have profound impacts on global economies or markets. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to the countries directly affected by such events or circumstances, the value and liquidity of the Fund's investments may be negatively affected. Market volatility, dramatic interest rate moves and/or unfavorable economic conditions may lower the Fund's performance or impair the Fund's ability to achieve its investment objective. BNYM Investment Adviser intends to monitor developments and seek to manage the Fund in a manner consistent with achieving the Fund's investment objective, but there can be no assurance that it will be successful in doing so.

The rapid and global spread of a novel coronavirus disease (known as "COVID-19") was declared a pandemic by the World Health Organization in 2020 and resulted in volatility in financial markets worldwide; reduced liquidity of many instruments; border closings and other restrictions on international and, in some cases, local travel; significant disruptions to business operations, including disruptions to supply chains, consumer demand and employee availability, and, in some cases, business closures; strained healthcare systems; quarantines, health screenings and testing and other measures intended to contain the spread of COVID-19 affecting individuals, businesses of all types, certain government operations, public and private educational systems, and public and private cultural, charitable and other institutions; and widespread uncertainty regarding the duration and long-term effects of the pandemic.

Some sectors of the economy, certain industries and individual issuers have experienced particularly adverse effects and there may be adverse impacts on the broader financial and credit markets. Certain risks discussed in the Prospectus and elsewhere in this SAI may be exacerbated by these circumstances, such as credit risk, liquidity risk, interest rate risk and the risks of investing in certain sectors, industries or issuers. Developing or emerging market countries may be more affected by the COVID-19 pandemic as they may have less established health care systems and may be less able to control or mitigate the effects of the pandemic.

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The U.S. government and the Federal Reserve, as well as certain other governments and central banks, have taken extraordinary actions to support local and global economies and the financial markets in response to the COVID-19 pandemic. These actions have resulted in significant expansion of public debt, including in the U.S., the long-term consequences of which are not known. Many interest rates are very low and in some cases yields are negative, and it is possible that, particularly during periods of low prevailing interest rates, the income from portfolio securities will be reduced. Actions taken to-date and future government intervention in the economy and financial markets intended to address the COVID-19 pandemic may not be successful, particularly if the efforts are perceived by investors as being unlikely to achieve the desired results. Further Federal Reserve actions in response to market conditions, including with respect to interest rates, may adversely affect the value, volatility and liquidity of dividend and interest paying securities in particular. Extraordinary government actions have contributed, and may continue to contribute, to market volatility, which may adversely impact the Fund and result in heightened volatility and/or losses in the value of the Fund's investments.

The direct and indirect impact of the COVID-19 pandemic may last for an extended period of time. The ultimate economic fallout from the pandemic, including the long-term impact on economies, markets, industries and individual issuers, are not known. The COVID-19 pandemic may result, in the U.S. and worldwide, in a sustained economic downturn or recession, disruption to financial markets, political and social instability, damage to diplomatic and international trade relations and increased volatility and/or decreased liquidity in the securities markets. The COVID-19 pandemic could adversely impact the Fund, including the value and liquidity of the Fund's investments, the Fund's ability to satisfy repurchase requests or Fund performance.

In addition to these events having adverse consequences for the Fund and the Fund's investments, the operations of BNYM Investment Adviser and its affiliates and the Fund's other service providers have been impacted, and may continue to be impacted, as a result of the COVID-19 pandemic, such as restrictions on certain business operations, which may have long-term negative impacts on such operations generally or the ability of such operations to remain viable; more limited resources as the result of adverse market conditions that may negatively impact the cash flow and/or profitability of such businesses; quarantine measures and travel restrictions imposed on such entities' personnel based or temporarily located in affected regions; or any related health issues of such entities' personnel.

Foreign Investments

The Fund considers a non-U.S. issuer to be a company organized or with its principal place of business in, or that has a majority of its assets or business in, or whose securities are primarily listed or traded on exchanges in, a country outside the United States. Foreign investments also include securities issued or guaranteed by governments other than the U.S. government or by foreign supranational entities. They also include securities of companies whose principal trading market is in a country other than the United States or of companies (including those that are located in the United States or organized under U.S. law). In addition to being traded on foreign securities exchanges, securities of non-U.S. issuers may be traded in the foreign off-exchange or over-the-counter markets. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. Obligations of the World Bank and certain other supranational organizations are supported by subscribed but unpaid commitments of member countries. There is no assurance that these commitments will be undertaken or complied with in the future.

Investing in the securities of foreign issuers, as well as instruments that provide investment exposure to foreign securities and markets, involves risks that are not typically associated with investing in U.S. dollar-denominated securities of domestic issuers. Investments in foreign issuers may be affected by changes in currency rates (i.e., affecting the value of assets as measured in U.S. dollars), changes in foreign or U.S. laws or restrictions applicable to such investments and in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. A change in the value of such foreign currency against the U.S. dollar also will result in a change in the amount of income available for distribution. If a portion of the Fund's investment income may be received in foreign currencies, the Fund will be required to compute its income in U.S. dollars for distribution to Shareholders, and therefore the Fund will absorb the cost of currency fluctuations. After the Fund has distributed income, subsequent foreign currency losses may result

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in the Fund having distributed more income in a particular fiscal period than was available from investment income, which could result in a return of capital to Shareholders. In addition, if the exchange rate for the currency in which the Fund receives interest payments declines against the U.S. dollar before such income is distributed as dividends to Shareholders, the Fund may have to sell portfolio securities to obtain sufficient cash to enable the Fund to pay such dividends. Commissions on transactions in foreign securities may be higher than those for similar transactions on domestic stock markets, and foreign custodial costs are higher than domestic custodial costs. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have on occasion been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Foreign securities markets generally are not as developed or efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States.

Many countries throughout the world are dependent on a healthy U.S. economy and are adversely affected when the U.S. economy weakens or its markets decline. For example, in 2007 and 2008, the meltdown in the U.S. subprime mortgage market quickly spread throughout global credit markets, triggering a liquidity crisis that affected fixed income and equity markets around the world.

Foreign investments involve risks unique to the local political, economic and regulatory structures in place, as well as the potential for social instability, military unrest or diplomatic developments that could prove adverse to the interests of U.S. investors. Individual foreign economies can differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. In addition, significant external political and economic risks currently affect some foreign countries. For example, both Taiwan and China claim sovereignty over Taiwan and there is a demilitarized border and hostile relations between North and South Korea. War and terrorism affect many countries, especially those in Africa and the Middle East. A number of countries in Europe have suffered terror attacks. The future proliferation and effects of these and similar events and other socio-political or geographical issues are not known but could suddenly and/or profoundly affect global economies, markets, certain industries and/or specific securities.

Rules adopted under the 1940 Act permit the Fund to maintain its foreign investments in the custody of certain eligible non-U.S. banks and securities depositories, and the Fund generally holds its foreign investments in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Fund's ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than for investment companies invested only in the United States.

Certain banks in foreign countries may not be eligible sub-custodians for the Fund, in which case the Fund may be precluded from purchasing securities in certain foreign countries in which it otherwise would invest or the Fund may incur additional costs and delays in providing transportation and custody services for such securities outside of such countries. The Fund may encounter difficulties in effecting portfolio transactions on a timely basis with respect to any securities of issuers held outside their countries.

Because evidences of ownership of foreign securities usually are held outside the United States, additional risks of investing in foreign securities include possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions that might adversely affect or restrict the payment of principal and interest on the foreign securities to investors located outside the country of the issuer, whether from currency blockage, exchange control regulations or otherwise.

Investing in Europe. A number of countries in Europe have experienced severe economic and financial difficulties. Many non-governmental issuers, and even certain governments, have defaulted on, or been forced to

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restructure, their debts. Many other issuers have faced difficulties obtaining credit or refinancing existing obligations. Financial institutions have in many cases required government or central bank support, have needed to raise capital, and/or have been impaired in their ability to extend credit, and financial markets in Europe and elsewhere have experienced significant volatility and declines in asset values and liquidity. These difficulties may continue, worsen or spread within and without Europe. Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not be effective, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of outstanding debt could have additional adverse effects on economies, financial markets and asset valuations around the world.

Ongoing concerns regarding the economies of certain European countries and/or their sovereign debt, as well as the possibility that one or more countries might abandon the euro, the common currency of the European Union ("EU"), and/or withdraw from the EU, create additional risks for investing in Europe. In June 2016, the UK held a referendum resulting in a vote in favor of the exit of the UK from the EU (known as "Brexit"). On March 29, 2017, the UK triggered the withdrawal procedures in Article 50 of the Treaty of Lisbon which provides for a two-year negotiation period between the EU and the withdrawing member state. Accordingly, it was initially anticipated that the UK would cease to be a member of the EU by the end of March 2019; however, this was subsequently extended to January 31, 2020. Following this date, the UK ceased to be a member of the EU and the EU-UK Withdrawal Agreement came into force under which EU law still had effect in the UK during a transitional period. This transitional period concluded on December 31, 2020, and the UK left the EU single market and customs union under the terms of a new trade agreement. The agreement governs the new relationship between the UK and EU with respect to trading goods and services, but critical aspects of the relationship remain unresolved and subject to further negotiation and agreement. The full scope and nature of the consequences of the UK's exit are not known at this time and are unlikely to be known for a significant period of time. The current uncertainty and related future developments could have a negative impact on both the UK economy and the economies of other countries in Europe, as well as greater volatility in the global financial and currency markets. It is also unknown whether the UK's exit from the EU will increase the likelihood of other countries also departing the EU. Any additional exits from the EU, or the possibility of such exits, may have a significant impact on European and global economies, which may result in increased volatility and illiquidity, new legal and regulatory uncertainties and potentially lower economic growth. It is not possible to ascertain the precise impact these events may have on the Fund or its investments from an economic, financial, tax or regulatory perspective but any such impact could have material consequences for the Fund and its investments.

These events could negatively affect the value and liquidity of all of the Fund's investments, not only the Fund's investments in securities of issuers located in Europe.

Emerging Markets. Investments in, or economically tied to, emerging market countries may be subject to higher risks than investments in companies in developed countries. Risks of investing in emerging markets and emerging market securities include, but are not limited to (in addition to those described above): less social, political and economic stability; less diverse and mature economic structures; the lack of publicly available information, including reports of payments of dividends or interest on outstanding securities; certain national policies that may restrict the Fund's investment opportunities, including restrictions on investments in issuers or industries deemed sensitive to national interests; local taxation; the absence of developed structures governing private or foreign investment or allowing for judicial redress for injury to private property; the absence until recently, in certain countries, of a capital structure or market-oriented economy; the possibility that recent favorable economic developments in certain countries may be slowed or reversed by unanticipated political or social events in these countries; restrictions that may make it difficult or impossible for the Fund to vote proxies, exercise shareholder rights, pursue legal remedies, and obtain judgments in foreign courts; the risk of uninsured loss due to lost, stolen, or counterfeit stock certificates; possible losses through the holding of securities in domestic and foreign custodial banks and depositories; heightened opportunities for governmental corruption; large amounts of foreign debt to finance basic governmental duties that could lead to restructuring or default; and heavy reliance on exports that may be severely affected by global economic downturns.

The purchase and sale of portfolio securities in certain emerging market countries may be constrained by limitations as to daily changes in the prices of listed securities, periodic trading or settlement volume and/or limitations on aggregate holdings of foreign investors. In certain cases, such limitations may be computed based upon the aggregate trading by or holdings of the Fund, BNYM Investment Adviser, Alcentra and their affiliates and their

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respective clients and other service providers. The Fund may not be able to sell securities in circumstances where price, trading or settlement volume limitations have been reached.

Economic conditions, such as volatile currency exchange rates and interest rates, political events and other conditions may, without prior warning, lead to government intervention and the imposition of "capital controls." Countries use these controls to restrict volatile movements of capital entering (inflows) and exiting (outflows) their country to respond to certain economic conditions. Such controls are mainly applied to short-term capital transactions to counter speculative flows that threaten to undermine the stability of the exchange rate and deplete foreign exchange reserves. Capital controls include the prohibition of, or restrictions on, the ability to transfer currency, securities or other assets in such a way that may adversely affect the ability of the Fund to repatriate its income and capital. These limitations may have a negative impact on the Fund's performance and may adversely affect the liquidity of the Fund's investment to the extent that it invests in certain emerging market countries. Some emerging market countries may have fixed or managed currencies which are not free-floating against the U.S. dollar. Further, certain emerging market countries' currencies may not be internationally traded. Certain of these currencies have experienced a steady devaluation relative to the U.S. dollar. The Fund expects that, under current market conditions, it will seek to hedge substantially all of its exposure to foreign currencies against the value of the U.S. dollar. However, to the extent the Fund is unable to hedge its foreign currency exposure, the Fund's net asset value will be adversely affected. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, adverse effects on the economies and securities markets of certain of these countries. Further, the economies of emerging market countries generally are heavily dependent upon international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

Sovereign Debt Obligations. Investments in sovereign debt obligations involve special risks which are not present in corporate debt obligations. The foreign issuer of the sovereign debt or the foreign governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, and the Fund may have limited recourse in the event of a default. During periods of economic uncertainty, the market prices of sovereign debt, and the Fund's net asset value, to the extent it invests in such securities, may be more volatile than market prices of U.S. government debt or the debt of corporate issuers. In the past, certain foreign countries have encountered difficulties in servicing their debt obligations, withheld payments of principal and interest and declared moratoria on the payment of principal and interest on their sovereign debt.

A sovereign debtor's willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange, the relative size of the debt service burden, the sovereign debtor's policy toward principal international lenders and local political constraints. Sovereign debtors may also be dependent on expected disbursements from foreign governments, multilateral agencies and other entities to reduce principal and interest arrearages on their debt. The failure of a sovereign debtor to implement economic reforms, achieve specified levels of economic performance or repay principal or interest when due may result in the cancellation of third party commitments to lend funds to the sovereign debtor, which may further impair such debtor's ability or willingness to service its debts.

Moreover, no established secondary markets may exist for many of the sovereign debt obligations in which the Fund may invest. Reduced secondary market liquidity may have an adverse effect on the market price and the Fund's ability to dispose of particular instruments in response to specific economic events such as a deterioration in the creditworthiness of the issuer. Reduced secondary market liquidity for certain sovereign debt obligations also may make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing its portfolio and calculating its net asset value. Market quotations are generally available on many sovereign debt obligations only from a limited number of dealers and may not necessarily represent firm bids of those dealers or prices of actual sales.

Brady Bonds. "Brady Bonds" are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings. In light of the history of defaults of countries issuing Brady Bonds on their commercial bank loans, investments in Brady Bonds may be viewed as speculative. Brady Bonds may be fully or partially collateralized or uncollateralized, are issued in various currencies (but primarily in U.S. dollars) and are actively traded in over-the-counter secondary

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markets. Brady Bonds with no or limited collateralization of interest or principal payment obligations have increased credit risk, and the holders of such bonds rely on the willingness and ability of the foreign government to make payments in accordance with the terms of such Brady Bonds. U.S. dollar-denominated collateralized Brady Bonds, which may be fixed rate bonds or floating rate bonds, generally are collateralized by Treasury zero coupon bonds having the same maturity as the Brady Bonds. One or more classes of securities ("structured securities") may be backed by, or represent interests in, Brady Bonds. The cash flow on the underlying instruments may be apportioned among the newly-issued structured securities to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to structured securities is dependent on the extent of the cash flow on the underlying instruments. See "Principal Portfolio Investments—Structured Credit Investments—Structured Securities and Hybrid Instruments—Structured Securities" above.

Eurodollar and Yankee Dollar Investments. Eurodollar instruments are bonds of foreign corporate and government issuers that pay interest and principal in U.S. dollars generally held in banks outside the United States, primarily in Europe. Yankee Dollar instruments are U.S. dollar-denominated bonds typically issued in the United States by foreign governments and their agencies and foreign banks and corporations. Eurodollar Certificates of Deposit are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks; Eurodollar Time Deposits are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or in a foreign bank; and Yankee Certificates of Deposit are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the United States. These investments involve risks that are different from investments in securities issued by U.S. issuers, including potential unfavorable political and economic developments, foreign withholding or other taxes, seizure of foreign deposits, currency controls, interest limitations or other governmental restrictions which might affect payment of principal or interest.

Foreign Currency Transactions

Investments in foreign currencies, including investing directly in foreign currencies, holding financial instruments that provide exposure to foreign currencies, or investing in securities that trade in, or receive revenues in, foreign currencies, are subject to the risk that those currencies will decline in value relative to the U.S. dollar.

The Fund anticipates entering into foreign currency transactions for a variety of purposes, including: (1) to fix in U.S. dollars, between trade and settlement date, the value of a security the Fund has agreed to buy or sell; (2) to hedge the U.S. dollar value of securities the Fund already owns, particularly if it expects a decrease in the value of the currency in which the foreign security is denominated. Foreign currency transactions may involve, for example, the Fund's purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies. A short position would involve the Fund agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Fund contracted to receive. The Fund may engage in cross currency hedging against price movements between currencies, other than the U.S. dollar, caused by currency exchange rate fluctuations. In addition, the Fund might seek to hedge against changes in the value of a particular currency when no derivative instruments on that currency are available or such derivative instruments are more expensive than certain other derivative instruments. In such cases, the Fund may hedge against price movements in that currency by entering into transactions using derivative instruments on another currency or a basket of currencies, the values of which Alcentra believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the derivative instrument will not correlate perfectly with movements in the price of the currency being hedged is magnified when this strategy is used. Currency hedging may substantially change the Fund's exposure to changes in currency exchange rates and could result in losses if currencies do not perform as Alcentra anticipates. There is no assurance that the Fund's currency hedging activities will be advantageous to the Fund or that Alcentra will hedge at an appropriate time.

The cost of engaging in foreign currency exchange contracts for the purchase or sale of a specified currency at a specified future date ("forward contracts") varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no fees or commissions are involved. Generally, secondary markets do not exist for forward contracts, with the result that closing transactions can be made for forward contracts only by negotiating directly with the

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counterparty to the contract. As with other over-the-counter derivatives transactions, forward contracts are subject to the credit risk of the counterparty.

Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates also can be affected unpredictably by intervention, or failure to intervene, by U.S. or foreign governments or central banks, or by currency controls or political developments in the United States or abroad.

The value of derivative instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of foreign currency derivative instruments, the Fund could be disadvantaged by having to deal in the odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market.

Settlement of transactions involving foreign currencies might be required to take place within the country issuing the underlying currency. Thus, the Fund might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

Illiquid and Restricted Securities

Illiquid securities include, but are not limited to, restricted securities (securities for which the disposition is restricted under the federal securities laws), securities that may be resold pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), but that are deemed to be illiquid, repurchase agreements with maturities in excess of seven days and securities in which no secondary market is readily available. They also include certain privately negotiated derivatives transactions and securities used to cover such derivatives transactions. As to these securities, there is a risk that, should the Fund desire to sell them, a ready buyer will not be available at a price the Fund deems representative of their value, which could adversely affect the Fund's net asset value.

Section 4(a)(2) Paper and Rule 144A Securities. "Section 4(a)(2) paper" consists of commercial obligations issued in reliance on the so-called "private placement" exemption from registration afforded by Section 4(a)(2) of the Securities Act. Section 4(a)(2) paper is restricted as to disposition under the federal securities laws, and generally is sold to institutional investors that agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale by the purchaser must be pursuant to registration or an exemption therefrom. Section 4(a)(2) paper normally is resold to other institutional investors through or with the assistance of the issuer or investment dealers who make a market in the Section 4(a)(2) paper, thus providing liquidity. "Rule 144A securities" are securities that are not registered under the Securities Act but that can be sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act. Rule 144A securities generally must be sold to other qualified institutional buyers. If a particular investment in Section 4(a)(2) paper or Rule 144A securities is not determined to be liquid, that investment will be included within the percentage limitation on investment in illiquid securities. Investing in Rule 144A securities could have the effect of increasing the level of Fund illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities from the Fund or other holders.

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Derivatives and Other Strategic Transactions

Derivatives are financial instruments that require payments based upon changes in the values of designated or underlying securities, commodities, financial indices or other assets or instruments. Although the Fund is not limited in the types of derivatives it can use, the Fund currently expects that its use of derivatives will consist primarily of options, total return swaps, credit default swaps and foreign currency forward contracts and futures, but the Fund may also invest in options on futures as well as certain other currency and interest rate instruments such as currency exchange transactions on a spot (i.e., cash) basis, put and call options on foreign currencies and interest rate swaps. The Fund may use derivative instruments for a variety of reasons, including as a substitute for investing directly in an underlying asset, to increase returns, to manage credit or interest rate risk, to manage foreign currency risk, or as part of a hedging strategy. Alcentra may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by the Fund will succeed.

Successful use of certain derivatives may be a highly specialized activity that requires skills that may be different than the skills associated with ordinary portfolio securities transactions. If Alcentra is incorrect in its forecasts of market factors, or a counterparty defaults, investment performance would diminish compared with what it would have been if derivatives were not used. Successful use of derivatives by the Fund also is subject to Alcentra's ability to predict correctly movements in the direction of the relevant market and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the securities or position being hedged and the price movements of the corresponding derivative position. For example, if the Fund enters into a derivative position to hedge against the possibility of a decline in the market value of securities held in its portfolio and the prices of such securities instead increase, the Fund will lose part or all of the benefit of the increased value of securities which it has hedged because it will have offsetting losses in the derivative position.

It is possible that developments in the derivatives markets, including potential government regulation, could adversely affect the ability to terminate existing derivatives positions or to realize amounts to be received in such transactions.

Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative and the portfolio as a whole. Derivatives permit the Fund to increase or decrease the level of risk, or change the character of the risk, to which its portfolio is exposed in much the same way as the Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities. However, derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on the Fund's performance. Derivatives involve greater risks than if the Fund had invested in the reference obligation directly.

An investment in derivatives at inopportune times or when market conditions are judged incorrectly may lower return or result in a loss. The Fund could experience losses if its derivatives were poorly correlated with underlying instruments or the Fund's other investments or if the Fund were unable to liquidate its position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

Over-the-Counter Derivatives. Derivative instruments may be purchased on established exchanges or through privately negotiated transactions referred to as over-the-counter derivatives. Exchange-traded derivative instruments, such as futures contracts and certain options, generally are guaranteed by the clearing agency which is the issuer or counterparty to such derivatives. This guarantee usually is supported by a daily variation margin system operated by the clearing agency in order to reduce overall credit risk. As a result, unless the clearing agency defaults, there is relatively little counterparty credit risk associated with derivatives purchased on an exchange. By contrast, no clearing agency guarantees over-the-counter derivatives, including some options and most swap agreements (e.g., credit default swaps). Therefore, each party to an over-the-counter derivative instrument bears the risk that the counterparty will default. Accordingly, Alcentra will consider the creditworthiness of counterparties to over-the-counter derivative instruments in the same manner as it would review the credit quality of a security to be purchased by the Fund. Over-the-counter derivatives are less liquid than exchange-traded derivatives since the other party to the transaction may be the only investor with sufficient understanding of the derivative to be interested in bidding for it. In addition, mandatory margin requirements have been imposed on OTC derivative instruments, which will add to the costs of such transactions.

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Leverage. Some derivatives may involve leverage (e.g., an instrument linked to the value of a securities index may return income calculated as a multiple of the price movement of the underlying index). This economic leverage will increase the volatility of these instruments as they may increase or decrease in value more quickly than the underlying security, index, futures contract, currency or other economic variable. Pursuant to regulations and/or published positions of the SEC, the Fund may be required to segregate permissible liquid assets, or engage in other measures approved by the SEC or its staff, to "cover" the Fund's obligations relating to its transactions in derivatives. For example, in the case of futures contracts or forward contracts that are not contractually required to cash settle, the Fund must set aside liquid assets equal to such contracts' full notional value (generally, the total value of the asset underlying a future or forward contract at the time of valuation) while the positions are open. With respect to futures contracts or forward contracts that are contractually required to cash settle, however, the Fund is permitted to set aside liquid assets in an amount equal to the Fund's daily marked-to-market net obligation (i.e., the Fund's daily net liability) under the contracts, if any, rather than such contracts' full notional value. By setting aside assets equal to only its net obligations under cash-settled derivatives, the Fund may employ leverage to a greater extent than if the Fund were required to segregate assets equal to the full notional value of such contracts. Requirements to maintain cover might impair the Fund's ability to sell a portfolio security, meet current obligations or make an investment at a time when it would otherwise be favorable to do so, or require that the Fund sell a portfolio security at a disadvantageous time.

The SEC recently adopted Rule 18f-4 under the 1940 Act, which will regulate the use of derivatives for certain funds registered under the 1940 Act. Unless the Fund qualifies as a "limited derivatives user" as defined in Rule 18f-4, the rule would, among other things, require the Fund to establish a comprehensive derivatives risk management program, to comply with certain value-at-risk based leverage limits, to appoint a derivatives risk manager and to provide additional disclosure both publicly and to the SEC regarding its derivatives positions. If the Fund qualifies as a limited derivatives user, Rule 18f-4 would require the Fund to have policies and procedures to manage its aggregate derivatives risk. These requirements could have an impact on the Fund, including a potential increase in cost to enter into derivatives transactions and may require the Fund to alter, perhaps materially, its use of derivatives. Compliance with Rule 18f-4 to invest in derivatives and certain related instruments will not be required until approximately the middle of 2022. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation framework for covering derivatives and certain financial instruments arising from SEC and staff guidance. As the Fund transitions into reliance on Rule 18f-4, the Fund's approach to asset segregation and coverage requirements described in this SAI with respect to derivatives and reverse repurchase agreements may be impacted.

Options and Futures Contracts. Options and futures contracts prices can diverge from the prices of their underlying instruments. Options and futures contracts prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect the prices of the underlying instruments in the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. The Fund may purchase or sell options and futures contracts with a greater or lesser value than any securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in the Fund's options or futures positions used for hedging purposes are poorly correlated with the investments the Fund is attempting to hedge, the options or futures positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

CPO. BNYM Investment Adviser, on behalf of the Fund, has claimed an exclusion from the definition of the term "commodity pool operator" ("CPO") pursuant to Regulation 4.5 under the Commodity Exchange Act ("CEA") and, therefore, BNYM Investment Adviser is not subject to registration or regulation as a CPO under the CEA with respect to the Fund. Although BNYM Investment Adviser has been registered as a "commodity trading advisor" and "CPO" with the National Futures Association since December 19, 2012 and January 1, 2013, respectively, BNYM Investment Adviser relies on the exemption in Regulation 4.14(a)(8) to provide commodity interest trading advice to the Fund.

The Fund may be limited in its ability to use commodity futures or options thereon, engage in certain swap transactions or make certain other investments (collectively, "commodity interests") if BNYM Investment Adviser, on behalf of the Fund, continues to claim the exclusion from the definition of CPO. In order to be eligible to continue to claim this exclusion, if the Fund uses commodity interests other than for bona fide hedging purposes (as defined by

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the Commodity Futures Trading Commission (the "CFTC"), the aggregate initial margin and premiums required to establish those positions (after taking into account unrealized profits and unrealized losses on any such positions and excluding the amount by which options are "in-the-money" at the time of purchase) may not exceed 5% of the Fund's net asset value, or, alternatively, the aggregate net notional value of those positions, as determined at the time the most recent position was established, may not exceed 100% of the Fund's net asset value (after taking into account unrealized profits and unrealized losses on any such positions). In addition to meeting one of the foregoing trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps markets. Even if the Fund's direct use of commodity interests complies with the trading limitations described above, the Fund may have indirect exposure to commodity interests in excess of such limitations. Such exposure may result from the Fund's investment in other investment vehicles, including investment companies that are not managed by BNYM Investment Adviser, Alcentra or one of their affiliates, certain securitized vehicles that may invest in commodity interests and/or non-equity REITs that may invest in commodity interests (collectively, "underlying funds"). Because BNYM Investment Adviser or Alcentra may have limited or no information as to the commodity interests in which an underlying fund invests at any given time, the CFTC has issued temporary no-action relief permitting registered investment companies, such as the Fund, to continue to rely on the exclusion from the definition of CPO. BNYM Investment Adviser, on behalf of the Fund, has filed the required notice to claim this no-action relief. In order to rely on the temporary no-action relief, BNYM Investment Adviser must meet certain conditions and the Fund must otherwise comply with the trading and market limitations described above with respect to its direct investments in commodity interests.

If the Fund were to invest in commodity interests in excess of the trading limitations discussed above and/or market itself as a vehicle for trading in the commodity futures, commodity options or swaps markets, BNYM Investment Adviser, on behalf of the Fund, would withdraw its exclusion from the definition of CPO and BNYM Investment Adviser would become subject to regulation as a CPO, and would need to comply with the Harmonization Rules, with respect to the Fund, in addition to all applicable SEC regulations.

Specific Types of Derivatives

Swap Agreements. The Fund may engage in swap transactions, including interest rate swaps, interest rate locks, caps, collars and floors to mitigate risk and reduce portfolio turnover. Swap transactions, including interest rate swaps, interest rate locks, caps, collars and floors, may be individually negotiated and involve two parties exchanging a series of cash flows at specified intervals. In the case of an interest rate swap, the parties exchange interest payments based upon an agreed upon principal amount (referred to as the "notional principal amount"). Under the most basic scenario, Party A would pay a fixed rate on the notional principal amount to Party B, which would pay a floating rate on the same notional principal amount to Party A. Swap agreements can take many forms and are known by a variety of names.

Some swaps are, and more in the future will be, centrally cleared. Swaps that are centrally cleared are subject to the creditworthiness of the clearing organizations involved in the transaction. For example, the Fund could lose margin payments it has deposited with a clearing organization as well as the net amount of gains not yet paid by the clearing organization if the clearing organization breaches its agreement with the Fund or becomes insolvent or goes into bankruptcy. In the event of bankruptcy of the clearing organization, the Fund may be entitled to the net amount of gains the Fund is entitled to receive plus the return of margin owed to it only in proportion to the amount received by the clearing organization's other customers, potentially resulting in losses to the Fund. Swap agreements also may be two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year.

Swap agreements will tend to shift investment exposure from one type of investment to another. For example, if the Fund agreed to exchange payments in U.S. dollars for payments in a foreign currency, the swap agreement would tend to decrease the Fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Depending on how they are used, swap agreements may increase or decrease the overall volatility of the Fund's investments and its share price and yield.

Most swap agreements entered into are cash settled and calculate the obligations of the parties to the agreement on a "net basis." Thus, the Fund's current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions

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held by each party to the agreement (the "net amount"). The Fund's current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the segregation of permissible liquid assets of the Fund. The Fund will enter into swap agreements only with counterparties that meet certain standards of creditworthiness (generally, such counterparties would have to be eligible counterparties under the terms of BNYM Investment Adviser's repurchase agreement guidelines).

The Fund also may enter into a swap option (sometimes called "swaptions"), which is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. A cash-settled option on a swap gives the purchaser the right, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are entered into with institutions, including securities brokerage firms. Depending on the terms of the particular option agreement, the Fund generally will incur a greater degree of risk when it writes a swap option than it will incur when it purchases a swap option. When the Fund purchases a swap option, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Fund writes a swap option, upon exercise of the option the Fund will become obligated according to the terms of the underlying agreement.

Prior to the recent global financial crisis, the swaps market was largely an unregulated market. It is possible that developments in the swaps market, including new regulatory requirements, could limit or prevent the Fund's ability to utilize swap agreements or options on swaps as part of its investment strategy, terminate existing swap agreements or realize amounts to be received under such agreements, which could negatively affect the Fund. As discussed above, some swaps currently are, and more in the future will be, centrally cleared, which affects how swaps are transacted. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") has resulted in new clearing and exchange-trading requirements for swaps and other over-the-counter derivatives. The Dodd-Frank Act also requires the CFTC and/or the SEC, in consultation with banking regulators, to establish capital requirements for swap dealers and major swap participants as well as requirements for margin on OTC derivatives, including swaps, in certain circumstances set forth in the final rules issued by the CFTC and that will be clarified by rules proposed by the SEC. In addition, the SEC is reviewing, and the CFTC has reviewed, the current regulatory requirements applicable to derivatives, including swaps, and have changed or may change many of these requirements. For example, some legislative and regulatory changes would impose limits on the maximum position that could be held by a single trader in certain contracts and would subject certain derivatives transactions to regulation that could create barriers to certain types of investment activity. Other provisions expand entity registration requirements; impose business conduct, reporting and disclosure requirements on dealers, recordkeeping on counterparties such as the Fund. Many provisions of the Dodd-Frank Act have either already been implemented through rulemaking by the CFTC and/or the SEC or must be implemented through future rulemaking by those and other federal agencies, and all regulatory or legislative activity may not necessarily have a direct, immediate effect upon the Fund. However, compliance with these rules could potentially limit or completely restrict the ability of the Fund to use certain derivatives as a part of its investment strategy, increase the cost of entering into derivatives transactions or require more assets of the Fund to be used for collateral in support of those derivatives than is currently the case. Limits or restrictions applicable to the counterparties with which the Fund engages in derivative transactions also could prevent the Fund from using derivatives or affect the pricing or other factors relating to these transactions, or may change the availability of certain derivatives. The Fund may be required to comply with equivalent European regulation to the extent that it executes derivative transactions with European counterparties.

Options. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security, securities or other asset at the exercise price at any time during the option period, or at a specific date. Conversely, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security, securities or other asset at the exercise price at any time during the option period, or at a specific date. The Fund receives a premium from writing an option which it retains whether or not the option is exercised.

A covered call option written by the Fund is a call option with respect to which the Fund owns the underlying security or otherwise covers the transaction such as by segregating permissible liquid assets. The principal reason for writing covered call options is to realize, through the receipt of premiums, a greater return than would be realized on the underlying securities alone.

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Options may be traded on U.S. or, to the extent the Fund may invest in foreign securities, foreign securities exchanges or in the over-the-counter market. There is no assurance that sufficient trading interest to create a liquid secondary market on a securities exchange will exist for any particular option or at any particular time, and for some options no such secondary market may exist. A liquid secondary market in an option may cease to exist for a variety of reasons. In the past, for example, higher than anticipated trading activity or order flow, or other unforeseen events, at times have rendered certain of the clearing facilities inadequate and resulted in the institution of special procedures, such as trading rotations, restrictions on certain types of orders or trading halts or suspensions in one or more options. There can be no assurance that similar events, or events that may otherwise interfere with the timely execution of customers' orders, will not recur. In such event, it might not be possible to effect closing transactions in particular options. If, as a covered call option writer, the Fund is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise or it otherwise covers its position.

Purchases or sales of options on exchanges owned by The NASDAQ OMX Group, Inc. may result, indirectly, in a portion of the transaction and other fees assessed on options trading being paid to The Bank of New York Mellon, an affiliate of BNYM Investment Adviser and Alcentra, as the result of an arrangement between The NASDAQ OMX Group, Inc. and The Bank of New York Mellon.

Call and put options in which the Fund may invest include the following, in each case, to the extent that the Fund can invest in such securities or instruments (or securities underlying an index, in the case of options on securities indices).

Options on Securities. Call and put options on specific securities (or groups or "baskets" of specific securities), including equity securities (including convertible securities), U.S. government securities, municipal securities, mortgage-related securities, asset-backed securities, foreign sovereign debt, corporate debt securities or Eurodollar instruments, convey the right to buy or sell, respectively, the underlying securities at prices which are expected to be lower or higher than the current market prices of the securities at the time the options are exercised.

Options on Securities Indices. An option on an index is similar to an option in respect of specific securities, except that settlement does not occur by delivery of the securities comprising the index. Instead, the option holder receives an amount of cash if the closing level of the index upon which the option is based is greater in the case of a call, or less, in the case of a put, than the exercise price of the option. Thus, the effectiveness of purchasing or writing index options will depend upon price movements in the level of the index rather than the price of a particular security.

Foreign Currency Options. Call and put options on foreign currency convey the right to buy or sell the underlying currency at a price which is expected to be lower or higher than the spot price of the currency at the time the option is exercised or expires.

Total Return Swaps. In a total return swap agreement one party makes payments based on a set rate, either fixed or variable, while the other party makes payments based on the return of an underlying asset, which includes both the income it generates and any capital gains, and recovers any capital losses from the first party. The underlying reference asset of a total return swap may include an equity index, loans or bonds.

Credit Default Swaps. In addition to certain other credit derivatives, the Fund may purchase credit default swaps. Credit default swap agreements and similar agreements may have as reference obligations debt securities that are or are not currently held by the Fund. The protection "buyer" in a credit default contract may be obligated to pay the protection "seller" an up-front payment or a periodic stream of payments over the term of the contract provided generally that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the "par value" (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. If the Fund enters into a credit default swap agreement as a seller of credit protection, it will segregate liquid assets equal to the full notional value of the swap.

Inflation Swap Transactions. An inflation swap agreement involves the exchange of cash flows based on interest and inflation rate specifications and a specified principal amount, usually a fixed payment, such as the yield difference between Treasury securities and TIPS (as defined below) of the same maturity, for a floating payment that

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is linked to the consumer price index (the "CPI"). The following is an example. The swap buyer pays a predetermined fixed rate to the swap seller (or counterparty) based on the yield difference between Treasuries and TIPS of the same maturity. (This yield spread represents the market's current expected inflation for the time period covered by the maturity date.) In exchange for this fixed rate, the counterparty pays the buyer an inflation-linked payment, usually the CPI rate for the maturity period (which represents the actual change in inflation).

Interest Rate Swap Transactions. The Fund may use interest rate swaps for hedging purposes only and not as a speculative investment and would typically use interest rate swaps to shorten the average interest rate reset time of the Fund's holdings. In an interest rate swap, the Fund would agree to pay to the other party to such swap ("counterparty") a fixed rate payment in exchange for the counterparty agreeing to pay the Fund a variable rate payment that is intended to approximate the Fund's variable rate payment obligation on Borrowings or any variable rate security used by the Fund for effective leverage. The payment obligation would be based on the notional amount of the swap. In an interest rate cap, the Fund would pay a premium to the counterparty to the interest rate swap and to the extent that a specified variable rate index exceeds a predetermined fixed rate, the Fund would receive from the counterparty payments of the difference based on the notional amount of such cap.

The use of interest rate swaps and caps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. Depending on the state of interest rates in general, the Fund's use of interest rate swaps or caps could enhance or harm the overall performance of the Shares. To the extent there is a decline in interest rates, the value of the interest rate swap or cap could decline, and could result in a decline in the net asset value of the Shares. In addition, if short-term interest rates are lower than the Fund's rate of payment on the interest rate swap, this will reduce the performance of the Shares. If, on the other hand, short-term interest rates are higher than the Fund's rate of payment on the interest rate swap, this will enhance the performance of the Shares. Buying interest rate caps could enhance the performance of the Shares by providing a maximum leverage expense. Buying interest rate caps could also decrease the net income of the Shares in the event that the premium paid by the Fund to the counterparty exceeds the additional amount the Fund would have been required to pay had it not entered into the cap agreement.

Credit Derivatives. Credit derivative transactions include those involving default price risk derivatives and credit spread derivatives. Default price risk derivatives are linked to the price of reference securities or loans after a default by the issuer or borrower, respectively. Credit spread derivatives are based on the risk that changes in credit spreads and related market factors can cause a decline in the value of a security, loan or index. Credit derivatives may take the form of options, swaps, credit-linked notes and other over-the-counter instruments. The risk of loss in a credit derivative transaction varies with the form of the transaction. For example, if the Fund purchases a default option on a security, and if no default occurs with respect to the security, the Fund's loss is limited to the premium it paid for the default option. In contrast, if there is a default by the grantor of a default option, the Fund's loss will include both the premium it paid for the option and the decline in value of any underlying security that the default option hedged (if the option was entered into for hedging purposes). If the Fund is a buyer of credit protection in a credit default swap agreement and no credit event occurs, the Fund recovers nothing if the swap is held through its termination date. However, if a credit event occurs, the Fund may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. As a seller of credit protection, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value.

Credit-Linked Securities. Credit-linked securities are issued by a limited purpose trust or other vehicle that, in turn, invests in a derivative instrument or basket of derivative instruments, such as credit default swaps or interest rate swaps, to obtain exposure to certain fixed income markets or to remain fully invested when more traditional income producing securities are not available. Like an investment in a bond, an investment in these credit-linked securities represents the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the issuer's receipt of payments from, and the issuer's potential obligations to, the counterparties to certain derivative instruments entered into by the issuer of the credit-linked security. For example, the issuer may sell one or more credit default swaps entitling the issuer to receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs,

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the stream of payments may stop, and the issuer would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation.

Forward Foreign Currency Exchange Contracts. The Fund may enter into forward foreign currency exchange contracts in order to protect against possible losses on foreign investments resulting from adverse changes in the relationship between the U.S. dollar and foreign currencies. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a price and for an amount set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has a deposit requirement, and no commissions are charged at any stage for trades. Generally, secondary markets do not exist for forward contracts, with the result that closing transactions can be made for forward contracts only by negotiating directly with the counterparty to the contract. As with other over-the-counter derivatives transactions, forward contracts are subject to the credit risk of the counterparty. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the spread) between the price at which they are buying and selling various currencies. However, forward foreign currency exchange contracts may limit potential gains which could result from a positive change in such currency relationships.

Except for cross-hedges, the Fund will not enter into forward foreign currency exchange contracts or maintain a net exposure in such contracts when it would be obligated to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in that currency or, in the case of a cross-hedge, denominated in a currency or currencies that Alcentra believes will tend to be closely correlated with that currency with regard to price movements. At the consummation of a forward contract, the Fund may either make delivery of the foreign currency or terminate its contractual obligation to deliver the foreign currency by purchasing an offsetting contract obligating it to purchase, at the same maturity date, the same amount of such foreign currency. If the Fund chooses to make delivery of the foreign currency, it may be required to obtain such currency through the sale of portfolio securities denominated in such currency or through conversion of other assets of the Fund into such currency. If the Fund engages in an offsetting transaction, the Fund will incur a gain or loss to the extent that there is a difference between the forward contract price and the offsetting forward contract price.

It should be realized that this method of protecting the value of the Fund's portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange which can be achieved at some future point in time. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain should the value of such currency increase. Generally, the Fund will not enter into a forward foreign currency exchange contract with a term longer than one year.

Futures Contracts. A futures contract is an agreement between two parties to buy and sell a security for a set price on a future date. An option on a futures contract gives the holder of the option the right to buy from or sell to the writer of the option a position in a futures contract at a specified price on or before a specified expiration date. The Fund may invest in futures contracts and options on futures contracts, including those with respect to currencies, interest rates, securities and security indices. The Fund may enter into futures contracts and options thereon in U.S. domestic markets. Futures contracts may be based on various debt securities and securities indices. Successful use of futures and options on futures contracts by the Fund also is subject to Alcentra's ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the securities being hedged and the price movements of the futures contract.

Futures contracts are traded on exchanges so that, in most cases, either party can close out its position on the exchange for cash, without delivering the security or other asset. Although some futures contracts call for making or taking delivery of the underlying securities or other asset, generally these obligations are closed out before delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying asset, and delivery month). Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument with the same delivery date. If an offsetting purchase price is less than the original sale price, the Fund realizes a capital gain, or if it is more, the Fund realizes a capital loss. Conversely, if an offsetting

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sale price is more than the original purchase price, the Fund realizes a capital gain, or if it is less, the Fund realizes a capital loss. Transaction costs also are included in these calculations.

Engaging in these transactions involves risk of loss to the Fund which could adversely affect the Fund's net asset value. No assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially leading to substantial losses.

The Fund may engage in futures transactions in foreign markets to the extent consistent with applicable law and the Fund's ability to invest in foreign securities. Foreign futures markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits that the Fund might realize in trading could be eliminated by adverse changes in the currency exchange rate, or the Fund could incur losses as a result of those changes.

Combined Transactions. The Fund may enter into multiple transactions, including multiple options, futures, swap, currency and/or interest rate transactions, and any combination of options, futures, swaps, currency and/or interest rate transactions ("combined transactions"), instead of a single transaction, as part of a single or combined strategy when, in the opinion of BNYM Investment Adviser or Alcentra, it is in the best interests of the Fund to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although combined transactions are normally entered into based on BNYM Investment Adviser's or Alcentra's judgment that the combined strategies will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination will instead increase such risks or hinder achievement of the portfolio management objective.

Future Developments. The Fund may take advantage of opportunities in derivatives transactions which are not presently contemplated for use by the Fund or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Fund's investment objective and legally permissible for the Fund. Before the Fund enters into such transactions or makes any such investment, the Fund will provide appropriate disclosure to Shareholders.

Other Portfolio Investments

Equity Securities Generally

Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced. Changes in the value of the Fund's investments will result in changes in the Fund's net asset value and thus the Fund's total return to Shareholders.

Investing in equity securities poses risks specific to an issuer as well as to the particular type of company issuing the equity securities. For example, equity securities of small- or mid-capitalization companies tend to have more abrupt or erratic price swings than equity securities of larger, more established companies because, among other reasons, they trade less frequently and in lower volumes and their issuers typically are more subject to changes in earnings and prospects in that they are more susceptible to changes in economic conditions, may be more reliant on singular products or services and are more vulnerable to larger competitors. Equity securities of these types of companies may have a higher potential for gains, but also may be subject to greater risk of loss. If the Fund, together with other investment companies and other clients advised by BNYM Investment Adviser, Alcentra and their affiliates, owns significant positions in portfolio companies, depending on market conditions, the Fund's ability to dispose of some or all positions at a desirable time may be adversely affected. While common stockholders usually have voting rights on a number of significant matters, other types of equity securities, such as preferred stock, common limited partnership units and limited liability company interests, may not ordinarily have voting rights.

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An investment in securities of companies that have no earnings or have experienced losses is generally based on a belief that actual or anticipated products or services will produce future earnings. If the anticipated event is delayed or does not occur, or if investor perception about the company changes, the company's stock price may decline sharply and its securities may become less liquid.

Investing in equity securities also poses risks specific to a particular industry, market or sector, such as technology, financial services, consumer goods or natural resources (e.g., oil and gas). To some extent, the prices of equity securities tend to move by industry, market or sector. When market conditions favorably affect, or are expected to favorably affect, a sector or an industry, the share prices of the equity securities of companies in that sector or industry tend to rise. Conversely, negative news or a poor outlook for a particular sector or industry can cause the share prices of such securities of companies in that sector or industry to decline quickly.

Common Stock. Common stocks represent the residual ownership interest in the issuer, and holders of common stock are entitled to the income and increase in the value of the assets and business of the issuer after all of its debt obligations and obligations to preferred stockholders are satisfied. Common stocks generally have voting rights. The Fund may hold or have exposure to common stocks of issuers of any size, including small, medium and large capitalization issuers. Common stocks fluctuate in price in response to many factors including historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

Preferred Stock. Preferred stock is a form of equity ownership in a corporation. Generally, preferred stock has a specified dividend and ranks after loans and other debt instruments and before common stocks in its claim on income for dividend payments and on assets should the corporation be liquidated or declare bankruptcy. The market value of preferred stock generally increases when interest rates decline and decreases when interest rates rise, but, as with debt instruments, also is affected by the issuer's ability or perceived ability to make payments on the preferred stock. While most preferred stocks pay a dividend, the Fund may purchase preferred stock where the issuer has omitted, or is in danger of omitting, payment of its dividend. Certain classes of preferred stock are convertible, meaning the preferred stock is convertible into shares of common stock of the issuer.

Certain convertible preferred stocks may offer enhanced yield features. These preferred stocks may feature a mandatory conversion date and may have a capital appreciation limit expressed in terms of a stated price. Other types of convertible securities may be designed to provide the investor with high current income with some prospect of future capital appreciation and may have some built-in call protection. Investors may have the right to convert such securities into shares of common stock at a preset conversion ratio or hold them until maturity. Upon maturity they may convert into either cash or a specified number of shares of common stock.

Trust preferred securities are preferred stocks issued by a special purpose trust subsidiary backed by subordinated debt of the corporate parent. These securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated company. Holders of trust preferred securities have limited voting rights to control the activities of the trust and no voting rights with respect to the parent company.

Convertible Securities. Convertible securities include bonds, debentures, notes, preferred stocks or other securities that may be converted or exchanged (by the holder or by the issuer) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio or predetermined price (the conversion price). Convertible securities have characteristics similar to both equity and fixed income securities. Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds, as corporate debt obligations, enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

Although to a lesser extent than with fixed income securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying

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common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

Convertible securities provide for a stable stream of income with generally higher yields than common stocks, but there can be no assurance of current income because the issuers of the convertible securities may default on their obligations. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. There can be no assurance of capital appreciation, however, because securities prices fluctuate. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation.

Warrants and Rights. Warrants and stock purchase rights give the holder the right to subscribe to equity securities at a specific price for a specified period of time. Rights are similar to warrants but typically have shorter durations and are offered to current shareholders of the issuer. Warrants and rights are subject to the same market risk as stocks, but may be more volatile in price. The Fund's investment in warrants and rights will not entitle it to receive dividends or exercise voting rights, provide no rights with respect to the assets of the issuer and will become worthless if not profitably exercised before the expiration date. Warrants, rights or other non-income producing equity securities may be received in connection with the Fund's investments in corporate debt obligations or restructuring of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit the Fund to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.

Depositary Receipts. Securities of non-U.S. issuers in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") and Global Depositary Receipts ("GDRs") and other forms of depositary receipts may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a U.S. bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs are receipts issued in Europe, and GDRs are receipts issued outside the United States typically by foreign banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the U.S. securities markets, EDRs in bearer form are designed for use in Europe, and GDRs in bearer form are designed for use outside the United States. New York Shares are securities of foreign companies that are issued for trading in the United States. New York Shares are traded in the United States on national securities exchanges or in the over-the-counter market.

Depositary receipts may be purchased through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary. A depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities, and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities. Purchases or sales of certain ADRs may result, indirectly, in fees being paid to the Depositary Receipts Division of The Bank of New York Mellon, an affiliate of BNYM Investment Adviser and Alcentra, by brokers executing the purchases or sales.

Securities of foreign issuers that are represented by ADRs or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are not subject to many of the special considerations and risks discussed in the Prospectus and this SAI that apply to foreign securities traded and held abroad. A U.S. dollar investment in ADRs or shares of foreign issuers traded on U.S. exchanges may be impacted differently by currency fluctuations than would an investment made in a foreign currency on a foreign exchange in shares of the same issuer.

U.S. Government Securities

The Fund may invest in U.S. government securities. U.S. government securities are issued or guaranteed by the U.S. government or its agencies or instrumentalities. U.S. government securities include Treasury bills, Treasury notes and Treasury bonds, which differ in their interest rates, maturities and times of issuance. Treasury bills have

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initial maturities of one year or less; Treasury notes have initial maturities of one to ten years; and Treasury bonds generally have initial maturities of greater than ten years. Some obligations issued or guaranteed by U.S. government agencies and instrumentalities are supported by the full faith and credit of Treasury; others by the right of the issuer to borrow from Treasury; others by discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and others only by the credit of the agency or instrumentality. These securities bear fixed, floating or variable rates of interest. While the U.S. government currently provides financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law. A security backed by Treasury or the full faith and credit of the United States is guaranteed only as to timely payment of interest and principal when held to maturity. Neither the market value nor the Fund's Share price is guaranteed.

Treasury Inflation-Protection Securities ("TIPS") are issued by Treasury and are designed to provide investors a long-term investment vehicle that is not vulnerable to inflation. The interest rate paid by TIPS is fixed, while the principal value rises or falls semi-annually based on changes in a published CPI. Thus, if inflation occurs, the principal and interest payments on the TIPS are adjusted accordingly to protect investors from inflationary loss. During a deflationary period, the principal and interest payments decrease, although the TIPS' principal will not drop below its face value at maturity. In exchange for the inflation protection, TIPS generally pay lower interest rates than typical Treasury securities. Only if inflation occurs will TIPS offer a higher real yield than a conventional Treasury bond of the same maturity. The secondary market for TIPS may not be as active or liquid as the secondary market for conventional Treasury securities. Principal appreciation and interest payments on TIPS generally will be taxed annually as ordinary interest income or original issue discount for federal income tax calculations. As a result, any appreciation in principal generally will be counted as income in the year the increase occurs, even though the investor will not receive such amounts until the TIPS are sold or mature. Principal appreciation and interest payments will be exempt from state and local income taxes.

On August 5, 2011, S&P Global Ratings lowered its long-term sovereign credit rating for the United States of America to "AA+" from "AAA." The value of Shares of the Fund may be adversely affected by S&P Global Ratings' downgrade or any future downgrades of the U.S. government's credit rating. While the long-term impact of the downgrade is uncertain, it could, for example, lead to increased volatility in the short-term.

Inflation-Indexed Securities

Inflation-indexed securities are indexed to inflation so that principal and interest payments rise and fall with the rate of inflation. Two structures are common. Treasury and some other issuers utilize a structure that accrues inflation into the principal value of the bond, which has the effect of changing the interest amount paid. Other issuers utilize another structure that pays out inflation-indexed accruals as part of a semi-annual coupon.

The periodic adjustment of TIPS is tied to the Consumer Price Index for All Urban Consumers (the "CPI-U"), which is calculated monthly by the Bureau of Labor Statistics of the U.S. Department of Labor and measures the changes in the price of a basket of goods and services purchased by urban consumers. Inflation-indexed securities issued by a foreign government are generally adjusted to reflect a comparable inflation index calculated by that government. There can be no assurance that the CPI-U or any other inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

Treasury has guaranteed that, in the event of a drop in prices, TIPS would repay the adjusted principal or the original principal, whichever is greater, so that investors will not receive less than the originally invested principal. However, the current market value of TIPS is not guaranteed and will fluctuate. Inflation-indexed securities issued by corporations generally do not guarantee repayment of principal.

The value of inflation-indexed securities is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed securities. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed securities. Any increase in the principal amount of an inflation-indexed security generally will be considered taxable ordinary income, even

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though investors do not receive their principal until maturity. While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the security's inflation measure. In addition, because inflation-indexed securities are intended to provide protection from inflation, they generally have lower expected returns.

Short-Term Fixed Income Securities and Money Market Instruments; Temporary Defensive Position

During temporary defensive periods or for cash management purposes in connection with the Fund's operations, including the period during which the proceeds of the continuous offering of Shares are being invested, the Fund may deviate from its investment objective and policies. During such periods, the Fund may invest up to 100% of its assets in money market instruments, including U.S. government securities, repurchase agreements, bank obligations and commercial paper, as well as cash, cash equivalents or high quality short-term fixed income and other securities. Accordingly, during such periods, the Fund may not achieve its investment objective. The Fund also may purchase money market instruments in anticipation of taking a market position.

Investing in money market instruments is subject to certain risks. Money market instruments (other than certain U.S. government securities) are not backed or insured by the U.S. government, its agencies or its instrumentalities. Accordingly, only the creditworthiness of an issuer, or guarantees of that issuer, support such instruments.

Repurchase and Reverse Repurchase Agreements

Repurchase Agreements. A repurchase agreement is a contract under which the Fund would acquire a security for a relatively short period subject to the obligation of the seller, typically a bank, broker/dealer or other financial institution, to repurchase and an obligation of the Fund to resell such security at a fixed time and at a price higher than the purchase price (representing the Fund's cost plus interest). The repurchase agreement thereby determines the yield during the purchaser's holding period, while the seller's obligation to repurchase is secured by the value of the underlying security. The Fund's custodian or sub-custodian engaged in connection with tri-party repurchase agreement transactions will have custody of, and will segregate, securities acquired by the Fund under a repurchase agreement. In connection with its third party repurchase transactions, the Fund will engage only eligible sub-custodians that meet the requirements set forth in Section 17(f) of the 1940 Act. The value of the underlying securities (or collateral) will be at least equal at all times to the total amount of the repurchase obligation, including the interest factor. The Fund bears a risk of loss if the other party to the repurchase agreement defaults on its obligations and the Fund is delayed or prevented from exercising its rights to dispose of the collateral securities. This risk includes the risk of procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements are considered by the staff of the SEC to be loans by the Fund. Repurchase agreements could involve risks in the event of a default or insolvency of the other party to the agreement, including possible delays or restrictions upon the Fund's ability to dispose of the underlying securities. The Fund may engage in repurchase agreement transactions that are collateralized by U.S. government securities (which are deemed to be "collateralized fully" pursuant to the 1940 Act) or to the extent consistent with the Fund's investment policies, collateralized by securities other than U.S. government securities ("credit and/or equity collateral"). Transactions that are collateralized fully enable the Fund to look to the collateral for diversification purposes under the 1940 Act. Conversely, transactions secured with credit and/or equity collateral require the Fund to look to the counterparty to the repurchase agreement for determining diversification. Because credit and/or equity collateral is subject to certain credit, liquidity, market and/or other additional risks that U.S. government securities are not subject to, the amount of collateral posted in excess of the principal value of the repurchase agreement is expected to be higher in the case of repurchase agreements secured with credit and/or equity collateral compared to repurchase agreements secured with U.S. government securities. In an attempt to reduce the risk of incurring a loss on a repurchase agreement, the Fund will require that additional securities be deposited with it if the value of the securities purchased should decrease below resale price. The Fund, along with other funds managed by BNYM Investment Adviser, may jointly enter into one or more repurchase agreements in accordance with an exemptive order granted by the SEC pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder. Any joint repurchase agreements must be collateralized fully by U.S. government securities.

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Reverse Repurchase Agreements. Reverse repurchase agreements may be entered into with banks, broker/dealers or other financial institutions. This form of borrowing involves the transfer by the Fund of an underlying debt instrument in return for cash proceeds based on a percentage of the value of the security. The Fund retains the right to receive interest and principal payments on the security. At an agreed upon future date, the Fund repurchases the security at principal plus accrued interest. As a result of these transactions, the Fund is exposed to greater potential fluctuations in the value of its assets. These borrowings will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased; in certain cases, interest costs may exceed the return received on the securities purchased. To the extent the Fund enters into a reverse repurchase agreement, the Fund will segregate permissible liquid assets at least equal to the aggregate amount of its reverse repurchase obligations, plus accrued interest, in certain cases, in accordance with guidance from the SEC.

Bank Obligations

Bank obligations include certificates of deposit ("CDs"), time deposits ("TDs"), bankers' acceptances and other short-term obligations issued by domestic or foreign banks or thrifts or their subsidiaries or branches and other banking institutions. CDs are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time. TDs are non-negotiable deposits maintained in a banking institution for a specified period of time (in no event longer than seven days) at a stated interest rate. Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations bearing fixed, floating or variable interest rates. TDs and CDs may be issued by domestic or foreign banks or their subsidiaries or branches. The Fund may purchase CDs issued by banks, savings and loan associations and similar institutions with less than $1 billion in assets, the deposits of which are insured by the FDIC, provided the Fund purchases any such CD in a principal amount of no more than an amount that would be fully insured by the Deposit Insurance Fund administered by the FDIC. Interest payments on such a CD are not insured by the FDIC. The Fund would not own more than one such CD per such issuer.

Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the FDIC. Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose CDs may be purchased by the Fund are insured by the FDIC (although such insurance may not be of material benefit to the Fund, depending on the principal amount of the CDs of each bank held by the Fund) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal and state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by the Fund generally, among other things, are required to maintain specified levels of reserves and are subject to other supervision and regulation designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

Obligations of foreign subsidiaries or branches of domestic banks may be general obligations of the parent banks in addition to the issuing subsidiary or branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations and obligations of foreign banks or their subsidiaries or branches are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls, seizure of assets, declaration of a moratorium and foreign withholding and other taxes on interest income. Foreign subsidiaries and branches of domestic banks and foreign banks are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial recordkeeping requirements. In addition, less information may be publicly available about a foreign subsidiary or branch of a domestic bank or about a foreign bank than about a domestic bank.

Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A U.S. branch of a foreign bank with assets in excess of $1 billion may or may not be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state. In addition, federal branches licensed by the Comptroller of the Currency and branches licensed by certain states may be required to: (1) pledge to

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the regulator, by depositing assets with a designated bank within the state, a certain percentage of their assets as fixed from time to time by the appropriate regulatory authority; and (2) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state.

In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign subsidiaries or branches of domestic banks, or by foreign banks or their branches or subsidiaries, Alcentra carefully evaluates such investments on a case-by-case basis.

Commercial Paper

Commercial paper represents short-term, unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies used to finance short-term credit needs and may consist of U.S. dollar-denominated obligations of domestic issuers and foreign currency-denominated obligations of domestic or foreign issuers. Commercial paper may be backed only by the credit of the issuer or may be backed by some form of credit enhancement, typically in the form of a guarantee by a commercial bank. Commercial paper backed by guarantees of foreign banks may involve additional risk due to the difficulty of obtaining and enforcing judgments against such banks and the generally less restrictive regulations to which such banks are subject.

Other Investment Companies

The Fund may invest in securities issued by other investment companies within the limits prescribed by the 1940 Act, the rules and regulations thereunder and any exemptive orders currently or in the future obtained by the Fund from the SEC. These securities include shares of other closed-end funds and open-end funds (including ETFs), as well as business development companies, that invest primarily in equity or debt securities, or related instruments, of the types in which the Fund may invest directly. ETFs are registered investment companies that generally aim to track or replicate a desired index, such as a sector, market or global segment. ETFs do not sell individual shares directly to investors and only issue their shares in large blocks known as "creation units."

New Rule 12d1-4 under the 1940 Act will allow the Fund to acquire the securities of another investment company, including ETFs, in excess of the limitations imposed by Section 12 of the 1940 Act without obtaining an exemptive order from the SEC, subject to certain limitations and conditions. The aforementioned exemptive orders will be rescinded effective January 19, 2022, and by such date the Fund will have to comply with the requirements of Rule 12d1-4 in order to rely on its exemptions from the requirements of Section 12. While Rule 12d1-4 will permit more types of fund of funds arrangements without an exemptive order, it imposes certain conditions on the Fund and BNYM Investment Adviser, including limits on control and voting of acquired funds' shares, evaluations and findings by BNYM Investment Adviser and limits on most three-tier fund structures.

As a shareholder in an investment company, the Fund will bear its ratable share of that investment company's expenses, and would remain subject to payment of the Fund's investment management fee with respect to assets so invested. Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. The Fund also may invest its uninvested cash reserves in shares of one or more money market funds advised by BNYM Investment Adviser. To the extent the Fund invests in a money market fund advised by BNYM Investment Adviser, BNYM Investment Adviser has agreed to waive a portion of its management fee payable to it by the Fund equal to the management fee BNYM Investment Adviser receives from the money market fund with respect to the assets of the Fund invested in the money market fund. BNYM Investment Adviser and Alcentra will take expenses into account when evaluating the investment merits of an investment in an investment company relative to available direct investments.

ETFs. Investments in investment companies may include shares of ETFs, generally those that are designed to provide investment results generally corresponding to a securities index. ETFs usually are units of beneficial interest in an investment trust or represent undivided ownership interests in a portfolio of securities, in each case with respect to a portfolio of all or substantially all of the component securities of, and in substantially the same weighting as, the relevant benchmark index. ETF shares are listed on an exchange and trade in the secondary market on a per-share basis. At times, the market price may be at a premium or discount to the ETF's per share net asset value. In addition, ETFs are subject to the risk that an active trading market for an ETF's shares may not develop or be

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maintained. Because shares of ETFs trade on an exchange, they may be subject to trading halts on the exchange. Trading of an ETF's shares may be halted if the listing exchange's officials deem such action appropriate, the shares are de-listed from the exchange, or market-wide "circuit breakers" (which are tied to large decreases in stock prices) halt stock trading generally.

The values of ETFs' shares are subject to change as the values of their respective component securities fluctuate according to market volatility (although, as noted above, the market price of an ETF's shares may be at a premium or discount to the ETF's per share net asset value). Investments in ETFs that are designed to correspond to an equity index, for example, involve certain inherent risks generally associated with investments in a broadly based portfolio of common stocks, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of ETFs invested in by the Fund. Moreover, the Fund's investments in ETFs may not exactly match the performance of a direct investment in the respective indices to which they are intended to correspond due to the temporary unavailability of certain index securities in the secondary market or other extraordinary circumstances, such as discrepancies with respect to the weighting of securities.

Exchange-Traded Notes

Exchange-traded notes ("ETNs") are debt obligations, generally unsecured and unsubordinated, with a return linked to the performance of a reference investment (typically an index). ETNs are not registered investment companies and are not regulated under the 1940 Act. Unlike ETFs, ETNs are not investments in a dedicated pool of the issuer's assets and instead operate more like unsecured debt of the issuer. This type of debt security differs, from other types of bonds and notes because ETN returns are based upon the performance of a market index minus applicable fees, no period coupon payments are distributed, and no principal protections exist. Accordingly, investments in ETNs are subject not only to the risks of the reference investment but also to the risks of a debt investment in the issuer. The value of an ETN may be influenced by, and is subject to the risks of, time to maturity; level of supply and demand for the ETN; changes in interest rates; and creditworthiness of and default by the issuer. As a result, the Fund may lose all or a portion of the value of an investment in an ETN due solely to the creditworthiness of or default by the issuer. In addition, there may be substantial differences between the value of the reference investment and the price at which the ETN may be traded, and the return on an ETN that is tied to a specific index may not replicate precisely the return of the index. ETNs also incur certain expenses not incurred by the reference investment, and the cost of owning an ETN may exceed the cost of investing directly in the reference investment. The secondary trading market price of an ETN (if such a secondary trading market exists) may be more volatile than the value of the reference investment it is designed to track. The Fund may not be able to liquidate ETN holdings at the time and price desired, which may impact Fund performance.

Cyber Security Risk

The Fund and its service providers are susceptible to operational and information security and related risks of cyber security incidents. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber security attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through "hacking" or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data or causing operational disruption. Cyber security attacks also may be carried out in a manner that does not require gaining unauthorized access, such as causing denial of service attacks on websites (i.e., efforts to make services unavailable to intended users). Cyber security incidents affecting BNYM Investment Adviser, Alcentra or the Fund's transfer agent or custodian have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, including by impediments to the Fund's investment trading; interference with the Fund's ability to calculate the value of its net assets; the inability of Shareholders to purchase Shares and have their Shares repurchased in repurchase offers; violations of applicable privacy, data security or other laws; regulatory fines and penalties; reputational damage; reimbursement or other compensation or remediation costs; legal fees; or additional compliance costs. Similar adverse consequences could result from cyber security incidents affecting issuers of securities in which the Fund invests; counterparties with which the Fund engages in transactions; governmental and other regulatory authorities; exchange and other financial market operators; and banks, brokers, dealers, insurance companies and other financial institutions and other parties. There are inherent limitations in any cyber security risk management system or business continuity plan, including the possibility that certain risks have not been identified.

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Investment Restrictions

The investment objective and the general investment policies and investment techniques of the Fund are described in the Prospectus. The Fund also has adopted certain investment restrictions limiting the following activities except as specifically authorized. The Fund may not:

1.	Invest more than 25% of the value of its total assets in the securities of issuers in any single industry, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities.

2.	Purchase or sell physical commodities, except that the Fund may purchase and sell options, forward contracts, contracts for difference, futures contracts, including those related to indices, and options on futures contracts or indices, and enter into swap agreements and other derivative instruments that are commodities or commodity contracts.

3.	Purchase or sell real estate, but the Fund may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate or REITs and may acquire and hold real estate or interests therein through exercising rights or remedies with regard to such securities.

4.	Borrow money, except to the extent permitted under the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Fund's total assets).

5.	Lend any securities or make loans to others, except to the extent permitted under the 1940 Act (which currently limits such loans to no more than 33-1/3% of the value of the Fund's total assets). For purposes of this investment restriction, the Fund will not be deemed to be making a loan to the extent that the Fund makes credit investments or enters into repurchase agreements in accordance with its stated investment strategies. Any loans of portfolio securities will be made according to guidelines established by the SEC and the Fund's Board.

6.	Act as an underwriter of securities of other issuers, except to the extent the Fund may be deemed an underwriter under the Securities Act in connection with the purchase and sale of portfolio securities.

7.	Issue any senior security (as such term is defined in Section 18(g) of the 1940 Act), except in conformity with the limits set forth in the 1940 Act or pursuant to exemptive relief therefrom.

8.	Purchase securities on margin, except for use of short-term credit necessary for clearance of purchases and sales of portfolio securities, but the Fund may make margin deposits in connection with transactions in options, forward contracts, contracts for difference, futures contracts, options on futures contracts, swaps and other derivative instruments, and except that effecting short sales will be deemed not to constitute a margin purchase for purposes of this investment restriction.

9.	Pledge, mortgage or hypothecate its assets, except to the extent necessary to secure permitted borrowings and to the extent related to effecting short sales of securities, the purchase of securities on a when-issued, forward commitment or delayed-delivery basis and the deposit of assets in escrow in connection with writing covered put and call options and collateral and initial or variation margin arrangements with respect to permitted transactions.

If a percentage restriction is adhered to at the time of investment by the Fund, a later change in percentage resulting from a change in the value of the Fund's assets will not constitute a violation of such investment restriction, except as otherwise required by the 1940 Act.

The Fund has adopted a fundamental policy (the "Repurchase Offer Fundamental Policy") to provide liquidity to Shareholders by conducting quarterly repurchase offers pursuant to Rule 23c-3 under the 1940 Act, as such rule may be amended from time to time, for between 5% and 25% of its then outstanding Shares at net asset value per Share. Each repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline (as defined in the Prospectus), or the next business day if the 14th day is not a business day. Shareholders will be

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notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their Shares and the Repurchase Request Deadline, which is the date the repurchase offer ends.

The investment restrictions numbered 1 through 7 in this SAI and the Repurchase Offer Fundamental Policy have been adopted as fundamental policies of the Fund. Additionally, the Fund's investment objective is a fundamental policy. Under the 1940 Act, a fundamental policy may not be changed without the approval of the holders of a "majority of the outstanding" Shares and preferred shares of beneficial interest or other similar preference securities ("Preferred Shares") (if any) voting together as a single class, and of the holders of a "majority of the outstanding" Preferred Shares (if any) voting as a separate class. A "majority of the outstanding" Shares means (i) 67% or more of the Shares present at a meeting, if the holders of more than 50% of the Shares are present or represented by proxy, or (ii) more than 50% of the Shares, whichever is less.

With respect to the Fund's policy relating to concentration set forth in Investment Restriction 1 above, the 1940 Act does not define what constitutes "concentration" in a particular industry or group of industries. The staff of the SEC has taken the position that investment of 25% or more of a fund's total assets in one or more issuers conducting their principal activities in the same industry or group of industries constitutes concentration. It is possible that this interpretation of concentration could change in the future. The policy in Investment Restriction 1 will be interpreted to refer to concentration as that term may be interpreted from time to time. This policy also will be interpreted to permit investment without limit in securities of the U.S. government and its agencies or instrumentalities and repurchase agreements collateralized by any such obligations. Accordingly, issuers of the foregoing securities will not be considered to be members of any industry. For purposes of the restriction on industry concentration, the Fund will not invest more than 25% of its total assets in securities issued or guaranteed by a foreign government or by a foreign supranational entity. Finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents. The policy also will be interpreted to give broad authority to the Fund as to how to classify issuers within or among industries. Such industry classifications will be applied consistently over time and in good faith by the Board of Trustees, BNYM Investment Adviser and Alcentra.

Under the 1940 Act, the Fund is not permitted to issue Preferred Shares unless immediately after the issuance the value of the Fund's total assets is at least 200% of the liquidation value of the outstanding Preferred Shares (i.e., such liquidation value may not exceed 50% of the Fund's total assets less liabilities other than borrowings). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Shares unless, after giving effect to such declaration, the value of the Fund's total assets less liabilities other than borrowings would be at least 200% of such liquidation value. If Preferred Shares are issued, the Fund intends, to the extent possible, to purchase or redeem Preferred Shares from time to time to the extent necessary in order to maintain coverage of any Preferred Shares of at least 200%. If the Fund has Preferred Shares outstanding, two of the Fund's Trustees will be elected by the holders of Preferred Shares, voting separately as a class. The remaining Trustees of the Fund will be elected by holders of Shares and Preferred Shares voting together as a single class. In the event the Fund failed to pay dividends on Preferred Shares for two years, Preferred Shareholders would be entitled to elect a majority of the Trustees of the Fund. The Fund has no current intention to issue Preferred Shares.

The Fund's classification as a "non-diversified" investment company means that the proportion of the Fund's assets that may be invested in the securities of a single issuer is not limited by the 1940 Act. The 1940 Act generally requires a "diversified" investment company, with respect to 75% of its total assets, to invest not more than 5% of such assets in securities of a single issuer. Since a relatively high percentage of the Fund's assets may be invested in the securities of a limited number of issuers or industries, the Fund may be more sensitive to changes in the market value of a single issuer or industry. However, to meet federal tax requirements, at the close of each quarter the Fund may not have more than 25% of its total assets invested in any one issuer and, with respect to 50% of its total assets, not more than 5% of its total assets invested in any one issuer. These limitations do not apply to U.S. government securities or investments in certain other investment companies.

Management of the Fund

The business and affairs of the Fund are managed under the direction of the Fund's Board of Trustees. The Trustees approve all significant agreements between the Fund and persons or companies furnishing services to it, including the Fund's arrangements with BNYM Investment Adviser, Alcentra and the Fund's custodian, transfer agent and dividend disbursing agent. The management of the Fund's day-to-day operations is delegated to its officers and

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BNYM Investment Adviser, subject always to the investment objective and policies of the Fund and to the general supervision of the Trustees.

Board of Trustees of the Fund

Trustees of the Fund, together with information as to their positions with the Fund, principal occupations and other board memberships during the past five years, are shown below.

Name, Address(1) and Year of Birth	Position(s) Held with the Fund(2)	Principal Occupation During the Past 5 Years	Other Public Company Board Memberships During Past 5 Years	Number of Funds Within Fund Complex Overseen by Trustee (Including the Fund)(3)	Term of Office(4) and Length of Time Served(5)
Independent Trustees
Joseph S. DiMartino 1943	Chairman of the Board	Director or Trustee of funds in the BNY Mellon Family of Funds and certain other entities (as described in the funds' Statement of Additional Information)	CBIZ, Inc., a public company providing professional business services, products and solutions, Director (1997 – Present)	97	1995
Francine J. Bovich 1951	Trustee; Audit Committee Chair	The Bradley Trusts, private trust funds, Trustee (2011 – Present)	Annaly Capital Management, Inc., a real estate investment trust, Director (2014 – Present)	55	2011
Andrew J. Donohue 1950	Trustee	Attorney, Solo Law Practice (2019 – Present) Shearman & Sterling LLP, a law firm, Of Counsel (2017 – 2019) Chief of Staff to the Chair of the SEC (2015 – 2017)	Oppenheimer Funds (58 funds), Director (2017 – 2019)	45	2019
Kenneth A. Himmel 1946	Trustee	Gulf Related, an international real estate development company, Managing Partner (2010 – Present) Related Urban Development, a real estate development company,	N/A	22	1993

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Name, Address(1) and Year of Birth	Position(s) Held with the Fund(2)	Principal Occupation During the Past 5 Years	Other Public Company Board Memberships During Past 5 Years	Number of Funds Within Fund Complex Overseen by Trustee (Including the Fund)(3)	Term of Office(4) and Length of Time Served(5)

President and Chief Executive Officer (1996 – Present)

American Food Management, a restaurant company, Chief Executive Officer (1983 – Present)

Himmel & Company, a real estate development company, President and Chief Executive Officer (1980 – Present)

Roslyn M. Watson 1949	Trustee; Compensation Committee Chair	Watson Ventures, Inc., a real estate investment company, Principal (1993 – Present)	American Express Bank, FSB, Director (1993 – 2018)	45	1992
Benaree Pratt Wiley 1946	Trustee; Nominating Committee Chair; Joint Governance Review Advisory Committee Chair	The Wiley Group, a firm specializing in strategy and business development, Principal (2005 – Present)	CBIZ, Inc., a public company providing professional business services, products and solutions, Director (2008 – Present) Blue Cross-Blue Shield of Massachusetts, Director (2004 – 2020)	63	1998
Interested Trustee(6)
Bradley J. Skapyak 1958	Trustee	Chief Operating Officer and Director of The Dreyfus Corporation ("Dreyfus"), the predecessor company of the Adviser (2009 – 2019) Chief Executive	N/A	22	2021

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Name, Address(1) and Year of Birth	Position(s) Held with the Fund(2)	Principal Occupation During the Past 5 Years	Other Public Company Board Memberships During Past 5 Years	Number of Funds Within Fund Complex Overseen by Trustee (Including the Fund)(3)	Term of Office(4) and Length of Time Served(5)

Officer and Director of BNY Mellon Securities Corporation (the "Distributor") (2016 –2019)

Chairman and Director of BNY Mellon Transfer, Inc. (the "Transfer Agent") (2011 – 2019)

Senior Vice President of The Bank of New York Mellon (the "Custodian") (2007 – 2019)

(1)	The address for each Trustee is 240 Greenwich Street, New York, New York 10286.

(2)	Each of the Independent Trustees serves on the Board's Audit, Nominating, Litigation, Pricing and Compensation Committees, except that Mr. DiMartino does not serve on the Compensation Committee. Mses. Bovich and Wiley and Mr. Donohue also serve on the Board's Joint Governance Review Advisory Committee.

(3)	Represents the number of separate portfolios comprising the investment companies in the fund complex for which the Trustee serves as Trustee as of November 30, 2021.

(4)	Trustees serve for an indefinite term.

(5)	The length of time served represents the year in which the Trustee was first elected or appointed to any fund in the BNY Mellon Family of Funds.

(6)	Mr. Skapyak is deemed to be an "interested person" (as defined in the 1940 Act) of the Fund (an "Interested Trustee") as a result of his ownership of unvested restricted stock units of BNY Mellon. Mr. Skapyak does not serve on the Board's Audit, Nominating, Compensation, Litigation or Pricing Committees.

Each Trustee, with the exception of Ms. Bovich, Mr. Donohue and Mr. Skapyak, has been a BNY Mellon Family of Funds board member for over fifteen years. Ms. Bovich has been in the asset management business for 40 years, Mr. Donohue has over 40 years of experience in the investment funds industry and Mr. Skapyak has over 30 years of experience in the investment funds industry. Additional information about each Trustee follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that each Trustee possesses which the Board believes has prepared them to be effective Trustees. The Board believes that the significance of each Trustee's experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Trustee may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Board member, or particular factor, being indicative of Board effectiveness. However, the Board believes that Trustees need to have the ability to

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critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; the Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a Trustee's educational background; business, professional training or practice (e.g., medicine, accounting or law), public service or academic positions; experience from service as a board member (including the Fund's Board) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences. The charter for the Board's nominating committee contains certain other factors considered by the committee in identifying and evaluating potential Trustee nominees. To assist them in evaluating matters under federal and state law, the Trustees are counseled by their independent legal counsel, who participates in Board meetings and interacts with BNYM Investment Adviser, and also may benefit from information provided by BNYM Investment Adviser's counsel; counsel to the Fund and to the Board have significant experience advising funds and fund board members. The Board and its committees have the ability to engage other experts and advisors as appropriate. The Board evaluates its performance on an annual basis.

Independent Trustees

●	Joseph S. DiMartino – Mr. DiMartino has been the Chairman of the Board of the funds in the BNY Mellon Family of Funds for over 25 years. From 1971 through 1994, Mr. DiMartino served in various roles as an employee of Dreyfus (prior to its acquisition by a predecessor of BNY Mellon in August 1994 and related management changes), including portfolio manager, President, Chief Operating Officer and a director. He ceased being an employee or director of Dreyfus by the end of 1994. From 1995 to 1997, Mr. DiMartino served as Chairman of the Board of The Noel Group, a public buyout firm; in that capacity, he helped manage, acquire, take public and liquidate a number of operating companies. From 1986 to 2010, Mr. DiMartino served as a Director of the Muscular Dystrophy Association.

●	Francine J. Bovich – Ms. Bovich currently also serves as a Trustee for The Bradley Trusts, private trust funds, and as a Director of Annaly Capital Management, Inc. She is an Emeritus Trustee of Connecticut College, and served as Trustee from 1986 to 1997. She currently serves as a member of the Investment Committee (formerly, the Investment Sub Committee) for Connecticut College's endowment fund and served as Chair of the Investment Sub Committee until June 2020. From April 1993 to September 2010, Ms. Bovich was a Managing Director at Morgan Stanley Investment Management, holding various positions including Co-Head of Global Tactical Asset Allocation Group, Operations Officer, and Head of the U.S. Institutional Equity Group. Prior to joining Morgan Stanley Investment Management, Ms. Bovich was Principal, Executive Vice President and Senior Portfolio Manager at Westwood Management Corporation, where she worked from 1986 until 1993. From 1980 to 1986, she worked at CitiCorp Investment Management, Inc. as Managing Director and Senior Portfolio Manager. From 1973 to 1980, Ms. Bovich was an Assistant Vice President and Equity Portfolio Manager at Bankers Trust Company. From 1991 to 2005, she served as U.S. Representative to the United Nations Investments Committee, advising a global portfolio of approximately $30 billion.

●	Andrew J. (Buddy) Donohue – Mr. Donohue, who has worked as a solo law practitioner since 2019, has over 40 years of experience in the investment funds industry, in both senior government and private sector roles. Mr. Donohue served as Chief of Staff to the Chair of the SEC, from 2015 to 2017, and previously served as the Director of the SEC's Division of Investment Management, from 2006 to 2010, where he was effectively the most senior regulator for the U.S. investment funds industry. Mr. Donohue was Global General Counsel of Merrill Lynch Investment Managers, from 2003 to 2006, Executive Vice President and General Counsel of OppenheimerFunds, Inc., from 1991 to 2001, and Investment Company General Counsel of Goldman Sachs, from 2012 to 2015. Most recently, Mr. Donohue was an independent Director of the OppenheimerFunds, from 2017 to 2019, and Of Counsel at the law firm of Shearman & Sterling LLP, from 2017 to 2019. Mr. Donohue has been an officer, director and counsel for numerous investment advisers, broker-dealers, commodity trading advisers, transfer agents and insurance companies, and has served on the boards of business development companies, registered open-end funds, closed-end funds, exchange-traded funds and off-shore investment funds. He has also served as chairman of the American Bar Association's Investment Companies and Investment Advisers Subcommittee, editor of the ABA Fund Director's Guidebook and, since 2018, director of the Mutual Fund Directors Forum, a leading funds industry organization. Mr. Donohue also is an adjunct professor teaching investment management law at Brooklyn Law School.

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●	Kenneth A. Himmel – Mr. Himmel has over 30 years' experience as a business entrepreneur, primarily focusing on real estate development. Mr. Himmel is President and Chief Executive Officer of Related Urban Development, a leading developer of large-scale mixed-use properties and a division of Related Companies, L.P., and a Managing Partner of Gulf Related, a real estate development joint venture between Related Companies, L.P. and Gulf Capital.

●	Roslyn M. Watson – Ms. Watson has been a business entrepreneur in commercial and residential real estate for over 15 years. Ms. Watson currently serves as President and Founder of Watson Ventures, Inc., a real estate development investment firm, and her board memberships include American Express Bank, FSB (until 2018), The Hyams Foundation, Inc. (emeritus), Pathfinder International and Simmons College. Previously, she held various positions in the public and private sectors, including General Manager for the Massachusetts Port Authority. She has received numerous awards, including the Woman of Achievement award from the Boston Big Sister Association and the Working Woman of the Year Award from Working Woman Magazine.

●	Benaree Pratt Wiley – Ms. Wiley is a corporate director and trustee. For fifteen years, Ms. Wiley was the President and Chief Executive Officer of The Partnership, Inc., an organization that strengthened Greater Boston's capacity to attract, retain and develop talented professionals of color. Ms. Wiley currently serves on the Board of CBIZ (NYSE:CBZ). She has served as the Chair of PepsiCo's African American Advisory Board, and formerly served on the Board of First Albany (NASDAQ: FACT) and Blue Cross - Blue Shield of Massachusetts. Her civic activities include serving on the Boards of Dress for Success Boston, Partners Continuing Care and Spaulding Hospital, the Black Philanthropy Fund and Howard University where she serves as Vice Chair.

Interested Trustee

●	Bradley J. Skapyak – Mr. Skapyak has over 30 years of experience in the investment funds industry. From January 2010 through May 2019, Mr. Skapyak served as President of the funds in The BNY Family of Funds. From June 2009 through May 2019, Mr. Skapyak served as Chief Operating Officer and Director of Dreyfus, where he was primarily responsible for the relationship between Dreyfus and the BNY Mellon Family of Funds, served as management's representative at BNY Mellon Family of Funds' Board meetings and managed the mutual fund administration operations of Dreyfus in connection with its role as administrator to the BNY Mellon Family of Funds. Mr. Skapyak also served, from August 2016 through May 2019, as Chief Executive Officer and Director of the Distributor; from May 2011 through May 2019, as Chairman and Director for the Transfer Agent; and from April 2007 through May 2019, as Senior Vice President of the Custodian.

Share Ownership

The table below indicates the dollar range of each Trustee's ownership of shares of funds in the BNY Mellon Family of Funds for which he or she is a board member, in each case as of December 31, 2020. As of the date of this SAI, no Shares of the Fund were owned by any Trustee.

Name of Trustee	Aggregate Holding of Funds in the BNY Mellon Family of Funds for which Responsible as a Board Member

Independent Trustees
Joseph S. DiMartino	Over $100,000
Francine J. Bovich	None
Andrew J. Donohue	Over $100,000
Kenneth A. Himmel	None
Roslyn M. Watson	$10,001-$50,000
Benaree Pratt Wiley	$50,001 - $100,000

Interested Trustee
Bradley J. Skapyak	None

As of the date of this SAI, none of the Independent Trustees or their immediate family members owned securities of BNYM Investment Adviser, Alcentra, the Distributor or any person (other than a registered investment

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company) directly or indirectly controlling, controlled by or under common control with BNYM Investment Adviser, Alcentra or the Distributor.

Compensation of Trustees

Annual retainer fees and meeting attendance fees are allocated among funds in the BNY Mellon Family of Funds, including the Fund, with the same Trustees on the basis of net assets, with the chairman of the boards, Joseph S. DiMartino, receiving an additional 25% of such compensation. The Fund reimburses Trustees for their expenses. The Fund does not have a bonus, pension, profit-sharing or retirement plan. Each emeritus Trustee is entitled to receive an annual retainer of one-half the amount paid as a retainer at the time the Trustee became emeritus and a per meeting attended fee of one-half the amount paid to Trustees.

The aggregate amount of compensation estimated to be paid to each Trustee by the Fund for the fiscal year ending September 30, 2022, and the amount paid by all funds in the fund complex (which comprises registered investment companies for which BNYM Investment Adviser or an affiliate of BNYM Investment Adviser serves as investment adviser) for which such person was a board member (the number of portfolios of such funds is set forth in parentheses next to each Trustee's total compensation) for the year ended December 31, 2020, were as follows:†

Name of Trustee	Aggregate Estimated Compensation From the Fund	Total Compensation From Fund Complex Paid To Trustee† (**)

Independent Trustees
Joseph S. DiMartino*	$751	$1,238,750 (118)
Francine J. Bovich	$601	$676,250 (69)
Andrew J. Donohue	$601	$491,250 (55)
Kenneth A. Himmel	$644	$199,000 (22)
Roslyn M. Watson	$601	$456,500 (55)
Benaree Pratt Wiley	$601	$660,500 (75)

Interested Trustee
Bradley J. Skapyak	$644	None (N/A)***

Emeritus Trustee
Stephen J. Lockwood	$294	$202,000 (22)****

†	Amounts shown do not include expenses reimbursed to Trustees for attending Board meetings.

*	Amounts shown do not include the costs of office space and related parking, office supplies, secretarial services, which also are paid by the funds in the BNY Mellon Family of Funds, including the Fund (also allocated based on net assets). The amount paid by each such fund, excluding the Fund, in 2020 ranged from $0 to $63,347.

**	Represents the number of separate portfolios comprising the investment companies in the fund complex for which the Trustee served in 2020.

***	Mr. Skapyak was elected to the Board in September 2021.

****	Mr. Lockwood became an emeritus Trustee as of October 29, 2021. The amounts in the table reflect the fees he received from the funds in the fund complex as a board member prior to that date.

Board's Role in Fund Governance

Board's Oversight Role in Management. The Board's role in management of the Fund is oversight. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily BNYM Investment Adviser, Alcentra and their affiliates, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment

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risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board, acting at its scheduled meetings, or the Chairman of the Board, acting between Board meetings, regularly interacts with and receives reports from senior personnel of BNYM Investment Adviser, Alcentra and their affiliates, service providers, including BNYM Investment Adviser's Director of Investment Oversight (or a senior representative of his office), the Fund's and BNYM Investment Adviser's Chief Compliance Officer and portfolio management personnel. The Board's audit committee (which consists of all of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund or BNYM Investment Adviser ("Independent Trustees")) meets during its regularly scheduled and special meetings, and between meetings the audit committee chair is available to the Fund's independent registered public accounting firm and the Fund's Chief Financial Officer. The Board also receives periodic presentations from senior personnel of BNYM Investment Adviser, Alcentra and their affiliates regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas, such as cyber security, personal trading, valuation, credit, investment research and securities lending. As warranted, the Board also receives informational reports from the Board's independent legal counsel regarding regulatory compliance and governance matters. The Board has adopted policies and procedures designed to address certain risks to the Fund. In addition, BNYM Investment Adviser, Alcentra and other service providers to the Fund have adopted a variety of policies, procedures and controls designed to address particular risks to the Fund. Different processes, procedures and controls are employed with respect to different types of risks. However, it is not possible to eliminate all of the risks applicable to the Fund, and the Board's' risk management oversight is subject to inherent limitations.

Board Composition and Leadership Structure. The 1940 Act requires that at least 40% of the Trustees be Independent Trustees and as such are not affiliated with BNYM Investment Adviser. To rely on certain exemptive rules under the 1940 Act, a majority of the Fund's Trustees must be Independent Trustees, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the 1940 Act or the rules thereunder require the approval of a majority of the Independent Trustees. Currently, all of the Fund's Trustees, including the Chairman of the Board, are Independent Trustees, except for Mr. Skapyak. The Board has determined that its leadership structure, in which the Chairman of the Board is not affiliated with BNYM Investment Adviser, is appropriate in light of the specific characteristics and circumstances of the Fund, including, but not limited to: (i) the services that BNYM Investment Adviser, Alcentra and their affiliates provide to the Fund and potential conflicts of interest that could arise from these relationships; (ii) the extent to which the day-to-day operations of the Fund are conducted by Fund officers and employees of BNYM Investment Adviser, Alcentra and their affiliates; and (iii) the Board's oversight role in management of the Fund.

Additional Information about the Board and its Committees

The Fund's Board of Trustees has standing Audit, Nominating, Compensation and Litigation Committees, each comprised of its Independent Trustees, except that Mr. DiMartino does not serve on the Compensation Committee. The functions of the Audit Committee are (i) to oversee the Fund's accounting and financial reporting processes and the audits of the Fund's financial statements and (ii) to assist in the Board's oversight of the integrity of the Fund's financial statements, the Fund's compliance with legal and regulatory requirements and the independent registered public accounting firm's qualifications, independence and performance. The Nominating Committee is responsible for selecting and nominating persons as Trustees for election or appointment by the Board and for election by Shareholders (and Preferred Shareholders, if any). In evaluating potential nominees, including any nominees recommended by Shareholders, the Nominating Committee takes into consideration various factors listed in its charter. The Nominating Committee will consider recommendations for nominees from Shareholders submitted to the Secretary of the BNY Mellon Family of Funds, c/o BNY Mellon Investment Adviser, Inc. Legal Department, 240 Greenwich Street, New York, New York 10286, which include information regarding the recommended nominee as specified in the Nominating Committee's charter. The function of the Compensation Committee is to establish appropriate compensation for serving on the Board. The function of the Litigation Committee is to seek to address any potential conflicts of interest between the Fund and BNYM Investment Adviser in connection with any potential or existing litigation or other legal proceeding ("Portfolio Litigation") relating to securities held by the Fund or one or more of its series and held or otherwise deemed to have a beneficial interest held by BNYM Investment Adviser or its affiliates; provided, however, that Portfolio Litigation does not include class action litigation in which a Fund participates as a plaintiff by, depending upon the form of the class action, either not exercising the right to opt out of the class or by electing to opt into the class. The Board also has a standing Pricing Committee comprised of any one Trustee; the function of the Pricing Committee is to assist in valuing Fund investments.

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Officers of the Fund

DAVID DIPETRILLO, President since August 2021. Vice President and Director of BNYM Investment Adviser since February 2021; Head of North America Product, BNY Mellon Investment Management since January 2018; Director of Product Strategy, BNY Mellon Investment Management from January 2016 to December 2017. He is an officer of 57 investment companies (comprised of 107 portfolios) managed by BNYM Investment Adviser or an affiliate of BNYM Investment Adviser. He was born in 1978 and has been an employee of BNY Mellon since 2005.

PETER M. SULLIVAN, Chief Legal Officer, Vice President and Assistant Secretary since August 2021. Chief Legal Officer of BNYM Investment Adviser since July 2021; Associate General Counsel of BNY Mellon since July 2021; Senior Managing Counsel of BNY Mellon from December 2020 to July 2021; Managing Counsel of BNY Mellon from March 2009 to December 2020. He is an officer of 58 investment companies (comprised of 129 portfolios) managed by BNYM Investment Adviser or an affiliate of BNYM Investment Adviser. He was born in 1968 and has been an employee of BNY Mellon since April 2004.

JAMES WINDELS, Treasurer since August 2021. Vice President of BNYM Investment Adviser since September 2020; Director – BNY Mellon Fund Administration, and an officer of 58 investment companies (comprised of 129 portfolios) managed by BNYM Investment Adviser or an affiliate of BNYM Investment Adviser. He was born in 1958 and has been an employee of BNYM Investment Adviser since April 1985.

JAMES BITETTO, Vice President and Secretary since August 2021. Senior Managing Counsel of BNY Mellon since December 2019; Managing Counsel of BNY Mellon from April 2014 to December 2019; Secretary of BNYM Investment Adviser and an officer of 58 investment companies (comprised of 129 portfolios) managed by BNYM Investment Adviser or an affiliate of BNYM Investment Adviser. He was born in 1966 and has been an employee of BNYM Investment Adviser since December 1996.

DEIRDRE CUNNANE, Vice President and Assistant Secretary since August 2021. Counsel of BNY Mellon since August 2018; Senior Regulatory Specialist at BNY Mellon Investment Management Services from February 2016 to August 2018. She is an officer of 58 investment companies (comprised of 129 portfolios) managed by BNYM Investment Adviser or an affiliate of BNYM Investment Adviser. She was born in 1990 and has been an employee of BNYM Investment Adviser since August 2018.

SARAH S. KELLEHER, Vice President and Assistant Secretary since August 2021. Vice President (since February 2020) of BNY Mellon ETF Investment Adviser, LLC; Senior Managing Counsel of BNY Mellon since September 2021, Managing Counsel of BNY Mellon from December 2017 to September 2021; Senior Counsel of BNY Mellon from March 2013 to December 2017. She is an officer of 58 investment companies (comprised of 129 portfolios) managed by BNYM Investment Adviser or an affiliate of BNYM Investment Adviser. She was born in 1975 and has been an employee of BNYM Investment Adviser since March 2013.

JEFF PRUSNOFSKY, Vice President and Assistant Secretary since August 2021. Senior Managing Counsel of BNY Mellon, and an officer of 58 investment companies (comprised of 129 portfolios) managed by BNYM Investment Adviser or an affiliate of BNYM Investment Adviser. He was born in 1965 and has been an employee of BNYM Investment Adviser since October 1990.

AMANDA QUINN, Vice President and Assistant Secretary since August 2021. Counsel of BNY Mellon since June 2019; Regulatory Administration Manager at BNY Mellon Investment Management Services from September 2018 to May 2019; Senior Regulatory Specialist at BNY Mellon Investment Management Services from April 2015 to August 2018. She is an officer of 58 investment companies (comprised of 129 portfolios) managed by BNYM Investment Adviser or an affiliate of BNYM Investment Adviser. She was born in 1985 and has been an employee of BNYM Investment Adviser since June 2019.

GAVIN C. REILLY, Assistant Treasurer since August 2021. Tax Manager – BNY Mellon Fund Administration, and an officer of 58 investment companies (comprised of 129 portfolios) managed by BNYM Investment Adviser or an affiliate of BNYM Investment Adviser. He was born in 1968 and has been an employee of BNYM Investment Adviser since April 1991.

ROBERT SALVIOLO, Assistant Treasurer since August 2021. Senior Accounting Manager – BNY Mellon Fund Administration, and an officer of 58 investment companies (comprised of 129 portfolios) managed by BNYM Investment Adviser or an affiliate of BNYM Investment Adviser. He was born in 1967 and has been an employee of BNYM Investment Adviser since June 1989.

ROBERT SVAGNA, Assistant Treasurer since August 2021. Senior Accounting Manager – BNY Mellon Fund Administration, and an officer of 58 investment companies (comprised of 129 portfolios) managed by BNYM Investment Adviser or an affiliate of BNYM Investment Adviser. He was born in 1967 and has been an employee of BNYM Investment Adviser since November 1990.

JOSEPH W. CONNOLLY, Chief Compliance Officer since August 2021. Chief Compliance Officer of the BNY Mellon Family of Funds and BNY Mellon Funds Trust since 2004; Chief Compliance Officer of BNYM Investment Adviser from 2004 until June 2021. He is an officer of 57 investment companies (comprised of 119 portfolios) managed by BNYM Investment Adviser. He was born in 1957.

The number of investment companies managed by BNYM Investment Adviser or an affiliate of BNYM Investment Adviser (and the number of separate portfolios comprising those investment companies) for which each officer serves is as of August 31, 2021.

The principal address of each officer of the Fund is 240 Greenwich Street, New York, New York 10286.

Management Arrangements

Investment Manager

BNYM Investment Adviser serves as the Fund's investment manager. BNYM Investment Adviser is a wholly-owned subsidiary of BNY Mellon. Founded in 1947, BNYM Investment Adviser managed approximately $319 billion in approximately 119 mutual fund portfolios as of September 30, 2021. BNYM Investment Adviser is the primary mutual fund business of BNY Mellon, a global financial services company focused on helping clients manage and service their financial assets, operating in 35 countries and serving more than 100 markets. BNY Mellon is a leading investment management and investment services company, uniquely focused to help clients manage and move their financial assets in the rapidly changing global marketplace. BNY Mellon has $45.0 trillion in assets under custody and administration and $2.3 trillion in assets under management as of September 30, 2021. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. BNY Mellon Investment Management is one of the world's leading investment management organizations, and one of the top U.S. wealth managers, encompassing BNY Mellon's affiliated investment management firms, wealth management services and global distribution companies.

Under its Investment Management Agreement with the Fund (the "Management Agreement"), BNYM Investment Adviser furnishes a continuous investment program for the Fund's portfolio and generally manages the Fund's investments in accordance with the stated policies of the Fund, subject to the general supervision and oversight of the Fund's Board of Trustees. BNYM Investment Adviser is responsible for the overall management of the Fund's portfolio and for the supervision and ongoing monitoring of Alcentra. BNYM Investment Adviser also maintains office facilities on behalf of the Fund, and furnishes statistical and research data, clerical help, accounting, data processing, bookkeeping and internal auditing and certain other required services to the Fund. BNYM Investment Adviser also performs certain other administrative services for the Fund and provides persons satisfactory to the Trustees of the Fund to serve as officers of the Fund. Such officers, as well as certain other employees and Trustees of the Fund, may be directors, officers or employees of BNYM Investment Adviser.

After its initial term, the Management Agreement will continue from year to year provided that it is approved by (i) the Fund's Board of Trustees or (ii) holders of a "majority of the outstanding" (as defined in the 1940 Act) Shares and Preferred Shares, if any, provided that in either event the continuance also is approved by a majority of the Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval. The Management Agreement is terminable without penalty by: (i) the Fund's Board of Trustees or vote of the holders of a majority of the outstanding Shares and Preferred Shares, if any, on 60 days' notice to BNYM Investment Adviser, or (ii) BNYM Investment Adviser on not less than 90 days' notice to the Fund. The Management Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

For its services under the Management Agreement, the Fund has agreed to pay BNYM Investment Adviser a monthly investment management fee computed at the annual rate of 1.25% of the average daily value of the Fund's Managed Assets. "Managed Assets" of the Fund means the total assets of the Fund, including any assets attributable to leverage (i.e., Borrowings, Preferred Shares or the use of derivative instruments that have the economic effect of leverage), minus the Fund's accrued liabilities, other than any liabilities or obligations attributable to leverage obtained through (i) indebtedness of any type (including, without limitation, Borrowings), (ii) the issuance of Preferred Shares, and/or (iii) any other means, all as determined in accordance with generally accepted accounting principles.

In addition to the management fee, pursuant to the Management Agreement, the Fund is responsible for all other expenses incurred in the operation of the Fund, including, without limitation the following: (i) organizational and offering expenses; (ii) taxes and interest; (iii) brokerage fees and commissions, if any, and other costs in connection with the purchase or sale of securities and other investment instruments (including, without limitation, security settlement costs); (iv) loan commitment fees; (v) interest and distributions paid on securities sold short; (vi) fees of Trustees who are not officers, directors or employees of BNYM Investment Adviser or Alcentra, or who are otherwise holders of 5% or more of the outstanding voting securities of BNYM Investment Adviser, Alcentra or any of their affiliates; (vii) fees and expenses related to the registration and qualification of the Fund and the Shares for distribution under state and federal securities laws; (viii) fees and expenses related to the registration and listing the Shares on any securities exchange, if any; (ix) expenses related to the Fund's use of leverage, if any; (x) rating agency fees; (xi) advisory fees; (xii) charges of custodians; (xiii) charges of transfer, dividend disbursing and dividend reinvestment plan agents; (xiv) certain insurance premiums; (xv) industry association fees; (xvi) outside auditing and legal expenses; (xvii) costs of independent pricing services; (xviii) costs of maintaining the Fund's existence; (xix) costs attributable to investor services (including, without limitation, telephone and personnel expenses); (xx) expenses of repurchasing Shares; (xxi) the Fund's allocable portion of the costs of the Fund's chief compliance officer and staff; (xxii) costs of preparing and printing prospectuses and statements of additional information (and supplements thereto) for regulatory purposes and for distribution to existing Shareholders; (xxiii) costs of preparing, printing and distributing Shareholders reports, notices, press releases, proxy statements, and reports to governmental agencies; (xxiv) costs of Shareholders' meetings; and (xxv) any extraordinary expenses. BNYM Investment Adviser (and not the Fund) has agreed to pay all of the organizational and initial offering expenses of the Fund.

The basis for the Fund's Board of Trustees' initial approval of the Management Agreement will be provided in the Fund's initial report to Shareholders for the period ending March 31, 2022. The basis for subsequent continuations of this agreement will be provided in annual or semi-annual reports to Shareholders for the periods during which such continuations occur.

Sub-Investment Adviser

BNYM Investment Adviser has engaged its affiliate, Alcentra, to serve as the Fund's sub-investment adviser. Pursuant to the Sub-Investment Advisory Agreement between BNYM Investment Adviser and Alcentra (the "Sub-Advisory Agreement"), Alcentra is responsible for implementation of the Fund's investment strategy and investment of the Fund's assets on a day-to-day basis in accordance with the Fund's investment objective and policies.

After its initial term, the Sub-Advisory Agreement will continue from year to year provided that it is approved by (i) the Fund's Board of Trustees or (ii) holders of a "majority of the outstanding" (as defined in the 1940 Act) Shares and Preferred Shares, if any, provided that in either event the continuance also is approved by a majority of the Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval. The Sub-Advisory Agreement is terminable without penalty by: (i) BNYM Investment Adviser on 60 days' notice to Alcentra; (ii) the Fund's Board of Trustees or vote of the holders of a majority of the outstanding Shares and Preferred Shares, if any, on 60 days' notice to Alcentra; or (iii) Alcentra, on not less than 90 days' notice to the Fund and BNYM Investment Adviser. The Sub-Advisory Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement for any reason.

For services provided under the Sub-Advisory Agreement, BNYM Investment Adviser has agreed to pay from its management fee paid by the Fund a monthly sub-advisory fee to Alcentra computed at the annual rate of 0.625% of the average daily value of the Fund's Managed Assets.

The basis for the Fund's Board of Trustees' initial approval of the Sub-Advisory Agreement will be provided in the Fund's initial report to Shareholders for the period ending March 31, 2022. The basis for subsequent continuations of this agreement will be provided in annual or semi-annual reports to Shareholders for the periods during which such continuations occur.

To the extent the Fund utilizes leverage, the fees paid to BNYM Investment Adviser (and, indirectly, Alcentra) for investment management services will be higher than if the Fund did not utilize leverage because the management fees paid will be calculated based on the Fund's Managed Assets. BNYM Investment Adviser and Alcentra will base their decision regarding whether and how much leverage to use for the Fund based on its assessment of whether such use of leverage will advance the Fund's investment objective. However, the fact that a decision to increase the Fund's leverage will have the effect, all other things being equal, of increasing Managed Assets and therefore the management and sub-advisory fees, means that BNYM Investment Adviser and Alcentra, respectively, will have a conflict of interest in determining whether and when to increase the Fund's use of leverage. BNYM Investment Adviser and Alcentra will seek to manage that conflict by increasing the Fund's use of leverage only when they determine that such increase is consistent with the Fund's investment objective, and any use of leverage will be approved by the Fund's Board of Trustees.

Portfolio Management

The Fund's primary portfolio managers are Chris Barris, Kevin Cronk, CFA and Ross Curran. Alcentra's Global Asset Allocation Committee, which is comprised of certain of Alcentra's portfolio managers and certain other personnel, will meet monthly to discuss and evaluate each Credit Strategy, including credit quality and sector exposure, and will recommend target allocations for Alcentra's various multi-sector offerings, including the Fund.

Mr. Barris joined Alcentra in January 2013 as part of the combination of Alcentra with Standish Mellon Asset Management Company LLC's ("Standish") high yield business, and is the Acting Chief Investment Officer of Liquid Credit. He is responsible for managing all U.S. and global high yield portfolios, and has extensive experience managing a broad range of high yield bond strategies for both institutional and retail funds. Mr. Barris also is responsible for managing Alcentra's multi-asset credit portfolios, including U.S. and European bonds and loans. He has considerable experience in credit analysis with over 25 years of investment experience. Mr. Barris joined Standish, an affiliate of BNYM Investment Adviser and Alcentra, in 2005 as a Senior Credit Analyst, and elevated to Director and Senior Portfolio Manager for U.S. and global high yield investments. Mr. Barris joined Standish from State Street Research & Management where he was as a high yield research analyst. Prior to that, he worked for Credit Suisse First Boston (Donaldson, Lufkin & Jenrette) in the leveraged finance group. Mr. Barris has an M.B.A. from Columbia Business School, a B.A. from Hamilton College.

Mr. Cronk joined Alcentra in January 2013 as part of the combination of Alcentra with Standish's high yield business, and is a Portfolio Manager and a member of the U.S. Liquid Credit Investment Committee. Mr. Cronk joined Standish in 2011 from Columbia Management, where he worked for 11 years as a high yield analyst and portfolio manager. Prior to that, he worked as a high yield investment associate at Putnam Investments. Mr. Cronk has a B.S. in Business Administration from Creighton University, holds the Chartered Financial Analyst (CFA®) designation, and is a member of the Boston Security Analysts Society.

Mr. Curran joined Alcentra in February 2007, and is a Portfolio Manager for Liquid Credit. Before joining the credit team, he was a vice president in the transaction management team. Prior to joining Alcentra, Mr. Curran spent a year working for SEI Investments where he worked as a fund accountant, calculating net asset values on a variety of complex structures and, prior thereto, worked for Deutsche Bank in Ireland. Mr. Curran holds a Bachelor of Business Studies in Economics and International Finance from Waterford Institute of Technology (Ireland), and qualified as a CFA® in 2011.

Each of the Fund's primary portfolio managers has managed the Fund's assets since inception.

Portfolio Manager Compensation

Portfolio managers are compensated by Alcentra, and are not compensated by the Fund. Alcentra's compensation arrangements include a fixed salary, discretionary cash bonus and a number of long-term incentive plans that are structured to align an employee's interest with the firm's longer term goals. Bonuses for portfolio managers are discretionary, based on both individual and portfolio performance rather than the growth of assets under management. Other factors that may be taken into consideration include asset selection and trade execution and management of portfolio risk. Also considered in determining individual awards are team participation and general contributions to Alcentra. Individual objectives and goals are also established at the beginning of each calendar year and are taken into account. Most cash bonuses have some portion deferred for three years in the form of deferred cash, equity in BNY Mellon, interests in investment vehicles (consisting of investment in a range of Alcentra products), or a combination of the above.

Share Ownership

The Fund is a recently-organized investment company. As of the date of this SAI, none of the portfolio managers beneficially owned any Shares of the Fund.

Management of Other Accounts

The following table lists the number and types of other accounts advised by the Fund's primary portfolio managers and assets under management in those accounts as of October 31, 2021:

Primary Portfolio Manager	Registered Investment Companies	Total Assets Managed	Other Pooled Investment Vehicles	Total Assets Managed	Other Accounts	Total Assets Managed

Chris Barris	5	$2.773 billion	2	$503 million	4	$1.532 billion

Kevin Cronk	5	$2.773 billion	3	$725 million	4	$1.088 billion

Ross Curran	None	N/A	2	$503 million	3	$1.239 billion

The following table provides information on accounts managed (included within the table above) by each primary portfolio manager that are subject to performance-based advisory fees:

Primary Portfolio Manager	Type of Account	Number of Accounts Subject to Performance Fees	Total Assets of Accounts

Chris Barris	Other Pooled Investment Vehicles	1	$335 million

Kevin Cronk	Other Pooled Investment Vehicles	1	$335 million

Ross Curran	Other Pooled Investment Vehicles	1	$335 million

Certain Conflicts of Interest with Other Accounts

Portfolio managers may manage multiple accounts for a diverse client base, including mutual funds, separate accounts (assets managed on behalf of institutions such as pension funds, insurance companies and foundations), bank common trust accounts and wrap fee programs ("Other Accounts").

Potential conflicts of interest may arise because of BNYM Investment Adviser's, Alcentra's or a portfolio manager's management of the Fund and Other Accounts. For example, conflicts of interest may arise with both the aggregation and allocation of securities transactions and allocation of limited investment opportunities, as BNYM Investment Adviser or Alcentra may be perceived as causing accounts it manages to participate in an offering to increase BNYM Investment Adviser's or Alcentra's overall allocation of securities in that offering, or to increase BNYM Investment Adviser's or Alcentra's ability to participate in future offerings by the same underwriter or issuer. Allocations of bunched trades, particularly trade orders that were only partially filled due to limited availability, and allocation of investment opportunities generally, could raise a potential conflict of interest, as BNYM Investment Adviser and Alcentra may have an incentive to allocate securities that are expected to increase in value to preferred accounts. Initial public offerings, in particular, are frequently of very limited availability. Conflicts of interest may also exist with respect to portfolio managers who also manage performance-based fee accounts, such as deciding which securities to allocate to the Fund versus the performance-based fee account. Additionally, portfolio managers may be perceived to have a conflict of interest if there are a large number of Other Accounts, in addition to the Fund, that they are managing on behalf of BNYM Investment Adviser or Alcentra. BNYM Investment Adviser and Alcentra periodically review each portfolio manager's overall responsibilities to ensure that he or she is able to allocate the necessary time and resources to effectively manage the Fund. In addition, BNYM Investment Adviser and Alcentra could be viewed as having a conflict of interest to the extent that BNYM Investment Adviser, Alcentra or their affiliates and/or portfolio managers have a materially larger investment in Other Accounts than their investment in the Fund.

Other Accounts may have investment objectives, strategies and risks that differ from those of the Fund. For these or other reasons, the portfolio managers may purchase different securities for the Fund and the Other Accounts, and the performance of securities purchased for the Fund may vary from the performance of securities purchased for Other Accounts. The portfolio managers may place transactions on behalf of Other Accounts that are directly or indirectly contrary to investment decisions made for the Fund, which could have the potential to adversely impact the Fund, depending on market conditions. In addition, if the Fund's investment in an issuer is at a different level of the issuer's capital structure than an investment in the issuer by Other Accounts, in the event of credit deterioration of the issuer, there may be a conflict of interest between the Fund's and such Other Accounts' investments in the issuer.

A potential conflict of interest may be perceived to arise if transactions in one account closely follow related transactions in another account, such as when a purchase increases the value of securities previously purchased by the other account, or when a sale in one account lowers the sale price received in a sale by a second account.

BNY Mellon and its affiliates, including BNYM Investment Adviser, Alcentra and others involved in the management, investment activities or business operations of the Fund, are engaged in businesses and have interests other than that of managing the Fund. These activities and interests include potential multiple advisory, transactional, financial and other interests in securities, instruments and companies that may be directly or indirectly purchased or sold by the Fund or the Fund's service providers, which may cause conflicts that could disadvantage the Fund.

BNY Mellon and its affiliates may have deposit, loan and commercial banking or other relationships with the issuers of securities purchased by the Fund. BNY Mellon has no obligation to provide to BNYM Investment Adviser, Alcentra or the Fund, or effect transactions on behalf of the Fund in accordance with, any market or other information, analysis, or research in its possession. Consequently, BNY Mellon (including, but not limited to, BNY Mellon's central Risk Management Department) may have information that could be material to the management of the Fund and may not share that information with relevant personnel of BNYM Investment Adviser or Alcentra. Accordingly, BNYM Investment Adviser and Alcentra have informed management of the Fund that in making investment decisions they do not obtain or use material inside information that BNY Mellon or its affiliates may possess with respect to such issuers.

Code of Ethics

The Fund, BNYM Investment Adviser and Alcentra each have adopted a Code of Ethics that permits its personnel, subject to such respective Code of Ethics, to invest in securities, including securities that may be purchased or held by the Fund. The Code of Ethics subjects the personal securities transactions of employees to various restrictions to ensure that such trading does not disadvantage any fund. In that regard, portfolio managers and other investment personnel employed by BNYM Investment Adviser or Alcentra must preclear and report their personal securities transactions and holdings, which are reviewed for compliance with the Code of Ethics and also are subject to the oversight of BNY Mellon's Investment Ethics Committee. Portfolio managers and other investment personnel may be permitted to purchase, sell or hold securities which also may be or are held in fund(s) they manage or for which they otherwise provide investment advice. The Code of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. (information on the Public Reference Room can be obtained by calling the SEC at 1-202-551-8090), is available on the EDGAR Database on the SEC's web site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov or writing the SEC at Public Reference Section, Washington, D.C. 20549-0102.

Custodian, Transfer Agent and Dividend Disbursing Agent

The Bank of New York Mellon serves as custodian for the investments of the Fund. The Custodian has no part in determining the investment policies of the Fund or which securities are to be purchased or sold by the Fund. Pursuant to a custody agreement applicable to the Fund, the Custodian holds the Fund's securities and keeps all necessary accounts and records. For its custody services, the Custodian receives a monthly fee based on the market value of the Fund's assets held in custody and receives certain securities transaction charges.

BNY Mellon Transfer, Inc. is the Fund's transfer and dividend disbursing agent. Pursuant to a transfer agency agreement with the Fund, the Transfer Agent arranges for the maintenance of Shareholder account records for the Fund, the handling of certain communications between Shareholders and the Fund and the payment of dividends and distributions payable by the Fund. For these services, the Transfer Agent receives a monthly fee computed on the basis of the number of Shareholder accounts it maintains for the Fund during the month, and is reimbursed for certain out-of-pocket expenses.

Distribution Arrangements

BNY Mellon Securities Corporation serves as the principal underwriter and distributor of the Fund's Shares. Additional selling agents may be appointed by the Distributor. The Distributor acts as the distributor of the Shares of the Fund on a reasonable best efforts basis, subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Shares of the Fund. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities, including certain liabilities arising under the Securities Act.

After its initial term, the Distribution Agreement will continue from year to year provided that it is approved by (i) the Fund's Board of Trustees or (ii) holders of a "majority of the outstanding" (as defined in the 1940 Act) Shares and Preferred Shares, if any, provided that in either event the continuance also is approved by a majority of the Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval. The Distribution Agreement is terminable without penalty, on 60 days' notice, (i) by vote of holders of a majority of the outstanding Shares and Preferred Shares, (ii) by the Board, or (iii) by the Distributor. The Distribution Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Shares are offered on a daily basis through the Distributor at an offering price equal to the net asset value of the applicable class, plus, with respect to Class A-1 Shares, the applicable sales load, as described in the Prospectus. The maximum sales load for Class A-1 Shares is 3.00% of the investor's aggregate purchase. Class A-1 Shares purchased without an initial sales charge as part of an investment of at least $250,000 may be charged a CDSC of 1.00% if repurchased within one year. All or a portion of the sales load or CDSC may be waived for certain classes of investors. Selling agents typically receive the sales load with respect to Class A-1 Shares purchased by their clients. Institutional Shares are not subject to a sales load. In addition, investors could be required to pay transaction fees on purchases and repurchases of Institutional or Class A-1 Shares to their selling agents. Investors should consult with their selling agents about the sales load and any additional fees or charges their selling agents might impose. See "Plan of Distribution" in the Prospectus.

Class A-1 Shares are subject to an annual shareholder services fee of .25% of the average daily net assets attributable to Class A-1 Shares paid to the Distributor for the provision of personal services to Shareholders and/or the maintenance of Shareholder accounts (the "Shareholder Services Fee"). The Distributor is permitted to pay service agents in respect of these services. The Distributor shall determine the amounts to be paid to service agents and the basis on which such payments will be made. Class A-1 Shares are also subject to an annual distribution fee of .25% of the average daily net assets attributable to Class A-1 Shares paid to the Distributor for activities or expenses primarily intended to result in the sale of Class A-1 Shares (the "Distribution Fee"). The Distributor is permitted to pay selling agents in respect of these services. The Distributor shall determine the amounts to be paid to selling agents and the basis on which such payments will be made. Because the distribution fee is paid out of the Fund's assets attributable to Class A-1 Shares on an ongoing basis, over time these fees will increase the cost of an investor's investment and may cost more than paying other types of sales charges. Institutional Shares are not subject to a shareholder services fee or distribution fee.

BNYM Investment Adviser or the Distributor may provide cash payments out of its own resources to financial intermediaries that sell shares of funds in the BNY Mellon Family of Funds or provide other services. Such payments are separate from any sales charges, distribution fees and/or shareholder services fees or other expenses that may be paid by the Fund to those financial intermediaries. Because those payments are not made by Shareholders or the Fund, the Fund's total expense ratio will not be affected by any such payments. These payments may be made to financial intermediaries, including affiliates, that provide shareholder servicing, sub-administration, recordkeeping and/or sub-transfer agency services, marketing support and/or access to sales meetings, sales representatives and management representatives of the financial intermediary. Cash compensation also may be paid from BNYM Investment Adviser's or the Distributor's own resources to financial intermediaries for inclusion of the Fund on a sales list, including a preferred or select sales list or in other sales programs. These payments sometimes are referred to as "revenue sharing." From time to time, BNYM Investment Adviser or the Distributor also may provide cash or non-cash compensation to financial intermediaries or their representatives in the form of: occasional gifts; occasional meals, tickets or other entertainment; support for due diligence trips; educational conference sponsorships; support for recognition programs; technology or infrastructure support; and other forms of cash or non-cash compensation permissible under broker-dealer regulations. In some cases, these payments or compensation may create an incentive for a financial intermediary or its employees to recommend or sell Shares of the Fund to you. This potential conflict of interest may be addressed by policies, procedures or practices that are adopted by the financial intermediary. As there may be many different policies, procedures or practices adopted by different intermediaries to address the manner in which compensation is earned through the sale of investments or the provision of related services, the compensation rates and other payment arrangements that may apply to a financial intermediary and its representatives may vary by intermediary. Please contact your financial intermediary for details about any payments they or their firm may receive in connection with the sale of Shares or the provision of services to the Fund.

Rule 12b-1 under the 1940 Act provides, among other things, that an open-end management investment company may bear expenses of distributing its shares only pursuant to a plan adopted in accordance with the Rule. The Fund has received an exemptive order from the SEC to issue multiple classes of Shares and to, among other things, impose asset-based distribution fees and early-withdrawal fees. Under the terms of its exemptive order, the Fund must comply with Rule 12b-1 under the 1940 Act as if it were an open-end management investment company. The Fund has adopted a distribution plan (the "Distribution Plan") pursuant to which it pays the Distribution Fee to the Distributor. The Board believes that there is a reasonable likelihood that the Distribution Plan will benefit the Fund and the Class A-1 Shares. The Fund also has adopted a shareholder services plan (the "Shareholder Services Plan") pursuant to which it pays the Shareholder Services Fee to the Distributor. The Shareholder Services Plan is not adopted pursuant to Rule 12b-1.

A written quarterly report of the amounts expended the Distribution Plan, and the purposes for which such expenditures were incurred, must be made to the Board for its review. The Distribution Plan provides that it may not be amended to increase materially the costs that holders of the Class A-1 Shares may bear pursuant to the Distribution Plan without the approval of the holders of such Shares; other material amendments of the Distribution Plan must be approved by the Board and by a majority of the Independent Trustees who have no direct or indirect financial interest in the operation of the Distribution Plan or in any agreements entered into in connection with the Distribution Plan, by vote cast in person at a meeting called for the purpose of considering such amendments. The Shareholder Services Plan provides that material amendments must be approved by the Board and by a majority of the Independent Trustees who have no direct or indirect financial interest in the operation of the Shareholder Services Plan or in any agreements entered into in connection with the Shareholder Services Plan, by vote cast in person at a meeting called for the purpose of considering such amendments. Each of the Distribution Plan and the Shareholder Services Plan is subject to annual approval by such vote of the Board cast in person at a meeting called for the purpose of voting on such plan. Each of the Distribution Plan and the Shareholder Services Plan is terminable at any time by vote of a majority of the

Independent Trustees who have no direct or indirect financial interest in the operation of the relevant plan or in any agreements related to the plan or, for the Distribution Plan, by vote of a majority of the outstanding Class A-1 Shares.

Net Asset Value

The net asset value per Share is determined as of the scheduled close of trading on the floor of the NYSE (normally 4:00 p.m., Eastern time) on each day the NYSE is open for regular business. For purposes of determining net asset value, certain options and futures contracts may be valued 15 minutes after the close of trading on the floor of the NYSE. To calculate net asset value, the Fund's assets are valued and totaled, liabilities and the aggregate liquidation value of the outstanding Preferred Shares, if any, are subtracted, and the balance is divided by the total number of Shares then outstanding. The net asset values of Institutional Shares and Class A-1 Shares are calculated separately based on the fees and expenses applicable to each class. The net asset values of each class of Shares will vary over time as a result of the differing fees and expenses applicable to each class of Shares and different inception dates.

The Fund's Board of Trustees has approved procedures pursuant to which the Fund will value its investments. In accordance with these procedures, the Fund's investments for which market quotations are readily available are valued at market value. Market values for various types of securities and other instruments are determined on the basis of closing prices or last sales prices on an exchange or other market, or based on quotes or other market information obtained from quotation reporting systems, established market makers, brokers, data delivery vendors or independent pricing services as described below under "—Valuation of Fund Investments Generally."

When market quotations are not readily available or are deemed to be inaccurate or unreliable, the Fund values its investments at fair value as determined in good faith pursuant to policies and procedures approved by the Fund's Board of Trustees.

Valuation of Fund Investments Generally

Credit Instruments. A majority of the Fund's credit instruments, including syndicated loans and other debt securities, generally will be valued, to the extent possible, by one or more independent pricing services (each, a "Service") approved by the Fund's Board of Trustees. When, in the judgment of the Service, quoted bid prices for investments are readily available and are representative of the bid side of the market, these investments are valued at the mean between the quoted bid prices (as obtained by a Service from dealers in such securities) and asked prices (as calculated by the Service based upon its evaluation of the market for such securities). The value of other credit instruments is determined by a Service based on methods which include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. The Services are engaged under the general supervision of the Fund's Board of Trustees.

Overnight and certain other short-term debt securities and instruments (excluding Treasury bills) will be valued by the amortized cost method, which approximates value, unless a Service provides a valuation for such security or, in the opinion of the Board of Trustees or a committee or other persons designated by the Fund's Board of Trustees, the amortized cost method would not represent fair value.

Foreign Securities and Foreign Currencies. Market quotations of foreign securities in foreign currencies and any Fund assets or liabilities initially expressed in terms of foreign currency are translated into U.S. dollars at the spot rate, and foreign currency forward contracts are valued using the forward rate obtained from a Service approved by the Fund's Board of Trustees. If the Fund has to obtain prices as of the close of trading on various exchanges throughout the world, the calculation of the Fund's net asset value may not take place contemporaneously with the determination of prices of certain of the Fund's portfolio securities. Fair value of foreign equity securities may be determined with the assistance of a Service using correlations between the movement of prices of foreign securities and indices of domestic securities and other appropriate indicators, such as closing market prices of relevant depositary receipts and futures contracts. The valuation of a security based on this fair value process may differ from the security's most recent closing price and from the prices used by other registered investment companies to calculate their net asset values. Foreign securities held by the Fund may trade on days that the Fund is not open for business.

Options, Futures, Swaps and Other Derivatives. Generally, OTC options and total return and credit default swap agreements, and options thereon, will be valued by a Service. Equity-linked instruments generally will be valued by the Service based on the value of the underlying reference asset(s). Futures contracts will be valued at the most recent settlement price.

Fair Valuation of Investments

Restricted securities, as well as securities or other assets for which recent market quotations or official closing prices are not readily available or are determined by BNYM Investment Adviser or Alcentra not to reflect accurately fair value (such as when the value of a security has been materially affected by events occurring after the close of the exchange or market on which the security is principally traded (for example, a foreign exchange or market) but before the Fund calculates its net asset value), or which are not valued by a Service, are valued at fair value as determined in good faith based on procedures approved by the Board. Fair value of investments may be determined by the Board of Trustees or its pricing committee or the Fund's valuation committee using such information as it deems appropriate. The factors that may be considered when fair valuing a security include fundamental analytical data, the nature and duration of restrictions on disposition, an evaluation of the forces that influence the market in which the securities are purchased and sold, and public trading in similar securities of the issuer or comparable issuers. The valuation of a security based on fair value procedures may differ from the prices used by other registered investment companies to calculate their net asset values.

With respect to certain of the Fund's fair valued investments, the valuation approach may vary by instrument but may include available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company's ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, the principal market and enterprise values, among other factors. In addition, the information available in the marketplace for these portfolio companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. The most relevant information may often be that information which is provided by the portfolio company. Given limitations around the nature, timeliness and amount of information provided by the portfolio company, fair valuations may become more difficult and uncertain if such information is unavailable, becomes outdated or is determined to be unreliable. Because valuations may fluctuate over short periods of time and may be based on estimates, fair value determinations may differ materially from the value received in an actual transaction.

Fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Fund's net asset value. As a result, the Fund's issuance (including through dividend or distribution reinvestment) or repurchase of Shares through repurchase offers at net asset value at a time when it owns investments that are valued at fair value may have the effect of diluting or increasing the economic interest of existing Shareholders. Fair values assigned to the Fund's investments also will affect the amount of the management fee and sub-advisory fee paid to BNYM Investment Adviser and Alcentra, respectively.

The Fund's Board of Trustees, with the assistance of BNYM Investment Adviser and Alcentra, will periodically assess the valuation methodologies of any Service used to value the Fund's investments.

Portfolio Transactions

BNYM Investment Adviser assumes general supervision over the placement of securities purchase and sale orders on behalf of the Fund. The Fund uses the research facilities, and is subject to the internal policies and procedures, of Alcentra and executes portfolio transactions through Alcentra's trading desks (together, the "Trading Desk").

Trading the Funds' Portfolio Securities

Credit and other securities purchased and sold by the Fund generally are traded on a net basis (i.e., without a commission) through dealers acting for their own account and not as brokers, or otherwise involve transactions directly with the issuer of the instrument. This means that a dealer makes a market for securities by offering to buy at one price and sell at a slightly higher price. The difference between the prices is known as a "spread." Other portfolio transactions may be executed through brokers acting as agents, which are typically paid a commission.

The Trading Desk generally has the authority to select dealers and the commission rates or spreads to be paid, if any. Allocation of brokerage transactions is made in the best judgment of the Trading Desk and in a manner deemed fair and reasonable. In choosing dealers, the Trading Desk evaluates the ability of the dealer to execute the transaction at the best combination of price and quality of execution.

In general, dealers involved in the execution of portfolio transactions on behalf of the Fund are selected on the basis of their professional capability and the value and quality of their services. The Trading Desk seeks to obtain best execution by choosing dealers to execute transactions based on a variety of factors, which may include, but are not limited to, the following: (i) price; (ii) liquidity; (iii) the nature and character of the relevant market for the security to be purchased or sold; (iv) the quality and efficiency of the dealer's execution; (v) the dealer's willingness to commit capital; (vi) the reliability of the dealer in trade settlement and clearance; (vii) the level of counterparty risk (i.e., the dealer's financial condition); (viii) the commission rate or the spread; (ix) the value of research provided; (x) the availability of electronic trade entry and reporting links; and (xi) the size and type of order (e.g., foreign or domestic security, large block, illiquid security). In selecting dealers no factor is necessarily determinative; however, at various times and for various reasons, certain factors will be more important than others in determining which broker or dealer to use. Seeking to obtain best execution for all trades takes precedence over all other considerations.

Investment decisions for the Fund are made independently from those for other funds or accounts managed by the portfolio managers. Under the Trading Desk's procedures, portfolio managers and their corresponding Trading Desks may, but are not required to, seek to aggregate (or "bunch") orders that are placed or received concurrently for more than one fund or account, and available investments or opportunities for sales will be allocated equitably to each. In some cases, this policy may adversely affect the size of the position obtained or sold or the price paid or received by the Fund. When transactions are aggregated, but it is not possible to receive the same price or execution on the entire volume of securities purchased or sold, the various prices may be averaged, and the Fund will be charged or credited with the average price.

The portfolio managers will make investment decisions for the Fund as they believe are in the best interests of the Fund. Investment decisions made for the Fund may differ from, and may conflict with, investment decisions made for other funds and accounts advised by BNYM Investment Adviser and Alcentra. Actions taken with respect to such other funds or accounts may adversely impact the Fund, and actions taken by the Fund may benefit BNYM Investment Adviser or Alcentra or other funds or accounts advised by BNYM Investment Adviser or Alcentra. Funds and accounts managed by BNYM Investment Adviser or Alcentra may own significant positions in an issuer of securities which, depending on market conditions, may affect adversely the ability to dispose of some or all of such positions. Regulatory restrictions (including, but not limited to, those related to the aggregation of positions among other funds and accounts or those restricting trading while in possession of material non-public information, such as may be deemed to be received by the Fund's portfolio manager by virtue of the portfolio manager's position or other relationship with the Fund's portfolio company) and internal BNY Mellon policies, guidance or limitations (including, but not limited to, those related to the aggregation of positions among all fiduciary accounts managed or advised by BNY Mellon and all its affiliates (including BNYM Investment Adviser and Alcentra) and the aggregate exposure of such accounts) may restrict investment activities of the Fund. While the allocation of investment opportunities among the Fund and other funds and accounts advised by BNYM Investment Adviser or Alcentra may raise potential conflicts because of financial, investment or other interests of BNY Mellon or its personnel, the portfolio managers will make allocation decisions consistent with the interests of the Fund and other funds and accounts and not solely based on such other interests.

Portfolio managers may deem it appropriate for one fund or account they manage to sell a security while another fund or account they manage is purchasing the same security. Under such circumstances, the portfolio managers may arrange to have the purchase and sale transactions effected directly between the funds and/or accounts

("cross transactions"). Cross transactions will be effected in accordance with procedures adopted pursuant to Rule 17a-7 under the 1940 Act.

BNYM Investment Adviser or Alcentra may buy for the Fund securities of issuers in which other funds or accounts advised by BNYM Investment Adviser or Alcentra or their affiliates may have, or are making, an investment in the same issuer that is subordinate or senior to the securities purchased for the Fund. For example, the Fund may invest in debt securities of an issuer at the same time that other funds or accounts are investing, or currently have an investment, in equity securities of the same issuer. To the extent that the issuer experiences financial or operational challenges which may impact the price of its securities and its ability to meet its obligations, decisions by BNYM Investment Adviser or Alcentra relating to what actions are to be taken may raise conflicts of interests, and BNYM Investment Adviser or Alcentra, as applicable, may take actions for certain funds or accounts that have negative impacts on other funds or accounts.

To the extent that the Fund invests in foreign securities, certain of the Fund's transactions in those securities may not benefit from the negotiated commission rates available to funds for transactions in securities of domestic issuers. Foreign exchange transactions are made with banks or institutions in the interbank market at prices reflecting a mark-up or mark-down and/or commission.

BNYM Investment Adviser or Alcentra may utilize the services of an affiliate to effect certain client transactions when it determines that the use of such affiliate is consistent with its fiduciary obligations, including its obligation to obtain best execution, and the transactions are in the best interests of its clients. Procedures have been adopted in conformity with Rule 17e-1 under the 1940 Act to provide that all brokerage commissions paid by the Fund to BNYM Investment Adviser or Alcentra are reasonable and fair.

Summary of the Fund's Proxy Voting Policy and Procedures

The Fund invests primarily in credit instruments. In connection with and/or as a result of the Fund's credit investments, from time to time, the Fund also may hold equity securities with voting rights, such as common or preferred stock. The Fund also could hold, directly or through a SPV, equity securities of an issuer whose securities the Fund already owns when such securities have deteriorated or are expected shortly to deteriorate significantly in credit quality. The Fund may hold those equity securities in order to acquire control of the issuer and to seek to prevent the credit deterioration or facilitate the liquidation or other workout of the distressed issuer's credit problem. In the course of exercising control of a distressed issuer, Alcentra may pursue the Fund's interests in a variety of ways, which may entail negotiating and executing consents, agreements and other arrangements, and otherwise influencing the management of the issuer. BNYM Investment Adviser does not consider such activities proxy voting for purposes of Rule 206(4)-6 under the Advisers Act, but nevertheless would provide reports to the Fund's Board on its control activities on a quarterly basis.

The Board of Trustees of the Fund has delegated to Alcentra the authority to vote proxies of companies held in the Fund's portfolio. In the rare event that an issuer held by the Fund were to issue a proxy, or that the Fund were to receive a proxy issued by a cash management security, except as set forth in the "Summary of the Fund's Proxy Voting Policy and Procedures" (the "Proxy Voting Policy Summary") in Appendix B to this SAI, Alcentra applies its own proxy voting procedures, which are summarized in the Proxy Voting Policy Summary, when voting proxies on behalf of the Fund.

Information regarding how the Fund's proxies were voted during the most recent 12-month period ended June 30th will be available on BNYM Investment Adviser's website, by the following August 31st, at http://www.im.bnymellon.com and on the SEC's website at http://www.sec.gov on the Fund's Form N-PX.

Certain Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to the Fund and Shareholders, including its qualification and taxation as a RIC for U.S. federal income tax purposes under Subchapter M of the Code and to the acquisition, ownership and disposition of Shares.

This discussion does not purport to be a complete description of all of the tax considerations relating thereto. In particular, the Fund has not described certain considerations that may be relevant to certain types of Shareholders subject to special treatment under U.S. federal income tax laws, including Shareholders subject to the alternative minimum tax, insurance companies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, pension plans and trusts, real estate investment trusts, regulated investment companies, tax exempt organizations, financial institutions, persons who hold Shares as part of a straddle or a hedging or conversion transaction, Shareholders that are treated as partnerships for U.S. federal income tax purposes, and U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar. This discussion assumes that Shareholders hold the Shares as capital assets (within the meaning of the Code) and does not address owners of a Shareholder. This discussion is based upon the Code, its legislative history, U.S. Treasury regulations (including temporary and proposed regulations), published rulings and court decisions, each as of the date of this SAI and all of which are subject to change, possibly with retroactive effect, which could affect the continuing accuracy of this discussion. The Fund has not sought and will not seek any ruling from the Internal Revenue Service (the "IRS") regarding the offering of its Shares pursuant to the prospectus or this SAI. Accordingly, there can be no assurance that the IRS would not assert, and that a court would not sustain, a position contrary to any of the tax consequences discussed herein. This discussion does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax, nor does it discuss the special treatment under U.S. federal income laws that could result if the Fund invests in tax-exempt securities or certain other investment assets.

A "U.S. Shareholder" is a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	a trust, if a court within the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A "non-U.S. Shareholder" is a beneficial owner of Shares that is neither a U.S. Shareholder nor an entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Prospective beneficial owners of Shares that are partnerships or partners in such partnerships should consult their own tax advisers with respect to the purchase, ownership and disposition of Shares.

Tax matters are very complicated and the tax consequences to Shareholders will depend on the facts of their particular situation. Shareholders are encouraged to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Taxation of the Fund

RIC Qualification Requirements

The Fund will elect to be treated as, and intends to continue to qualify in each taxable year as, a RIC under Subchapter M of the Code, and the remainder of this discussion so assumes. If the Fund qualifies as a RIC and satisfies certain annual distribution requirements, described below, then the Fund generally will not be subject to U.S. federal income tax on the portion of its investment company taxable income and net capital gain (generally, net long-term capital gain in excess of net short-term capital loss) that it timely distributes (or is deemed to distribute) to Shareholders. The Fund will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to Shareholders.

The Fund will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless it distributes in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for each calendar year, (2) 98.2% of its net capital gain income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in preceding years (to the extent that income tax was not imposed on such amounts) less certain over-distributions in prior years (collectively, the "Excise Tax Requirement"). Any ordinary income or net capital gain income retained by the Fund that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid).

To qualify as a RIC for U.S. federal income tax purposes, the Fund generally must, among other things, meet the following tests:

"90% Income Test"

●	derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, gains from the sale of stock, foreign currencies, other securities or other income (including certain deemed inclusions) derived with respect to its business of investing in such stock, securities or currencies, or (b) net income derived from an interest in a "qualified publicly traded partnership," or "QPTP"; and

"Diversification Tests"

●	diversify its holdings so that at the end of each quarter of the taxable year:

●	at least 50% of the value of its assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities that, with respect to any issuer, do not represent more than 5% of the value of its assets or more than 10% of the outstanding voting securities of that issuer; and

●	no more than 25% of the value of its assets is invested in the securities, other than U.S. government securities or securities of other RICs, of (i) one issuer, (ii) two or more issuers that are controlled, as determined under applicable tax rules, by the Fund and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more QPTPs.

"Annual Distribution Requirement"

●	distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (determined without regard to the dividends paid deduction) and net tax exempt interest income, if any, for such year.

In general, for purposes of the 90% Income Test described above, items of income derived from an investment in an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes generally will be treated as qualifying income only to the extent they are attributable to items of the partnership that would be qualifying income if realized by a RIC. However, as noted above, 100% of the net income derived from an interest in a QPTP (generally a publicly traded partnership that is eligible to be treated as a partnership under the Code, other than a publicly traded partnership that derives 90% of its income from the sources described in clause (a) of the 90% Income Test) is qualifying income for purposes of the 90% Income Test. Although income from a QPTP is qualifying income for purposes of the 90% Income Test, investment in QPTPs cannot exceed 25% of the Fund's assets.

The Fund has an "opt-out" Plan. The tax consequences to Shareholders of participating in the Plan are discussed below. See "—Taxation of U.S. Shareholders" and "—Taxation of Non-U.S. Shareholders."

The Fund may be required to recognize taxable income in circumstances in which it does not receive cash, such as income from hedging arrangements, certain foreign currency transactions, or debt instruments subject to the original issue discount ("OID") rules. For example, if the Fund holds debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, that have increasing interest rates or that are issued with warrants), the Fund must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Fund in the same taxable year. Because any OID or other amounts accrued will be included in the Fund's investment company taxable income for the year of accrual, the Fund may be required to make a distribution to Shareholders in order to satisfy the Annual Distribution Requirement and/or the Excise Tax Requirement, even though the Fund will not have received any corresponding cash in respect of the underlying investment.

The Fund's functional currency is the U.S. dollar for U.S. federal income tax purposes. Gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income, expenses or other liabilities denominated in a currency other than the U.S. dollar and the time the Fund actually collects such income or pays such expenses or liabilities may be treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency and other financial transactions denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, may also be treated as ordinary income or loss.

If the Fund fails to satisfy the 90% Income Test or the Diversification Tests in any taxable year, the Fund may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the Diversification Tests where the Fund corrects the failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of the Fund's income would be subject to corporate-level income tax. The Fund cannot provide assurance that it would qualify for any such relief should it fail the 90% Income Test or the Diversification Tests.

If the Fund fails to satisfy the Annual Distribution Requirement or otherwise fails to qualify as a RIC in any taxable year, and is not eligible for relief as described above, the Fund will be subject to tax in that year on all of its taxable income, regardless of whether the Fund makes any distributions to Shareholders. In that case, all of the Fund's income will be subject to corporate-level income tax, reducing the amount available to be distributed to Shareholders, and Shareholders would no longer be eligible for the benefits related to the Fund's treatment as a RIC, for example the benefits of the interest related dividends rules. See the section titled "Taxation of U.S. Shareholders."

Capital Loss Carryforwards

A RIC may not use any net capital losses (i.e., realized capital losses in excess of realized capitals gains) to offset its investment company taxable income, but is permitted to carry forward a net capital loss to offset capital gain indefinitely. The excess of the Fund's net short-term capital loss over its net long-term capital gain is treated as a short-term capital loss arising on the first day of its next taxable year and the excess of the Fund's net long-term capital loss over its net short-term capital gain is treated as a long-term capital loss arising on the first day of the Fund's next taxable year. If future capital gain is offset by carried-forward capital losses, such future capital gain is not subject to Fund-level U.S. federal income tax, regardless of whether distributed to Shareholders. A RIC cannot carry back or carry forward any net operating losses. Further, a RIC's deduction of net business interest expense is limited to its "business interest income," plus 30% of its "adjusted taxable income," plus its "floor plan financing interest expense." Due to these limits on the deductibility of expenses, net capital losses and business interest expenses, there may be circumstances in which the Fund may, for U.S. federal income tax purposes, have aggregate taxable income that the Fund is required to distribute and that is taxable to stockholders even if this income is greater than the aggregate net income the Fund actually earned during those years.

Although in general the passive loss rules of the Code do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a QPTP. The Fund's investments in partnerships, including in QPTPs, may result in the Fund being subject to state, local or foreign income, franchise or withholding tax liabilities.

Taxation of U.S. Shareholders

This section is applicable to Shareholders that are U.S. Shareholders. If you are a non-U.S. Shareholder, this section does not apply to you; please see the section titled "Taxation of Non-U.S. Shareholders."

Fund Distributions

Distributions by the Fund generally are taxable to U.S. Shareholders as ordinary income or long-term capital gain. Distributions of the Fund's investment company taxable income (which is, generally, its U.S. federal taxable income excluding net capital gain subject to certain statutory adjustments) will be taxable as ordinary income to U.S. Shareholders to the extent of the Fund's current and accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. Distributions of the Fund's net capital gain (which generally is the excess of the Fund's net long-term capital gain over its net short-term capital loss) properly reported by the Fund as "capital gain dividends" will be taxable to U.S. Shareholders as long-term capital gains (which, under current law, are taxed at preferential rates in the case of individuals, trusts or estates). This is true regardless of U.S. Shareholders' holding periods for their Shares and regardless of whether the dividend is paid in cash or reinvested in additional Shares. Distributions in excess of the Fund's earnings and profits first will reduce a U.S. Shareholder's adjusted tax basis in such Shareholder's Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gain to such U.S. Shareholder.

Although the Fund currently intends to distribute any of its net capital gain for each taxable year on a timely basis, the Fund may in the future decide to retain some or all of its net capital gain, and may designate the retained amount as a "deemed distribution." In that case, among other consequences, the Fund will pay tax on the retained amount, each U.S. Shareholder will be required to include such Shareholder's share of the deemed distribution in income as if it had been actually distributed to the U.S. Shareholder, and the U.S. Shareholder will be entitled to claim a credit equal to such Shareholder's allocable share of the tax paid thereon by the Fund. The amount of the deemed distribution net of such tax will be added to the U.S. Shareholder's adjusted tax basis for such Shareholder's Shares or Preferred Shares, if any.

In general, dividends (other than capital gain dividends) paid by the Fund to U.S. individual Shareholders may be eligible for preferential tax rates applicable to long-term capital gain to the extent that the Fund's income consists of dividends paid by U.S. corporations and certain "qualified foreign corporations" on shares that have been held by the Fund for at least 61 days during the 121-day period commencing 60 days before the shares become ex-dividend. Dividends paid on shares held by the Fund will not be taken into account in determining the applicability of the preferential maximum tax rate to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Dividends paid by REITs are not generally eligible for the preferential maximum tax rate. Distributions out of current or accumulated earnings and profits also generally will not be eligible for the 20% pass through deduction under Section 199A of the Code. Further, a "qualified foreign corporation" does not include any foreign corporation, which for its taxable year in which its dividend was paid, or the preceding taxable year, is a passive foreign investment company ("PFIC," discussed below). In order to be eligible for the preferential rate, the U.S. Shareholder must have held his or her Shares for at least 61 days during the 121-day period commencing 60 days before the Fund Shares become ex-dividend. Additional restrictions on a U.S. Shareholder's qualification for the preferential rate may apply.

In general, dividends (other than capital gain dividends) paid by the Fund to U.S. Shareholders that are taxable as corporations for U.S. federal income tax purposes may be eligible for the dividends received deduction to the extent that the Fund's income consists of dividends paid by U.S. corporations (other than REITs) on shares that have been held by the Fund for at least 46 days during the 91-day period commencing 45 days before the shares become ex-dividend. Dividends paid on shares held by the Fund generally will not be taken into account for this purpose to the extent the stock on which the dividend is paid is considered to be "debt-financed" (generally, acquired with borrowed funds), or to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividend received deduction may be disallowed or reduced if the corporate U.S. Shareholder fails to satisfy the foregoing holding period and other requirements with respect to its Shares of the Fund or by application of the Code.

U.S. Shareholders who have not "opted-out" of the Plan will have their cash dividends and distributions automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the Plan will nevertheless remain taxable to U.S. Shareholders. A U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the Plan equal to the dollar amount that would have been received if the U.S. Shareholder had received the dividend or distribution in cash. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. Shareholder's account.

An additional 3.8% surtax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from a RIC and net gains from redemptions or other taxable dispositions of RIC shares) of U.S. individuals, estates and certain trusts. The tax applies to the lesser of (i) such net investment income (or, in the case of an estate or trust, its undistributed net investment income), and (ii) the excess, if any, of such person's "modified adjusted gross income" (or, in the case of an estate or trust, its "adjusted gross income") over a threshold amount. For these purposes, "net investment income" generally includes interest and taxable distributions and deemed distributions paid with respect to shares of common stock, and net gain attributable to the disposition of common stock (in each case, unless the shares of common stock are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to these distributions or this net gain.

Sale of Shares

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of such Shareholder's Shares. The amount of gain or loss will be measured by the difference between such U.S. Shareholder's adjusted tax basis in the Shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held such Shares for more than one year. Otherwise, such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if substantially identical stock or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

The repurchase of Shares by the Fund generally will be a taxable transaction for U.S. federal income tax purposes, either as a sale or exchange or, under certain circumstances, as a dividend. A repurchase of Shares generally will be treated as a sale or exchange if the receipt of cash by a U.S. Shareholder (in one payment or a series of payments pursuant to a fixed plan) results in a redemption of all of the U.S. Shareholder's interest in the Fund or is "substantially disproportionate" or "not essentially equivalent to a dividend" with respect to the Shareholder. A repurchase payment is "substantially disproportionate" if (i) at least some voting stock is redeemed, (ii) after the redemption the Shareholder owns less than 50% of the total outstanding voting securities of the Fund and (iii) the ratio of the Shareholder's ownership of voting stock to total outstanding voting stock after the redemption is less than 80% of the pre-redemption ratio. A repurchase payment is "not essentially equivalent to a dividend" if, based on all facts and circumstances, the payment results in a meaningful reduction of the Shareholder's proportionate interest in the Fund. In determining whether any of these tests have been met, Shares actually owned and Shares considered to be owned by the U.S. Shareholder by reason of certain constructive ownership rules generally must be taken into account. If any of the tests for sale or exchange treatment is met, a U.S. Shareholder generally will recognize capital gain or loss (which will be treated in the same manner as described above) equal to the difference between the amount of cash received by the U.S. Shareholder and the adjusted tax basis of the Shares repurchased.

If none of the tests for sale or exchange treatment is met, the amount received by a U.S. Shareholder on a repurchase of Shares by the Fund will be taxable to the U.S. Shareholder as a dividend to the extent of such U.S. Shareholder's allocable share of the Fund's current and accumulated earnings and profits. The excess of such amount received over the portion that is taxable as a dividend would constitute a non-taxable return of capital (to the extent of the U.S. Shareholder's adjusted tax basis in the Shares sold), and any amount in excess of the U.S. Shareholder's adjusted tax basis would constitute taxable capital gain. Any remaining tax basis in the Shares repurchased by the Fund will be transferred to any remaining Shares held by such U.S. Shareholder. In addition, if a repurchase of Shares is treated as a dividend to the tendering U.S. Shareholder, a constructive dividend may result to a non-tendering U.S. Shareholder whose proportionate interest in the earnings and assets of the Fund has been increased by such repurchase.

Tax Shelter Reporting Regulations

Under U.S. Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to Shares of the Fund in excess of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year, such Shareholder must file with the IRS a disclosure statement on Form 8886. Direct investors of "portfolio securities" in many cases are excepted from this reporting requirement, but under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirements. States may also have a similar reporting requirement. U.S. Shareholders should consult their tax advisor to determine the applicability of these regulations in light of their individual circumstances.

Taxation of Non-U.S. Shareholders

This section applies to non-U.S. Shareholders. If you are not a non-U.S. Shareholder it does not apply to you.

Distributions of the Fund's investment company taxable income to non-U.S. Shareholders generally will be subject to U.S. withholding tax (unless lowered or eliminated by an applicable income tax treaty) to the extent payable from the Fund's current and accumulated earnings and profits unless an exception applies. A RIC that traces the source of interest related dividends may, in certain circumstances, pay such dividends without withholding. However, the Fund may not be able to obtain the information necessary to employ tracing and, therefore, non-U.S. Shareholders may not be able to avoid withholding in this circumstance.

If a non-U.S. Shareholder receives distributions and such distributions are effectively connected with a U.S. trade or business of the non-U.S. Shareholder and, if an income tax treaty applies, attributable to a permanent establishment in the United States of such non-U.S. Shareholder, such distributions generally will be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, the Fund will not be required to withhold U.S. federal income tax if the non-U.S. Shareholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a non-U.S. Shareholder that is a foreign trust and such entities are urged to consult their own tax advisors.

Actual or deemed distributions of the Fund's net capital gain (which generally is the excess of the Fund's net long-term capital gain over the Fund's net short-term capital loss) to a non-U.S. Shareholder, and gains recognized by a non-U.S. Shareholder upon the sale of Shares, will not be subject to withholding of U.S. federal income tax and generally will not be subject to U.S. federal income tax unless (a) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. Shareholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. Shareholder in the United States (as discussed above) or (b) the non-U.S. Shareholder is an individual, has been present in the United States for 183 days or more during the taxable year, and certain other conditions are satisfied. For a corporate non-U.S. Shareholder, distributions (both actual and deemed), and gains recognized upon the sale of the Shares that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional "branch profits tax" (unless lowered or eliminated by an applicable income tax treaty). Non-U.S. Shareholders are encouraged to consult their own advisors as to the applicability of an income tax treaty in their individual circumstances.

If the Fund distributes its net capital gain in the form of deemed rather than actual distributions (which the Fund may do in the future), a non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. Shareholder's allocable share of the tax the Fund pays on the capital gain deemed to have been distributed. In order to obtain the refund, the non-U.S. Shareholder must obtain a U.S. taxpayer identification number (if one has not been previously obtained) and timely file a U.S. federal income tax return even if the non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

Non-U.S. Stockholders who have not "opted-out" of the Plan will have their cash dividends and distributions automatically reinvested in additional shares of the Fund's common stock, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the Plan will nevertheless remain taxable to non-U.S. stockholders to the same extent as if such dividends were received in cash. As a result, the Fund's non-U.S. stockholders will be taxed on 100% of the fair market value of the dividend paid entirely or partially in the Fund's common stock on the date the dividend is received in the same manner (and to the extent such non-U.S. stockholder is subject to U.S. federal income taxation) as a cash dividend (including the application of withholding tax rules described above), even if most or all of the dividend is paid in common stock. In such a circumstance, the Fund may be required to withhold all or substantially all of the cash the Fund would otherwise distribute to a non-U.S. stockholder.

A non-U.S. Shareholder who is otherwise subject to withholding of U.S. federal income tax may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the non-U.S. Shareholder provides the Fund or the dividend paying agent with an IRS Form W-8BEN or W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. Shareholder or otherwise establishes an exemption from backup withholding.

Pursuant to Sections 1471 to 1474 of the Code and the U.S. Treasury regulations thereunder, the relevant withholding agent generally will be required to withhold 30% of any dividends paid on the Shares to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. If payment of this withholding tax is made, non-U.S. Shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such dividends or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Certain jurisdictions have entered into agreements with the United States that may supplement or modify these rules.

PFICs

The Fund may purchase shares in a "passive foreign investment company" (a "PFIC") and, as such, may be subject to U.S. federal income tax on a portion of any "excess distribution" or gain from the disposition of such shares, even if such income is distributed as a taxable dividend by the Fund to Shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If the Fund invests in a PFIC and elects to treat the PFIC as a "qualified electing fund" under the Code (a "QEF"), in lieu of the foregoing requirements, the Fund will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to the Fund. Any inclusions in the Fund's gross income resulting from the QEF election will be considered qualifying income for purposes of the 90% Income Test. The Fund's ability to make this election will depend on factors beyond its control. Alternatively, the Fund may elect to mark-to-market at the end of each taxable year its shares in such PFIC; in this case, the Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. The benefit of these elections may be limited. Under either election, the Fund may be required to recognize in any year income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether the Fund satisfies the Excise Tax Requirement.

Taxation of Certain Fund Investments

Investments in debt obligations that are at risk of or are in default present special tax issues for the Fund. Tax rules are not entirely clear on the treatment of such debt obligations, including as to whether and to what extent the Fund should recognize market discount on such a debt obligation, when the Fund may cease to accrue interest, OID or market discount, when and to what extent the Fund may take deductions for bad debts or worthless securities and how the Fund shall allocate payments received on obligations in default between principal and interest.

The Fund may invest in options, futures contracts, forward contracts, swaps and derivatives, as well as other hedging or similar transactions, which may be subject to one or more special tax rules (including notional principal contract, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to the Fund (including, potentially, without a corresponding receipt of cash with which to make required distributions), defer Fund losses, cause adjustments in the holding periods of Fund securities, convert capital gains into ordinary income, convert long-term capital gains into short-term capital gains and convert short-term capital losses into long-term capital losses. These investments likely will not be exempt from regular U.S. federal income tax and these rules could therefore affect the amount, timing and character of distributions to Shareholders of the Fund. In addition, because the tax rules applicable to derivative financial instruments are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Fund has made sufficient distributions, and otherwise satisfied the applicable requirements, to maintain its qualification as a RIC and avoid fund-level taxation. In certain circumstances, the Fund may be required to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.

Some of the options and other strategies employed by the Fund may be deemed to reduce risk to the Fund by substantially diminishing its risk of loss in offsetting positions in substantially similar or related property, thereby giving rise to "straddles" under the U.S. Federal income tax rules. Interest and carrying charges allocable to positions in straddles are required to be capitalized, rather than deducted as accrued. The straddle rules require the Fund to defer certain losses on positions within a straddle and to terminate the holding period for shares that become part of a straddle before the long-term capital gains period has been reached. In other words, the Fund will not be respected as having owned the shares for any time before the options lapse or are otherwise terminated. Some of the covered call options that are considered to offset substantially similar or related property will constitute "qualified covered call options" that are generally excepted from the straddle rules. As such, they generally will not trigger the loss deferral provisions of the straddle rules and the holding period for the substantially similar property will not be terminated. However, the holding period may be suspended in certain circumstances while the call options are outstanding. Further, an option on an index is not eligible for qualified covered call treatment. Because of the straddle rules and qualified covered call rules, at this time it is unclear the extent to which the gains from the sale of Fund portfolio investments underlying (or substantially similar to) call options will be treated as short-term capital gains and thus, insofar as not offset by short-term losses, taxable as ordinary income when distributed.

The tax treatment of the Fund's options activity will vary based on the nature and the subject of the options. In general, option premiums are not immediately included in the income of the Fund when received. Instead, in the case of certain options (including options on single stocks, options on certain narrow-based indices and options not listed on certain exchanges), the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option. If an option written by the Fund with respect to individual stocks is exercised and the Fund sells or delivers the underlying stock, the Fund generally will recognize capital gain or loss equal to (a) the sum of the exercise price and the option premium received by the Fund minus (b) the Fund's basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. The gain or loss with respect to any termination of the Fund's obligation under such an option other than through the exercise of the option and related sale or delivery of the underlying stock will be short-term gain or loss. Thus, if an option written by the Fund expires unexercised, the Fund generally will recognize short-term gain equal to the premium received.

Certain options that are listed on a qualified board of exchange ("listed options") written or purchased by the Fund (including options on futures contracts, broad-based equity indices and debt securities) as well as certain futures contracts will be governed by section 1256 of the Code ("section 1256 contracts"). Section 1256 contracts held by the Fund at the end of each taxable year (and, for purposes of the 4% excise tax (discussed below), on certain other dates as prescribed under the Code) are "marked-to-market" with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss generally is treated as 60% long-term and 40% short-term capital gains (or losses). Almost no options listed on non-U.S. exchanges will meet the requirements for section 1256 treatment.

Backup Withholding

The Fund generally is required to withhold and remit to Treasury a percentage of the taxable distributions paid to certain Shareholders who fail to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, who fails to certify to the Fund that he or she is not subject to such withholding, or with respect to whom the IRS notifies the Fund that a Shareholder is subject to backup withholding. Corporate Shareholders, certain foreign persons and other Shareholders specified in the Code and applicable regulations are generally exempt from backup withholding, but may need to provide documentation to the Fund to establish such exemption.

Backup withholding is not an additional tax. Any amounts withheld may be credited against the Shareholder's U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

Possible Legislative Changes

The tax consequences described herein may be affected (possibly with retroactive effect) by various legislative bills and proposals that may be initiated in Congress. Prospective investors should consult their own tax advisors regarding the status of any proposed legislation and the effect, if any, on their investment in the Fund.

Control Persons and Principal Shareholders

The following persons are known by the Fund to own of record 5% or more of the indicated class of the Fund's outstanding voting securities as of December 1, 2021. A Shareholder who beneficially owns, directly or indirectly, more than 25% of the Fund's voting securities may be deemed to "control" (as defined in the 1940 Act) the Fund. As of December 1, 2021, Trustees and officers, as a group, owned less than 1% of each class of the Fund's outstanding voting securities.

Class	Name & Address	Percent Owned

Institutional Shares	MBC Investments Corp. 1209 N. Orange Street Wilmington, DE 19801	100%

Counsel and Independent Registered Public Accounting Firm

Proskauer Rose LLP, Eleven Times Square, New York, New York 10036-8299, serves as counsel to the Fund.

KPMG LLP, 345 Park Avenue, New York, New York 10154, an independent registered public accounting firm, has been selected to serve as the independent registered public accounting firm for the Fund. The statement of assets and liabilities of the Fund as of August 31, 2021 included in this SAI has been so included in reliance on the report of KPMG LLP, given on the authority of said firm as experts in auditing and accounting.

BNY MELLON ALCENTRA OPPORTUNISTIC GLOBAL CREDIT INCOME FUND

Statement of Assets and Liabilities

As of August 31, 2021

Financial Statement

ASSETS
Cash	$100,000
Total Assets	$100,000

LIABILITIES	$0
NET ASSETS	$100,000

CAPITAL
Common Shares of Beneficial Interest, unlimited shares authorized, par value $0.001 per share; 8,000 shares issued and outstanding - Note A	$8
Paid in Capital in excess of par	$99,992
Total Capital-Equivalent of $12.50 net asset value per share	$100,000

See Notes to Statement of Assets and Liabilities

NOTES TO STATEMENT OF ASSETS AND LIABILITIES

Note A-Organization

BNY Mellon Alcentra Opportunistic Global Credit Income Fund (the "Fund") was organized as a Maryland statutory trust on March 29, 2021 and is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company that continuously offers its common shares of beneficial interest ("Shares") and is operated as an "interval fund." The Fund offers Institutional Shares, and intends to offer additional classes of Shares at a later date. The Fund has had no operations from the date of its organization to date, other than organizational matters and the sale to MBC Investments Corp., a wholly owned subsidiary of The Bank of New York Mellon Corporation ("BNY Mellon") and an affiliate of BNY Mellon Investment Adviser, Inc. ("BNYM Investment Adviser"), of 8,000 Institutional Shares on June 4, 2021.

The Fund intends to qualify as a regulated investment company, by complying with the applicable provisions of the Internal Revenue Code, and to make distributions of income and net realized capital gain sufficient to relieve it from substantially all federal income and excise taxes.

Note B—Accounting Policies

The Fund follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 946 Financial Services—Investment Companies. The preparation of the financial statement in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statement. Actual results could differ from those estimates.

Costs incurred in connection with the organization and initial offering of the Fund will be paid directly by BNYM Investment Adviser and are not subject to reimbursement by the Fund. BNYM Investment Adviser (and not the Fund) has agreed to pay all of the organizational and initial offering expenses of the Fund, which are estimated to be $616,184.10.

Note C-Investment Management Agreement, Sub-Investment Advisory Agreement and Custody Agreement

BNYM Investment Adviser, a wholly-owned subsidiary of BNY Mellon, is the Fund's investment manager.

Under its Investment Management Agreement with the Fund (the "Management Agreement"), BNYM Investment Adviser furnishes a continuous investment program for the Fund's portfolio and generally manages the Fund's investments in accordance with the stated policies of the Fund, subject to the general supervision of the Fund's Board of Trustees. BNYM Investment Adviser is responsible for the overall management of the Fund's portfolio and for the supervision and ongoing monitoring of the Fund's sub-investment adviser. BNYM Investment Adviser also maintains office facilities on behalf of the Fund, and furnishes statistical and research data, clerical help, accounting, data processing, bookkeeping and internal auditing and certain other required services to the Fund. BNYM Investment Adviser also performs certain other administrative services for the Fund and provides persons satisfactory to the Trustees of the Fund to serve as officers of the Fund. Such officers, as well as certain other employees and Trustees of the Fund, may be directors, officers or employees of BNYM Investment Adviser.

For its services under the Management Agreement, the Fund has agreed to pay BNYM Investment Adviser a monthly investment management fee computed at the annual rate of 1.25% of the average daily value of the Fund's Managed Assets. "Managed Assets" of the Fund means the total assets of the Fund, including any assets attributable to leverage (i.e., Borrowings, Preferred Shares or the use of derivative instruments that have the economic effect of leverage), minus the Fund's accrued liabilities, other than any liabilities or obligations attributable to leverage obtained through (i) indebtedness of any type (including, without limitation, Borrowings), (ii) the issuance of Preferred Shares, and/or (iii) any other means, all as determined in accordance with generally accepted accounting principles.

BNYM Investment Adviser has contractually agreed, until December 31, 2022, to waive receipt of its fees and/or assume the direct expenses of the Fund so that the Fund's direct expenses (excluding distribution fees, shareholder services fees, taxes, interest, brokerage commissions, commitment fees on borrowings, expenses related to litigation and potential litigation, investment expenses (such as fees and expenses of outside legal counsel or third-party consultants, due diligence-related fees, third party valuation firms and other costs, expenses and liabilities with respect to consummated and unconsummated investments) and extraordinary expenses) do not exceed 2.00% of the average daily value of the Fund's Managed Assets. On or after December 31, 2022, BNYM Investment Adviser may terminate this expense limitation agreement at any time.

BNYM Investment Adviser has entered into a Sub-Investment Advisory Agreement with its affiliate, Alcentra NY, LLC ("Alcentra"), pursuant to which Alcentra will serve as the Fund's sub-adviser. Pursuant to the Sub-Investment Advisory Agreement between BNYM Investment Adviser and Alcentra, Alcentra is responsible for implementation of the Fund's investment strategy and investment of the Fund's assets on a day-to-day basis in accordance with the Fund's investment objective and policies. For services provided under the Sub-Investment Advisory Agreement, BNYM Investment Adviser has agreed to pay from its management fee paid by the Fund a monthly sub-advisory fee to Alcentra computed at the annual rate of 0.625% of the average daily value of the Fund's Managed Assets.

Alcentra Limited ("Alcentra UK"), an affiliate of BNYM Investment Adviser and Alcentra, and certain personnel of Alcentra UK will be treated as "associated persons" of Alcentra under the Investment Advisers Act of 1940, as amended, for purposes of providing investment advice, and will provide research and portfolio management services (discretionary portfolio management and non-discretionary investment recommendations) with respect to the Fund's assets pursuant to a participating affiliate agreement between Alcentra and Alcentra UK and under the supervision of Alcentra.

The Bank of New York Mellon serves as the custodian of the Fund pursuant to a custody agreement and receives a monthly fee based on the market value of the Fund's assets held in custody and receives certain securities transaction charges.

Note D—Subsequent Events

In preparing the financial statement, the Fund's management has evaluated subsequent events and transactions for potential recognition or disclosure through September 8, 2021, the date the financial statement was available to be issued. There were no subsequent events identified that require recognition or disclosure.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Trustees of
BNY Mellon Alcentra Opportunistic Global Credit Income Fund:

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of BNY Mellon Alcentra Opportunistic Global Credit Income Fund (the "Fund") as of August 31, 2021, and the related notes to the statement of assets and liabilities (collectively, the financial statement). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Fund as of August 31, 2021, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

The financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on the financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement on the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Such procedures also included confirmation of cash held as of August 31, 2021, by correspondence with the Fund's custodian. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

We have served as the auditor of one or more BNY Mellon Investment Adviser, Inc. investment companies since 1994.

New York, New York

September 8, 2021

Privacy Policy

BNY Mellon Alcentra Opportunistic Global Credit Income Fund

Protecting Your Privacy
Our Pledge to You

THE FUND IS COMMITTED TO YOUR PRIVACY. On this page, you will find the Fund's policies and practices for collecting, disclosing, and safeguarding "nonpublic personal information," which may include financial or other customer information. These policies apply to individuals who purchase Fund shares for personal, family, or household purposes, or have done so in the past. This notification replaces all previous statements of the Fund's consumer privacy policy, and may be amended at any time. We'll keep you informed of changes as required by law.

YOUR ACCOUNT IS PROVIDED IN A SECURE ENVIRONMENT. The Fund maintains physical, electronic and procedural safeguards that comply with federal regulations to guard nonpublic personal information. The Fund's agents and service providers have limited access to customer information based on their roles in servicing your account.

THE FUND COLLECTS INFORMATION IN ORDER TO SERVICE AND ADMINISTER YOUR ACCOUNT. The Fund collects a variety of nonpublic personal information, which may include:

o	Information we receive from you, such as your name, address, and social security number.

o	Information about your transactions with us, such as the purchase or sale of Fund shares.

o	Information we receive from agents and service providers, such as proxy voting information.

THE FUND DOES NOT SHARE NONPUBLIC PERSONAL INFORMATION WITH ANYONE, EXCEPT AS permitted by law.

Appendix A

Rating Categories

The following is a description of certain ratings assigned by S&P Global Ratings, Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch").

S&P Global Ratings

An S&P Global Ratings issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings' view of the obligor's capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term issue credit ratings are generally assigned to those obligations considered short-term in the relevant market, typically with an original maturity of no more than 365 days. Short-term issue credit ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. S&P Global Ratings would typically assign a long-term issue credit rating to an obligation with an original maturity of greater than 365 days. However, the ratings that S&P Global Ratings assigns to certain instruments may diverge from these guidelines based on market practices. Medium-term notes are assigned long-term ratings.

An "NR" indicates that a rating has not been assigned or is no longer assigned.

Issue Credit Ratings. Issue credit ratings are based, in varying degrees, on S&P Global Ratings' analysis of the following considerations: likelihood of payment—the capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation; nature and provisions of the financial obligation, and the promise S&P Global Ratings imputes; and protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

An issue rating is an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

Long-Term Issue Credit Ratings

An obligation rated "AAA" has the highest rating assigned by S&P Global Ratings. The obligor's capacity to meet its financial commitments on the obligation is extremely strong.

An obligation rated "AA" differs from the highest-rated obligations only to a small degree. The obligor's capacity to meet its financial commitments on the obligation is very strong.

An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitments on the obligation is still strong.

An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor's capacity to meet its financial commitments on the obligation.

Obligations rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions that could lead to the obligor's inadequate capacity to meet its financial commitments on the obligation.

An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitments on the obligation.

An obligation rated "CCC" is currently vulnerable to nonpayment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

An obligation rated "CC" is currently highly vulnerable to nonpayment. The "CC" rating is used when a default has not yet occurred, but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

An obligation rated "C" is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

An obligation rated "D" is in default or in breach of an imputed promise. For non-hybrid capital instruments, the "D" rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to "D" if it is subject to a distressed debt restructuring.

Note: Ratings from "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

Short-Term Issue Credit Ratings

A short-term obligation rated "A-1" is rated in the highest category by S&P Global Ratings. The obligor's capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitments on these obligations is extremely strong.

A short-term obligation rated "A-2" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitments on the obligation is satisfactory.

A short-term obligation rated "A-3" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor's capacity to meet its financial commitments on the obligation.

A short-term obligation rated "B" is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor's inadequate capacity to meet its financial commitments.

A short-term obligation rated "C" is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitments on the obligation.

A short-term obligation rated "D" is in default or in breach of an imputed promise. For non-hybrid capital instruments, the "D" rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to "D" if it is subject to a distressed debt restructuring.

Moody's

Ratings assigned on Moody's global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles and public sector entities. The following is a ranking (from highest to lowest) of Moody's long-term and short-term categories.

Long-Term Obligation Ratings and Definitions. Moody's long-term ratings are opinions of the relative credit risk of financial obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody's Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default.

Obligations rated "Aaa" are judged to be of the highest quality, with minimal risk.

Obligations rated "Aa" are judged to be of high quality and are subject to very low credit risk.

Obligations rated "A" are considered upper medium-grade and are subject to low credit risk.

Obligations rated "Baa" are subject to moderate credit risk. They are considered medium-grade and as such may possess speculative characteristics.

Obligations rated "Ba" are judged to have speculative elements and are subject to substantial credit risk.

Obligations rated "B" are considered speculative and are subject to high credit risk.

Obligations rated "Caa" are judged to be of poor standing and are subject to very high credit risk.

Obligations rated "Ca" are highly speculative and are likely in, or very near, default, with some prospect of recovery in principal and interest.

Obligations rated "C" are the lowest-rated class of bonds and are typically in default, with little prospect for recovery of principal and interest.

Note: Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates amid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Short-Term Ratings. Moody's short-term ratings, unlike its long-term ratings, apply to an individual issuer's capacity to repay all short-term obligations rather than to specific short-term borrowing programs.

Moody's employs the following designations to indicate the relative repayment ability of rated issuers:

P-1	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term debt obligations.

NP	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Demand Obligation Ratings. In the case of variable rate demand obligations ("VRDOs"), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer's ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon-demand feature ("demand feature") of the VRDO. The short-term demand obligation rating uses a variation of the MIG scale called the Variable Municipal Investment Grade ("VMIG"). VMIG ratings with liquidity support use as an input the short-term Counterparty Risk Assessment of the support provider, or the long-term rating of the underlying obligor in the absence of third party liquidity support. Transitions of VMIG ratings of demand obligations with conditional liquidity support differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer's long-term rating drops below investment grade.

VMIG 1	This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2	This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3	This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG	This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections necessary to ensure the timely payment of purchase price upon demand.

For VRDOs supported with conditional liquidity support, short-term ratings transition down at higher long-term ratings to reflect the risk of termination of liquidity support as a result of a downgrade below investment grade.

VMIG ratings of VRDOs with unconditional liquidity support reflect the short-term debt rating (or counterparty assessment) of the liquidity support provider with VMIG 1 corresponding to P-1, VMIG 2 to P-2, VMIG 3 to P-3 and SG to not prime.

Fitch

Corporate Finance Obligations — Long-Term Rating Scales. Ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of recovery given default on that liability is also included in the rating assessment. This notably applies to covered bonds ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument. On the contrary, Ratings of debtor-in-possession ("DIP") obligations incorporate the expectation of full repayment.

The relationship between the issuer scale and obligation scale assumes a generic historical average recovery. Individual obligations can be assigned ratings higher, lower, or the same as that entity's issuer rating or IDR, based on their relative ranking, relative vulnerability to default or based on explicit Recovery Ratings.

As a result, individual obligations of entities, such as corporations, are assigned ratings higher, lower, or the same as that entity's issuer rating or IDR, except DIP obligation ratings that are not based off an IDR. At the lower end of the ratings scale, Fitch publishes explicit Recovery Ratings in many cases to complement issuer and obligation ratings.

Highest credit quality: "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

Very high credit quality: "AA" ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

High credit quality: "A" ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

Good credit quality: "BBB" ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

Speculative: "BB" ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

Highly speculative: "B" ratings indicate that material credit risk is present.

Substantial credit risk: "CCC" ratings indicate that substantial credit risk is present.

Very high levels of credit risk: "CC" ratings indicate very high levels of credit risk.

Exceptionally high levels of credit risk: "C" indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned "RD" or "D" ratings (see "Short-Term Ratings Assigned to Obligations in Corporate, Public and Structured Finance" below), but are instead rated in the "CCC" to "C" rating categories, depending on their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Note: The modifiers "+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to "AAA" ratings and ratings below the "CCC" category.

Structured, Project & Public Finance Obligations — Long-Term Rating Scales. Ratings of structured finance obligations on the long-term scale consider the obligations' relative vulnerability to default. These ratings are typically assigned to an individual security or tranche in a transaction and not to an issuer.

Highest credit quality: "AAA" ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

Very high credit quality: "AA" ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

High credit quality: "A" ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

Good credit quality: "BBB" ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

Speculative: "BB" ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time.

Highly speculative: "B" ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

Substantial credit risk: "CCC" indicates that default is a real possibility.

Very high levels of credit risk: "CC" indicates that default of some kind appears probable.

Exceptionally high levels of credit risk: "C" indicates that default appears imminent or inevitable.

Default: "D" indicates a default. Default generally is defined as one of the following: failure to make payment of principal and/or interest under the contractual terms of the rated obligation; the bankruptcy filings, administration, receivership, liquidation or other winding-up or cessation of the business of an issuer/obligor; or the distressed exchange of an obligation, where creditors were offered securities with diminished structural or economic terms compared with the existing obligation to avoid a probable payment default.

Short-Term Ratings Assigned to Issuers and Obligations. A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term ratings are assigned to obligations whose initial maturity is viewed as "short-term" based on market convention. Typically, this means up to 13 months for corporate, sovereign and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

Highest short-term credit quality: "F1" indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

Good short-term credit quality: "F2" indicates good intrinsic capacity for timely payment of financial commitments.

Fair short-term credit quality: "F3" indicates that the intrinsic capacity for timely payment of financial commitments is adequate.

Speculative short-term credit quality: "B" indicates minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

High short-term default risk: "C" indicates that default is a real possibility.

Restricted default: "RD" indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

Default: "D" indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

Appendix B

Summary of the Fund's Proxy Voting Policy and Procedures

The Fund's Board of Trustees has adopted the following procedures with respect to proxy voting by the Fund.

Delegation of Proxy Voting Responsibility and Adoption of Proxy Voting Procedures

The Board has delegated the authority to vote proxies of companies held in the Fund's portfolio to Alcentra, as described below. In addition, the Board has adopted Alcentra's proxy voting procedures pursuant to which proxies of companies held in the Fund's portfolio will be voted.

Proxy Voting Operations

The Fund has engaged ISS as its proxy voting agent to administer the ministerial, non-discretionary elements of proxy voting and reporting. Each fund in the BNY Mellon Family of Funds bears an equal share of ISS's fees in connection with the proxy voting and related services that ISS provides in respect of the funds.

Voting Shares of Certain Registered Investment Companies

Under certain circumstances, when the Fund owns shares of another registered investment company (an "Acquired Fund"), the Fund may be required by the 1940 Act or the rules thereunder, or exemptive relief from the 1940 Act and/or the rules thereunder, to vote such Acquired Fund shares in a certain manner, such as voting the Acquired Fund shares in the same proportion as the vote of all other shareholders of such Acquired Fund.

Policies and Procedures; Oversight

The Fund's Chief Compliance Officer is responsible for confirming that Alcentra has adopted and implemented written policies and procedures that are reasonably designed to ensure that the Fund's proxies are voted in the best interest of the Fund. In addition, the adequacy of such policies and procedures are reviewed at least annually, and proxy voting for the Fund is monitored to ensure compliance with Alcentra's procedures, such as by sampling votes cast for the Fund, including routine proposals as well as those that require more analysis, to determine whether they complied with Alcentra's Proxy Voting Procedures.

Review of Proxy Voting

BNYM Investment Adviser reports annually to the Board on the Fund's proxy voting, including information regarding: (1) proxy voting proposals that were voted; (2) proxy voting proposals that were voted against the management company's recommended vote, but in accordance with the applicable proxy voting guidelines; and (3) proxy voting proposals that were not voted, including the reasons the proxy voting proposals were not voted.

Availability of Fund Proxy Voting Records

Pursuant to Rule 30b1-4 under the 1940 Act, the Fund is required to file its complete proxy voting record with the SEC on Form N-PX not later than August 31st of each year for the most recent twelve-month period ended June 30th. In addition, this information is available, by August 31st of each year, at http://www.im.bnymellon.com. The Fund has delegated the responsibility for gathering this information, filing Form N-PX and posting voting information to the website to BNYM Investment Adviser, with the assistance of ISS.

SUMMARY OF ALCENTRA'S VOTING GUIDELINES

Scope

This Policy applies to all strategies across both legal entities: Alcentra NY, LLC and Alcentra Limited (collectively, "Alcentra" or the "Firm").

Alcentra generally will not be called upon to vote proxies for its syndicated loan and direct lending investments because of the nature of the instruments involved in the investment strategy (i.e. loans rather than securities). An exception is when Alcentra may hold loan investments which could be converted to voting securities.

Proxy votes are also not generally conducted for corporate bonds. In addition, proxy votes may take place from time to time on structured credit investments where our fund holds the equity tranche.

Purpose

When engaged by a client to provide discretionary advisory services, Alcentra is typically delegated the responsibility to vote on matters considered at portfolio companies' shareholder meetings, usually by means of a proxy ballot ("proxy voting").

In these instances, Alcentra has a duty to monitor corporate events and to vote proxies in the best interest of its client and not subrogate the interests of its clients to its own interests. This generally means voting with a view toward enhancing the economic value of the investment. In the case of social and political responsibility issues that, in Alcentra's opinion, do not primarily involve financial considerations, it is the Firm's objective to support shareholder proposals that the Firm believes promote good corporate citizenship while enhancing long-term shareholder value.

When it has voting responsibility, Alcentra will make every attempt to vote when given an opportunity to do so. However, there may be instances when the Firm is unable or unwilling to vote because of legal or operational difficulties or because it believes the administrative burden and/or associated cost exceeds the expected benefit to a client.

Regulatory Context

The SEC has taken the position that proxy voting is only required where the adviser exercises discretion over advisory assets and the adviser's contract is silent on proxy voting responsibilities or specifically provides that the adviser will vote proxies.

The ERISA rules of the Department of Labor ("DOL") require an adviser to vote proxies for ERISA clients unless the plan administrator or other fiduciary has expressly precluded such responsibilities.

For most other clients, unless another service provider is delegated proxy voting responsibilities, the adviser's role as an adviser with investment discretion would include proxy voting responsibilities.

Alcentra NY, Advisers Act Requirements

In line with the requirements of Rule 206(4)-6 under the Advisers Act), it is Alcentra's policy to

●	Adopt and implement written policies and procedures that are reasonably designed to ensure that the adviser votes client securities in the best interest of clients, which procedures must include how the adviser addresses material conflicts that may arise between the adviser's interests and those of the adviser's clients;

●	Disclose to clients via the Form ADV Part 2A how they may obtain information from the adviser about how the adviser voted with respect to their securities; and

●	Describe to clients via Form ADV Part 2A the adviser's proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures to the requesting client.

Alcentra NY, ERISA Requirements

Following from the DOL's guidance on proxy voting in respect of ERISA pension plan funds, it is Alcentra policy to:

●	Clearly delineate responsibility for voting between Alcentra NY and the trustee or other plan fiduciary that appointed Alcentra NY, possibly through the investment management agreement.

●	Take reasonable steps to ensure that it has received all proxies for which it has voting authority and implemented appropriate reconciliation procedures.

●	In voting, act prudently and solely in the interests of pension plan participants and beneficiaries. In so doing we consider factors that would affect the value of the plan's investments and may not subordinate the interests of plan participants and beneficiaries in their retirement income to unrelated objectives, such as social considerations. However, other DOL pronouncements in the context of investment decisions indicate that social considerations may be used in making investment decisions to select among investments of equal risk and return.

●	The plan administrator will periodically monitor Alcentra's voting activities, and both the client's monitoring activities and Alcentra's voting activities (including the votes cast in each particular case) must be documented.

Voting

Alcentra reviews the circumstances for each vote to determine which stance would best serve its clients and votes accordingly. Alcentra votes and documents its vote as follows:

●	A Voting File has been established to document how Alcentra NY voted on each proxy vote.

●	While Alcentra expects to vote all identical client proxies in the same manner across each client account, the relevant Portfolio Manager or Investment Committee may vote certain client accounts differently than others if it is determined that it is in the best interest of the respective clients to do so.

●	Alcentra Portfolio Manager or Investment Committee for the particular Investment Vehicle, or designee, will decide, on a case-by-case, how each vote should be cast in order to best serve the interest of each respective client.

●	A record noting the details of the vote, as well as an assessment as to whether a material conflict of interest exists, is maintained in the Voting File.

●	Copies of actual voting records will be maintained.

Non-Voting of Proxies

When it has voting responsibility, Alcentra will make every attempt to vote when given an opportunity to do so. However, there may be instances when the Firm is unable or unwilling to vote because of legal or operational difficulties or because it believes the administrative burden and/or associated cost exceeds the expected benefit to a client.

Conflicts of Interest

While Alcentra does not anticipate that it will regularly face a material conflict of interest in the exercise of its voting responsibilities, Alcentra has developed a Proxy Voting Form that has been designed to identify and document conflicts of interest. Based on the responses to the Form, the Portfolio Manager or designee will determine if there is any actual or perceived conflict of interest. If a conflict exists, the Portfolio Manager or designee will determine whether the conflict is "material" based on the nature of the business or personal relationship, the specific proxy proposal and such other factors or criteria as the Portfolio Manager or designee determine are relevant.

In the event of any uncertainty relating to the presence of a conflict of interest or whether a conflict is material, the Portfolio Manager or designee may consult with others as appropriate. Employees involved in the decision making process or administration of proxy votes are prohibited from revealing how Alcentra intends to vote on a proposal in order to reduce any attempted influence from interested parties.

If a material conflict of interest is found to exist, the Chief Investment Officer and Chief Compliance Officer will be consulted to ensure that the vote is cast in a manner that is in the best interest of the client(s). Alcentra may seek an independent third party to recommend how to vote the proposal. Such recommendation may be based on the third party's predetermined voting policies (so long as the subject matter of the proposal is specifically addressed in the guidelines) or independent research conducted by the third party.

In an effort to minimize the appearance that certain relationships or situations may inappropriately influence its voting decisions, Alcentra has determined that when presented with the opportunity to vote on shareholder proposals issued by an "Affiliated Fund" (for purposes of this policy, any pooled investment vehicle that is sponsored by a subsidiary of BNY Mellon shall be considered an "Affiliated Fund"), it will vote in the same proportion as all other voting shareholders of such Affiliated Fund ("echo voting"). If "echo voting" is not operationally feasible, the vote recommendations of an independent third party shall be applied. The independent third party shall be ISS, if available, or Glass Lewis & Co. ("Glass Lewis"), if ISS is not available.

Notwithstanding the foregoing, Alcentra also may resolve any material conflict in such other manner as Alcentra believes is in the best interest of the client.

Record Keeping

In line with the record-keeping requirements in Rule 204-2 under the Advisers Act, it is Alcentra policy to maintain the following books and records:

●	Copies of the adviser's proxy voting policies and procedures

●	A copy of each proxy statement that the adviser receives regarding client securities. Advisers may rely upon third-party service providers to maintain such records. For example, if an adviser uses a third-party proxy voting service to vote client proxies, that company may maintain copies of the proxy statements on behalf of the adviser. The proxy voting service must agree to provide the statements to the adviser promptly upon request. Alternatively, the adviser could rely upon obtaining a copy of a proxy statement from the SEC's EDGAR system.

●	A record of each vote cast by the adviser on behalf of a client. Advisers may rely upon the records maintained by a third-party proxy voting service, if the records can be obtained by the adviser promptly upon request.

●	A copy of any document created by the adviser that was material to making a decision on how to vote proxies on behalf of clients or that memorializes the bases for that decision. For example, some advisers adopt general policies on how they will vote on certain issues.

A copy of each written client request for information on how the adviser voted proxies on behalf of the client, and a copy of any written response by the adviser to any written or oral request for information regarding how the adviser votes proxies on behalf of the requesting client.

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